UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Amrize Ltd
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AMRIZE

2026 ANNUAL GENERAL MEETING INVITATION & PROXY STATEMENT

To our shareholders:
You are cordially invited to attend Amrize’s 2026 Annual General Meeting.
The 2026 Annual General Meeting will be held on April 21, 2026 at the Theater Casino Zug, in Zug, Switzerland. Doors will open at 08:00 am CEST and the 2026 Annual General Meeting will begin at 09:00 am CEST.
Enclosed is the Invitation and Proxy Statement for the 2026 Annual General Meeting, which includes an agenda and discussion of the items to be voted on at the 2026 Annual General Meeting, instructions on how you can exercise your voting rights, and all relevant information.
Whether or not you plan to attend the 2026 Annual General Meeting, your vote is important, and you should take the steps provided so that your shares are represented at the 2026 Annual General Meeting.
Thank you for your continued support,

Jan Jenisch
Chairman and CEO

Cautionary Note Regarding Forward-Looking Statements
We provide a discussion of a variety of risks associated with our business in our annual report on form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) that was filed with the Securities Exchange Commission on February 18, 2026. This invitation and proxy statement, our 2025 Form 10-K and other written reports and oral statements made from time to time by us contain statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law. Investors are cautioned that all forward looking statements involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or the negative or other variations thereof or comparable terms in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all Amrize’s forward-looking statements may turn out to be wrong. Statements and assumptions regarding future actions, strategies, future performance, the outcome of contingencies such as legal proceedings, our current sustainability targets and ambitions, and regulatory compliance are examples of forward-looking statements. Numerous factors, could affect Amrize’s forward-looking statements and actual performance. Readers are also cautioned that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. Other factors besides those listed may also adversely affect Amrize and may be material to Amrize. These forward-looking statements are made as of the date hereof based on management’s current expectations, and Amrize does not undertake an obligation to update such statements, whether as a result of new information, future events, or otherwise, other than as required by law.

GLOSSARY
Unless defined otherwise, capitalized terms used throughout this invitation and proxy statement shall have the meaning ascribed to them in this glossary.

Annual General Meeting	means an annual general meeting of shareholders of Amrize.
Articles of Association	means Amrize Ltd’s articles of association.
Amrize	means Amrize Ltd, CHE-238.689.758, with registered offices at Grafenauweg 8, 6300 Zug, Switzerland.
Annual Report	means the annual report according to Art. 958 s. 2 SCO.
Beneficial Shareholder	means a Shareholder who holds shares through a bank, broker, or other organization, and who is considered to be the “beneficial owner” of those shares.
Board	means the board of directors or Amrize.
Broadridge	means Broadridge Financial Solutions, Inc.
Chairman	means the chairman of the Board.
Compensation Committee	means the compensation committee of Amrize as defined in Amrize’s organizational regulations.
Compensation Report
means the compensation report (including the compensation disclosure & analysis, compensation tables, report of the compensation committee and the Swiss Statutory Remuneration Report) included in this Invitation and Proxy Statement.

Computershare	means Computershare Trust Company N.A.
Consolidated Financial Statements	means Amrize’s consolidated financial statements according to Art. 963 SCO.
Director	means a member of the Board.
DTC Beneficial Shareholder	means a Beneficial Shareholder holding its shares through a brokerage firm, bank, or other nominee through the DTC settlement system.
Executive Management	means the executive management of Amrize as defined in Amrize’s organizational regulations dated 23 June 2025.
Independent Voting Representative	means Amrize’s independent voting representative according to Art. 689c SCO.
Initial Record Date	means February 24, 2026, 11:59 PM ET (February 25, 2026, 5:59 AM CET).
Invitation and Proxy Statement	means this invitation and proxy statement.
Named Executive Officers
means Jan Jenisch (Chairman of the Board and Chief Executive Officer), Ian Johnston (Chief Financial Officer), Denise Singleton (Chief Legal Officer and Corporate Secretary), Jaime Hill (President, Building Materials) and Jake Gosa (President, Building Envelope).

Nomination & Governance Committee	means the nomination & governance committee of Amrize as defined in Amrize’s organizational regulations.
Non-Financial Matters Report	means the report on non-financial matters according to Art. 964a et sqq. SCO.
Recorded Shareholder	means Shareholders, whose shares are registered directly in the Share Register in their own name.
SCO	means the Swiss Code of Obligations (SR 220).
Second Record Date	means April 6, 2026, 11:59 PM EDT (April 7, 2026, 5:59 AM CEST).
SIX Beneficial Shareholder	means a Beneficial Shareholder holding its shares through a brokerage firm, bank, or other nominee through the SIX SIS settlement system.

Shareholder(s)	means a shareholder of Amrize.
Share Register	means Amrize’s share register maintained by Computershare.
Statutory Financial Statements	means Amrize’s standalone statutory (i.e., non-consolidated) financial statements.
Swiss Statutory Remuneration Report	means the remuneration report according to Art. 734 et sqq. SCO contained under the section “Swiss Compensation Report Tables” in the Compensation Report.
U.S. GAAP	means accounting principles generally accepted in the United States of America.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF AMRIZE − AGENDA ITEMS
1.	Approval of the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for fiscal year 2025
2.	Advisory vote to approve the compensation of the Named Executive Officers for fiscal year 2025 (“Say on Pay Vote”)
3.	Advisory vote on the frequency of “Say on Pay Vote”
4.	Advisory vote on the Swiss Statutory Remuneration Report for fiscal year 2025
5.	Advisory vote on the Non-Financial Matters Report for fiscal year 2025
6.	Offsetting of accumulated losses for fiscal year 2025
7.	Approval of a special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share
8.	Approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments
9.	Discharge of the members of the Board and the Executive Management from liability for activities during fiscal year 2025
10.	Re-election and Election of the Board
10.A.	Re-election of Jan Jenisch
10.B.	Re-election of Nick Gangestad
10.C.	Re-election of Dwight Gibson
10.D.	Re-election of Holli Ladhani
10.E.	Re-election of Michael E. McKelvy
10.F.	Re-election of Jürg Oleas
10.G.	Re-election of Robert Rivkin
10.H.	Re-election of Katja Roth Pellanda
10.I.	Re-election of Maria Cristina A. Wilbur
10.J.	Election of Don P. Newman
10.K.	Election of Jacques Wolf Sanche
11.	Re-election of Jan Jenisch as Chairman
12.	Re-election of the Compensation Committee
12.A.	Re-election of Nick Gangestad
12.B.	Re-election of Katja Roth Pellanda
12.C.	Re-election of Maria Cristina A. Wilbur
13.	Approval of the maximum aggregate compensation for the Board for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting
14.	Approval of the maximum aggregate compensation for the Executive Management for fiscal year 2027
15.
Re-election of Ernst & Young AG as Amrize’s statutory auditors and ratification of the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm for U.S. securities law reporting for fiscal year 2026

16.	Re-election of Advoro Zurich Ltd as Independent Voting Representative

Proposal 1:	Approval of the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for fiscal year 2025
Explanation
The Annual Report, enclosed hereto as Annex A, contains
•	the Consolidated Financial Statements;
•	the Statutory Financial Statements;
•	the reports of Amrize’s auditors on the Consolidated Financial Statements and on the Statutory Financial Statements;
•	information relating to corporate governance as required by the SIX Swiss Exchange Directive on Information relating to Corporate Governance.
The Annual Report is also available at https://investors.amrize.com/.
Pursuant to Art. 698 para. 2 item 4 SCO, the management report (except where the company establishes consolidated financial statements pursuant to a recognized international accounting standards such as U.S. GAAP), the standalone statutory financial statements and, if applicable, the consolidated financial statements of a company with regard to the preceding financial year must be submitted to shareholders for approval at each annual general meeting of shareholders. Amrize’s consolidated financial statements are prepared in accordance with U.S. GAAP and therefore, Amrize is not required to submit the management report to a shareholder vote. In the event of a negative vote on this proposal by shareholders, the Board may call an extraordinary general meeting of shareholders for reconsideration of this proposal by the Shareholders, but is not required to do so.
Ernst & Young AG, as Amrize’s statutory auditor, issued an unqualified recommendation to the 2026 Annual General Meeting that the Consolidated Financial Statements and Statutory Financial Statements of Amrize for fiscal year 2025 be approved. Ernst & Young AG expressed their opinion that the Consolidated Financial Statements present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with U.S. GAAP and comply with Swiss law. They further expressed their opinion and confirmed that the Statutory Financial Statements and the proposed appropriation of available earnings comply with Swiss law and the Articles of Association and that the Swiss Statutory Remuneration Report complies with Swiss law Articles of Association.
Proposal
The Board proposes that the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for the fiscal year 2025, be approved.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval of the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for the fiscal year 2025.

Proposal 2:	Advisory vote to approve the compensation of the Named Executive Officers for fiscal year 2025 (“Say on Pay Vote”)
Explanation
The Board is asking the Shareholders to approve, on an advisory basis, the compensation of Amrize’s Named Executive Officers disclosed in the Compensation Report, including the compensation discussion and analysis and the compensation tables, beginning on page 48. The vote under this Proposal 2 is not intended to address any specific items of compensation or any specific Named Executive Officer, but rather the overall compensation of Amrize’s Named Executive Officers and the philosophy, policies and practices described in the Compensation discussion and analysis.
This say-on-pay vote is advisory and therefore not binding. It is carried out as a best practice and to comply with applicable U.S. proxy statement rules, and is consequently independent from, and comes in addition to,
•	the binding vote on the approval of the maximum aggregate compensation for the Board for the period from the 2026 Annual General Meeting to 2027 Annual General Meeting pursuant to Proposal 13 below;
•	the binding vote on the approval of the maximum aggregate compensation for the Executive Management for fiscal year 2027 pursuant to Proposal 14 below; and
•	advisory vote on the Swiss Statutory Remuneration Report for fiscal year 2025 pursuant to Proposal 4.
However, the say-on-pay vote will provide information to Amrize regarding the Shareholder’s views about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation.
The Compensation Committee has developed a compensation program that is described more fully in the compensation discussion and analysis for fiscal year 2025 included in this Invitation and Proxy Statement.
Proposal
The Board proposes that the Shareholders approve, on an advisory basis, the Named Executive Officers compensation disclosed in the Compensation Report for fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval of the following advisory resolution:
“Resolved, that the compensation paid to Amrize’s named executive officers as disclosed in the Compensation Report for fiscal year 2025 is hereby approved.”

Proposal 3:	Advisory Vote on the frequency of “Say on Pay Vote”
Explanation
Section 14A of the Securities Exchange Act of 1934 requires that shareholders be provided every six years with an advisory vote as to whether the advisory vote on the compensation of Amrize’s named executive officers should occur every one, two or three years.
As this is the first year in which Amrize is required to file a proxy statement and giving the Shareholders the opportunity to vote on an advisory basis on the compensation of Amrize’s Named Executive Officers, the Board proposes that the Shareholders be provided with an advisory vote on whether the advisory vote on the compensation of Amrize’s named executive officers should occur every one, two or three years. Shareholders may also, if they wish, abstain from voting on this Proposal 3. Amrize is presenting this proposal to give the Shareholders the opportunity to inform us as to how often you wish Amrize to hold an advisory vote on executive compensation. As an advisory vote, the Shareholders’ vote on this proposal is not binding on Amrize. However, the Board will review voting results and will give consideration to such voting.
The Board recommends that an advisory vote on executive compensation be held every year. Since the compensation of the named executive officers of Amrize is evaluated, adjusted and approved by the Compensation Committee on an annual basis, the Board believes that holding such vote every year will provide a communication channel for the Shareholders to provide input on Amrize’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of the Shareholders on this Proposal 3 or for other reasons. The Proxy Card provides the Shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and therefore the Shareholders will not be voting to approve or disapprove the recommendation of the Board.
Proposal
The Board proposes that the Shareholders vote “FOR” the option of every one year for future advisory votes on the compensation of Amrize’s named executive officers.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board proposes that the Shareholders vote “FOR” the option of every one year for future advisory votes on the compensation of Amrize’s named executive officers.

Proposal 4:	Advisory vote on the Swiss Statutory Remuneration Report for fiscal year 2025
Explanation
In accordance with Art. 734 para. 1 SCO, Amrize is required to prepare a separate remuneration report and to submit it annually to the Shareholders for an advisory vote. The Swiss Statutory Remuneration Report for fiscal year 2025 sets forth, for the fiscal year ended December 31, 2025, the aggregate compensation of the members of the Board and the members of the Executive Management.
For the Swiss Statutory Remuneration Report for fiscal year 2025, together with the report of Amrize’s statutory auditor thereon as included in this Invitation and Proxy Statement, please refer to the section “Swiss Compensation Report Tables” in the Compensation Report on page 84.
Proposal
The Board proposes that the Shareholders approve, on an advisory basis, the Swiss Statutory Remuneration Report for fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval, on an advisory basis, of the Swiss Statutory Remuneration Report for the fiscal year 2025.

Proposal 5:	Advisory vote on the Non-Financial Matters Report for fiscal year 2025
Explanation
The Non-Financial Matters Report is enclosed hereto as Annex B. It is also available at https://investors.amrize.com/.
Under Swiss corporate law, qualified Swiss companies are required to prepare a non-financial matters report and to submit it annually to their shareholders for an advisory vote at the annual general meeting of shareholders.
Amrize’s Non-Financial Matters Report covers environmental matters (including CO2), social matters, employee-related matters, respect for human rights and combating corruption. Please refer to the section “2025 Non-Financial Matters Report” hereafter.
SCV Consulting Ltd. provided a limited assurance in accordance with ISO 14064-3: 2019 on selected key performance indicators included in the Non-Financial Matters Report.
Proposal
The Board proposes that the Shareholders approve, on an advisory basis, the Non-Financial Matters Report for fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval, on an advisory basis, of the Non-Financial Matters Report for fiscal year 2025.

Proposal 6:	Offsetting of accumulated losses for fiscal year 2025
Explanation
Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in a company’s standalone statutory (i.e., non-consolidated) financial statements must be submitted to its shareholders for approval at each annual general meeting of shareholders (Art. 698 para. 2 item 4 SCO).
Proposal
The Board proposes the following offsetting of accumulated losses:

Results carried forward	USD	(354,954)
Net loss of the year	USD	(101,901,952)
Total	USD	(102,256,906)
Offset with legal retained earnings	USD	561
Offset with legal capital reserves (other capital reserves)	USD	102,256,345
Balance to be carried forward	USD	—

Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval of the proposed offsetting of accumulated losses for fiscal year 2025.

Proposal 7:	Approval of a special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share
Explanation
Under Swiss law, the distribution of legal reserves from capital contributions must be approved by the company’s general meeting of shareholders. This year, the Board proposes both the approval of a special one-time dividend in the form of a special distribution out of legal reserves from capital contribution reserves and the approval of the annual ordinary dividend, also in the form of a distribution out of the legal reserves from capital contribution (see Proposal 8).
Proposal
The Board proposes the following appropriation of reserves:

Legal reserves from capital contribution (foreign and unconfirmed)	USD	2,163,578,445
Special distribution of legal reserves from capital contribution[1]	USD	(249,425,226)
Regular distribution of legal reserves from capital contribution (see Proposal 8)	USD	up to (250,657,000)
Balance to be carried forward	USD	1,663,496,219

The Board proposes the approval of a special one-time dividend in the form of a special distribution out of the legal reserves from capital contributions (foreign and unconfirmed) in the amount of up to USD 0.44 per outstanding share.
No distribution shall be made on shares held by Amrize or any of its direct or indirect subsidiaries.
If the proposal of the Board is approved, the last trading day with entitlement to receive the distribution is expected to be 23 April 2026. The shares will be traded ex-dividend on or around 24 April 2026. The distribution is expected to occur on 4 May 2026.
Our statutory auditor, Ernst & Young AG, has confirmed that the proposal for the special distribution of legal reserves from capital contributions conforms with the requirements of the SCO and our Articles of Association.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share.
[1]	The actual amount of the distribution will be determined based on the number of outstanding shares as of the last trading day with entitlement to receive the dividend.

Proposal 8:	Approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments
Explanation
Under Swiss law, the distribution of legal reserves from capital contributions must be approved by the company’s general meeting of shareholders.
Proposal
The Board proposes the following appropriation of reserves:

Legal reserves from capital contribution (foreign and unconfirmed)	USD	2,163,578,445
Special distribution of legal reserves from capital contribution[2] (see Proposal 7)	USD	(249,425,226)
Regular distribution of legal reserves from capital contribution	USD	up to (250,657,000)
Balance to be carried forward	USD	1,663,496,219

The Board proposes the approval of the annual ordinary dividend in the form of a regular distribution out of the legal reserves from capital contributions (foreign and unconfirmed) in the amount of up to USD 0.44 per outstanding share. The regular distribution of the legal reserves from capital contributions (foreign and unconfirmed) will be made in up to four (4) distribution installments until the date of the next Annual General Meeting, in the amount and at payment dates to be determined by the Board in its discretion, and the sum of such distribution installments shall not exceed USD 0.44 per outstanding share. The record date and payment date for each such distribution installment shall be announced in a press release at least ten (10) calendar days prior to the respective record date. Payments of distribution installments will be made with respect to Amrize’s outstanding share capital on the respective record date for the applicable payment of the distribution installment, which will exclude any shares of Amrize held by Amrize or any of its direct or indirect subsidiaries. The reduction to our reserve from capital contributions in our Statutory Financial Statements will be determined based on the aggregate amount of the distribution paid through all distribution installments.
If the proposal is approved, the aggregate USD amount of the regular distribution of legal reserves from capital contributions will be capped at an amount such that the aggregate reduction to our legal reserve from capital contributions will not exceed USD 250,657,000. This includes a 3% margin (compared to the aggregate dividend amount calculated by reference to the 553,082,525 shares outstanding as of December 31, 2025 and assuming a regular distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share) to accommodate new share issuances that may occur between the 2026 Annual General Meeting and the record date for the payment of the fourth (4th) dividend installment.
The number of shares eligible for payments of distribution installments may change due to the repurchase of shares, the sale of treasury shares, or the issuance of new shares, including based on Amrize’s capital band and conditional share capital. Shares issued out of treasury or our capital band will be entitled to payments of distribution installments if issued and outstanding as of the relevant record date for the payment of a distribution installment.
If the aggregate distribution is lower than the cap of USD 250,657,000, any unused amount will be allocated back to Amrize’s legal reserves from capital contributions. To the extent that the payment of a distribution installment would cause the cap of USD 250,657,000 to be exceeded, the USD amount of the current or future distribution will be reduced so that the aggregate amount of all payments of distribution installments does not exceed the cap of USD 250,657,000. If the cap of USD 250,657,000 were reached, no further distribution of legal reserves from capital contributions can be made.
Our statutory auditor, Ernst & Young AG, has confirmed that the proposal for the regular distribution of legal reserves from capital contributions conforms with the requirements of the SCO and our Articles of Association.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments.
[2]	The actual amount of the distribution will be determined based on the number of outstanding shares as of the last trading day with entitlement to receive the dividend.

Proposal 9:	Discharge of the members of the Board and the Executive Management from liability for activities during fiscal year 2025
Explanation
As is customary for Swiss corporations, the shareholders are requested to discharge the members of the Board and the Executive Management from liability for their activities during the fiscal year 2025. This discharge from liability exempts members of the Board and the Executive Management from liability claims brought by Amrize or the Shareholders on behalf of Amrize against any of them for activities carried out during the fiscal year 2025 relating to facts that have been disclosed to the Shareholders. Shareholders that do not vote in favor of this proposal or acquire their shares after the vote on this proposal without knowledge of the approval of this proposal, are not bound by the result of the vote on this proposal for a period ending twelve (12) months thereafter.
Proposal
The Board proposes that Shareholders discharge the members of the Board and Executive Management from liability for activities during the fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal. Members of the Board and the Executive Management are not entitled to vote on this Proposal 9.
Recommendation
The Board recommends a vote “FOR” the proposal to release the members of the Board and the Executive Management from liability for activities during fiscal year 2025.

Proposal 10:	Re-election and election of the Board
Explanation
The Board is presently composed of nine (9) Directors. Each Director was elected for a term from June 23, 2025 (the date the spin-off of Amrize from the Holcim group took effect) to the 2026 Annual General Meeting.
At the recommendation of the Nomination & Governance Committee, the Board has nominated all current Directors to continue to serve as directors for another one-year term, beginning at the completion of the 2026 Annual General Meeting and ending at the completion of the 2027 Annual General Meeting and has nominated two (2) additional directors, Don P. Newman and Jacques Wolf Sanche, to serve as directors for a one-year term, beginning at the completion of the 2026 Annual General Meeting and ending at the completion of the 2027 Annual General Meeting. There will be a separate vote on each nominated Director.
The Board has no reason to believe that any of the nominated Directors will be unwilling or unable to serve, if re-elected or elected as a Director.
For further information on the Board, including the current members of the Board, Board Committees, the means by which the Board exercises supervision of the Executive Management, and other information, please see section “Corporate Governance and Board Matters – Members of the Board of Directors and Board Committees” hereafter.
Proposals
10.A.	Re-election of Jan Jenisch
Proposal: The Board proposes that Jan Jenisch be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Jan Jenisch, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.B.	Re-election of Nick Gangestad
Proposal: The Board proposes that Nick Gangestad be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Nick Gangestad, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.C.	Re-election of Dwight Gibson
Proposal: The Board proposes that Dwight Gibson be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Dwight Gibson, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.D.	Re-election of Holli Ladhani
Proposal: The Board proposes that Holli Ladhani be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Holli Ladhani, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.E.	Re-election of Michael E. McKelvy
Proposal: The Board proposes that Michael E. McKelvy be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Michael E. McKelvy, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.F.	Re-election of Jürg Oleas
Proposal: The Board proposes that Jürg Oleas be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.

For biographical information and qualifications of Jürg Oleas, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.G.	Re-election of Robert Rivkin
Proposal: The Board proposes that Robert Rivkin be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Robert Rivkin, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.H.	Re-election of Katja Roth Pellanda
Proposal: The Board proposes that Katja Roth Pellanda be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Katja Roth Pellanda, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.I.	Re-election of Maria Cristina A. Wilbur
Proposal: The Board proposes that Maria Cristina A. Wilbur be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Maria Cristina A. Wilbur, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.J.	Election of Don P. Newman
Proposal: The Board proposes that Don P. Newman be elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Don P. Newman, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.K.	Election of Jacques Wolf Sanche
Proposal: The Board proposes that Jacques Wolf Sanche be elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Jacques Wolf Sanche, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
Voting requirement to approve proposals 10.A. to 10.K.
For each election proposal, the affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting will be required. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” an election proposal.
Recommendation
The Board recommends a vote “FOR” the re-election or election to the Board of each of the nominated Directors above.

Proposal 11:	Re-election of Jan Jenisch as Chairman
Explanation
Pursuant to Art. 698 para. 3 item 1 SCO and the Articles of Association, the Chairman is to be elected individually by the Annual General Meeting. Jan Jenisch has served as Chairman and Chief Executive Officer since the spin-off of Amrize from Holcim, which took effect on June 23, 2025. The Board recommends his re-election based on his extensive experience and leadership as Chairman and Chief Executive Officer of Amrize, Chairman and Chief Executive Officer of Holcim AG as well as Chief Executive Officer of Sika AG.
Proposal
The Board unanimously proposes the re-election of Jan Jenisch as Chairman for a one-year term ending at the closing of the 2027 Annual General Meeting.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the election of Jan Jenisch as Chairman for a one-year term ending at the closing of the 2027 Annual General Meeting.

Proposal 12:	Re-election of the Compensation Committee
Explanation
Pursuant to Art. 698 para. 3 item 2 of the SCO and the Articles of Association, the Annual General Meeting is responsible for the individual and annual election of the members of the Compensation Committee. Only members of the Board can be elected as members of the Compensation Committee.
At the recommendation of the Nomination & Governance Committee, the Board has nominated all three current members of the Compensation Committee for another term of one year, ending at the closing of the 2027 Annual General Meeting. As required by the Compensation Committee charter, all of the nominees are independent in accordance with the requirements of the listing standards of the NYSE, the outside director definition of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, the definition of a “non-employee director” for purposes of Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission, and Rule 10C-1(b)(1) of the U.S. Securities Exchange Act of 1934, as amended.
There will be a separate vote on each nominee.
Proposals
12.A.	Re-election of Nick Gangestad
Proposal: The Board proposes that Nick Gangestad be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Nick Gangestad, please refer to the section “Corporate Governance and Board Matters – Members of the Board” hereafter.
12.B.	Re-election of Katja Roth Pellanda
Proposal: The Board proposes that Katja Roth Pellanda be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Katja Roth Pellanda, please refer to the section “Corporate Governance and Board Matters – Members of the Board” hereafter.
12.C.	Re-election of Maria Cristina A. Wilbur
Proposal: The Board proposes that Maria Cristina A. Wilbur be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2027 Annual General Meeting.
The Board has appointed Maria Cristina A. Wilbur as Chair of the Compensation Committee, subject to her re-election as Chair to the Compensation Committee.
For biographical information and qualifications of Maria Cristina A. Wilbur, please refer to the section “Corporate Governance and Board Matters – Members of the Board” hereafter.
Voting requirement to approve proposals 12.A. to 12.C.
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the election to the Compensation Committee of each of the above nominees for a one-year term ending at the closing of the 2027 Annual General Meeting.

Proposal 13:	Approval of the maximum aggregate compensation for the Board for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting
Explanation
Pursuant to Art. 735 para. 1 of the SCO and the Articles of Association, the maximum aggregate amount of compensation of the Board for the period from the 2026 Annual General Meeting up to the 2027 Annual General Meeting must be approved by the Shareholders in a binding vote.
The proposal is based on the Board consisting of eleven (11) Directors, of whom ten (10) are non-employee Directors. Only the non-employee Directors are included in this proposal. Amrize’s Chief Executive Officer, who is also the Chairman, does not receive any compensation for his role as a Director. His compensation is included in the vote on the maximum aggregate compensation for the Executive Management (see Proposal 14). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation of the Board and represents the maximum possible amount that Amrize could pay or grant to the Board for the period from the 2026 Annual General Meeting up to the next Annual General Meeting and not necessarily the actual amount that will be paid. The impact of future currency variations cannot be fully anticipated and is therefore not taken into account in the proposed maximum aggregate amount for those Directors who are paid in foreign currencies. A detailed description of Amrize’s compensation program currently in effect for the Board can be found under the “Director Compensation Disclosure” section of the Compensation Report for fiscal year 2025. Actual compensation paid to the Directors in the fiscal year 2026 will be disclosed in the proxy statement for Amrize’s 2027 Annual General Meeting and the Swiss Statutory Remuneration Report for fiscal year 2026. The general principles of the compensation for the Board are described in Article 25 of the Articles of Association. We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.
Proposal
The Board proposes that the Shareholders approve a maximum aggregate amount of compensation of the Board of USD 3,600,000 for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Directors of the Board of USD 3,600,000 for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting.

Proposal 14:	Approval of the maximum aggregate compensation for the Executive Management for fiscal year 2027
Explanation
Pursuant to Art. 735 para. 1 of the SCO, the maximum aggregate amount of compensation of the Executive Management for the next fiscal year must be approved by the Shareholders in a binding vote. The applicable next fiscal year is fiscal year 2027. This vote is independent from, and comes in addition to, the non-binding, advisory say-on-pay vote contemplated in Proposal 2.
Amrize’s Executive Management currently consists of Jan Jenisch (Chief Executive Officer), Ian Johnston (Chief Financial Officer), Roald Brouwer (Chief Technology Officer), Stephen Clark (Chief People Officer), Nollaig Forrest (Chief Marketing and Corporate Affairs Officer), Jake Gosa (President of Amrize Building Envelope), Mario Gross (Chief Supply Chain Officer), Jaime Hill (President of Amrize Building Materials), Samuel Poletti (Chief Strategy and M&A Officer), and Denise Singleton (Chief Legal Officer and Corporate Secretary).
The proposed maximum aggregate amount includes all forms of cash, PSUs and other compensation and is based on the expected fiscal year 2027 compensation of the Executive Management. This amount represents the maximum possible amount that Amrize could pay or grant to the members of Executive Management in the 2027 fiscal year, subject to the authority to grant or pay a “supplementary amount” pursuant to Article 24 of our Articles of Association without additional Shareholder ratification to persons who newly assume an Executive Management position after the vote at the 2026 Annual General Meeting, and not necessarily the actual amount that will be paid. Actual compensation paid to the Executive Management in 2026 will be disclosed in the proxy statement for our 2027 Annual General Meeting and the Swiss Statutory Remuneration Report for fiscal year 2026. For a detailed description of our compensation principles currently in effect for the Executive Management, please refer to the Compensation Report. We recommend that our shareholders read our Articles of Association, in particular Article 25 regarding the general principles of compensation, and the Compensation Report, to understand our Executive Management compensation principles and process when considering this proposal. The actual amounts paid to each member of the Executive Management for fiscal year 2025 are disclosed in the Compensation Report.
Proposal
The Board proposes that the Shareholders approve a maximum aggregate amount of compensation of the Executive Management of USD 59,000,000 for fiscal year 2027.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Executive Management of USD 59,000,000 for fiscal year 2027

Proposal 15:
Re-election of Ernst & Young AG as Amrize’s statutory auditors and ratification of the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm for U.S. securities law reporting for fiscal year 2026

Explanation
In accordance with Art. 698 para. 2 item 2 of the SCO and the Articles of Association, the Annual General Meeting elects the statutory auditors on an annual basis. Ernst & Young AG, who assumed its first audit mandate for Amrize during fiscal year 2025, has confirmed that they meet the independence requirements as set forth by the Swiss Federal Act on the Licensing and Oversight of Auditors. The Board recommends their re-election based on their performance and continued independence for the fiscal year 2026.
The Audit Committee has also appointed Ernst & Young LLP as Amrize’s independent registered public accounting firm for the fiscal year 2026 for purposes of U.S. securities law reporting. The Articles of Association do not require that Shareholders ratify the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm. However, Amrize is submitting the appointment of Ernst & Young LLP to the Shareholders for ratification as a matter of good corporate governance. If the Shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment during the year if the Audit Committee determines that such a change would be in the best interests of Amrize and its Shareholders.
Information on the fees paid by Amrize to Ernst & Young AG and Ernst & Young LLP as well as further information regarding Ernst & Young AG and Ernst & Young LLP, is set out below under the section “Independent Auditor,” “Report of the Audit Committee,” “Principal Accountant Fees and Services” and “Principal Accountant for 2026.”
One or more representatives of Ernst & Young AG will be present at the 2026 Annual General Meeting. They will have an opportunity to make a statement at the 2026 Annual General Meeting if they wish and are expected to be available to respond to questions from Shareholders.
Proposal
The Board proposes that Ernst & Young AG be re-elected as Amrize’s statutory auditors for the fiscal year 2026 and that the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm for fiscal year 2026 be ratified.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the re-election of Ernst & Young AG as Amrize’s statutory auditors and the ratification of the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm, each for the fiscal year ending December 31, 2026.

Proposal 16:	Re-election of Advoro Zurich Ltd as Independent Voting Representative
Explanation
Pursuant to Art. 698 para. 3 item 3 of the SCO and the Articles of Association, the Annual General Meeting is responsible for the annual election of the Independent Voting Representative.
The law firm Advoro Zurich Ltd has confirmed to the Board that it possesses the necessary independence to perform this mandate.
Proposal
The Board proposes that the law firm Advoro Zurich Ltd be elected as Independent Voting Representative for a one-year term ending at the closing of the 2027 Annual General Meeting.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the election of the law firm Advoro Zurich Ltd as Independent Voting Representative for a one-year term ending at the closing of the 2027 Annual General Meeting.

ORGANIZATIONAL INFORMATION FOR SHAREHOLDERS
A.	General information
1.	Location, date and time of the 2026 Annual General Meeting
The 2026 Annual General Meeting of Amrize will be held physically at the Theater Casino Zug, Artherstrasse 4, 6300 Zug, Switzerland, on April 21, 2026, at 09:00 AM CEST. Doors will open at 8:00 AM CEST.
2.	Eligibility to vote
If you are a Recorded Shareholder as of the Second Record Date, you may (i) attend the 2026 Annual General Meeting and vote your shares in person at the 2026 Annual General Meeting (subject to the limitations set out below) or (ii) appoint a proxy and provide your voting instructions to such proxy to vote your shares at the 2026 Annual General Meeting. However, if you sell your shares after the Second Record Date and Computershare is notified of the sale, your votes for those shares will not be counted in the 2026 Annual General Meeting. Any person who purchases shares after the Share Register closes on the Second Record Date will not be able to register them until the day after the 2026 Annual General Meeting and so will not be able to vote the shares at the 2026 Annual General Meeting. No Shareholder will be entered in the Share Register as a Shareholder with voting rights between the close of business on the Second Record Date and the opening of business on the day following the 2026 Annual General Meeting. Computershare, which maintains our Share Register, will, however, continue to register transfers of shares in the Share Register in its capacity as transfer agent during this period.
If you are a Beneficial Shareholder as of the Second Record Date, you may (i) attend the 2026 Annual General Meeting and vote your shares in person at the 2026 Annual General Meeting under the condition that you first obtain a “legal proxy” from the brokerage firm, bank, or other nominee that holds your shares, giving you the right to vote the shares at the 2026 Annual General Meeting, and you bring that “legal proxy” with you to the 2026 Annual General Meeting, together with appropriate identification, or (ii) appoint the Independent Voting Representative or another proxy and provide your voting instructions to such proxy to vote your shares in person at the 2026 Annual General Meeting in accordance with the instructions provided by the bank, broker or other organization who holds our registered shares on your behalf.
B.	Voting at the 2026 Annual General Meeting
1.	Recorded Shareholders

Important notice:
As set out in the shareholder information on the proposed spin-off for Holcim's annual general meeting 2025, if you were a Holcim shareholder at the time of the effectiveness of the spin-off from Holcim on June 23, 2025, and therefore received shares, your shares were not automatically registered in your own name in the Share Register and therefore you did not automatically become a Recorded Shareholder. You are only a Recorded Shareholder if you actively contacted Computershare and submitted the required documentation to be registered in the Share Register.

If you are a Recorded Shareholder you have received a proxy card, you can appoint the Independent Voting Representative as your proxy and provide your voting instructions either by
(i)
completing, signing and returning your proxy card by mail (using the postage-paid envelope Broadridge provided or by sending it to “Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States of America”); or

(ii)	using the website www.proxyvote.com by logging in with your 16-digit control number found on the proxy card; or
(iii)	giving your voting instructions by telephone by dialing the telephone number found on the proxy card.
If you want to appoint the Independent Voting Representative as your proxy and provide your voting instructions by way of the proxy card, the proxy card must be received by Broadridge by mail no later than April 16, 2026. If you want to appoint your proxy and provide your voting instructions by way of using the “www.proxyvote.com” platform or by telephone, your voting instructions must be received by Broadridge no later than 23:59 PM Eastern Time Zone on April 16, 2026.

If you have received a notice of internet availability of proxy materials, you can appoint the Independent Voting Representative as your proxy and provide your voting instructions by going to the website www.proxyvote.com and logging in with your 16-digit control number found on the notice of internet availability of proxy materials. If you provide your voting or using the website “www.proxyvote.com”, your voting instructions must be received no later than 23:59 PM Eastern Time Zone on April 16, 2026.
Under our Articles of Association, Recorded Shareholders may also grant proxies to any third-party to exercise their voting rights on their behalf. Any such third-party proxy need not be a Shareholder. You can appoint your third-party proxy by issuing a written power of attorney to the third-party proxy, authorizing such third-party proxy to vote your share at the 2026 Annual General Meeting. Please note that such power of attorney will have to bear your name (in block letters), your signature and the name of the third-party proxy (in block letters). On the day of the 2026 Annual General Meeting, the third-party proxy will have to present (i) the third-party proxy and (ii) proper identification documentation in order to be admitted to the 2026 Annual General Meeting.
If you wish to attend the 2026 Annual General Meeting in person, you may register in advance by marking the respective field on the proxy card or by using the website “www.proxyvote.com” and logging in with the 16-digit control number found on your proxy card or notice of internet availability of proxy materials. Registration must be made no later than April 14, 2026. On the date of the 2026 Annual General Meeting, you (or, if you have properly appointed a third-party proxy, such third-party proxy) will need to provide proper identification documentation to be admitted to the 2026 Annual General Meeting.
2.	Beneficial Shareholders
If you are a DTC Beneficial Shareholder, in order to be able to vote, you should follow the instructions provided by your brokerage firm, bank, or other nominee, either by submitting voting instructions to the Independent Voting Representative or by attending the 2026 Annual General Meeting in person (or, through a properly appointed third-party proxy).
Please note that if you would like to attend the 2026 Annual General Meeting in person, you will need to obtain a “legal proxy” from your brokerage firm, bank, or other nominee that holds your shares, giving you the right to vote the shares at the 2026 Annual General Meeting. Please ensure that such “legal proxy” states that (i) it is issued as of the Second Record Date, and (ii) bears your name as the holder of the proxy as well as the number of shares voted under such “legal proxy”, or you will not be able to attend the 2026 Annual General Meeting in person. You will have to present the original copy of your legal proxy and valid identification documentation at the entrance to the venue of the 2026 Annual General Meeting.
You may also grant power of attorney to any third-party to exercise your voting rights on your behalf. Any such third-party proxy need not be a Shareholder. To appoint your third-party proxy, you must first obtain a “legal proxy” from your brokerage firm, bank, or other nominee that holds your shares. Then, you must issue a written power of attorney authorizing such third-party proxy to vote your share at the 2026 Annual General Meeting. Please note that such power of attorney will have to bear your name (in block letters), the number of shares you wish such third-party proxy to vote on your behalf, your signature and the name of the third-party proxy (in block letters). On the day of the 2026 Annual General Meeting, the third-party proxy will have to present (i) the “legal proxy” from the brokerage firm, bank, or other nominee that holds your shares, (ii) the third-party proxy and (iii) proper identification documentation in order to be admitted to the 2026 Annual General Meeting.

Important notice:	Please note that you must ensure that you initiate the process to obtain a “legal proxy” well in advance of the date of the 2026 Annual General Meeting as such process may take significant time.

If you are a SIX Beneficial Shareholder, submitting voting instructions to the Independent Voting Representative, a third-party proxy or ordering a document to attend the 2026 Annual General Meeting in person (or, through a properly appointed a third-party proxy) may be possible through the assistance of your brokerage firm, bank, or other nominee. Some brokerage firms, banks, or other nominees may proactively approach you and seek voting or attendance instructions from you. Other brokerage firms, banks, or other nominees, however, may do so only upon your express request or may not provide such services at all. To the extent brokerage firms, banks, or other nominees provide these services, you should follow their instructions to be able to participate in the 2026 Annual General Meeting.

If you are a SIX Beneficial Shareholder and if your brokerage firm, bank, or other nominee, does not provide any services to enable you to participate in the 2026 Annual General Meeting and if you want to ensure that you are able to participate in the 2026 Annual General Meeting, we urge you to (i) either become a Recorded Shareholder by no later than April 6, 2026 or (ii) instruct your brokerage firm, bank, or other nominee to move the shares to a DTC-eligible account, in each case by proceeding as set out below.
(a)	Becoming a Recorded Shareholder
Instruct your brokerage firm, bank, or other nominee, through which you hold your shares, to transfer and register your shares directly in your name in our Share Register as soon as possible. Once you are a Recorded Shareholder, you can proceed as set out under section B.1. (Recorded Shareholders) above.
(b)	Moving your shares to a DTC-eligible account
Instruct your brokerage firm, bank, or other nominee, through which you hold your shares, to move the shares to a DTC-eligible account. Note that if your brokerage firm, bank, or other nominee does not have any DTC-eligible account, you will have to transfer your shares to a brokerage firm, bank, or other nominee with a DTC-eligible account. If you become a DTC Beneficial Shareholder before April 6, 2026, you may receive instructions from your brokerage firm, bank, or other nominee in order to be able to participate in the 2026 Annual General Meeting and you can proceed as set out under section B.2. first paragraph above.

Important notice:
Please note that you must ensure that you initiate the process to register your shares with our Share Register or to become a DTC Beneficial Shareholder well in advance of the Second Record Date as such process may take significant time.

3.	Independent Voting Representative
The Independent Voting Representative will vote all shares, for which it is designated as proxy, as specified by the respective Shareholder. For shares owned by Shareholders who have either (i) timely submitted a properly executed proxy card or (ii) voted electronically, but have not indicated specific voting instructions for some or all agenda items, the Independent Voting Representative will vote the shares: (a) “FOR” the election of the Director nominees, (b) in accordance with the recommendations of the Board on the other agenda items, and (c) in accordance with the recommendations of the Board upon such other matters as may properly come before the Annual General Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Our Board of Directors is elected by the shareholders and holds the ultimate decision-making authority within Amrize, except for those matters reserved by law or by our Articles of Association to its shareholders or those that are delegated by the Board of Directors to the executive management pursuant to our Organizational Regulations (also known as Bylaws). The Board makes resolutions through a majority of the votes cast. In case of a tie, the Chairman does not have a casting vote.
Our Articles of Association set the minimum number of directors at three (3). We had 9 members of the Board as of March 2, 2026. If all of the nominees to the Board presented in Proposal 10 are re-elected or elected, the Board will have 11 members.
Board of Directors Independence
Our Corporate Governance Guidelines provide that the Board shall be composed of a majority of directors who qualify as independent. The Board has determined that each of our directors and director nominees, other than Mr. Jenisch, our Chairman and Chief Executive Officer, qualifies as independent in accordance with the published listing requirements of the New York Stock Exchange (“NYSE”). Our independent directors include Nick Gangestad, Dwight Gibson, Holli Ladhani, Michael E. McKelvy, Jürg Oleas, Robert Rivkin, Katja Roth Pellanda and Maria Cristina A. Wilbur, all of whom are also director nominees. In addition, our director nominees Don P. Newman and Jacques Wolf Sanche will be independent directors if elected. In making these determinations regarding independence, the Board reviewed and discussed information provided by the directors and director nominees and Amrize with regard to each director’s and director nominee’s business and personal activities as they may relate to Amrize and our management.
As a Swiss company, we are also bound to consider the recommendations of the Swiss Code of Best Practice for Corporate Governance (the “Swiss Code of Best Practice”). The Swiss Code of Best Practice is a set of guidelines designed to promote good corporate governance practices among Swiss companies. While the Swiss Code of Best Practice is not legally binding, it serves as a reference point for best practices in corporate governance in Switzerland. The definition of independence included in the Swiss Code of Best Practice requires, among other things, that a director has not served as a member of the company’s executive management during the preceding three years. The principles contained in the Swiss Code of Best Practice are general guidelines and recommendations subject to a “comply or explain” standard. The Board has determined that each of our directors and director nominees, other than Mr. Jenisch, our Chairman and Chief Executive Officer, qualifies as independent in accordance with the requirements of the Swiss Code of Best Practice.
Members of the Board of Directors
The members of our Board, including their principal occupation, business experience and qualifications, are set out below and in our “Board Skills and Experience Profile.” The information set forth below is as of March 2, 2026. None of our non-employee members of the Board of Directors has important business connections with Amrize.
Jan Jenisch, age 59, Director since 2025
Mr. Jenisch serves as our Chairman of the Board of Directors and Chief Executive Officer. Previously, Mr. Jenisch served as Chairman of the Holcim Board of Directors from 2023 to 2025, where he was tasked with leading the planned U.S. listing of Holcim’s North American business. Mr. Jenisch also served as Chief Executive Officer of Holcim from 2017 to April 2024, where he transformed Holcim into a leader in advanced building solutions and helped Holcim reach new levels of financial performance. Before joining Holcim, Mr. Jenisch served as Chief Executive Officer of Sika AG from 2012 to 2017. Under his leadership, Sika AG set new performance standards for sales and profitability, becoming a member of the Swiss Market Index (“SMI”), which is made up of the 20 largest and most liquid stocks listed on SIX.
Mr. Jenisch studied in the United States and Switzerland, obtaining his MBA from the University of Fribourg in 1993. In 2021, he received a Dr. h.c. for his accomplishments as Chief Executive Officer of two SMI companies.
Mr. Jenisch’s qualifications include his two-time experience as a public company chief executive officer for global companies with significant operations and customer bases in North America, his deep experience leading organic and inorganic growth at the enterprise level and his understanding of the Amrize Business, including the Company’s customers, markets and external stakeholders.

Nick Gangestad, age 61, Director since 2025
Mr. Gangestad most recently served as Chief Financial Officer of Rockwell Automation, Inc. (“Rockwell”) from 2021 until his retirement in 2024, overseeing all financial management aspects of Rockwell. Prior to that, Mr. Gangestad served as Chief Financial Officer of 3M Company (“3M”) from 2014 to 2020, where he was responsible for modifying 3M’s capital structure and capital allocation, managing over $15 billion of mergers and acquisitions as part of the portfolio transformation, improving the finance organization structure and processes and leading a team of 2,000 finance employees. Before he served as Chief Financial Officer of 3M, Mr. Gangestad served as Controller and Chief Accounting Officer from 2011 to 2014, where he led management contact for the Audit Committee, reengineered mergers and acquisitions integration and divestiture processes and established several international shared service centers that resulted in $200 million in annual cost savings. Earlier in his 35-year tenure at 3M, from 1987 to 2010, Mr. Gangestad provided financial leadership for various sectors, including the industrial, consumer and health care sectors.
Since 2023, Mr. Gangestad has served as a member of the board of directors of Nucor Corporation, where he serves on the Audit Committee, Compensation Committee, and Nominating and Governance Committee. In 2024, Mr. Gangestad joined the board of directors of Genpact Limited, where he serves on the Audit Committee. Mr. Gangestad holds an MBA from the University of Minnesota in Minneapolis, Minnesota and a Bachelor of Arts degree in Accounting and Finance from Augsburg University in Minneapolis, Minnesota.
Mr. Gangestad’s qualifications include his service as a chief financial officer and as a board director for multiple publicly-listed industrial companies, with expertise managing significant portfolio transformations, as well as leading functions with significant oversight of, compliance, financial planning, treasury, tax and information technology matters.
Dwight Gibson, age 51, Director since 2025
Mr. Gibson has served as an Operating Partner and member of the Investment Committee for Pritzker Private Capital since 2024. Prior to that, Mr. Gibson served as President and Chief Executive Officer and as a member of the board of directors of BlueLinx Holdings Inc. (“BlueLinx”) from 2021 to 2023, where he developed and executed strategic and operational plans to maximize financial performance. Before joining BlueLinx, Mr. Gibson served in various leadership roles at SPX FLOW, Inc. from 2016 to 2021, including as Chief Commercial Officer and President of Food and Beverage and Industrial Segments. Prior to these roles, Mr. Gibson worked for Ingersoll Rand Inc. for 11 years, including as President of Climate Strategic Initiatives and Vice President & General Manager of Transport Solutions for Europe, Middle East, Russia and Africa.
Since 2019, Mr. Gibson has served as a member of the board of directors of Interface, Inc., where he serves on the Compensation Committee. Mr. Gibson holds a Master of Science degree in International Strategy and Diplomacy from the London School of Economics and Political Science in London, United Kingdom, an MBA from Stanford University in Palo Alto, California and a Bachelor of Business Administration degree from Howard University in Washington, D.C.
Mr. Gibson’s qualifications include his relevant experience as a chief executive officer, senior executive and board director for companies in the building products industry, as well as his demonstrated and deep experience managing complex supply chains, multi-faceted sales channels, product development, M&A and M&A integration in global roles spanning operations, commercial, general management strategy and business development.
Holli Ladhani, age 55, Director since 2025
Ms. Ladhani most recently served as President, Chief Executive Officer and a member of the board of directors of Select Energy Services, Inc. (“SES”) (now known as Select Water Solutions, Inc.) from 2017 to 2021. Prior to that, Ms. Ladhani worked at Rockwater Energy Solutions, Inc. (“RES”) from 2010 to 2017, in roles of increasing responsibility, including serving as Chairman and Chief Executive Officer, up until RES merged with SES in 2017. Prior to joining RES, Ms. Ladhani was with Dynegy, Inc. for 10 years, where she served as the Executive Vice President and Chief Financial Officer from 2005 to 2010 and as Chief Accounting Officer and Treasurer prior to that. Ms. Ladhani’s prior experience also includes time with PricewaterhouseCoopers, where she served in the final position of Senior Manager in the Oil and Gas Audit division.
Since 2021, Ms. Ladhani has served as a member of the board of directors of Quanta Services, Inc., where she serves on the Investment Committee and Audit Committee. In May 2025, she joined the board of Kayne Anderson Energy Infrastructure Fund, Inc. Ms. Ladhani previously served on the board of directors of Marathon Oil from 2021 to 2024,

Noble Energy Inc. from 2017 to 2020, Atlantic Power Corporation from 2010 to 2018, Rosetta Resources Inc. from 2013 to 2015 and Price Gregory from 2008 to 2009. Ms. Ladhani holds an Executive MBA from Rice University in Houston, Texas and a Bachelor of Business Administration degree in Accounting from Baylor University in Waco, Texas.
Ms. Ladhani’s qualifications include her experience as a chief executive officer and chief financial officer of companies in the energy, chemicals and infrastructure sectors, where she was responsible for leading significant transactions and effectively allocating capital in capital-intensive industries, and her significant experience on the boards of publicly-listed companies, including serving as chair of various committees.
Michael E. McKelvy, age 66, Director since 2025
Mr. McKelvy has served as President, Chief Executive Officer and a member of the board of directors of McDermott International, Ltd (“McDermott”) since 2022. Prior to joining McDermott, Mr. McKelvy served as President and Chief Executive Officer of Gilbane Building Company (“Gilbane”) from 2014 to 2022, where he was responsible for developing and executing strategic growth and operational plans. Before joining Gilbane, Mr. McKelvy worked at CH2M HILL Companies, Ltd (“CH2M”) for 26 years, where he advanced through increasingly significant general management and executive roles, including Chief Delivery Officer, where he was responsible for global operations, strategy and delivery. Mr. McKelvy spent his early career in operations as an architect and project manager at C.H. Guernsey & Company and Lockwood Greene, which became part of CH2M.
Mr. McKelvy previously served on the board of directors of RPS Group PLC from 2018 to 2023, Gilbane Inc. from 2017 to 2022 and CH2M from 2007 to 2014. Mr. McKelvy holds a Bachelor of Science degree in Environmental Design from the University of Oklahoma in Norman, Oklahoma and a Bachelor of Architecture degree from Louisiana Tech University in Ruston, Louisiana.
Mr. McKelvy’s qualifications include his more than three decades of experience in the global engineering, procurement and construction sectors, including serving diverse clients in connection with large-scale infrastructure, environmental and transportation projects, his experience in leadership roles with oversight of risk, quality, safety, security, procurement, project controls and design and his prior board experience for both publicly-listed and private companies of relevant scale and sector.
Jürg Oleas, age 68, Director since 2025
Mr. Oleas most recently served as Chief Executive Officer of GEA Group AG (“GEA”), a position he held from 2004 to 2019. Prior to serving as Chief Executive Officer of GEA, Mr. Oleas held several other positions on GEA’s Executive Board, dating back to when he first joined the company in 2001. Before joining GEA, Mr. Oleas spent nearly twenty years at ABB and the Alstom Group, where he served in a variety of management positions including President, Alstom Switzerland and Managing Director, Combined Cycle Gas Turbine Plants.
Mr. Oleas served as a member of the Holcim Board of Directors from 2014 to 2015 and from 2016 to 2025, where he served on the Audit Committee and the Nomination, Compensation, and Governance Committee. From 2020 to April 2025, Mr. Oleas served as Chairman of the Board of Directors of HOCN AG, where he also served as a member of the Audit Committee and the Nomination and Compensation Committee. In addition, Mr. Oleas has served as a member of the board of directors of RUAG International Holding AG since 2011, where he currently serves on the Audit Committee and the Nomination and Compensation Committee. Mr. Oleas holds a Master of Science degree in Mechanical Engineering from the Swiss Federal Institute of Technology in Zurich, Switzerland.
Mr. Oleas’s qualifications include his experience as a public company chief executive officer from the industrial manufacturing sector and running businesses of global reach and scale, his significant experience on the boards of publicly-listed companies, including as chair, and his understanding of the Amrize Business.
Robert Rivkin, age 65, Director since 2025
Mr. Rivkin has served as Senior Vice President and Chief Legal Officer for United Airlines Holdings, Inc. (“United”) since 2019, where he leads United’s legal department, including the corporate, securities, finance, commercial, litigation, government contracts, intellectual property, antitrust, environmental, employment and international groups. Mr. Rivkin is also responsible for security, facilitation, compliance, ethics and investigations. Prior to joining United, Mr. Rivkin served as deputy mayor of the City of Chicago from 2017 to 2019, where he oversaw the implementation of Mayor Rahm Emanuel’s key priorities across city departments and agencies, focusing his efforts on economic development, job creation and retention and infrastructure. Prior to that, Mr. Rivkin served of counsel at Riley Safer Holmes & Cancila LLP from 2016 to 2017 and as Deputy General Counsel of Delta Air Lines, Inc. (“Delta”) from 2013 to 2016, where he was responsible for addressing governmental regulation and oversight in the U.S. and abroad, as well as litigation, antitrust, employment and real estate legal issues. Before joining Delta, Mr. Rivkin served four years as General Counsel of the U.S. Department of Transportation from 2009 to 2013, after being nominated by President Barack Obama and unanimously confirmed by the U.S. Senate. Earlier in his career, Mr. Rivkin was Deputy General Counsel of Aon Corporation and General Counsel of the Chicago Transit Authority. Mr. Rivkin also has worked in private law practice, as a federal prosecutor, for the British Parliament and at the European Commission in Brussels, Belgium.
Mr. Rivkin graduated magna cum laude from Harvard College in Cambridge, Massachusetts, received a Juris Doctor degree from Stanford Law School in Stanford, California, where he was an associate editor of the Stanford Law Review, and clerked for Judge Joel M. Flaum of the U.S. Court of Appeals for the 7th Circuit.
Mr. Rivkin’s qualifications include his expertise in regulatory and legal matters across both the private and public sectors, his service at in-house roles with oversight of significant infrastructure-related investment and key legal matters, including security, safety, compliance and antitrust, and his experience in private practice advising clients on infrastructure, domestic and international business regulation and commercial litigation.
Katja Roth Pellanda, age 51, Director since 2025
Ms. Roth Pellanda has served as Group General Counsel for Zurich Insurance Group Ltd since 2020 (“Zurich Insurance”), where she leads the global legal function responsible for advising the business on all legal matters, corporate governance, litigation and investigations and regulatory relations. Before joining Zurich Insurance, Ms. Roth Pellanda served in a variety of roles at Novartis AG, including as Head of Corporate Governance, Corporate Law and People & Organization Legal, from 2015 to 2020. Prior to that, Ms. Roth Pellanda was an attorney for Bär & Karrer AG from 2005 to 2015, focusing on financial regulations, corporate governance, board advisory, reorganizations, mergers and acquisitions, capital markets and employee matters.
Ms. Roth Pellanda has served as a member of the board of directors for Farmers Group, Inc. since 2022 and Zurich Italy Bank S.p.A. since 2021, both privately held subsidiaries of Zurich Insurance. Since 2023, she is a member of the SIX Exchange Regulatory Board. Ms. Roth Pellanda holds a Master of Laws degree from the London School of Economics and Political Science in London, United Kingdom, a Doctor of Laws degree from the University of Zurich in Zurich, Switzerland and a Licentiate in Law from the University of Basel in Basel, Switzerland.
Ms. Roth Pellanda’s qualifications include her experience as a senior legal and governance leader with extensive experience as an external advisor and in-house leader for multinational organizations with significant operations in both Switzerland and the United States and her expertise in M&A, restructurings, spin-offs, corporate law, capital markets and labor law, including in executive compensation.
Maria Cristina A. Wilbur, age 58, Director since 2025
Ms. Wilbur has served as Chief People Officer and Head of Group Human Resources for F. Hoffman-La Roche, Ltd. (“Roche”) since 2016, leading all aspects of Roche’s people and culture function across the globe, including strategies and execution for business partnering, talent management and executive and board-level remuneration. Ms. Wilbur started at Roche in 2002 and has served in various leadership roles during her tenure, including as Global Head Human Resources, Diagnostics Division and Regional Head of Human Resources, North America. Prior to joining Roche, Ms. Wilbur worked for EG&G, Inc. (and PerkinElmer Optoelectronics following its acquisition by EG&G, Inc.) from 1988 to 2002, where she last served as Director of Human Resources, Global Operations, West Coast Region and U.S. Payroll.
Ms. Wilbur holds a Bachelor of Science in Accounting from California Polytechnic State University in Pomona, California.
Ms. Wilbur’s qualifications include her experience as a human resources leader for multinational organizations with significant operations in both Switzerland and the United States and her expertise in executive and board compensation, leadership succession planning, talent transformation initiatives at scale and other critical areas.
All members of our Board currently comply with the limitation on external mandates contemplated in Article 28 of the Articles of Association.

Nominees to Serve on the Board of Directors
The information set forth below regarding director nominees is as of March 2, 2026. Neither of the below director nominees has important business connections with Amrize.
Don P. Newman, age 61, Director nominee
Mr. Newman served as Executive Vice President, Finance and Chief Financial Officer of ATI Inc., a global producer of high-performance materials, from January 2022 to December 2025, and remained with ATI until his retirement in March 2026 to support an active leadership transition. Prior to that, he served as ATI Inc.’s Senior Vice President, Finance and Chief Financial Officer from January 2020 through December 2021. He served as Chief Financial Officer of Stelco Holdings, Inc. from August 2017 through December 2019, and as Chief Financial Officer of Headwaters Incorporated from December 2010 until it was acquired in May 2017. In previous roles, Mr. Newman served as Vice President – Controller and Interim Chief Financial Officer at Boart Longyear Limited and as Chief Accounting Officer at ACI Worldwide, Inc., and held leadership roles for over 12 years at NRG Energy, Inc.
Since 2024, Mr. Newman has served as a member of the board of directors of AdvanSix Inc., where he serves as Chairman of the Audit Committee and as a member of the Health, Safety and Environmental Committee. Mr. Newman holds a Bachelor of Arts degree in Accounting from the University of Minnesota.
Mr. Newman’s qualifications include more than thirty years of corporate finance and accounting leadership experience at high-growth, public companies in a variety of industries.
Jacques Wolf Sanche, age 60, Director nominee
Mr. Sanche currently serves as CEO of Bucher Industries AG, a global technology company that produces machinery, systems and hydraulic components. He has held that position since 2016 and will step down from it at the Bucher Industries annual general meeting of shareholders in April 2026. Prior to his role at Bucher Industries, he was CEO of Belimo Holding AG from 2007 to 2015.
Mr. Sanche has been a member of the Board of Directors of Burckhardt Compression since July 2025 and its Chairman since December 2025. In addition, he has served as a member of the Board of Directors of Schweiter Technologies AG since 2011, where he serves on the Audit Committee and the Nomination and Compensation Committee. He holds a Doctorate in Economics from the University of St. Gallen in Switzerland.
Mr. Sanche’s qualifications include decades of international industrial leadership experience and a strong track record as CEO of major global publicly-listed Swiss companies.
Elections to the Board of Directors
Directors are elected at the Annual General Meeting of Shareholders, upon proposal of the Board. The proposals of the Board are made following recommendations of the Nomination and Governance Committee.
Shareholder Recommendations and Nominees
Under our Articles of Association, one or more registered shareholders who alone or together with other shareholders hold shares representing at least 0.5% of share capital or votes of Amrize may request that an item be included on the agenda of a meeting of shareholders, including a nominee for election to the Board. A request to place an item on the meeting agenda must be in writing, include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address of the requesting shareholder as it appears in our share register, provide the number of shares of Amrize which are legally or beneficially owned by such shareholder, include the dates on which such shares were acquired and describe the proposal and all other information required under applicable law, regulations and stock exchange rules. Any requests for inclusion of an item on the agenda must be received by our Board at least 90 days prior to the date of the meeting. Demands by registered shareholders to place an item on the agenda of a meeting of shareholders should be sent to the attention of the Corporate Secretary at 8700 W Bryn Mawr, Suite 300, Chicago, IL 60631 United States.
Pursuant to our Articles of Association, nominations for the election of a member of the Board will be admitted to the meeting of shareholders if the nominating shareholder provides the specified information reasonably requested by Amrize and the nominee for election completes written questionnaires and provides information for the purpose of facilitating the Board’s assessment of the nominee’s independence and his or her relationship with the nominating shareholder.

Board Composition
The Nomination and Governance Committee is responsible for periodically reviewing and recommending for approval by the Board criteria for membership on the Board and the skills and characteristics sought of Board members. The Nomination and Governance Committee is responsible for ensuring the Board is an adequate size, diverse and has well-balanced composition. Among the qualifications considered in the selection of director candidates, the Nomination and Governance Committee shall consider, among others, experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the Nomination and Governance Committee considers appropriate in the context of the needs of the Board.
Listed below are some key skills and experience that we may consider important for our directors to have in light of our current business and structure. We do not expect each director to possess every attribute. The directors’ biographies and our Board Skills and Experience Profile note each director nominee’s relevant experience, qualifications, and skills relative to this list.
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Senior Leadership Experience. Directors who have served in senior leadership positions are valuable to us because they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level.

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Public Company Experience. Directors with public company board experience are valuable to us because they bring governance expertise, strategic oversight, risk management skills, and an understanding of shareholder expectations.

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Governance Experience. Directors with corporate governance and sustainability experience are important to us because they enable our Board to exercise its general oversight with respect to corporate governance and ESG matters.

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Financial Experience. Knowledge of financial markets, M&A and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our structure, financial reporting, and internal control of such activities.

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Industry Experience. Experience in construction, mining and other industrial businesses is valuable in understanding and providing insight on the challenges and opportunities of significant aspects of our business.

Board Nominees’ Skills and Experience Profile
The Board possesses a diverse set of skills and industry experiences. Our directors’ and other nominees’ skills and experience include financial, operational, and functional matters as well as expertise across the markets and geographies in which we operate.

	Jenisch	Gangestad	Gibson	Ladhani	McKelvy	Newman	Oleas	Rivkin	Roth Pellanda	Sanche	Wilbur
Qualifications/ Experience
Active Operator	x		x		x	x		x	x	x	x
Prior Public Company Independent Director	x	x	x	x	x	x	x	x		x
CEO	x		x	x	x		x			x
CFO		x		x		x
Audit Committee Financial Expert				x		x
P&L at Relevant Scale	x		x	x	x	x	x			x
M&A/ Strategy	x	x	x	x		x	x		x	x
Marketing/ Sales	x		x				x			x
Manufacturing Operations	x		x				x			x
Regulatory/ Government Affairs				x				x	x	x
Human Capital										x	x
Process/ Mining/ Asset Intensive	x	x		x		x
Broader Industrial Manufacturing	x	x	x			x	x			x	x
Distribution/ Retail	x	x								x
Construction/ Engineering Services/ Infrastructure	x			x	x			x		x
North America	x	x	x	x	x	x	x	x	x	x	x

Identification and Evaluation of Nominees for Directors
Our Nomination and Governance Committee considers and makes recommendations to our Board concerning the appropriate size and needs of the Board and recommends director candidates to the Board. When making proposals for the composition of the Board, the Nomination and Governance Committee considers recommendations from shareholders and others as it deems appropriate. Additionally, in connection with each director nomination recommendation, the Nomination and Governance Committee considers the overall mix of tenures on the Board and each director’s performance and suitability. The evaluation of these candidates may include information provided to the Nomination and Governance Committee, discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nomination and Governance Committee deems appropriate. The Nomination and Governance Committee may also retain subject-specific professional consultancy services from third parties to assist with the identification and evaluation of prospective Board nominees.
Mr. Sanche was recommended as a potential candidate for director nominee by our CEO, and Mr. Newman was identified as potential candidate for director nominee by a third-party search firm retained by us.
Board Diversity
Swiss law requires companies to report publicly, starting with respect to fiscal year 2026, the reasons and measures being taken if the underrepresented gender makes up less than 30% of a company’s board of directors. In our current nine-person Board, six directors are men and three directors are women (i.e., 33% are female directors). Our director nominees include eight men and three women. If all nominees are re-elected or elected, as applicable, at the 2026 Annual General Meeting, our Board will be composed of three female directors.
The following chart summarizes certain voluntarily self-identified demographic information of our nominees. Additional biographical information on each nominee is set out above in “Members of the Board of Directors.”

	Jenisch	Gangestad	Gibson	Ladhani	McKelvy	Newman	Oleas	Rivkin	Roth Pellanda	Sanche	Wilbur
Race/ Ethnicity
African American or Black			x
Asian											x
Hispanic or Latinx							x
White	x	x		x	x	x		x	x	x
Gender
Male	x	x	x		x	x	x	x		x
Female				x					x		x

Terms of Office of Directors
Each director is elected individually by a separate vote of shareholders for a one-year term. All our current directors are being presented for re-election to the Board of Directors and two director nominees are being presented for election to the Board of Directors at the 2026 Annual General Meeting. Each director being presented for re-election to the Board of Directors was appointed to the Board in 2025 in connection with Spin-Off.
Board Responsibilities and Structure
Our Board is entrusted with the ultimate direction, the supervision and control of our management. The power and duties of our Board include:
•	ultimate direction and issuing the necessary policies and directives with respect to Amrize and its subsidiaries;
•	determination of the organization and strategy with respect to Amrize and its subsidiaries;
•	determination of the accounting system, reporting and financial controls as well as the financial planning with respect to Amrize and its subsidiaries;
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appointment and removal of the members of the Board committees (except for the members of the Compensation Committee), the Secretary, the Chief Executive Officer and the other members of our management;

•	granting and withdrawal of signatory rights;
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ultimate supervision of the persons entrusted with the management, in particular in view of compliance with the law (including stock exchange regulations and the rules of the SEC applicable to Amrize), the Articles of Association, Organizational Regulations (Bylaws) and other internal regulations, policies and directives;

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preparation, review and approval of the business report (including the annual report, our consolidated financial statements and our annual financial statements) and the compensation report, the report on non-financial matters and other reports that are subject to approval by the Board, as well as receiving the reports of the auditors;

•	preparation of the Annual General Meeting of Shareholders and implementation of its resolutions;
•	submission of a motion for debt-restructuring moratorium (Nachlassstundung) and notification of the court in case of over-indebtedness;
•	execution of the tasks reserved to the Board by law relating to changes of our share capital;
•	establishment of the dividend policy;
•	approval of our consolidated budget;

•	response to any takeover offer for Amrize;
•	decision on agreements related to mergers, spin-offs, conversions and/or transfers of assets (Vermögensübertragung) pursuant to the Swiss Merger Act (Fusionsgesetz) with respect to Amrize;
•	verification of the professional qualifications of the auditors in accordance with the statutory requirements; and
•	establishment of any code of conduct.
The Board has delegated the management of Amrize to the Chief Executive Officer and the other members of the executive management, except where Swiss law, the Articles of Association or Organizational Regulations (Bylaws) provide differently.
Board Leadership Structure
The Chairman of our Board is elected by shareholders on an annual basis, at the Annual General Meeting of Shareholders. The Board may appoint one of its members as Vice-Chairman and also may appoint a Secretary who does not need to be a member of the Board. The Board currently does not have a designated Vice-Chairman. Denise Singeleton currently serves as the Secretary of the Board. If the Chairman is not an independent director, the Board (upon proposal by the Nomination and Governance Committee) will appoint from among its members a Lead Independent Director with the responsibilities described in more detail below under “Lead Independent Director”.
Our Corporate Governance Guidelines provide that the Board’s policy as to whether the Chairman and Chief Executive Officer positions should be separate is to adopt the practice that best serves the Company’s needs at any particular time. The Nomination and Corporate Governance Committee and the Board discussed Board leadership alternatives in connection with combining the Chairman and Chief Executive Officer roles. The Board believes that, at the present time, the Company is best served by allocating governance responsibilities between a combined Chairman and Chief Executive Officer and a Lead Independent Director with robust responsibilities. This structure allows the Company to present a single face to our constituencies through the combined Chairman and Chief Executive Officer position while at the same time providing an active role and voice for the independent directors through the Lead Independent Director.
Role of the Chairman and of the Chief Executive Officer
The Chairman has responsibility for managing our Board, convening and chairing the meetings of the Board, liaising with the Chief Executive Officer in preparation of such meetings, leading the yearly assessment of the Board, representing Amrize and its subsidiaries in external communications with shareholders, investors, the general public and the media, chairing the Annual General Meeting of Shareholders and signing the minutes of such Annual General Meeting of Shareholders, and all other tasks which accrue to the Chairman by law, the Articles of Association or the Organizational Regulations (Bylaws).
Our day-to-day business is conducted under the direction of the Chief Executive Officer and other senior management with the oversight of the Board to enhance our long-term value of Amrize for our shareholders. The Chief Executive Officer has, in particular, the following powers and duties:
•	be responsible for the operational management of Amrize and its subsidiaries under the supervision of the Board;
•	be responsible for the executive management of Amrize’s good functioning and organization, and convene and chair its meetings;
•	prepare and supervise the implementation of the resolutions of the Board;
•	supervise our executive management who shall report directly to the Chief Executive Officer;
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determine the executive management’s individual annual objectives taking into account the mid-term plan and the budget, and prepare and propose their individual compensation for the approval of the Board following a recommendation of the Compensation Committee (within the maximum amounts approved at the Annual General Meeting of Shareholders);

•	initiate, develop and manage the strategic planning process with the assistance of the relevant members of our executive management, and present the strategic plan to the Board for approval;
•	subject to the Organizational Regulations (Bylaws), be in charge of external communication;

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in coordination with the Chairman and subject to the Organizational Regulations (Bylaws), represent the Company vis-à-vis the shareholders and maintain the relations with shareholders and investors, particularly on matters relating to day-to-day operational management;

•	present to the Nomination and Governance Committee and to the Board a succession plan for the members of our executive management; and
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lead the process of determining the budget within the Amrize and its subsidiaries and present it to the Board for approval. Upon approval by the Board, it is the responsibility of the Chief Executive Officer to ensure that all expenditure is within the budget and meets the profitability targets at the different levels.

Lead Independent Director
In the absence of an independent Chairman of the Board, the responsibilities of the Lead Independent Director include chairing meetings of the independent directors and serving as the presiding director in performing such other functions as the Board may direct. The Lead Independent Director is appointed by the Board, upon proposal by the Nomination and Governance Committee, from among its members and is confirmed annually. Nick Gangestad currently serves as the Lead Independent Director.
The Lead Independent Director has the following powers and duties:
•	convene and chair the independent Board members’ sessions taking place without the presence of the Chairman, which shall occur as often as business requires, but at least once a year;
•	preside at all other meetings at which the Chairman is not present and provide prompt and candid feedback to the Chairman and the Chief Executive Officer;
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approve meeting agendas and information sent to the members of the Board, as well as meeting schedules to ensure that the Board and its committees have sufficient time for discussion of all agenda items;

•	work with the Nomination and Governance Committee in the performance evaluation process of the Board and the individual directors and personally conduct performance evaluations as appropriate;
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consider the design and organization of the Board, including review and vetting of potential nominees and committee structure and membership, and provide input to the Nomination and Governance Committee;

•	facilitate communication between members of the Board and the Chairman and the Chief Executive Officer, respectively, without becoming the exclusive means of such communication;
•	monitor mechanisms for receiving and responding to communications to the Board from shareholders; and
•	monitor the Board’s activities to ensure sound corporate governance and independence in deliberations.
In performing the duties described above, the Lead Independent Director is expected to consult with the chairperson of the appropriate Board committee and solicit their participation.
Board Oversight of Risk
Our Board takes an active role in risk oversight, both as a full board and through its committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. Our Board oversees the Company’s Enterprise Risk Management (“ERM”) and monitoring, including non-financial risk. In addition, the Audit Committee supports our Board in its oversight of risk management.
Board Meetings
The Chairman prepares the agenda for each meeting of our Board, which is then approved by the Lead Independent Director. Board members are encouraged to suggest inclusion of items on the agenda. At Board meetings, each member of our Board is entitled to submit proposals regarding the agenda items. If all members of our Board are present and agree, deviations may be permitted and decisions that are not mentioned on the agenda can be made. Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board Meeting are, to the extent practicable, distributed sufficiently in advance of the Board meeting to allow for prior review by the directors.
In general, independent directors meet in executive sessions without management or any non-independent directors present at least once per year.

Board meetings are held at least five times a year, with at least 50% of Board meetings taking place physically in Switzerland with the majority of the Board members present in person.
Board Effectiveness
Our Board and committees perform annual self-evaluations to assess their effectiveness in fulfilling their obligations. The Nomination and Governance Committee will utilize the results of the self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
Board Committees
Our Board has standing Audit, Compensation, and Nomination and Governance committees to assist the Board in carrying out its duties and may, at any time, further designate one or more additional ad-hoc Board Committees as necessary. Each of the standing Board committees was established in June 2023 in connection with the Spin-Off and is composed entirely of directors who are independent in accordance with the published listing requirements of the NYSE and, in the case of the Audit Committee, the SEC and the Swiss Code of Best Practice.
Each standing committee has a written charter approved by the Board. The chairperson of each committee determines the committee’s meeting agenda. The members of each committee receive materials in advance of each committee meeting to allow them to prepare for the meeting. The charters of each standing Board committee are available on Amrize’s Investor Relations website at https://investors.amrize.com/governance/governance-documents. The members of these committees are identified in the following table:

Director	Audit	Compensation	Nomination and Governance
Jan Jenisch
Nick Gangestad		X
Dwight Gibson	X
Holli Ladhani	X		X
Michael E. McKelvy			X
Jürg Oleas			Chair
Katja Roth Pellanda		X
Robert Rivkin	Chair
Maria Cristina A. Wilbur		Chair

Attendance at Board, Committee and Annual Shareholders’ Meetings
In the year ended December 31, 2025, our Board met six times, with over half of the meetings taking place physically in Switzerland with the majority of the directors and the corporate secretary present in person. In addition, the Audit Committee met three times, the Compensation Committee met four times and the Nomination and Governance Committee met two times in 2025. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the Annual General Meeting of Shareholders. All of the incumbent directors attended at least 75% of the meetings of the Board and the committees on which he or she served. The 2026 Annual General Meeting will be our first Annual General Meeting of Shareholders.
Audit Committee
The Audit Committee is a committee established by the Board to support the Board in the performance of its supervisory duties, in particular with respect to the integrity of our financial statements, accounting and financial reporting practices, compliance with legal and regulatory requirements, the system of internal controls, the internal and independent audit processes, including the independent auditor’s qualifications and independence, and the performance of the independent auditors and internal audit department. The Audit Committee also supports the Board in its oversight of risk management. It is composed of only independent members of the Board. Among its duties, the Audit Committee:
•	reviews management’s and the internal audit department’s reports on the effectiveness of the systems for internal control;

•	reviews management’s and the internal audit department’s reports on the performance of an annual risk assessment;
•	reviews the internal audit department’s annual audit plan and any significant interim changes to the audit plan;
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reviews and discusses with management and the independent auditors, and challenges where necessary, the actions and judgments of management, related to the annual individual and consolidated financial statements, and the specific disclosures under the Management’s Discussion and Analysis section of our quarterly and annual reports;

•	reviews and approves the consolidated quarterly financial statements for the first three quarters of each calendar year and the corresponding financial results releases and reporting;
•	oversees the Company’s relations with the independent auditor;
•	reviews and approves the terms of engagement and the remuneration to be paid to the independent auditor in respect of audit services provided;
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reviews with the independent auditors the findings of their work, including any major issues, problems or difficulties that arose during the course of the audit, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; key accounting and audit judgments; levels of errors identified during the audit, obtaining explanations from management and, where necessary, the independent auditors, as to why certain errors might remain unadjusted;

•	oversees resources and processes employed to minimize or eliminate risks to information security; and
•	reviews compliance with legal and regulatory requirements related to health, safety and the environment.
The Board has determined that each member of the Audit Committee meets the independence requirements of the NYSE listing standards and the applicable rules and regulations of the SEC. In addition, our Board has determined that Ms. Ladhani is an Audit Committee financial expert as defined by the applicable rules and regulations of the SEC. Additional information about Ms. Ladhani’s qualifications are set forth above under “Members of the Board of Directors.”
Compensation Committee
The Compensation Committee supports the Board in the performance of its duties, in particular with respect to matters relating to compensation of the Board, members of our executive management and other leadership personnel. The Compensation Committee is composed of only independent Board members that have basic knowledge in the field of renumeration. Among its duties, the Compensation Committee:
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prepares for submission to the Board the proposals to the Annual General Meeting of Shareholders of shareholders of the Company regarding the compensation of the members of the Board for the next period and provide the Board with elements of comparison and benchmarking with market practice;

•	plans, prepares and assesses last year’s performance of the individual executive management members (other than the Chief Executive Officer) based on proposal submitted by the Chief Executive Officer;
•	prepares for submission to the Board the proposals to the Annual General Meetings of Shareholders of Shareholders regarding the compensation of the executive management for the next period;
•	determines selection criteria for, and develop and recommend to the Board plans for, succession of members of executive management, other than the Chief Executive Officer;
•	proposes to the Board the remuneration policy for the Chief Executive Officer and the other executive management members;
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defines and implements the criteria for the determination of the variable mid-term and long-term remuneration while taking care to ensure these criteria are compatible with the annual evaluation of the executive management’s performance assessment and with our mid-term and long-term strategy;

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recommends to the Board the objectives for the current year for the Chief Executive Officer based on a proposal submitted jointly by Chairman or the Lead Independent Director and the Chief Executive Officer;

•	recommends to the Board objectives for the current year of the individual members of our management based proposals submitted by the Chief Executive Officer;
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establishes a formal evaluation process and determine the compensation for the Chief Executive Officer, including the review and approval of corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluation of his or hers performance in light of those goals and objectives as well as the Company’s performance versus its peer group;

•	approves the Chief Executive Officer’s compensation level based on the foregoing evaluation and recommends it to the Board for ratification;
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reviews and approves, for the Chief Executive Officer and members of our executive management, any employment agreements, non-competition agreements and change in control agreements or provisions and any special or supplemental benefits;

•	oversees the remuneration policy relating to our leadership personnel (other than the executive management) and of our subsidiaries, and examines the coherence of this policy; and
•	periodically assesses our pay structure for leadership personnel to ensure that it encourages rational and sensible risk-taking and does not misalign executive interests with those of shareholders.
The Compensation Committee is authorized to retain subject-specific professional consultancy services at Amrize’s expense. The Compensation Committee may select a compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to such person’s independence from management, including factors specified in the applicable NYSE listing standards. The Compensation Committee is also authorized to form subcommittees, which shall each consist of at least two members, for any purpose that the Compensation Committee deems appropriate. The Compensation Committee may delegate any power and authority to the subcommittees as the Compensation Committee deems appropriate, except any powers or authority required by any applicable law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
Our Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE listing standards.
Role of the Compensation Committee Consultants
For fiscal year 2025, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) and PricewaterhouseCoopers Ltd (“PwC Switzerland”) as independent executive compensation consultants. Semler Brossy and pwc CH report directly to the Compensation Committee and work cooperatively with the Compensation Committee and management to, among other things, advise on general compensation structures and provide competitive compensation data. Semler Brossy and pwc CH also provide advice and guidance to the Compensation Committee regarding non-employee director compensation. Semler Brossy is responsible for reviewing information prepared by management for the Compensation Committee. The Compensation Committee also typically asks Semler Brossy and pwc CH to attend its meetings.
The Compensation Committee has determined that the engagement of Semler Brossy and pwc CH did not raise any conflicts of interest. All final decisions with respect to the amount or form of executive compensation under our executive compensation programs are made by the Compensation Committee and such decisions may reflect considerations not included in the advice provided by Semler Brossy or pwc CH.
In fiscal year 2025, Semler Brossy did not provide any other services to the Compensation Committee or to the Company other than described herein.
In fiscal year 2025, the Company paid PwC Switzerland CHF 57,159 in aggregate fees for executive and director compensation services rendered to the Compensation Committee. In fiscal year 2025, the Company also retained PwC US Business Advisory LLP (“PwC US”), an affiliate of pwc Switzerland, to provide additional consulting services consisting of advisory services and tax support . The decision to engage PwC US for such additional consulting services was made by management. The Company paid PwC US $9.9 million in aggregate fees in fiscal year 2025 for the provision of such additional consulting services.
Nomination and Governance Committee
The Nomination and Governance Committee supports the Board in the performance of its duties, in particular with respect to planning and preparing succession of the Board and the Chief Executive Officer, planning and preparing assessments of the Board, and monitoring of developments, planning and preparing in all governance related matters. The Nomination and Governance Committee is composed of only independent directors with appropriate knowledge and experience in the fields of succession planning, assessment and nomination of members of the Board and executives. All members of the Nomination and Governance Committee have at least basic knowledge in the field of corporate governance. Among its duties, the Nomination and Governance Committee:
•	reviews composition and size of the Board to ensure appropriate expertise, diversity and independence of the Board, and make recommendations to the Board, as appropriate;
•	if the Chairman is not an independent director, prepares a proposal to the Board regarding the appointment of an independent director as Lead Independent Director;
•
succession planning for the Board and its committees by – based on criteria recommended by the Nomination and Governance Committee and approved by the Board – making recommendations to the Board for motions to the Annual General Meeting of Shareholders for re-election and election of candidates for Board and Compensation Committee membership, including by identifying, screening and recommending candidates to the Board for Board membership;

•	annually reviews and makes proposals to the Board for the nomination of the Chairman and the Vice-Chairman of the Board;
•
annually reviews and, after consultation with the Chairman or Lead Independent Director, as applicable, makes recommendations to the Board with respect to the assignment of the chairs and members of the Board committees;

•	determines selection criteria for the succession of the Chief Executive Officer;
•	develops and recommends to the Board succession plans for the Chief Executive Officer;
•	deals with all corporate governance-related matters in line with the mandate given to the Nomination and Governance Committee as per the Nomination and Governance Committee charter;
•	monitors and assesses developments on corporate governance, including regular review of relevant structures, market practices and shareholder engagement;
•	reviews and recommends to the Board any amendments to the Articles of Association, the Organizational Regulations (Bylaws) and the committee charters; and
•	reviews proposals to be made to the Board to amend the Code of Business Conduct and Ethics, the overall policy landscape and the policies and directives approved by the Board;
The Nomination and Governance Committee is authorized to retain subject-specific professional consultancy services from third parties to assist with the identification and evaluation of prospective Board nominees based on criteria established by the Nomination and Governance Committee. For information on the Nomination and Governance Committee’s policies with respect to director nominations please see “Elections to the Board of Directors” above.
The Board has determined that each member of the Nomination and Governance Committee meets the independence requirements of the NYSE listing standards. Upon the Nomination and Governance Committee’s recommendation of nominees for election to the Board of Directors, the nominees are presented to the full Board. Nominees are then selected by a majority of the members of the Board.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has been an officer or employee of Amrize. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors.

Communications with the Board of Directors
Shareholders may contact the Board of Directors about bona fide issues or questions about Amrize by communicating in writing to the Corporate Secretary at 8700 W Bryn Mawr, Suite 300, Chicago, IL 60631 United States. All written communications are received and processed by the Corporate Secretary prior to being forwarded to the Chairman of the Board or other appropriate members of the Board. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.
Integrity Line
In addition to internal reporting procedures, the Company has established communication procedures through an independent Integrity Line that can be accessed globally. The Integrity Line provides for communication, either anonymously or identified, from employees, vendors, and other interested parties to communicate concerns, including concerns with respect to our accounting, internal controls or financial reporting, to the Chief Compliance Officer. The Amrize Integrity Line can be made by calling the telephone number provided for the relevant country or by filing a report at https://Amrize.com/SpeakUp.
Shareholder Engagement
We believe that effective corporate governance should include regular engagement with our shareholder base. Regular engagement forums include investor conferences, non-deal roadshows, in-person meetings, and phone calls. During 2025, we conducted our shareholder engagement efforts through a combination of in-person and virtual forums, and effectively executed our planned outreach events. We expect to continue to derive numerous benefits from this comprehensive approach to outreach. We communicate our business strategy to shareholders while also gathering feedback during these engagements and share the responses with our executive leadership and Board, which also helps to better inform our overall strategy and shareholder messaging.
We believe that regular engagement with our shareholders helps to strengthen our relationships with shareholders and helps us to better understand shareholder views on our business strategy and performance, and corporate environmental, social, and governance practices.

Security Ownership
Security Ownership of Certain Beneficial Owners and Management as of March 2, 2026
In accordance with the proxy statement rules under U.S. securities laws, the following table shows the number of our shares beneficially owned as of March 2, 2026 by:
•
each person or group known by Amrize, based on filings pursuant to Section 13(d) or (g) under the U.S. Securities Exchange Act of 1934 or notifications to Amrize under applicable Swiss laws, to own beneficially more than 5% of our outstanding shares as of June 30, 2025;

•	each director and each nominee for director;
•	the executive officers named in the Summary Compensation Table in the Compensation Report (the “NEOs”) and the Company’s other executive officers; and
•	all directors and current executive officers as a group.

	Number of Shares Owned	Total as a Percentage of Shares Outstanding(1)
5% Shareholders:
Thomas Schmidheiny(2)	37,818,703	6.8%
UBS Group AG.(3)	38,197,652	6.9%
The Vanguard Group.(4)	30,094,083	5.4%
Directors, Director Nominees and NEOs:
Nick Gangestad(5)	2,958	*
Dwight Gibson(5)	2,958	*
Jan Jenisch(6)	2,769,297	*
Holli Ladhani(5)	2,958	*
Michael E. McKelvy(5)	2,958	*
Jürg Oleas(5)	21,073	*
Robert Rivkin(5)	2,958	*
Katja Roth Pellanda(5)	2,958	*
Maria Cristina A. Wilbur(5)	3,148	*
Don P. Newman	0	*
Jacques Wolf Sanche(7)	2,680	*
Roald Brouwer	13,257	*
Stephen Clark	5,258	*
Nollaig Forrest	18,139	*
Jake Gosa(8)	37,122	*
Mario Gross	27,747	*
Jaime Hill	22,816	*
Ian Johnston	20,860	*
Samuel Poletti	7,645	*
Denise Singleton	4,000	*
All directors, director nominees and executive officers as a group (20 persons)	2,970,790	*
*	Less than 1%
(1)	Based on 553,450,121 shares outstanding on March 2, 2026.
(2)
Based on a Schedule 13D filed with the SEC on June 27, 2025 by Schweizerische Cement- Industrie-Aktiengesellschaft, Cimcap AG and Mr. Thomas Schmidheiny. Mr. Schmidheiny reported sole voting power for 37,818,703 Company Shares and sole dispositive power for 37,818,703 Company Shares. The address for the reporting persons is Zurcherstrasse 156, 8645 Rapperswil-Jona, Switzerland.

(3)
Based on a Schedule 13G filed with the SEC on August 11, 2025 by UBS Group AG. UBS Group AG reported sole voting power for 35,252,775 Company Shares and shared dispositive power for 38,197,652 Company Shares. The address for UBS Group AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

(4)
Based on a Schedule 13G filed with the SEC on October 30, 2025 by The Vanguard Group. The Vanguard Group reported shared voting power for 7,449,100 Company Shares, sole dispositive power for 20,520,828 Company Shares and shared dispositive power for 9,573,255 Company Shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 1935.

(5)	Includes 2,958 restricted stock units that vest within 60 days.
(6)	Includes (i) 505,000 shares held by Mr. Jenisch’s spouse; and (ii) 620,715 stock options.
(7)	Includes (i) 2,640 shares held by Mr. Sanche jointly with his spouse; and (ii) 40 shares held by Mr. Sanche’s child.
(8)	Includes 36,952 restricted stock units that vest within 60 days.

Share Ownership Guidelines
Amrize has established share ownership guidelines for its executive officers and directors.
Our Chief Executive Officer is required to own Amrize shares with market value equal to 10 times his or her base salary under our executive stock ownership guidelines. All other executive officers are required to own Amrize shares with market value equal to three times their base salaries. If an executive officer, including the Chief Executive Officer, has not met the ownership guidelines by the end of the five-year period or falls below the guidelines at any time after the five-year period, such executive officer must hold at least 50% of the after-tax shares resulting from equity incentive awards until the ownership requirements is reached. As of March 2, 2026, each of Amrize’s executive officers had either satisfied these ownership guidelines or had time remaining to do so.
Each of our directors is required to own Amrize shares with market value equal to five times his or her annual board cash retainer, with unvested restricted stock units counting towards the ownership requirement. If an director has not met the ownership guidelines by the end of the five-year period or falls below the guidelines at any time after the five-year period, such director must hold at least 50% of the after-tax shares resulting from equity incentive awards until the ownership requirements is reached. As of March 2, 2026, each of our directors had either satisfied these ownership guidelines or had time remaining to do so.

Certain Relationships and Related Transactions
Our Policies
It is our policy that all employees must not engage in any activities that could present potential or actual conflicts of interest and may raise questions among shareholder as to whether those transactions are consistent with the best interests of Amrize and its shareholders. Our Related Person Transactions Policy has been approved by our Board, and the Nomination and Governance Committee periodically reviews this policy and recommends any changes to the Board. If, in a particular circumstance, the Chief Legal Officer determines that a proposed transaction is a related person transaction, the material facts of the transaction and the related person’s interest are provided to the Nomination and Governance Committee for consideration. Only related person transactions that are in, or not inconsistent with, the best interests of Amrize and its shareholders, as determined by the Nomination and Governance Committee, will be approved. Additionally, any transaction that is a related person transaction that is required to be disclosed in Amrize’s filings with the SEC will be disclosed in accordance with the applicable laws, rules and regulations.
NYSE Rules and Swiss Best Corporate Governance Practices
As discussed above, the Board of Directors has determined that, other than Jan Jenisch, each of our directors and director nominees qualifies as “independent” in accordance with the NYSE rules. The NYSE rules include a series of objective tests that prohibit a director from being considered independent if the director has or has had certain employment, business, or family relationships with the company. The NYSE independence standard includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In making determinations regarding director independence, the Board reviewed and discussed information provided by the directors, the director nominees and Amrize with regard to each director and director nominee’s business and personal activities as they may relate to Amrize and Amrize’s management and has concluded that no relationships exist which, in the opinion of the Board, could interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
With respect to the independence requirements under the Swiss Code of Best Practice, the Board of Directors has likewise determined that each of Amrize’s current directors qualifies as independent.
SEC Rules
In addition to the NYSE independence standard and other policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving Amrize and a director, executive officer, persons, and entities affiliated with them.
We have entered into indemnification agreements with each of our directors that provide them and their heirs, executors and administrators with additional indemnification and related rights.
None of the following persons have been indebted to Amrize or its subsidiaries at any time since the beginning of fiscal year 2025: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (excluding trade debt incurred in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.
Agreements with Holcim
In order to govern the ongoing relationships between us and Holcim after the Spin-off and to facilitate an orderly transition, we and Holcim entered into the Separation and Distribution Agreement as well as other agreements, including a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, IP Cross License Agreements, a Trademark License Agreement and Commercial Agreements. The following summarizes the terms of these agreements, forms of which are filed with the SEC as exhibits to the 2025 Form 10-K.
The Separation and Distribution Agreement
In connection with the Spin-off, which was completed through a pro rata distribution (the “Distribution”), the Company and Holcim entered into a separation and distribution agreement (the “Separation and Distribution

Agreement”). The Separation and Distribution Agreement sets forth our agreement with Holcim regarding the principal transactions necessary to separate us from Holcim. It also sets forth other agreements that govern certain aspects of our relationship with Holcim after the completion of the Spin-off.
Transition Services Agreement
In connection with the Spin-off, the Company and Holcim entered into a transition services agreement (the “Transition Services Agreement”) that governs certain services to be provided by Holcim to us, and by us to Holcim, to help facilitate our and Holcim’s respective transitions to standalone businesses. The charges for such services are generally intended to allow the service provider to recover all of its direct and indirect costs, and may include a reasonable markup of such costs. The services to be provided by and to either us or Holcim are principally set forth in schedules attached to the Transition Services Agreement, and include services currently being provided by us or Holcim to the other that we and Holcim need to continue receiving following the Spin-off to operate our respective businesses, including information technology and financial-related services, among others. The services to be provided under the Transition Services Agreement are to be provided for a specified period of time depending on the type and scope of services to be provided, up to two years from the effective date of the Transition Services Agreement.
Tax Matters Agreement
In connection with the Spin-off, the Company and Holcim entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
The Tax Matters Agreement, among other things, provides special rules that allocate tax liabilities in the event the Distribution or certain related transactions fail to qualify as transactions that are tax-free for U.S. federal income tax purposes or tax-neutral for Swiss tax purposes. Under the Tax Matters Agreement, we have generally agreed to indemnify Holcim and its affiliates against any and all tax-related liabilities incurred by them relating to the Distribution and certain related transactions, to the extent caused by any representation by us being incorrect, an acquisition of our shares or assets, or any other action undertaken or failure to act by us that is inconsistent with the restrictions set forth in the Tax Matters Agreement, which are applicable for periods of varying length, from two years to as long as five years following the Distribution. Pursuant to this obligation, we could be required to indemnify Holcim for, among other things, material amounts of Swiss corporate income tax, Swiss withholding tax, Swiss stamp duty and U.S. federal income tax obligations. This indemnification will apply even if Holcim has permitted us to take an action that would otherwise have been prohibited under the tax-related covenants described below.
Employee Matters Agreement
In connection with the Spin-off, the Company and Holcim entered into an employee matters agreement (the “Employee Matters Agreement”) to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company. The Employee Matters Agreement also governs the treatment of outstanding Holcim equity awards held by Amrize employees prior to the Spin-Off.
The Employee Matters Agreement provides that, following the Distribution, Amrize employees generally no longer participate in beneﬁt plans sponsored or maintained by Holcim and instead participate in beneﬁt plans maintained by the Company.
The Employee Matters Agreement also sets forth the general principles relating to employee matters relating to the Spin-off, including with respect to the assignment and transfer of relevant employees, the assumption and retention of liabilities and related assets, workers’ compensation, payroll taxes, regulatory ﬁlings, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and the duplication or acceleration of benefits.
IP Cross-License Agreement
In connection with the Spin-off, the Company, an affiliate of the Company and an affiliate of Holcim entered into an intellectual property cross-license agreement (the “IP Cross-License Agreement”), which agreement sets forth the terms and conditions pursuant to which we and Holcim will each grant and receive licenses to and from the other under patents, technology and related intellectual property to use in all fields of business. We and our affiliates have licensed to Holcim, and Holcim has licensed to us, certain patents, know-how and copyrights allocated to the other party under the Separation Agreement for use in the conduct of our respective businesses. Each respective license is non-exclusive, fully paid-up (without the obligation to pay any royalties), worldwide, perpetual, irrevocable and non-terminable (except with respect to certain change of control and assignment events).
Trademark License Agreement
In connection with the Spin-off, the Company, Holcim and an affiliate of Holcim entered into a trademark license agreement (the “Trademark License Agreement”) to provide us time to phase out use of certain names, trademarks and brands owned by Holcim. Under the Trademark License Agreement, Holcim has licensed to us certain trademarks related to the “Holcim” and “Lafarge” names and brands and certain other trademarks owned by Holcim for certain of our products and/or services, which license is exclusive (including as against Holcim) in certain jurisdictions in which we operate, subject to certain exceptions to exclusivity. We are required to use such names, trademarks and brands in a manner consistent with historical quality levels and not in a manner that would tarnish or otherwise adversely affect the reputation of the names, trademarks and brands, and Holcim, as a licensor, has certain quality control rights with respect to the licensed names, trademarks and brands. Such licenses have been obtained without additional consideration, and will last for up to thirty (30) months from the effective date of the Trademark License Agreement, unless earlier terminated by Holcim for uncured material breach by us or if we cease to use the licensed trademarks, or in the event of a change of control of or assignment to a third party by us or Holcim (in which case the party not undergoing the change of control or not undertaking an assignment, as applicable, will have certain rights to terminate).
Commercial Agreements
In connection with the Spin-off, we and Holcim entered into certain commercial agreements, including a framework supply agreement (the “Framework Supply Agreement”) and a manufacturing and purchase agreement (the “Manufacturing and Purchase Agreement”). The Framework Supply Agreement, among other things, governs the relationship between Amrize and Holcim pursuant to which we have been afforded purchase rights to Holcim’s cement exports to the United States on an arm’s length basis and on market terms. The Manufacturing and Purchase Agreement, among other things, governs the relationship between Amrize and Holcim pursuant to which we will manufacture and sell to Holcim certain products related to our portfolio of residential and commercial building performance solutions, including roofing, wall and lining products, on an arm’s length basis and on market terms.
Insider Trading Policy
The Company has adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of the Company’s securities by the Company’s directors, executive officers and associates. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards.
Option Timing Grant Policy
The Company does not have a policy on the timing of stock option grants, as it currently does not plan to issue stock options to its employees.
Corporate Governance Guidelines; Code of Conduct
The Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and the corporate governance policies and standards applicable to the Board. In addition, the Board has adopted a Code of Business Conduct that applies to all our directors, principal executive officer, principal financial officer, principal accounting officer and controller, and all employees. The full text of our Corporate Governance Guidelines and our Code of Conduct is available on our website at: https://investors.amrize.com/governance/governance-documents. We will also disclose on this page of our website any amendments to, or waivers from, the Code of Conduct.
Independent Auditor
Subject to approval of the shareholders, the Audit Committee of the Board has appointed Ernst and Young LLP (“EY”), an independent registered public accounting firm, as independent auditor to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending December 31, 2026. The shareholders are being asked to approve and ratify such appointment. A representative of EY will be available during the meeting to make a statement, if such representative so desires, and to respond to shareholders’ questions.

Although approval and ratification of the Audit Committee’s appointment of EY is not required, we value the opinions of our shareholders and believe that shareholder approval and ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit Committee will reconsider its appointment of EY. Even if this appointment is approved and ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Principal Accountant Fees and Services
Ernst & Young AG audited our annual consolidated financial statements for the year ended December 31, 2025. Ernst & Young AG was initially engaged to audit our financial statements for the year ended December 31, 2024 in connection with our Registration Statement on Form 10 relating to the Spin-Off.
The following table presents the approximate fees for professional audit services rendered by Ernst & Young AG for the audit of our financial statements for the fiscal year ended December 31, 2025. Due to the Spin-Off, no fees are reflected for Amrize for the year ended December 31, 2024. Of the fee amounts presented in the table, $11,608,000 were paid by Amrize and the remaining amounts were paid by Holcim prior to the Spin-Off.

Ernst & Young AG 2025 (USD in ‘000s)
Audit Fees(1)	$12,608
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total	$12,608

(1)
Includes audit fees related to professional services rendered in conjunction with the audit of our annual financial statements, the review of our quarterly financial statements, comfort letters, consents, the audit of our statutory filings, and other services pertaining to SEC matters.

Ernst & Young AG’s full time employees conducted a majority of the audit of the Company’s 2025 financial statements.
Principal Accountant for 2026
As previously disclosed, on February 19, 2026, at the direction of the Audit Committee, we engaged Ernst & Young LLP (“EY US”) as our independent registered public accounting firm for the year ending December 31, 2026, including performing reviews of the interim periods beginning with the period ending March 31, 2026. On the same date, the Audit Committee dismissed Ernst & Young AG (“EY Switzerland”) as our independent registered public accounting firm, given the engagement of EY US. The dismissal of EY Switzerland and the appointment of EY US were effective immediately. EY Switzerland will continue to serve as our statutory auditor under Swiss Law.
On June 23, 2025, Holcim completed the Spin-Off. With our primary operations in North America after the Spin-Off, we determined it appropriate to dismiss EY Switzerland and the appointment of EY US to better coordinate with our financial reporting function in the United States. In connection with the Spin-Off, Holcim had engaged EY Switzerland to audit our combined financial statements included in our Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission on February 28, 2025 (the “Form 10”). The report of EY Switzerland on our combined financial statements for each of the three fiscal years ended December 31, 2024, 2023 and 2022 included in the Form 10 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.
During the two fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 19, 2026, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Amrize and EY Switzerland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY Switzerland, would have caused EY Switzerland to make reference to the matter in connection with its report, or (b) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than, as previously disclosed in the Form 10, we identified a material weakness in the design and operation of its internal control over financial reporting related to insufficient accounting and supervisory personnel who have the appropriate level of U.S. GAAP technical accounting experience and training. Prior to the Spin-Off, and at the time the material weakness was identified, we were not a standalone entity and did not have a board of directors or an audit committee. Therefore, the Audit Committee did not discuss the material weakness with EY Switzerland at the time the material weakness was identified. We have authorized EY Switzerland to respond fully to the inquiries of EY US concerning the identified material weakness.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 19, 2026, neither Amrize nor anyone on its behalf, consulted with EY US with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to Amrize that EY US concluded was an important factor considered by Amrize in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding the retention of the Company’s principal independent registered public accounting firm that requires pre-approval of all of the firm’s services by the Audit Committee or, in some cases, by the Chair of the Audit Committee. Prior to the engagement of our independent registered public accounting firm, our Audit Committee pre-approves the above-described services by category of service and maximum amount of fees per category. During the year, circumstances may arise when it may become necessary to engage the principal independent registered public accounting firm for additional services not contemplated in the original preapproval or for services in excess of the originally pre-approved amount. In those instances, the policy requires that we obtain the Audit Committee’s pre-approval for those services. If pre-approval is required between Audit Committee meetings, the Chair of the Audit Committee may pre-approve the services, provided that notice of such pre-approval is given to the other members of the Audit Committee and presented to the Audit Committee at its next regularly scheduled meeting. All services provided by Ernst & Young AG in fiscal year 2025 were pre-approved by the Audit Committee, or prior to the Spin-Off, by Holcim.

Report of the Audit Committee
The Audit Committee supports the Board of Directors in the performance of its supervisory duties, including with respect to the integrity of the Company’s financial statements, accounting and financial reporting practices and the internal and independent audit processes, including the independent auditor’s qualifications and independence, and the performance of the independent auditors and internal audit department.
The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter can be found on Amrize’s website https://investors.amrize.com/governance/governance-documents.
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025, with Amrize’s management. In addition, the Audit Committee has also discussed with Ernst & Young AG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young AG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young AG their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Amrize’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Submitted by the Audit Committee of the Board
Robert Rivkin, Chairperson
Dwight Gibson
Holli Ladhani
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each of our directors, executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the SEC initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of our common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2025, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2024, the following reports were not filed in a timely manner: a Form 4 was filed late on August 14, 2025, on behalf of Mr. Jaime Hill to disclose one late transaction that occurred on August 8, 2025.
Shareholder Proposals for 2027 Annual General Meeting
We anticipate holding our 2027 Annual General Meeting on or about April 20, 2027. One or more registered shareholders who satisfy the minimum shareholding requirements in the Articles of Association may demand that an item be placed on the agenda for our 2027 Annual General Meeting of shareholders by delivering a written request describing the proposal to the Corporate Secretary of Amrize at our principal executive office in the United States no later than January 20, 2027.
In addition, if you are a registered shareholder and satisfy the shareholding requirements under Rule 14a-8 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), you may submit a proposal for consideration by the Board of Directors for inclusion in Amrize’s proxy statement for its 2027 Annual General Meeting by delivering a request and a description of the proposal to the Corporate Secretary of Amrize at our principal executive office in the United States no later than November 11, 2026. The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials under U.S. securities laws.
If you are a registered shareholder who intends to solicit proxies in support of director nominees other than Amrize’s nominees under Rule 14a-19 of the Exchange Act, you must submit notice to the Corporate Secretary of Amrize at our principal executive office in the United States no later than February 22, 2027. The notice will need to comply with Rule 14a-19 of the Exchange Act.
Under the Articles of Association only registered shareholders are recognized as Amrize shareholders. As a result, if you are not a registered shareholder you may not make proposals for the 2027 Annual General Meeting.

COMPENSATION REPORT FOR FISCAL YEAR 2025
The compensation disclosures in this proxy statement, consisting of the Compensation Discussion and Analysis, Report of the Compensation Committee, Compensation Tables, Director Compensation Disclosures and Swiss Compensation Report Tables (together the “Compensation Report”), have been designed to comply with both the proxy statement disclosure rules under U.S. securities laws, the Swiss corporate law and the standard relating to information on compensation in the Directive on Corporate Governance of the SIX Swiss Exchange. For Swiss law purposes, this Compensation Report is supplemented by the Swiss Compensation Report Tables prepared in compliance with the Swiss Code of Obligations.
Also referred to in the Swiss Compensation Report Tables is compensation for those members of our Board of Directors that receive compensation for their service on the Board (the “Non-Employee Directors”). Compensation details for our Non-Employee Directors can be found in the section of this report titled “Director Summary Compensation Table”.
This Compensation Report is an integrated part of our Invitation and Proxy Statement for our 2026 Annual General Meeting.
COMPENSATION DISCUSSION & ANALYSIS
Executive Summary
Amrize successfully completed the Distribution from our former parent company, Holcim AG (“Holcim”), on June 23, 2025 with listing on both the SIX Swiss Exchange (“SIX”) and New York Stock Exchange (“NYSE”). Following the Distribution, the Company’s newly formed Compensation Committee assumed responsibility of reviewing and approving the Company’s executive compensation programs and policies. This Compensation Discussion and Analysis (“CD&A”) discusses compensation programs associated with Amrize’s Chairman and Chief Executive Officer (“CEO”), Named Executive Officers (“NEOs”), and members of the Executive Management of the Company, otherwise referred to as the Executive Committee (“ExCo”).
This CD&A covers compensation program designs and philosophy pertaining to the entire fiscal year 2025, including compensation paid prior to the Distribution on June 23, 2025 (the “Distribution Date”). Prior to the Distribution, compensation decisions for the NEOs and ExCo were the responsibility of the Holcim Nomination, Compensation & Governance Committee. Following the Distribution, compensation decisions for these groups were overseen by the Amrize Compensation Committee.
For the purposes of this CD&A, we refer to the following individuals as our NEOs:
•	Jan Jenisch, our Chairman and Chief Executive Officer;
•	Ian Johnston, our Chief Financial Officer;
•	Denise Singleton, our Chief Legal Officer and Corporate Secretary;
•	Jaime Hill, our President, Building Materials; and
•	Jake Gosa, our President, Building Envelope.
Our ExCo is defined by the Compensation Committee in keeping with Swiss corporate law and differs from the above NEOs. The ExCo includes additional individuals who are not NEOs as required by U.S. securities laws and are delineated by the Board of Directors.

Named Executive Officers (NEOs) in compliance with U.S. securities law	Executive Committee (ExCo) in compliance with Swiss corporate law
All NEOs listed in the left column, plus:
Jan Jenisch, CEO	Nollaig Forrest, Chief Marketing & Corporate Affairs Officer
Ian Johnston, CFO	Stephen Clark, Chief People Officer
Denise Singleton, Chief Legal Officer and Corporate Secretary	Samuel Poletti, Chief Strategy and M&A Officer
Jaime Hill, President, Building Materials	Mario Gross, Chief Supply Chain Officer
Jake Gosa, President, Building Envelope	Roald Brouwer, Chief Technology Officer

Compensation and incentive design details disclosed in this CD&A - other than individual-specific details - are applicable to both the NEOs and the additional members of the ExCo, unless noted otherwise. For further details on our ExCo, see the Swiss Compensation Report Tables and Proposal 14 in the section “Annual General Meeting of Shareholders of Amrize - Agenda Items” above.
Fiscal Year 2025 Business Highlights
Fiscal year 2025 was a milestone year for Amrize, notable for navigating a complex transition to being an independent public entity following the Distribution while simultaneously delivering solid financial performance. The Company delivered top-line growth of 1% and generated strong free cash flow of $1.5 billion while at the same time made strategic investments in organic growth projects such as the Midlothian, Exshaw and St. Constant cement plants. Those investments are targeted to achieve operational efficiencies, expand production and meet customer demands. In addition to organic investments, the company completed 3 bolt-on acquisitions.

Strategic Progress
Completed the expansion of our flagship Ste. Genevieve cement plant in Q4 2025, adding 660 thousand tons of production capacity and improving efficiency at North America’s largest cement plant.

On track with new state-of-the-art Malarkey shingle factory in Indiana (50%+ production increase comissioned by the end of 2026) and beginning the expansion of our St. Constant cement plant in Quebec (300 thousand tons additional capacity).

Organic growth projects on track: investing to expand aggregates production by 200 million tons of reserves in Oklahoma to serve the fast growing Dallas-Fort Worth market; investing in our Midlothian, Texas cement plant (100 thousand tons additional capacity); investing in our Exshaw, Alberta cement plant (50 thousand tons additional capacity).

Supported over 30 data center projects in 2025 including large scale projects such as a new data center campus in Louisiana.

ASPIRE synergy program progressing with 450+ new logistics and service providers onboarded and 400+ projects underway, targeting 70 bps margin expansion in 2026 and on track to achieve $250 million synergies through 2028.

Stood up independent systems and operating models across Amrize’s functions in conjunction with the Distribution.

Established relationships with new investors in North America with ownership now representing 38% of total vs. 34% around the time of the Distribution.

Top-Line Growth
Total Company revenues up 1% to $11.8 billion reflecting continued infrastructure spend and improving commercial customer demand.

Building Materials revenue grew 2% to $8.5 billion with cement volumes down 1% and pricing up 0.3%, while aggregates volume was down 1% with freight adjusted pricing up 6%.

Building Envelope revenue down 2% to $3.3 billion driven by softer residential roofing demand. Residential roofing softness was driven by lower new construction and existing home sales as well as by milder storm seasons in 2025. The Ox Engineered Products acquisition contributed $107 million to Building Envelope revenue in 2025.

Bottom-Line Performance
Adjusted EBITDA of $3.0 billion, was down 5% vs. 2024. This reflects continued infrastructure spend and improving commercial market demand, offset by residential softness. Within Building Materials, results were driven by higher prices in both Cement and Aggregates. Within Building Envelope, residential roofing softness impacted overall results.

Fiscal Year 2025 Executive Leadership and Compensation Highlights
Fiscal year 2025 was a foundational year as we built teams and compensation programs that could establish future strategies for an independent Amrize and deliver against ambitious goals. The leadership team foundation was anchored by Jan Jenisch being appointed as CEO effective May 2025. Mr. Jenisch built a team of highly experienced and capable leaders, drawing upon internal talent (e.g., Messrs. Johnston and Hill), as well as attracting outstanding individuals such as Ms. Singleton and Mr. Gosa to lead key functions and businesses.
In conjunction with the Distribution, Amrize established a go-forward compensation philosophy and pay programs that would create a strong link between pay and performance, attract and motivate outstanding leaders, provide alignment with shareholders, and reinforce execution of the business strategy. Many of these elements represented a continuation of prior Holcim approaches, though they also reflect strategies that are specific to Amrize. Highlights of the pay program structures and related performance and pay alignment in fiscal year 2025 are noted below. Overall, our performance was strong, with incentive program results that reflected mixed performance across our Business Segments.

Element	Description	Fiscal 2025 Results
Compensation Philosophy
We have designed our executive compensation programs around the following core principles:

1.
Establish a strong link between pay and performance and create shareholder value.
2.
Attract, retain, and motivate a highly talented leadership team.
3.
Align executives’ interests with shareholders’ interests.
4.
Reinforce business strategies and drive long-term sustained shareholder value.

In conjunction with the Distribution, the Holcim Nomination, Compensation & Governance Committee (pre-Distribution) and Amrize Compensation Committee (post-Distribution) applied the pay philosophy in the determination and administration of Amrize’s new pay programs.

Base Salary	Target fixed compensation generally approximated market median to allow for attraction and retention of highly qualified leaders.	Aligned with pay philosophy. Established new pay levels for leaders from within Amrize as well as those that joined from outside the Company in conjunction with a review of market pay practices.

Annual Short-Term Incentive
Short-term incentive program which measures performance in fiscal year 2025 against a mix of top- and bottom-line financial metrics as well as objectives tied to operational effectiveness as approved by the Compensation Committee and Board.
Fiscal Year 2025 Bonus Payout: • Corporate Result: 133% of target • Segment President Results ○ Mr. Hill = 156% of target ○ Mr. Gosa = 79% of target

Annual Long-Term Incentive
Equity awarded in fiscal year 2025 fell into two categories:

•
Annual Equity Awards — granted as part of regular, ongoing programs for post-Distribution Amrize
•
Converted Equity Awards — granted as replacement equity for those executives who had been employees of the pre-Distribution combined entity and are now executives of post-Distribution Amrize

Both of these equity award programs were awarded
in entirely performance-based equity vehicles, whose
Equity Award Performance Cycles Completed in 2025: • Converted FY23–25 PSUs: 174% of target • Converted 2021 PSOs: 100% of maximum

Element	Description	Fiscal 2025 Results
realized value, if any at all, are dependent on performance measured Annual equity awards were aligned with U.S. market practices and the Company’s pay philosophy.

Benefits	The NEOs generally participate in our benefit programs on the same basis as all of our employees.

Compensation Program Overview
Compensation Philosophy
Following the Distribution, the Compensation Committee has reviewed and aligned our executive compensation principles and philosophy to best meet our go-forward business objectives and status as an independent, stand-alone company with a focus on the North American talent market. We have designed our executive compensation programs around the following core principles:
1.	Establish a strong link between pay and performance and create shareholder value.
2.	Attract, retain, and motivate a highly talented leadership team.
3.	Align executives’ interests with shareholders’ interests.
4.	Reinforce business strategies and drive long-term sustained shareholder value.
In accordance with the above principles, the Compensation Committee has set a majority of NEOs’ pay in variable compensation elements whose actual payout is contingent on Company and/or business unit performance against pre-determined goals set by the Compensation Committee and Board. Performance metrics and goals cover both strategic operating and financial goals to align with Amrize’s strategy and pay philosophy.
Consistent with our compensation philosophy to provide rewards that enable us to attract and retain strong leaders to drive business results, we generally approximate market median pay for comparable positions at similar companies. Positioning can vary somewhat based on factors such as experience in the role and individual performance.
How Our Executive Compensation is Set
Following the Distribution, the Board adopted a charter for the Compensation Committee, which gives, among its other responsibilities, oversight responsibility for executive compensation. In determining executive compensation, the Compensation Committee takes into consideration recommendations and input from the CEO, Chief People Officer, and third-party, independent advisors. However, the CEO and other executives do not attend sections of meetings that address determination of their own performance and/or compensation.
After each Compensation Committee meeting, the chair of the Compensation Committee reports to the Board of Directors on the activities of the Compensation Committee. The minutes of the Compensation Committee meetings are available to all members of the Board of Directors. The table below summarizes the responsibilities of the relevant parties in determining executive compensation:

Board of Directors
•
Approve CEO compensation and employment agreement
•
Approve the CD&A and proxy statement disclosure
•
Approve the maximum compensation amounts for the ExCo and Board of Directors to be submitted for approval to the Annual General Meeting
•
Develop and approve annual objectives for CEO that align with the Company’s strategic direction

Compensation Committee	• Establish executive compensation philosophy • Propose compensation policy for CEO and other ExCo members to the Board • Define and implement criteria for variable short- and long-term compensation

•
Make recommendations to the Board on new or amended incentive-based and equity-based compensation plans
•
Approve compensation levels for other ExCo members within the limits approved at the Annual General Meeting
•
Recommend to the Board annual targets for CEO and other ExCo members under the Company’s incentive compensation programs
•
Review and approve, for the CEO and other ExCo members, employment agreements, non-competition agreements, and special benefits for executives
•
Review peer group companies for compensation benchmarking and provide market comparison data to the Board
•
Review the adherence of Board members, CEO, and other ExCo members to the stock ownership guideline
•
Propose to the Board the CD&A
•
Propose to the Board the maximum compensation amounts for the ExCo and the Board of Directors to be submitted to the Annual General Meeting for approval

CEO
•
Make recommendations to the Compensation Committee pertaining to annual performance objectives including short- and long-term incentive plan goals
•
Make recommendations to the Compensation Committee on performance of ExCo members
•
Recommends compensation levels of our ExCo members (except for his own pay)
•
Preparation of strategic direction for the Company and propose to Board for approval

Independent Advisors
The Compensation Committee retains the authority to obtain professional consultancy services and other advisors as needed to fulfill its responsibilities. In fiscal year 2025, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) and PwC Switzerland as its independent compensation advisors.

Semler Brossy provided no services to the Company in fiscal year 2025 other than executive and director compensation consulting and advisory services. There are clear rules and controls in place to ensure the independence of the consultant.

PwC Switzerland provided other services to Amrize in fiscal year 2025 and there are clear rules and controls in place to ensure the independence of the consultant.

The Compensation Committee enlisted both U.S. and Swiss consultants in recognition of the added complexity of operating in both the U.S. and Swiss regulatory environments. Primary responsibilities are to:

•
Conduct annual assessments of the compensation peer group
•
Assist with design and market benchmarking of our short- and long-term incentive plans
•
Analyze executive compensation levels and practices of companies in our compensation peer group
•
Ensure alignment with the relevant regulatory, governance, and shareholder requirements
•
Review and provide input on our CD&A
•
Review and provide input on the compensation motions to be submitted to the Annual General Meeting
•
Provide advice with respect to best practices to the Compensation Committee
•
Provide ad hoc advice and support on compensation- and governance-related matters

Compensation Peer Group
Following the Distribution, the Compensation Committee approved the peer group that had been used by our former parent company’s Nomination, Compensation & Governance Committee to benchmark pay levels and design features, including mix and performance criteria. This group focused on U.S. publicly traded companies to correspond with the Company’s North American business focus and competition in the U.S. executive talent market.

To help guide the Compensation Peer Group selection process in an objective manner, the following criteria were used to select companies included in this group:

Element	Primary Criteria	Rationale
Geographic Focus	Publicly Traded U.S. Companies	The group is intended to reflect Amrize’s focus on the North American talent and business markets.

Industry	Building Products and Construction Materials sectors	These sectors represent Amrize’s primary business focus, though adjacent industrial sectors are also reviewed given the limited availability of direct competitors.

Financial Size	Similar in revenue and market capitalization size to Amrize	Defined as approximately one-third to three times Amrize’s annual revenue and market capitalization at the time of review

The Compensation Committee intends to review the composition of this peer group on an annual basis to ensure that companies of appropriate size, complexity, and business relevance are included. Our independent compensation consultants will assist in these reviews.
Based on these criteria, the Compensation Committee reviewed with its independent compensation consultants and approved in August 2025 the following peer group of 18 publicly-traded companies, which it used to benchmark pay and governance practices in fiscal year 2025 and intends to use for fiscal year 2026 with no changes:

3M Company	Dupont de Nemours	Owens Corning
Builders FirstSource	Johnson Controls International	PPG Industries
Carlisle Companies	Martin Marietta Materials	RPM International
Carrier Global	Masco	The Sherwin-Williams Company
Celanese	Nucor	Trane Technologies
CRH	Otis Worldwide	Vulcan Materials Company

This set of peers is used to benchmark executives’ pay against data for roles comparable to their respective position at Amrize. Where necessary due to insufficient disclosure, peer data is supplemented with broad market survey data, scaled to the appropriate revenue scope and role for each executive. A benchmarking analysis of executive compensation was conducted in fiscal year 2025 and is intended to be conducted — with input from independent advisors as retained by the Compensation Committee — on an annual basis.
Total Direct Compensation Overview
Each ExCo member has a target total direct compensation opportunity made up of three components: (1) annual base salary (“Base Salary”), (2) annual short-term incentive or annual bonus (“Bonus”), and (3) annual long-term incentives delivered in equity (“LTI”). A majority of our ExCo members’ annual compensation for fiscal year 2025 was delivered in variable pay elements whose ultimate realizable value depended on performance against Amrize’s strategic operational and financial goals as established by the Compensation Committee and the Company’s share price. Amrize believes this approach motivates executives to consider the impact of their decisions on shareholder value. This performance-based pay mix approach was done in consultation with market analysis of U.S. pay practices prepared by the Compensation Committee’s independent advisor (Semler Brossy).

The following charts show the percentage of target pay1 which is denominated in each of the three aforementioned components for our CEO, Non-CEO NEOs, and other Non-CEO ExCo members in fiscal year 2025.
(1)	Percentage mix values are calculated based on target values of performance-based cash and equity elements.

CEO

Salary
11%
Bonus
17%
LTI
72%
89%
Performance-Based,
Variable Pay

Non-CEO NEOs

Salary
26%
LTI
51%
Bonus
23%
74%
Performance-Based,
Variable Pay

Non-CEO ExCo Members

Salary
30%
LTI
46%
Bonus
24%
70%
Performance-Based,
Variable Pay

This mix of pay elements is intended to align Amrize’s executive compensation with shareholder value creation and the Company’s executive compensation philosophy.

Element	Purpose	Metric
Fixed Pay Elements

Base Salary	Provide fixed compensation to attract and retain talent	Salary is delivered fully in cash and tied closely to the competitive market data from our compensation peer group for each executive’s respective role and individual performance
Variable Pay Elements

Annual Short-Term Incentive	Reward for short-term performance and define near-term goals for the executive team
Vehicle: Cash
Performance Period: One Year
Payout Range: Payout between 0-200% of target value based on achievement of specified weighted performance goals.
Performance Metrics (Weighting):
•
Adj. EBITDA Growth (40%)
•
Cash Conversion (25%)
•
Revenue Growth (20%)[1]
•
Health, Safety, and Environment (HSE) Scorecard (15%)

Segment Presidents: Final payout for Messrs. Hill and Gosa is weighted 70% to performance of their respective Business Segments and 30% to Amrize corporate results

Element	Purpose	Metric
Annual Long-Term Incentive
Reward for long-term performance and to align executives with shareholder interests through share-based equity. This vehicle is also critical to retention of executive talent due to the multi-year vesting schedule

Vehicle: 100% Performance-Based Stock Units (PSUs)
Performance Period: Three Years
Vesting: Annual LTI awards cliff vest at the end of the three-year performance period subject to performance achievement
Payout Range: Payout between 0-200% of target value based on achievement of specified weighted performance goals.
PSU Performance Metrics (Weighting):
•
Adj. EPS Growth (50%)
•
Relative TSR (rTSR) compared to the S&P 500 Industrials Index (50%)

(1)	Revenue growth reflects Amrize’s reported revenue excluding transformational M&A.
As required by Swiss corporate law, our Articles of Association include provisions on compensation (full version: https://investors.amrize.com/_assets/_7cfd2b2d99877568dd67b664ed794252/amrize/db/928/9518/file/Amrize-
Articles-of-Assoc-June-2025.pdf):
•	Art. 19: Remuneration of the Board of Directors
•	Art. 20 and 21: Compensation Committee
•	Art. 23: Compensation of the Board of Directors and Executive Management - Approval by the Annual General Meeting
•	Art. 24: Compensation of the Board of Directors and Executive Management – Supplementary Amounts
•	Art. 25: Compensation of the Board of Directors and Executive Management – General Principles of Compensation
•	Art. 26: Compensation of the Board of Directors and Executive Management – Retirement Benefits
•	Art. 27: Agreements with Members of the Board of Directors and the Executive Management – Employment and Agency Agreements
•	Art. 28: Mandates outside the Company – External Mandates

Executive Compensation Best Practices
The Compensation Committee adheres to the following principles in setting executive compensation design to align with best market practices and reinforce Amrize’s values:

What We Do	What We Avoid
Link Pay to Performance – A substantial portion of total pay for our ExCo members is delivered in at-risk, variable pay components linked to performance.

Engage with Independent Compensation Consultants – The Compensation Committee directly engages third-party advisors to review our compensation programs and provide guidance on compensation matters independent of management.

Annual Compensation Review – The Compensation Committee, along with its independent advisors, conducts an annual review of our compensation programs, philosophy, and strategy.

Annual Compensation Risk Assessment – Material adverse risks that may arise from the Company’s compensation programs are evaluated by the Compensation Committee on an annual basis.

Emphasize Long-Term Equity Compensation – A majority of our NEOs’ and ExCo members’ annual compensation is delivered in the form of equity which is subject to and may only vest on the basis of performance measured over a multi-year period against goals set by the Compensation Committee.

Maintain Robust Stock Ownership Guidelines – We require our ExCo members and Non-Employee Directors to acquire and maintain a meaningful equity stake in the Company.

Enforce and Maintain a Compensation Recovery Policy – We have adopted a compensation recovery policy that provides for the recoupment of erroneously awarded incentive-based compensation from our Section 16 officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Prohibit Hedging, Pledging and Short Sales – Under our Anti-Hedging and -Pledging Policies, we prohibit our Directors, ExCo members, and other executive officers from any short sales, transactions in derivatives, hedging, and pledging of Amrize securities.

Guaranteed Bonus or Equity – The entirety of pay delivered through our short- and long-term incentive programs is at-risk and subject to actual performance against pre-determined goals.

Special Retirement Programs – We do not offer pension arrangements, nonqualified deferred compensation loans or special arrangements for retirement to our ExCo members other than our Section 401(k) plan generally available to all employees in the U.S. and our Swiss statutory pension plan provided to all employees in Switzerland as required by Swiss law.

Unearned Dividend Payments – We do not pay dividends or dividend equivalents on unearned PSUs.

Excessive Perquisites – Benefits and perquisites provided to our executives are aligned and benchmarked against peer practices.

Tax Gross-Ups – Tax reimbursement payments are avoided for our executives to the extent that benefits provided incur taxes.

Single-Trigger Equity Vesting in Event of a Change in Control – Equity acceleration is not automatically provided in case of a change in control.

Sign-on and Severance Payments – As required by Swiss law, we do not pay sign-on or severance payments to ExCo members.

Compensation Program Details
Amrize completed its separation from Holcim on June 23, 2025, the Distribution Date. Compensation reported in this CD&A focuses on pay executive officers have received in service at Amrize during fiscal year 2025, both pre- and post-Distribution. During fiscal year 2024 and prior to the Distribution on June 23, 2025, Amrize was a division of Holcim. Full-year details are also reflected in our compensation tables (see Summary Compensation Table and Grants of Plan-Based Awards).
Base Salary
We provide our executives with base salaries to provide a fixed amount of cash compensation. We view this component of pay as critical to the retention and recruitment, as applicable, of a capable management team.
In fiscal year 2025, the Compensation Committee conducted a competitive review of our NEOs’ and ExCo members’ base salaries with competitive market analysis provided by Semler Brossy. Executive base salaries are intended to align with our compensation philosophy regarding positioning against U.S. market pay data for officers’ respective roles as well as consider Company and individual performance.
The table below shows the annual base salary rates of our NEOs as of December 31, 2025. Unless noted otherwise, 2025 base salaries shown below were effective beginning January 1, 2025.

Name	2025 Annual Base Salary (gross)
Jan Jenisch(1)	CHF 1,178,400 $1,486,669
Ian Johnston	$700,000
Denise Singleton	$725,000
Jaime Hill	$700,000
Jake Gosa(2)	$650,000

(1)
Mr. Jenisch served as Non-Executive Chairman of Holcim AG from May 1, 2024 until May 14, 2025. After Holcim’s 2025 Annual General Meeting, Mr. Jenisch transitioned to his current role as CEO of Amrize and shifted to his 2025 rate of salary of CHF 1.178 million effective May 15, 2025. Actual base salary for 2025 was pro-rated for Mr. Jenisch’s time served in role in fiscal year 2025. Dollar values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1 CHF: 1.2616 USD). Mr. Jenisch receives a salary denominated in CHF; value in USD is shown for informative purposes only.

(2)	Mr. Gosa was hired as President, Building Envelope effective March 2025. His actual base salary paid in fiscal year 2025 was pro-rated for time served in role.
Since compensation arrangements with certain executive officers (e.g., Mr. Jenisch) are denominated in CHF, the USD values are subject to currency exchange fluctuations. For example, Mr. Jenisch’s initial salary was set at CHF 1.178 million (as disclosed in our Form 10) and remained unchanged for the duration of his 2025 service at Amrize. However, the converted value increased due to a change in CHF to USD currency exchange rates (1 CHF: 1.1035 USD as of December 31, 2024 and 1 CHF: 1.2616 USD as of December 31, 2025).
Annual Short-Term Incentive
Our bonus is intended to reward and motivate executives for performance against financial and strategic operational metrics. This is consistent with our executive compensation philosophy of providing a meaningful portion of our executives’ total pay in the form of variable, at-risk pay vehicles.
Each ExCo member has a target award opportunity set as a percentage of their base salary. The target percentage is set with consultation of U.S. market practices, individual performance, internal positioning, and considerations for the individual’s total target compensation package and is reviewed by the Compensation Committee’s independent advisors. The target percentage for NEOs is disclosed below. For the other ExCo members, it ranges from 60% to 90% of base salary.
The annual cash bonus is intended to reward strong performance with above-target payouts and weaker performance with below-target payouts to provide a competitive total compensation package that directly aligns executive pay with Company performance. Target award amounts are not guaranteed, and any realized portion of the annual bonus is wholly dependent on achievement of performance goals set by the Compensation Committee.

Annual cash bonus outcomes for Messrs. Jenisch and Johnston and Ms. Singleton were based entirely on Amrize corporate results for fiscal year 2025. Messrs. Hill and Gosa’s (our “Segment Presidents”) annual cash bonuses were based on both Amrize corporate and business-segment-specific results for either Building Materials or Building Envelope (our “Business Segments”), respectively.

Name	Business Segment	2025 Annual Base Salary (gross)		Target Annual Cash Bonus as % of Base Salary		Target Annual Cash Bonus (gross)
Jan Jenisch(1,2)	N/A	CHF 1,178,400	x	150%	=	CHF 1,767,600
		$1,486,669	x	150%	=	$2,230,004
Ian Johnston	N/A	$700,000	x	90%	=	$630,000
Denise Singleton	N/A	$725,000	x	85%	=	$616,250
Jaime Hill(3)	Building Materials	$700,000	x	90%	=	$630,000
Jake Gosa(3)	Building Envelope	$650,000	x	90%	=	$585,000

(1)
Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1 CHF: 1.2616 USD). Mr. Jenisch receives a single bonus denominated in CHF; values in USD are shown for informative purposes only.

(2)
Value shown reflects the annualized target value for Mr. Jenisch. Mr. Jenisch’s actual target bonus in FY25 was pro-rated based on the portion of the performance period served in role following his transition to his current role as CEO of Amrize effective May 15, 2025.

(3)
Messrs. Hill and Gosa, as Segment Presidents, have a majority of their annual cash bonus (70%) tied to their respective Business Segment’s performance. 30% of their annual cash bonus is still tied to full-company, Amrize results which are the same as other NEOs.

We believe weighting a majority of our Segment Presidents’ annual short-term incentives outcomes to performance for their respective Business Segment is consistent with our executive compensation philosophy of aligning pay with performance and promotes divisional performance and results. This design makes realizable, annual cash pay contingent on performance of the business directly overseen by these two individuals, while also maintaining a portion of their annual incentive tied to Amrize corporate performance.
In designing our annual cash bonus program, we leveraged the design of our pre-Distribution parent company, Holcim, to inform Amrize’s design. However, the Compensation Committee and Board approved a final design that fully aligned with our status as an independent public entity operating primarily in the North American business market. The Compensation Committee and Board’s approvals were made in conjunction with a competitive market analysis completed by Semler Brossy of short-term, cash incentive plans among our peer group.
Performance Metrics
Financial performance is measured in our annual short-term incentive against pre-established goals for Adjusted EBITDA Growth, Cash Conversion, and Revenue Growth. These financial measures were selected for their direct connection to Amrize’s business strategy and ability to drive value for the Company.
In addition to a majority of weighted financial metrics—and consistent with our pre-Distribution parent company design—we elected to include a weighted metric measuring performance against Health, Safety, and Environmental (HSE) goals critical to the Company’s performance and operational effectiveness. The HSE scorecard measures achievement of certain goals related to the safety and sustainability of our operations across three factors:
•	HSE Improvement Plan (HSE-IP): Includes strategic objectives such as key risk control, process safety management, health & well-being, industrial hygiene, road safety, and incident elimination control
•	Critical Risk Elimination (CRE): Action closure of objectives that are determined from an HSE audit of operations and safety management processes
•	Lost-Time Injury Frequency Rate (LTIFR): Measures improvement of reducing time lost to workplace injuries in the course of operations
Each of these HSE scorecard measures is evaluated separately for the individual Business Segments and at the corporate level, and scores are applied accordingly for individuals subject to Business-Segment-specific metrics.

We believe this design and choice of metrics aligns directly with our strategic objectives, performance goals, business priorities, and shareholder interests. See “Definition and Reconciliation of Non-GAAP Measures” for further details on our definition of certain of these measures.
NEO and ExCo Annual Cash Bonus Metric Mix (other than Segment Presidents)

Metric	Weighting	Rationale
Adjusted EBITDA Growth	40.00%	Encourages topline growth and responsible expense management from our executive team; aligns performance with a key strategic priority for Amrize
Cash Conversion	25.00%	Encourages financial and operating efficiency
Revenue Growth	20.00%	Further emphasizes topline growth and aligns with investor expectation and peer company practices
Health, Safety, and Environment (HSE) Scorecard	15.00%	Provides a direct assessment of strategic objectives and aligns with company philosophy

Annual cash bonuses for our Segment Presidents used the same mix of metrics but weighted 30% to Amrize corporate results and 70% to Segment-specific results. For the avoidance of doubt, the mix of metrics used for each of our Segment President aligned with the results of their respective Business Segment was as follows:
Segment President Annual Cash Bonus Metric Mix

	Metric	Corporate- or Segment-Portion Weighting	Blended Weighting (% of total)[1]
Amrize Corporate (30% of total for Segment Presidents)	Adjusted EBITDA Growth	40.00%	12.00%
	Cash Conversion	25.00%	7.50%
	Revenue Growth	20.00%	6.00%
	Health, Safety, and Environment (HSE) Scorecard	15.00%	4.50%

Business Segment (70% of total for Segment Presidents)	Adjusted EBITDA Growth	40.00%	28.00%
	Cash Conversion	25.00%	17.50%
	Revenue Growth	20.00%	14.00%
	Health, Safety, and Environment (HSE) Scorecard	15.00%	10.50%

(1)
Represents the product of the weighting of a given Amrize corporate or Business Segment metric and the weighting of Amrize corporate or Business Segment results for the applicable individual’s bonus outcome.

Annual cash bonus payouts for fiscal year 2025 were based on the above mix of metrics as indicated for each executive. Each financial metric has a threshold goal below which no annual cash bonus will be earned. Payouts for performance between threshold, target, and maximum goals would be determined using linear interpolation. The final payout of annual cash bonuses may range from between 0% to 200% of each executive’s target bonus amount.
Fiscal Year 2025 Bonus Achievement
For Fiscal Year 2025, the Compensation Committee approved the goals below for our annual cash bonus metrics. Note, the target performance levels for adjusted EBITDA growth and Revenue growth were both set at a slightly negative level. These reflect the anticipated headwinds in the business due to macroeconomic uncertainty. Threshold and maximum performance achievement against performance metrics corresponded to 50% and 200% payouts, respectively, as a percentage of the target bonus amount.

	Metric	Weighting	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)	Actual	Payout as % of Target Bonus	Weighted Average Payout as % of Target Bonus
Amrize Corporate — applicable to all NEOs	Adj. EBITDA Growth	40%	-10.00%	-5.00%	1.00%	-5.40%	95.40%	133%
	Cash Conversion	25%	40.00%	45.00%	55.00%	48.60%	136.20%
	Revenue Growth	20%	-3.00%	-1.00%	2.00%	0.50%	152.50%
	HSE Scorecard	15%	55	85	100	100	200.00%

Building Materials — applicable to Mr. Hill	Adj. EBITDA Growth	40%	-7.40%	-3.10%	3.40%	-2.00%	115.80%	166%
	Cash Conversion	25%	43.00%	45.70%	57.00%	61.00%	200.00%
	Revenue Growth	20%	-2.10%	-0.60%	2.90%	2.80%	198.1%
	HSE Scorecard	15%	55	85	100	100	200.00%

Building Envelope — applicable to Mr. Gosa	Adj. EBITDA Growth	40%	-3.00%	1.30%	7.80%	-6.70%	0.00%	56%
	Cash Conversion	25%	48.00%	52.40%	62.00%	52.90%	105.40%
	Revenue Growth	20%	-4.40%	-2.90%	0.60%	-4.90%	0.00%
	HSE Scorecard	15%	55	85	100	100	200.00%

Our fiscal year 2025 results are reflective of full-year Amrize performance, encompassing both our time as a division of Holcim and post-Distribution, as an independent public entity. These goals were set by the Compensation Committee and Board with the intention to encourage business growth and substantive, strong performance from our executive team.
Performance against these metrics resulted in a payout percentage of 133% for Amrize corporate performance. Business Materials’ performance - making up 70% of Mr. Hill’s award - resulted in a payout percentage of 166% target. Building Envelope’s performance - making up 70% of Mr. Gosa’s award - resulted in a payout percentage of 56% of target. Annual cash bonuses were calculated as shown below.
Messrs. Jenisch and Johnston and Ms. Singleton:

Mr. Hill:

Mr. Gosa:

The Compensation Committee approved annual cash bonus payouts in the following amount for our NEOs for fiscal year 2025:

Name	Target Cash Bonus (gross)	Actual Bonus Payout (as % of Target)	Actual Bonus Payout (gross)
Jan Jenisch(1,2)	CHF 1,111,877	133%	CHF 1,475,906
	$1,402,745		$1,862,003
Ian Johnston	$630,000	133%	$836,262
Denise Singleton	$616,250	133%	$818,010
Jaime Hill(3)	$630,000	156%	$982,737
Jake Gosa(3)	$585,000	79%	$463,730

(1)
Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1 CHF: 1.2616 USD). Mr. Jenisch receives a single bonus denominated in CHF; values in USD are shown for informative purposes only.

(2)	Mr. Jenisch’s target cash bonus was pro-rated based on the portion of the performance period served in his current role.
(3)
Messrs. Hill and Gosa, as Segment Presidents, have a majority of their annual cash bonus tied to their respective Segment’s performance. 30% of their annual cash bonus is still tied to full-company, Amrize results.

Amrize navigated a complex transition to being an independent public company while delivering solid financial performance amidst a challenging business environment. The Compensation Committee and Board determined that the approved annual cash bonus payouts to our NEOs reflect Amrize’s performance during fiscal year 2025.
Long-Term Incentives
The Compensation Committee made equity grants to our ExCo in connection with the successful Distribution and our status as an independent public entity in fiscal year 2025. Our ExCo received annual equity grants in the intended normal course of our annual compensation program that is intended to provide executives with a total target compensation package that is competitive in the U.S. market for their respective role.
Additionally, in connection with the Distribution and history as a division of Holcim, we assumed and transitioned equity awards from our then parent company, Holcim, into awards with respect to shares of Amrize listed on either the NYSE (“NYSE: AMRZ”) or SIX (“SIX: AMRZ”). This applied only to select ExCo with outstanding Holcim equity awards immediately prior to the Distribution (the “Converted Equity Awards”). These awards were granted in the form of performance stock units (“Converted PSUs”) and performance stock options (“Converted PSOs”) that were and continue to be entirely performance-based. Converted Equity Awards are considered to be neither additional compensation nor part of annual target compensation.
Annual Equity Awards
The Compensation Committee set target award opportunities for our ExCo based on an assessment of competitive market practices in our peer group and broader market in consultation with its independent advisors, as well as with consideration of the experience profile and performance of the individual. The target opportunities of our executives’ equity awards are intended to be competitive for their respective roles in the U.S. market. These equity awards (at their target opportunity value) constitute a majority of our executives’ annual target pay and tie a large portion of our executives’ pay to the shareholder experience.

Component	Detail	Rationale
Equity Vehicle	100% Performance-Based Stock Units	Aligns with our compensation philosophy of aligning pay with performance
Metrics	Adjusted EPS (50% weighting) Relative TSR vs. S&P 500 Industrials Index (50% weighting)	These two metrics directly align with Amrize’s business objectives to grow our overall profits and create shareholder value
Performance Period	3 years	Both metrics are measured on a multi-year basis to orient executives to long-term performance and value creation

Component	Detail	Rationale
Vesting	3-year cliff vest	Provides long-term shareholder alignment and encourages retention of our senior leaders

Annual equity awards are delivered solely in performance-based stock units (“PSUs”). We believe this equity vehicle is consistent with our executive compensation philosophy of rewarding pay for performance and engages and energizes our executive team to execute our long-term business strategy. The entirety of the realizable value of these equity awards is dependent on company financial and market performance evaluated against pre-determined goals set and approved by the Compensation Committee and Board.
Target long-term incentive award opportunities are defined as follows for each of our NEOs:

Name	2025 Annual Base Salary (gross)	Target Annual Equity Award Opportunity (as % of Base Salary)	Target Annual Equity Award Opportunity (gross)
Jan Jenisch(1)	CHF 1,178,400	650%	CHF 7,659,600 $9,425,001
Ian Johnston	$700,000	200%	$1,400,000
Denise Singleton	$725,000	200%	$1,450,000
Jaime Hill	$700,000	200%	$1,400,000
Jake Gosa(2)	$650,000	200%	$1,300,000

(1)
Mr. Jenisch served as Non-Executive Chairman of Holcim AG from May 1, 2024 until May 14, 2025. After Holcim’s 2025 Annual General Meeting, Mr. Jenisch transitioned to his current role as CEO of Amrize and shifted to his 2025 rate of salary of CHF 1.178 million effective May 15, 2025; his annual equity grant in 2025 was made at the full-year value. Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on August 11, 2025 (1 CHF: 1.2303 USD). Mr. Jenisch’s equity award value was converted from CHF to USD for the purposes of granting equity in shares of Amrize listed on the NYSE.

(2)
Mr. Gosa was hired as President, Building Envelope effective March 2025. His actual base salary paid in fiscal year 2025 was pro-rated for time served in role, and his annual equity award was granted at the full-year value.

The target long-term incentive award opportunities for the other members of the ExCo range from 100% to 200% of Base Salary.
Executives whose pay is denominated in CHF (e.g., Mr. Jenisch) are granted annual equity in Amrize shares based on NYSE: AMRZ, same as for our other executives. These individuals’ CHF-denominated target opportunities were converted to U.S. dollars for the purpose of making equity grants using the single-day currency exchange rate on the date of grant. For fiscal year 2025, our annual equity grants were made on August 11, 2025 and CHF-denominated pay was converted to USD for the purpose of making equity grants using the spot rate on that day (1 CHF: 1.2309 USD).
Our PSU metrics were selected with the intention of aligning our executive decision-making and operating performance with business priorities most relevant to the Company’s long-term growth, success, and value creation. The Compensation Committee reviewed and approved the PSU design in August 2025 and was supported in its decision-making process by a competitive market analysis conducted by Semler Brossy of similar long-term incentive programs among our peer companies.
Fiscal Year 2025–2027 PSU Metrics

Metric	Weight	Rationale
Adj. EPS	50%
Aligns our executives with a financial metric that is critical to our long-term success. The Company’s ability to generate long-term, sustainable bottom-line profits is intrinsically tied to Amrize’s growth and value creation.

Relative TSR (rTSR) vs. S&P 500 Industrials Index	50%
Aligns our executives directly with the shareholder experience and provides a market-focused balance to the EPS metric. Stock price performance, including reinvestment of dividends, is measured against the S&P 500 Industrials Index, a standard index of U.S. companies that are comparable in financial size and business scope to Amrize.

Annual equity awards will vest based on Company performance evaluated against pre-determined goals approved by the Compensation Committee; no portion of the award is guaranteed or absent of performance-based conditions. Performance that falls below the threshold goal for each metric will result in no achievement of any portion of the award weighted to the respective metric. The PSUs may be achieved in a range of 0% to 200% of the target award opportunity.
Fiscal Years 2025–2027 PSUs (granted August 11, 2025)

Metric	Weight	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)
Adj. EPS	50%	Performance goals will be disclosed following the conclusion of the performance period
rTSR vs. S&P 500 Industrials Index	50%	25th percentile	50th percentile	≥75th percentile

Award Treatment
Shares delivered for vested PSUs are not subject to any holding period.
Unvested PSUs remain subject to conditions established by the Company governing their treatment under various termination scenarios.
In case of termination of employment for cause or voluntary termination, unvested PSUs shall be forfeited in full. In the case of death, unvested PSUs will immediately vest in a pro-rated amount at target performance based on the portion of the performance period during which the executive served. In the case of a Change in Control event, unvested PSUs shall vest based on whether the successor entity assumes the unvested PSUs at the time of the event. If the awards are not assumed or substituted, unvested PSUs shall vest in the full awarded amount based on actual performance measured at the time of the Change in Control. If the award is assumed or substituted by the successor entity and the participant is terminated within 18 months of the Change in Control without Cause or voluntarily resigns for Good Reason, then the award will vest in full based on actual performance.
In the case of Good Leaver Events (Involuntary Termination without Cause, Disability, Retirement), a pro-rated portion of the awards based on the portion of the performance period during which the executive served shall remain outstanding and continue to be delivered and vest on the original grant schedule based on actual performance measured at the end of the grant’s original performance period.
For further discussion and details on treatment of these awards in varying termination scenarios, see the section titled “Potential Payments upon Termination or Change in Control.”
Jake Gosa New-Hire Replacement Equity Award
Mr. Gosa’s joined as President, Building Envelope effective March 2025. Mr. Gosa’s compensation package was designed with consideration of the competitive market for executive talent, his prior experience, and criticality of role to the future success of Amrize. His total pay package was determined in conjunction with a review of market data for similar roles among our peer companies provided by Semler Brossy.
As an incentive to accept his offer, Mr. Gosa was awarded time-based restricted stock units with a target value of $2.635 million. This equity award was approved by the Compensation Committee and Board in August 2025 as a make-whole to account for forfeited compensation from Mr. Gosa’s previous employer in connection with acceptance of his employment offer. This award was granted on the same date in August 2025 as our fiscal year 2025 annual equity grants. This equity award has a vesting schedule so that $1.75 million of the target value will vest on the one-year anniversary of the grant date, and the remaining $885,000 will vest on the two-year anniversary subject to continued employment.
Converted Equity Awards
Select members of our executive team were employed at our former parent company, Holcim, and have since become NEOs or ExCo members of Amrize. These executives had generally worked in the North American Business Segments of pre-Distribution Holcim and/or oversaw entire corporate functions inclusive of pre-Distribution Holcim’s North American business. The NEOs impacted include Messrs. Jenisch, Johnston, and Hill.

Equity awards that were outstanding immediately prior to the Distribution for these select executives were assumed by Amrize to provide continuity and further align executives with Amrize’s go-forward business objectives. These awards were and continue to be entirely contingent on performance-based conditions reviewed by the Compensation Committee and Board.
These equity awards were granted in the form of PSUs and PSOs. Upon assumption by Amrize, these equity awards were converted from shares of Holcim to shares of Amrize based on our listing on either the NYSE or SIX in a method consistent with that described in our Employee Matters Agreement filed as Exhibit No. 10.3 with our Form 8-K on June 23, 2025. These equity awards were converted to shares of Amrize based on our listing on either the NYSE or SIX and granted to the applicable executives on the Distribution Date.
The conversion mechanics (see sections “Step 1: Converted PSO Share Unit Conversion” and “Step 2: Converted PSO Strike Price Adjustment” for further details) associated with granting these awards in shares of Amrize resulted in an incremental expense to the value of Mr. Jenisch’s Converted PSOs of $102,171. This amount does not reflect additional compensation awarded by the Compensation Committee to Mr. Jenisch and is solely a result of administrative actions taken in connection with our Distribution.
These awards did not lose their performance-based conditions upon conversion to Amrize shares. The entirety of any realized value from the Converted Equity Awards continues to be contingent on performance conditions and no portion of these awards are guaranteed to our executives. The Converted Equity Awards are subject to a combination of financial and market conditions with a goal-setting philosophy that is similar to our annual equity awards.
Converted PSUs
PSUs granted by our former parent company were converted to PSUs tied to Amrize shares based on NYSE: AMRZ. The number of PSUs to grant1 was determined by multiplying the number of Converted PSUs held immediately prior to the Distribution by the ratio of SIX: HOLN’s closing price on the last trading day (June 20, 2025) preceding the Distribution Date (June 23, 2025) to SIX: AMRZ’s opening price on the Distribution Date, equal to 2.0365 (the “Conversion Ratio”)2.
Converted PSU Share Unit Conversion

This conversion method was designed to keep consistent the fair value of the equity awards between the two discrete points immediately prior to and immediately after the Distribution.
These awards continue to be tied to performance-based conditions. Awards were set with threshold goals for which performance falling beneath the threshold resulted in no payout for the weighted portion applicable to that metric. Final payouts for the Converted PSUs may fall within a range of 0% to 200% of the target award opportunity.
At the time of the Distribution, both cycles of the Converted PSUs had in-progress performance periods. The treatment of these awards differed based on the fraction of the performance period that had elapsed as of the Distribution Date.
(1) The number of PSUs was rounded up to the nearest whole number of PSUs where necessary.
(2) The Conversion Ratio was rounded to four decimal places.

Fiscal Year 2023–2025 Converted PSUs
At the time of the Distribution, over 50% of the performance period for the Fiscal Years 2023–2025 awards had elapsed and the final year of the performance period was underway. Since a majority of the performance had been conducted under the combined entity prior to the Distribution Date, the Compensation Committee and Board approved for an amount equal to the fraction of the performance period elapsed at the time of Distribution to be weighted to performance of the combined, pre-Distribution entity.
Accordingly, five-sixths of the vesting for this set of equity awards was determined based on the performance of the combined entity through the Distribution Date. Performance was evaluated against goals set by the Nomination, Compensation & Governance Committee of Holcim. The remaining one-sixth of the performance evaluation was conducted against performance goals set by the Compensation Committee for the period between the Distribution Date and end of fiscal year 2025.
Metrics used to evaluate performance for these awards were designed to keep consistent with that of the legacy design except for the non-financial and non-market performance metrics. These performance conditions were omitted from the evaluation of performance for the period post-Distribution to align with Amrize’s go-forward strategy and status as a newly public independent entity in the North American business and talent market.
Performance of the pre-Distribution, combined entity made up five-sixths of the awards evaluated against the following goals and metrics set by Holcim’s Nomination, Compensation & Governance Committee. Performance for this period was evaluated for the period beginning fiscal year 2023 and ending on the Distribution Date.
5/6ths of Performance Factor for Fiscal Years 2023–2025 Converted PSUs

Metric	Weight	Target	Actual	Actual Payout (% of Target)
EPS before impairment and divestments	1/3rd of total	$5.60	$5.71	179%
ROIC	1/3rd of total	9%	10.40%	200%
Sustainability	1/3rd of total	See below	See below	See below
CO2 Emitted (kg/t cem)	50% of Sustainability	532	528	150%
Quantity of waste derived resource (M tons)	25% of Sustainability	18.4	17.2	60%
Freshwater Withdrawn (liters/t cem)	25% of Sustainability	298	275	200%
Weighted Total Vesting (% of target)				173%

The remaining one-sixth of the final performance factor was evaluated based on Amrize’s performance in the period following the Distribution through end of fiscal year 2025. Performance was evaluated against goals approved by the Compensation Committee and Board and are reflective of Amrize’s performance and objectives as an independent public entity.
1/6th of Performance Factor for Fiscal Year 2023–2025 Converted PSUs

Metric	Weight	Target	Actual	Actual Payout (% of Target)
Adj. EPS	50%	$2.20	$2.40	200%
ROIC	50%	9%	9.60%	160%
Weighted Total Vesting (% of target)				180%

The adjusted EPS growth goals were approved by the Compensation Committee and Board using Amrize’s pro-forma adjusted EPS for fiscal year 2022 as the baseline and maintaining the original growth goals (e.g., 5% CAGR for target performance). ROIC goals were also approved by the Compensation Committee and Board.
The final performance factor was determined using the weightings indicated for the pre- and post-Distribution performance periods of the total performance period:

Performance for both periods resulted in a final performance factor of 174% of target for the fiscal years 2023–2025 Converted PSUs.
Fiscal Years 2023–2025 Parent PSUs Grant Detail

Name	Amrize Shares at Target	Actual Payout (as % of Target)	Actual Amrize Shares Earned
Jan Jenisch	79,567	174%	138,447
Ian Johnston	2,444	174%	4,253
Jaime Hill	3,666	174%	6,379

Fiscal Years 2024–2026 Converted PSUs
At the time of the Distribution, a majority of the performance period for the fiscal years 2024–2026 Converted PSUs had not elapsed. Since a substantial portion of the performance period had not yet elapsed, the Compensation Committee approved 100% of the final performance factor to be based on Amrize’s post-Distribution performance as an independent public entity. The performance period for these equity awards began on the Distribution Date and will end on December 31, 2026.
The Compensation Committee chose this goal-setting approach to align equity awarded to our NEOs with performance metrics relevant to the Company’s business strategy. Performance metrics were aligned with those of our Fiscal Years 2025–2027 PSUs.
100% of Final Performance Factor for Fiscal Years 2024–2026 Converted PSUs

Metric	Weight	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)
Adj. EPS	50%	Performance goals will be disclosed following the conclusion of the performance period
Relative TSR vs. S&P 500 Industrials Index	50%	25th percentile	50th percentile	≥75th percentile

The adjusted EPS metric referred to Amrize’s pro-forma fiscal year 2023 adjusted EPS value while a division of Holcim as the baseline value against which to measure annualized growth ending in the measurement year (i.e., fiscal year 2026). Relative TSR will be measured against the S&P 500 Industrials Index for the period beginning on the Distribution Date and ending on December 31, 2026. The Compensation Committee believes this design orients executives to long-term performance and delivering sustainable results that are aligned with value creation and business growth.
Fiscal Years 2024–2026 Parent PSUs Grant Detail

Name	Amrize Shares at Target
Jan Jenisch	21,451
Ian Johnston	2,444
Jaime Hill	3,666

Converted PSOs
PSOs granted by our former parent company were converted to PSOs tied to Amrize shares based on SIX: AMRZ. This conversion required a 2-step process to determine the number of underlying Amrize shares as well as the strike price of the PSOs. The number of PSOs to grant using Amrize shares and corresponding strike price of these options were calculated with the principle of maintaining the intrinsic value of these equity awards immediately prior to and immediately after the Distribution.
Step 1: The number of Amrize PSOs granted was calculated using the same methodology used for the Converted PSUs.

Step 1: Converted PSO Share Unit Conversion:

Step 2: The new strike price was calculated by dividing the pre-Distribution strike price of the Converted PSOs by the Conversion Ratio.
Step 2: Converted PSO Strike Price Adjustment:

These PSOs continued to carry their performance-based vesting restrictions following the Distribution. PSOs were granted at maximum performance, and final vesting of the Converted PSOs may range from between 0% to 100% of the amount granted based on the following performance schedule:

Metric	Weight	Threshold (25% of PSOs granted)	Target (50% of PSOs granted)	Maximum (100% of PSOs granted)
5-Year rTSR vs. PSO rTSR Group	100%	50th percentile	60th percentile	≥75th percentile

Vesting of Converted PSOs were and continue to be tied to relative TSR measured over a five-year performance period against a custom set of international building materials companies (the “PSO rTSR Group”). This is consistent with the legacy design established by the Nomination, Compensation & Governance Committee of Holcim. Relative TSR is the sole performance metric used for the Converted PSOs.
PSO rTSR Group

Acciona	Cemex	Saint-Gobain
ACS	CRH	Sika
Bouygues	Heidelberg Materials	Vicat
Buzzi Unicem	James Hardie	Vinci
Carlisle	RPM

At the time of the Distribution, there were four performance cycles of the Converted PSOs outstanding. These were the 2021, 2022, 2023, and 2024 Converted PSOs with performance periods ending between fiscal year end 2025 through fiscal year end 2028.
Final performance for each of these awards will measure relative TSR against the PSO rTSR Group for the full five-year performance period. In each case, the start price used for measurement will be the 90-day trailing average of the pre-Distribution combined entity share price (based on SIX: HOLN) and the end price will be the 90-day trailing average of the post-Distribution Amrize share price (based on SIX: AMRZ) including the value of the post-Distribution value of Holcim as a distinct entity that will be treated as a reinvested dividend (the “Reinvested Dividend”) for purposes of the PSO rTSR calculation. The starting value of the Reinvested Dividend was determined to be equal to the closing price of SIX: HOLN on the Distribution Date (CHF 54.26).
This methodology maintains continuity with the performance period and measurement approach for the Converted PSOs. The Converted PSOs are subject to this market-based condition, and no portion of these awards are guaranteed to the applicable executives. The Compensation Committee believes these awards are consistent with the Company’s executive compensation philosophy and directly align executives with the shareholder experience by tying any achievement to stock price appreciation relative to companies against whom we compete within the North American business markets. The Compensation Committee and Board reviewed and approved this design in August 2025.
2021 Converted PSOs
The 2021 Converted PSOs completed their performance period at the end of fiscal year 2025. Relative TSR measured against the PSO rTSR Group resulted in a final performance factor of 100% of options granted.
2021 – 2025 Converted PSOs Performance Achievement Detail

Metric	Weight	Threshold (25% of PSOs granted)	Target (50% of PSOs granted)	Maximum (100% of PSOs granted)	Actual Result	Actual Payout (% of PSOs granted)
5-Year rTSR vs. PSO rTSR Group	100%	50th percentile	60th percentile	≥75th percentile	79th percentile	100%

2021 Converted PSO Grant Detail

Name	PSOs Granted	Actual Payout (as % of PSO granted)	Actual PSOs Earned
Jan Jenisch	620,715	100%	620,715

These results were certified by the Compensation Committee and Board, and the 2021 Converted PSOs vested in full in March 2026.
2022, 2023, and 2024 Converted PSOs
The 2022, 2023, and 2024 Converted PSOs continue to remain outstanding through the end of their respective performance periods. These equity awards were converted using the same methodology used for 2021 Converted PSOs and were also granted on the Distribution Date along with the other Converted Equity Awards. Further details on amounts granted can be found in our Grant of Plan-Based Awards table.
Additional Information
Employee Stock Purchase Plan
We offer a discounted stock purchase plan to employees in the United States and Canada. This plan allows employees to purchase Company shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Company shares on the last stock trading day of the offering period, and (b) the per share closing price of Company shares on the first stock trading day of the offering period. ExCo members in the United States and Canada (of which there are none) can participate in this plan under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including ExCo members, may contribute to the plan and on the total value of Amrize shares that an employee, including ExCo members, may purchase under the plan in any one calendar year. Non-Employee members of the Board of Directors are not eligible to participate in the plan.

Stock Ownership Guidelines
We adopted stock ownership guidelines for our NEOs, other ExCo members, and Non-Employee Directors in fiscal year 2025. We believe that robust stock ownership is important and appropriate to link our executives and Non-Employee Director experience to that of our shareholders. The Compensation Committee adopted these policies to require our executives and Non-Employee Directors to own a value of Company shares equal to a value denominated as a multiple of their annual base salary or cash retainer, as applicable. The required ownership levels are as follows:
•	10x base salary for CEO
•	3x base salary for NEOs and other ExCo members
•	5x cash retainer for Non-Employee Directors
Both our executives and Non-Employee Directors are required to achieve their respective guideline of stock ownership within five years of becoming subject to these guidelines. Until these guidelines are met, executives and Non-Employee Directors must hold at least 50% of shares earned from incentive awards net of taxes. Our executives and Non-Employee Directors have either currently satisfied their required stock ownership level or have remaining time to achieve the required levels of ownership.
Employment Contracts
The NEOs and ExCo members are employed under employment contracts of unlimited duration and are subject to a notice period of 12 months. They are not entitled to termination payments or any change of control provisions, other than the accelerated vesting of equity mentioned in the section on the long-term incentive. Their contract may foresee non-competition provisions where commercially justified, which are limited in time to a maximum of 12 months and may not provide for compensation exceeding the average compensation of the last three financial years (as per Swiss corporate law).
Jan Jenisch
Under Mr. Jenisch’s employment agreement dated May 15, 2025, Mr. Jenisch will be entitled to (i) an annual base salary of CHF 1,178,400, (ii) eligibility to participate in the annual bonus plan of Amrize with an initial annual target of 150% of Mr. Jenisch’s base salary and a maximum annual bonus opportunity of 300% of Mr. Jenisch’s base salary, (iii) eligibility to participate in the long-term incentive plan of Amrize, with any grants under the plan in 2025 having a minimum target value of 650% of Mr. Jenisch’s base salary and a three-year vesting period, (iv) a car allowance in the annual amount of CHF 26,000, paid out in monthly installments and (v) Company coverage of the costs of tax advisory services through our preferred provider, as approved by our Compensation Committee.
Ian Johnston
Under Mr. Johnston’s amended employment agreement dated May 1, 2025, Mr. Johnston is entitled to an annual base salary of $700,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 90% of Mr. Johnston’s annual base salary, and Mr. Johnston shall be entitled to receive grants that have a minimum target value of at least 200% of Mr. Johnston’s annual base salary. Mr. Johnston’s employment agreement additionally provides that Mr. Johnston will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Mr. Johnston is also entitled to receive a car allowance in the annual amount of $29,000.
Denise Singleton
Under Ms. Singleton’s amended employment agreement dated May 1, 2025, Ms. Singleton is entitled to an annual base salary of $725,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 85% of Ms. Singleton’s annual base salary, and Ms. Singleton shall be entitled to receive grants that have a minimum target value of 200% of Ms. Singleton’s annual base salary. Ms. Singleton’s employment agreement additionally provides that Ms. Singleton will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental, and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Additionally, Ms. Singleton’s employment agreement provides for relocation benefits set forth in our relocation policy. Ms. Singleton is also entitled to receive a car allowance in the annual amount of $29,000.

Jaime Hill
Under Mr. Hill’s amended employment agreement dated May 1, 2025, Mr. Hill is entitled to an annual base salary of $700,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 90% of Mr. Hill’s annual base salary, and Mr. Hill shall be entitled to receive grants that have a minimum target value of 200% of Mr. Hill’s annual base salary. Mr. Hill’s employment agreement additionally provides that Mr. Hill will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Additionally, Mr. Hill’s employment agreement provides for relocation benefits set forth in our relocation policy. Mr. Hill is also entitled to receive a car allowance in the annual amount of $29,000.
Jake Gosa
Under Mr. Gosa’s amended employment agreement dated May 1, 2025, Mr. Gosa is entitled to an annual base salary of $650,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 90% of Mr. Gosa’s annual base salary, and Mr. Gosa shall be entitled to receive grants that have a minimum target value of 200% of Mr. Gosa’s annual base salary. Mr. Gosa’s employment agreement additionally provides that Mr. Gosa will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Mr. Gosa is also entitled to receive a car allowance in the annual amount of $29,000.
Severance Benefits
Per their employment contracts, our executives are subject to a notice period of 12 months. They are not entitled to termination payments or any change of control provisions, other than the accelerated vesting of equity mentioned in the section on the long-term incentive. Their contract may foresee non-competition provisions where commercially justified, which are limited in time to a maximum of 12 months and may not provide for compensation exceeding the average compensation of the last three financial years (as per Swiss corporate law). See section “Potential Payments upon Termination or Change in Control” for additional information concerning the benefits made available and the circumstances under which benefits will be made available.
Compensation Risk Assessment
The Compensation Committee conducted a review of the Company’s compensation programs in fiscal year 2025, with the assistance of management and Semler Brossy. Based upon the facts and circumstances available at the time of review in December 2025, the Compensation Committee determined that the Company’s compensation programs are not reasonably likely to have a material adverse impact on the Company.
The assessment overseen by the Compensation Committee considered our incentive plans and other factors including:
•	Compensation practices and policies are benchmarked against a group of similarly sized and relevant peers in directly comparable and adjacent industries to Amrize
•	Incentive program designs are meant to discourage excessive risk-taking (e.g., maximum payout caps, clawback provisions for erroneously awarded incentives)
•	Pay levels are set and approved by the Compensation Committee following a review of market data
•	The Compensation Committee certifies all final performance results and payouts of annual cash and equity incentive programs
•	Stock ownership guidelines require our executives to be exposed to the same risk and reward profile as our shareholders through meaningful ownership levels of Company shares
The Compensation Committee intends to review the risk profile of our compensation programs and policies on a regular basis.
Nonqualified Deferred Compensation Plans
Mr. Johnston participates in the Lafarge Canada Inc. U.S. Supplemental Executive Retirement Plan (the “Lafarge Canada SERP”) in Canada. Ms. Singleton and Messrs. Johnston, Gosa and Hill participate in the U.S. Executive Deferred Compensation Plan (the “US EDCP”). Under the US EDCP, a participant may defer up to 50% of base salary and 100% of bonus compensation until termination of employment. Payments may be taken in a lump sum or installments over a period of ten years. Under the Lafarge Canada SERP, no employee deferrals are permitted. Payments may be taken in a lump sum or installments over a period of ten years.
Amounts contributed under the US EDCP and the Lafarge Canada SERP are credited with market earnings based on the same fund choices available to all employees under the Company’s tax-qualified plans. These fund choices include a broad-based selection of equity and fixed income funds that are selected by participants.
Participants may change these fund choices on a daily basis.
Tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans. These limits are based on the annual compensation of plan participants. Because of these limits, certain participants (including NEOs) are unable to receive their full contribution pursuant to the terms and conditions of the underlying tax-qualified plan. To account for these limitations, the Company utilizes nonqualified defined contribution plans such as the U.S. EDCP and the Lafarge Canada SERP. Under these plans, the Company makes an additional “annual contribution” to those executives whose calculated contribution to their tax-qualified plan accounts was limited by tax laws.
Pension Benefits
Mr. Jenisch, together with other Amrize employees in Switzerland, participates in the Holcim Pension Fund and the Holcim Supplementary Pension Fund, which also provide benefits to employees of Holcim. The Company’s pension arrangements in Switzerland are structured as cash balance benefit plans and are accounted for as defined benefit pension plans. Employer and employee retirement savings contributions are determined in accordance with the applicable pension fund regulations and are based on age-related percentage scales applied to pensionable salary. The normal retirement age under both plans is 65, and actuarially reduced early retirement benefits may commence as early as age 58.
Mr. Johnston ceased participation in the Amrize Canada Inc. retirement program on the date he became an employee of Amrize US. As of that date, he had accumulated an entitlement under the Amrize Canada Inc. US Supplemental Retirement Plan for Executive Employees (the “DB SERP”), which is a lifetime pension payable at age 60. He also accumulated an entitlement under the Supplemental Defined Contribution Retirement Plan for Designated Employees of Amrize Canada Inc. (the “Notional SERP”), which is payable in a lump sum upon the termination of his employment with Amrize US.
Clawback Policy
The Company has adopted a Clawback Policy to allow the Company to recover incentive-based compensation paid to executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.
Anti-Pledging and Anti-Hedging
Under our Insider Trading Policy, our directors, officers and employees are prohibited from holding our stock in a margin account or otherwise pledging our common stock as collateral for a loan. Our Insider Trading Policy also prohibits directors, officers and employees from entering into hedging transactions, such as swaps, collars, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Amrize securities.

REPORT OF THE COMPENSATION COMMITTEE
The Amrize Compensation Committee, which is composed solely of independent members of the Amrize Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Compensation Report with management. Based on our review and discussions with management, the Compensation Committee recommended to the Board the CD&A be included the proxy statement for the 2026 Annual General Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The report has been approved by all members of the Compensation Committee.
Compensation Committee
•	Maria Cristina A. Wilbur, Chairperson
•	Nick Gangestad
•	Katja Roth Pellanda

COMPENSATION TABLES
2025 Summary Compensation Table
The following table provides information regarding the compensation and benefits earned during the previous fiscal year, and prior years where applicable, by our NEOs. The amounts reflected in the table may not reconcile to the amounts set forth in the Compensation Tables Audited Under Swiss Law due to different legal disclosure requirements. For more information, please reference the “Compensation Discussion and Analysis.”

Name and Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(6)	Total Compensation ($)
Jan Jenisch(7) Chief Executive Officer	2025	1,544,936	—	9,839,951	102,171	1,862,003	84,468	32,801	13,466,330
	2024	1,734,300	—	857,012	348,041	1,437,993	—	16,975	4,394,321
Ian Johnston Chief Financial Officer	2025	700,000	—	1,461,693	—	836,262	—	80,630	3,078,585
	2024	468,188	125,000	97,637	—	505,445	—	80,024	1,276,294
Jake Gosa President, Building Envelope	2025	509,315	—	3,992,328	—	463,730	—	55,195	5,020,568
Denise Singleton Chief Legal Officer and Corporate Secretary	2025	725,000	—	1,513,907	—	818,010	—	308,624	3,365,541
Jaime Hill President, Building Materials	2025	700,000	—	1,461,693	—	982,737	—	86,384	3,230,814
	2024	520,354	175,000	146,456	—	765,017	—	15,144	1,621,971

(1)
Amounts reported in this column represent the NEO’s base salary earned during the year. Mr. Jenisch’s reported salary amount includes cash fees earned in his capacity as Chair of Holcim from January 1, 2025 to April 30, 2025.

(2)
Amounts reported in this column represent the aggregate grant date fair value of the Amrize PSUs granted to Messrs. Jenisch, Johnston, Gosa, and Hill and Ms. Singleton, and RSUs granted to Mr. Gosa, calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. Assumptions used in determining values are detailed in “—2025 Grants of Plan-Based Awards.”. The fair value of the PSUs was based on the probable outcome of the performance conditions applicable to such awards as of the date of the grant. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are $18,850,038 for Mr. Jenisch, $2,800,113 for Mr. Johnston, $2,600,064 for Mr. Gosa, $2,800,113 for Mr. Hill, and $2,900,137 for Ms. Singleton.

(3)	The amount disclosed with respect to Mr. Jenisch represents the incremental compensation expense we incurred in connection with the Spin-off.
(4)	The amounts shown in this column for 2025 represent payments made pursuant to the Annual short-term incentive plan.
(5)
The amounts shown in this column represent the change in the actuarial present value for the NEOs during 2025. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2025.

(6)	Amounts shown include Amrize’s contributions to qualified and nonqualified defined contribution plans, perquisites and personal benefits as detailed in the table below.

Name	401K Match ($)(a)	Other Company Contributions ($)(b)	Car Allowance ($)(c)	Relocation Allowance ($)(d)	Gross-ups ($)(e)	Total ($)(f)
Jan Jenisch	—	—	32,801	—	—	32,801
Ian Johnston	31,500	31,061	18,069	—	—	80,630
Jake Gosa	31,500	5,626	18,069	—	—	55,195
Denise Singleton	36,750	32,692	16,954	123,565	98,663	308,624
Jaime Hill	36,750	31,565	18,069	—	—	86,384

(a)	Amounts in this column represent employer contributions to our 401(k) plan in the fiscal year ended December 31, 2025.
(b)
Amounts in this column represent employer contributions to Non-qualified Deferred Compensation Plan, Health Savings Account, ECDP and Employee Assistance Program in the fiscal year ended December 31, 2025.

(c)	Amrize provides monthly allowances for certain car and transportation costs. Amounts in this column represent the value of this allowance for the fiscal year ended December 31, 2025.

(d)	Amounts in this column represent the cost to the Company for certain benefits provided to Ms. Singleton pursuant to our US Domestic Relocation Policy for the fiscal year ended December 31, 2025.
(e)
Ms. Singleton’s relocation reimbursements were grossed up for tax purposes so that her relocation costs could be fully covered to the extent of our policy. Amounts in this column represent the value of these gross-ups for the fiscal year ended December 31, 2025.

(7)	Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.2616).
2025 Grants of Plan Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to each of NEOs during fiscal year 2025. For more information, please refer to the “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date FV of Stock and Option Awards ($)(5)(6)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jan Jenisch		701,372	1,402,745	2,805,489
	8/11/2025(2)				49,752	99,504	199,008		4,712,509
	8/11/2025(3)				49,752	99,504	199,008		5,127,441
	6/23/2025								102,171
Ian Johnston		315,000	630,000	1,260,000
	8/11/2025(2)				7,391	14,781	29,562		700,028
	8/11/2025(3)				7,391	14,781	29,562		761,665
Jake Gosa		292,500	585,000	1,170,000
	8/11/2025(2)				6,863	13,725	27,450		650,016
	8/11/2025(3)				6,863	13,725	27,450		707,249
	8/11/2025(4)							55,639	2,635,063
Denise Singleton		308,125	616,250	1,232,500
	8/11/2025(2)				7,655	15,309	30,618		725,034
	8/11/2025(3)				7,655	15,309	30,618		788,873
Jaime Hill		315,000	630,000	1,260,000
	8/11/2025(2)				7,391	14,781	29,562		700,028
	8/11/2025(3)				7,391	14,781	29,562		761,665

(1)
Amounts shown in this column of the table above represent the potential opportunities under Cash Incentive Awards granted in 2025. A target Cash Incentive Award is established at the beginning of the relevant fiscal year (or upon hire as appropriate), based on a percentage of the NEO’s base salary. Target Cash Incentive Award for Mr. Jenisch represents 150% of base salary from May 15, 2025 to December 31, 2025. Target Cash Incentive Award for Mr. Johnston represents 90% of base salary from January 1, 2025 to December 31, 2025. Target Cash Incentive Award for Mr. Hill represents 90% of base salary from January 1, 2025 to December 31, 2025. Target Cash Incentive Award for Mr. Gosa represents 90% of his annualized base salary for 2025 (his employment with the Company began March 21, 2025). Target Cash Incentive Award for Ms. Singleton represents 85% of base salary from January 1, 2025 to December 31, 2025. Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025.

(2)
Amounts shown for these awards represent the potential payout range of certain PSUs granted in 2025. Vesting for these PSUs is based upon performance against Company’s EPS growth. At the conclusion of the three-year performance period, the actual award, delivered as Amrize NYSE Shares, can range from 0% to 200% of the original grant with the achievement factors interpolated linearly.

(3)
Amounts shown for these awards represent the potential payout range of certain PSUs granted in 2025. Vesting for these PSUs is based upon the Company’s TSR performance compared to the TSR of the companies in the S&P 500 Industrials Index. At the conclusion of the three-year performance period, the actual award, delivered as Amrize NYSE Shares, can range from 0% to 200% of the original grant with the achievement factors interpolated linearly.

(4)
Amounts shown for these awards represent the number of RSUs granted on August 11, 2025 as a sign-on equity award to Mr. Gosa. Vesting for these RSUs is as follows: 36,952 on March 21, 2026 and 18,687 on March 21, 2027 provided that Mr. Gosa remains in continuous employment with the Company.

(5)	Amounts shown for Mr. Jenisch represent the incremental increase in fair value related to the conversion of his outstanding PSOs in connection with the Company’s separation from Holcim.
(6)
For Amrize Equity Awards, the grant date fair value is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. For the PSUs, the grant date fair value is based upon the probable outcome of the performance conditions.

2025 Outstanding Equity Awards Table
The following table provides information regarding outstanding equity awards for each of our NEOs, and includes unexercised performance-based stock options, unvested PSUs, and unvested RSUs. The market value for stock awards (RSUs and PSUs at target) is determined by multiplying the number of shares subject to such awards by the closing price of Amrize shares on the NYSE on the last trading day of the fiscal year.

Name	Grant Date	Option Awards(1)	Stock Awards(4)
		Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of share or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jan Jenisch	8/11/2025(5)							99,504	5,381,176
	8/11/2025(6)							99,504	5,381,176
	3/1/2023(7)					159,134	8,605,967
	3/1/2024(5)							10,725	580,008
	3/1/2024(6)							10,726	580,062
	3/1/2021(2)	620,715	—	30.67	3/1/2031
	3/1/2022(3)	—	777,663	27.71	3/1/2032
	3/1/2023(3)	—	509,503	34.58	3/1/2033
	3/1/2024(3)	—	159,272	42.76	3/1/2034
Ian Johnston	8/11/2025(5)							14,781	799,356
	8/11/2025(6)							14,781	799,356
	3/1/2023(7)					4,888	264,343
	3/1/2024(5)							1,222	66,086
	3/1/2024(6)							1,222	66,086
Jake Gosa	8/11/2025(5)							13,725	742,248
	8/11/2025(6)							13,725	742,248
	8/11/2025(8)					55,639	3,008,957
Denise Singleton	8/11/2025(5)							15,309	827,911
	8/11/2025(6)							15,309	827,911
Jaime Hill	8/11/2025(5)							14,781	799,356
	8/11/2025(6)							14,781	799,356
	3/1/2023(7)					7,332	396,515
	3/1/2024(5)							1,833	99,129
	3/1/2024(6)							1,833	99,129

(1)	The following table provides an overview of the performance measurement period for Amrize’s PSOs with outstanding vesting dates as of December 31, 2025:

Expiration Date	Performance period end date	Vest Date
March 1, 2031	December 31, 2025	March 1, 2026
March 1, 2032	December 31, 2026	March 1, 2027
March 1, 2033	December 31, 2027	March 1, 2028
March 1, 2034	December 31, 2028	March 1, 2029

(2)
The performance period for the March 1, 2021 PSOs ended on December 31, 2025. Performance achievement for this PSO was 100%, but the number of shares achieved remains unexercisable until the vest date of March 1, 2026.

(3)	Based on achievement of maximum level of performance (100%).

(4)	The following table provides an overview of the performance measurement period for Amrize’s PSUs with outstanding vesting dates as of December 31, 2025:

Grant Date	Performance Period End Date	Vest Date
March 1, 2023	December 31, 2025	March 1, 2026
March 1, 2024	December 31, 2026	March 1, 2027
August 11, 2025	December 31, 2027	March 1, 2028

(5)	Represents the number of shares related to the 2024 and 2025 PSU awards subject to an EPS performance metric based on target level of performance. The EPS targets are weighted 50% of the total award.
(6)
Represents the number of shares related to the 2024 and 2025 PSU awards subject to a Relative Total Shareholder Return (rTSR) market condition based on target level of performance. The rTSR targets are weighted 50% of the total award.

(7)
The performance period for the PSUs granted on March 1, 2023 ended on December 31, 2025. For purposes of this table, performance achievement based on EPS and ROIC metrics was assumed to be 200% as of December 31, 2025. Actual performance achievement was 174%. The market value is computed using the closing price of $54.08 as of December 31, 2025.

(8)
On August 11, 2025, Mr. Gosa received sign-on RSU grant. Vesting for these RSUs is as follows: 36,952 on March 21, 2026 and 18,687 on March 21, 2027 provided that Mr. Gosa remains in continuous employment with the Company. The market value is computed using the closing price of $54.08 as of December 31, 2025.

Option Exercises and Stock Vested During the Fiscal Year 2025
The following table provides the number of shares acquired and the value realized upon exercises of stock options and the vesting of performance-based stock options and PSUs during the fiscal year 2025 by each of our NEOs.

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)	# of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Jan Jenisch(1)	1,373,231	44,674,823	165,864	10,124,159
Ian Johnston	—	—	4,082	249,133
Jake Gosa	—	—	—	—
Denise Singleton	—	—	—	—
Jaime Hill	—	—	—	—

(1)	Dollar amounts reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.1626).
(2)
The option awards and stock awards listed above were exercised or vested, respectively, prior to Amrize’s spin-off from Holcim. The number of shares has been converted to Amrize shares using the conversion ratio of 2.0367.

2025 Pension Benefits Table
Amrize sponsors several nonqualified pension plans in North America that were designed to restore benefits from tax-qualified retirement plans that were otherwise limited due to government benefit limitations. These nonqualified pension plans — the Lafarge North America Inc. Supplemental Executive Retirement Plan (the “Lafarge NA SERP”) in the United States and the Lafarge Canada SERP (as defined below) in Canada — are closed to new hires and no additional benefits are accruing in these plans. The benefit amount in the Lafarge NA SERP was frozen as of June 30, 2015 while the Lafarge Canada SERP froze credited service as of December 31, 2019 and the total benefit amount as of December 31, 2020. Normal retirement is age 65 for both plans. The Lafarge NA SERP permits benefits to commence as early as age 63 unreduced and age 55 with 6% per year reductions from age 63. The Lafarge Canada SERP permits benefits to commence unreduced as early as age 60 if age and service combined is at least 85 or after 30 years of service. Early retirement benefits are otherwise available in Canada as early as age 55, but benefits are reduced by 4% per year from the unreduced retirement age. The general underlying benefit formulas for the Lafarge NA SERP and the Lafarge Canada SERP were both based on final 5-year average of earnings (base salary, overtime pay, commissions, and bonus compensation) as follows:
United States: (1.33% of Final Average Earnings) x Credited Service
Canada: (1.75% of Final Average Earnings) x Credited Service
The Company’s pension plans in Switzerland are structured as cash balance benefit plans and are accounted for as defined benefit pension plans. Retirement savings contributions from both employer and employees are determined under pension fund rules based on age-related sliding scales of percentages of salary ranging from 5.3% to 17.2% of salary for employer and from 5.8% to 13.6% of salary for employees. Under Swiss law, the pension fund annually guarantees the vested benefit amount to its members. The Company’s Swiss pension plans comply with the regulatory framework, ensuring a minimum level of benefits. Amrize employees in Switzerland participate in the Holcim Pension Fund and Holcim Supplementary Pension Fund, which also cover Holcim employees. Normal retirement is age 65 for both plans, and the plans permit reduced benefits to commence as early as age 58.
The following table provides information regarding participation by our NEOs in Company pension and supplemental executive retirement plan programs during fiscal year 2025 and at fiscal year-end.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments during Last Fiscal Year ($)
Jan Jenisch	Holcim Pension Fund	1	54,377	—
	Holcim Supplementary Pension Fund	1	521,137	—
Ian Johnston	Lafarge Canada SERP	22	343,437	—

(1)
Value for Mr. Johnston reflects a conversion from CAD to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (0.7286). Value for Mr. Jenisch reflects a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.2616).

2025 Nonqualified Deferred Compensation Table
The following table sets forth information regarding the participation by our NEOs in the Amrize Executive Deferred Compensation Plan during fiscal year 2025 and at fiscal year-end.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Jan Jenisch	—	—	—	—	—
Ian Johnston	—	31,044	3,997	—	35,042
Jake Gosa	—	5,603	54	—	5,657
Denise Singleton	—	32,675	1,993	—	34,669
Jaime Hill	—	31,548	2,410	—	33,959

(1)	The amount shown under registrant contributions is included in the Company contributions to savings plans for each NEO shown above in the All Other Compensation Table.
(2)	The amount shown under aggregate earnings are not included in the Summary Compensation Table as there were no above-market or preferential earnings.
Potential Payments upon Termination or Change in Control
Amrize does not have severance plans that provide for any supplemental compensation or benefits upon a termination of employment. Potential payments associated with notice of termination of employment for salaries, incentive programs and other benefits are defined by employment agreements, offer letters or incentive award agreements. See section “Compensation Discussion and Analysis—Employment Contracts” for summaries our NEOs’ employment agreements.
Key provisions of our treatment of employees upon termination include:
•
Base Salaries: Employees are entitled to a 12-month pre-termination notice period. If notice is provided by either the employee or the Company, the employee is able to receive continuation of salary payments for the pre-termination notice period. For employment agreements governed by Illinois law, if the employee is released from work and placed on garden leave, such payments will cease if the individual accepts Amrize-approved employment with another company. For employment agreements governed by Swiss law, income received from a new employer for work performed during the period of garden leave will be deducted from our payment obligations.

•
Annual Bonus: Employees are also eligible to continue to participate in the Company’s cash incentive plans during the 12-month pre-termination notice period. Participation ceases upon the actual end of the employment. Employees are eligible for pro rata payments until the termination date upon retirement, death, disability, change in control, or a termination by us without cause.

•
Long-Term Incentives: In the event an employee terminates for cause, performance, or for a voluntary exit, all unvested long-term incentives are forfeited. In the case of termination for death, disability, retirement, or upon certain involuntary termination events within eighteen months following a change in control, or in any case at the discretion of the Board of Directors, participants receive credit for pro rata vesting prior to the termination event. In these cases, the performance-based awards are earned based on the actual performance achieved at the end of the performance period, except for death and involuntary termination within eighteen months following a change in control, where the performance is evaluated upon termination and payable assuming that performance conditions are met. Our equity programs allow for continued vesting and earning during employment, including during the 12-month pre-termination notice period. Employees are eligible for pro rata payouts of performance-based awards based upon actual achievement as of the end of the respective performance measurement period. Vesting/earning of long-term incentive awards ceases upon the actual end of the employment. Vested and exercisable Converted PSOs must be exercised within six months of a termination event. Unvested Converted PSOs and PSUs continue their performance cycle and earned and vested Converted PSOs must be exercised within six months of the end of the performance measurement period when a participant is no longer an employee. In the event of a change in control where awards are not assumed by the buyer, unvested awards are fully accelerated.

•
Benefits: Core benefits such as medical and insurance are continued during the 12-month pre-termination notice period, though all such benefits are no longer in effect upon termination of employment. No additional retirement benefits are due nor any changes to terms of benefits available as a result of these termination or change in control events, other than the acceleration of the availability of certain retirement benefits for Mr. Johnston as set forth under “Pension Benefits”. Specifically, Mr. Johnston’s benefit under the Lafarge Canada SERP would be distributed upon a change in control. There would be no impact on any other retirement benefits.

The table below reflects the potential payments to which each of our NEOs would have been entitled upon each termination scenario listed (assuming such event occurred on December 31, 2025), other than the retirement benefits (except for Mr. Johnston as noted below), which are set forth under “Pension Benefits,” and deferred compensation arrangements, which are set forth under “Nonqualified Deferred Compensation.”

Name	Type of Payment	Voluntary Termination	Involuntary Termination (without Cause)	Death	Disability	Retirement	Qualifying Termination in Connection with a Change in Control
Jan Jenisch(4)	Garden Leave Pay(1)	3,716,674	3,716,674	—	—	3,716,674	3,716,674
	Bonus(2)	1,402,745	1,402,745	1,402,745	1,402,745	1,402,745	1,402,745
	Equity Vesting(3)	—	48,437,516	48,437,516	48,437,516	48,437,516	57,436,964
	Continued Benefits	—	—	—	—	—	—
	Total	4,333,708	52,771,225	49,870,858	49,870,858	52,771,225	61,770,672
Ian Johnston	Garden Leave Pay(1)	1,330,000	1,330,000	—	—	1,330,000	1,330,000
	Bonus(2)	630,000	630,000	630,000	630,000	630,000	630,000
	Equity Vesting(3)	—	611,822	611,822	611,822	611,822	1,948,661
	Continued Benefits	—	—	—	—	—	—
	Total	1,960,000	2,571,822	1,241,822	1,241,822	2,571,822	3,908,661
Jake Gosa	Garden Leave Pay(1)	1,235,000	1,235,000	—	—	1,235,000	1,235,000
	Bonus(2)	585,000	585,000	585,000	585,000	585,000	585,000
	Equity Vesting(3)	—	1,770,401	1,770,401	1,770,401	1,770,401	4,493,453
	Continued Benefits	—	—	—	—	—	—
	Total	1,820,000	3,590,401	2,355,401	2,355,401	3,590,401	6,313,453

Name	Type of Payment	Voluntary Termination	Involuntary Termination (without Cause)	Death	Disability	Retirement	Qualifying Termination in Connection with a Change in Control
Denise Singleton	Garden Leave Pay(1)	1,341,250	1,341,250	—	—	1,341,250	1,341,250
	Bonus(2)	616,250	616,250	616,250	616,250	616,250	616,250
	Equity Vesting(3)	0	271,228	271,228	271,228	271,228	1,655,821
	Continued Benefits	—	—	—	—	—	—
	Total	1,957,500	2,228,728	887,478	887,478	2,228,728	3,613,321
Jaime Hill	Garden Leave Pay(1)	1,330,000	1,330,000	0	—	1,330,000	1,330,000
	Bonus(2)	630,000	630,000	630,000	630,000	630,000	630,000
	Equity Vesting(3)	—	786,796	786,796	786,796	786,796	2,123,635
	Continued Benefits	—	—	—	—	—	—
	Total	1,960,000	2,746,796	1,416,796	1,416,796	2,746,796	4,083,635

(1)	Represents the continuation of the payment of annual base salary and bonus for the 12-month pre-termination notice period.
(2)
Bonus payments are based on achievement of target level of performance and adjusted for the service period elapsed in the applicable year. The bonus payment for Mr. Jenisch represents 150% of base salary from May 15, 2025 to December 31, 2025.

(3)
Represents the market value of the Amrize Shares underlying the PSOs and PSUs, based on a stock price on December 31, 2025 of $54.08, minus, in the case of PSOs, the exercise price of the unvested PSOs subject to acceleration. Values reflect pro-ration from the grant date to the termination date based on the total term through the performance period in the event of termination by us without cause, by the executive for good reason (including retirement) and due to death or disability. In the event of termination due to change in control 2025 awards will be fully accelerated. The awards granted prior to the spin-off will be pro-rated consistently with the rest of the termination scenarios. The value of PSOs assumed to be accelerated was based on maximum performance achievement (100%). PSU values assumed to be vested were calculated at target performance (100%), except for the March 1, 2023 PSUs, which were projected at 200% of target for purposes of this table as of December 31, 2025 and for which actual performance was 174%.

(4)	Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.2616).

Pay Versus Performance Table
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (PEO) and our other NEOs (Other NEOs) as presented in the Summary Compensation Table, (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (CAP Amounts), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (Exchange Act).
The following table provides information regarding the CAP to the principal executive officer (“PEO”) and, as an average, the other NEOs (“non-PEO NEOs”), and select financial performance measures, in each case, during the year ended December 31, 2025.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table (SCT) Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Total Share- holder Return(3)	Peer Group Total Share- holder Return(3)	Net Income (Loss) ($ in millions)	Adjusted EPS ($)(4)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2025	13,466,330	29,506,826	3,673,877	4,103,898	$104.02	$108.67	$1,185	$2.40

•
The amounts reported in columns (B) and (D) are the total compensation reported in the Summary Compensation Table for the Chief Executive Officer Jan Jenisch, the PEO, and the other Non-PEO NEOs, Ian Johnston, Jake Gosa, Denise Singleton, and Jaime Hill.

•
The amounts reported in column (C) and (E) represent the CAP amounts to the NEOs for the corresponding fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

Year	2025	2025
PEO	PEO	Average of Non-PEOs
SCT Total Compensation ($)	13,466,330	3,673,877
Add: Pension Service Cost for the Covered Year ($)	84,468	—
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(9,942,122)	(2,107,405)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	12,406,053	2,578,661
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	12,637,295	(31,623)
Plus: Fair Value for Stock and Option Awards Granted and Vested in the Covered Year ($)	—	—
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	752,631	(9,612)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—
Add: Incremental Fair Value of Stock and Option Awards from Prior Years that were Modified during the Covered Year ($)	102,171	—
Compensation Actually Paid ($)	29,506,826	4,103,898

•	Amounts presented are averages for the entire group of Other NEOs in each respective year.
•
Valuation assumptions and methodology used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts. The Black-Scholes values as of the applicable year-end or vest dates used (a) the closing price as of the revaluation date as the current market price and (b) an adjusted expected life, given applicable time lapsed since grant date.

•
As permitted by SEC rules, the peer group referenced for purposes of “Peer group total shareholder return” is that of the S&P 500 Industrials Index. For Amrize and the peer group, the TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on the Spin-Off date.

•	Adjusted EPS is a non-GAAP financial measure. For additional information about this non-GAAP financial measure, see “Definition and Reconciliation of Non-GAAP Measures” below.
List of Most Important Financial Performance Measures to Determine 2025 Compensation Actually Paid
As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. With respect to the 2025 fiscal year, the most important financial performance measures used to link executive CAP to our performance overall are as follows:

Metrics Used in Determining NEO Pay
Adjusted EBITDA Growth
Adjusted EPS
Cash Conversion
Health, Safety and Environment (HSE) Scorecard
Relative TSR
Revenue Growth

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize creation of long-term stockholder value, and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid vs. TSR
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$120.00
$105.00
$90.00
$75.00
$60.00
$45.00
$30.00
$15.00
$-
Total Shareholder Return (TSR)
$100.00
$108.67
$104.02
29,506,826
4,103,898
June 23, 2025
December 31, 2025
Date
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Other NEOs
Amrize Total Shareholder Return (TSR)
Peer Group TSR

Compensation Actually Paid vs. Net Income
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Net Income ($ in millions)
29,506,826
4,103,898
$1,274
$1,185
2024
2025
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Other NEOs
Net Income

Compensation Actually Paid vs. Adjusted EPS
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Adjusted EPS
29,506,826
4,103,898
$2.44
$2.40
2024
2025
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Other NEOs
Adjusted EPS

DIRECTOR COMPENSATION DISCLOSURES
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors expend on fulfilling their duties to the company, as well as the limited pool of, and competition among public companies for, well-qualified board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair. Annually, the Compensation Committee’s independent compensation consultant evaluates the competitiveness of the company’s non-employee director compensation program relative to peer companies and recommends any changes to the Compensation Committee, which evaluates such proposed changes and recommends any changes to the full Board for approval.
Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own shares of the company’s common stock that have a value of five times the annual director cash retainer. Unvested RSUs are included in calculating the director’s ownership.
Cash Compensation paid to Board members
Members of the Board who are not employees of the company are paid a retainer of $130,000 per year, plus the following fees:
•	$35,000 Lead Independent Director retainer fee;
•	$25,000 Audit Committee chair retainer fee;
•	$20,000 Compensation Committee chair retainer fee;
•	$20,000 Nomination & Governance Committee chair retainer fee.
All fees are represented in U.S. dollars.
Restricted Stock Units
Equity-based grants are awarded to our Non-Employee Directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of the company by affording them an opportunity to share in our future success. Directors receive an annual equity grant valued at $170,000.
Director Summary Compensation Table
The 2025 annual equity retainer grant for Directors was prorated based on the effective date of their appointment to the Board of Directors (June 23, 2025). 100% of the awards will be in RSUs, vesting on April 21, 2026, which coincides as the same day of the Annual General Meeting of Shareholders (AGM). FY2026 RSU awards will then follow a 1-year vest date from the grant date.
Awards will be credited with dividend equivalents, to be settled in cash or additional shares. Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the RSUs and shall be paid on the same date that the RSUs to which they are attributable are settled as soon as practicable after the applicable date upon which such RSUs vest, but in no event later than March 15 of the year following the year in which such RSUs vest (as applicable, the “Settlement Date”).

The table below summarizes the compensation paid by the company to for fiscal year ended December 31, 2025.
•	Cash Fees earned were prorated using the number of days between June 23, 2025 and December 31, 2025.
•	For 2025, the annual RSU award value of $170,000 was prorated using the number of days between June 23, 2025 and the Annual General Meeting of Shareholders (AGM) on April 21, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Nick Gangestad	86,795	140,091	226,886
Theresa Drew(1)	81,534	140,091	221,625
Dwight Gibson	68,384	140,091	208,475
Holli Ladhani	68,384	140,091	208,475
Michael E. McKelvy	68,384	140,091	208,475
Jurg Oleas	78,904	140,091	218,995
Robert Rivkin	68,384	140,091	208,475
Katja Roth Pellanda	68,384	140,091	208,475
Maria Cristina A. Wilbur	78,904	140,091	218,995

(1)	Effective February 11, 2026, Ms. Drew stepped down as a member of the Board of Directors.
SWISS COMPENSATION REPORT TABLES
In accordance with the Swiss Code and our Articles of Association, we are required to prepare a separate Swiss Statutory Compensation Report each year that contains specific items in a presentation format determined by the Swiss Code. This report must be included in the materials made available to our shareholders each year.
Our executive management team (as defined under Swiss law, hereafter referred to as the “Executive Management”) for the period starting June 23, 2025 - the effective date of the spin-off from Holcim - through December 31, 2025, consisted of Jan Jenisch, Ian Johnston, Jaime Hill, Nollaig Forrest, Denise Singleton, Jake Gosa, Stephen Clark, Samuel Poletti, Mario Gross and Roald Brouwer.
This section includes the compensation, shareholdings and external mandates tables that are audited by the statutory auditors according to the Swiss Code of Obligations for the financial year 2025. All amounts are calculated from June 23, 2025 to the end of the fiscal year on December 31, 2025.
The compensation report for the period ended December 31, 2025, which was originally approved by the Board on February 18, 2026, has been withdrawn and corrected as an error was identified in the disclosure of the remuneration for Jan Jenisch in connection with the spin-off (base salary after correction: USD 773,770 / CHF 618,784; base salary before correction: USD 1,093,056 / CHF 874,117; annual incentive after correction: USD 1,540,563 / CHF 1,232,061; annual incentive before correction: 1,542,836 / CHF 1,233,806). This corrected version was audited again and has been approved for disclosure to the annual general meeting.

Executive Management (Audited)
The following table sets forth the total amount of compensation paid to or accrued for the members of the Executive Management for services performed in the fiscal year that ended December 31, 2025. In accordance with Swiss law, the table includes an individual disclosure of the compensation of the highest paid member of the Executive Management and an aggregate for the other members of the Executive Management.
On May 15, 2025, the extraordinary general meeting of shareholders of Amrize approved a maximum aggregate compensation for the members of the Executive Management in the amount of USD 39.0 million for the period from the spin-off until December 31, 2025. The compensation effectively paid or accrued from June 23, 2025 to December 31, 2025 amounts to USD 31.9 million and hence the amount for this period is within the limit approved by Shareholders.

				Performance shares	Restricted share units	Performance options
Executive(1)	Base salary	Other fixed pay(2)	Annual incentive	Fair value at grant	Fair value at grant(4)	Fair value at grant(5)	Social/ Pension contributions(6)	Total 2025(7)
Jan Jenisch, Chief Executive Officer - 23 June until 31 December 2025 (in USD)(9)	773,770	73,946	1,540,653	9,839,951	—	102,171	120,551	12,451,042
Jan Jenisch, Chief Executive Officer - 23 June until 31 December 2025 (in CHF)(9)	618,784	59,135	1,232,061	7,869,011	—	81,706	96,405	9,957,102
Other Members (In USD)	2,932,810	778,432	3,156,933	9,730,183	2,635,063	46,150	179,020	19,458,591
Other Members (In CHF)	2,345,369	622,512	2,524,600	7,781,229	2,107,260	36,906	143,162	15,561,038
Total (in USD)	3,706,580	852,378	4,697,586	19,570,134	2,635,063	148,321	299,571	31,909,633
Total (in CHF)	2,964,153	681,647	3,756,661	15,650,240	2,107,260	118,612	239,567	25,518,140

(1)	Amrize’s share capital is based on U.S. Dollars. Amounts for each member of the Executive Management are expressed in both U.S. Dollars and Swiss Francs.
(2)	Any currency conversion was done using the average exchange rate from the Spin-Off date to December 31, 2025 of USD 1 = 0.7997.
(3)	Includes cash allowances and benefits in kind at fair value such as company car allowance, child education allowance and relocation allowances (housing, schooling, tax services).
(4)	Expected annual incentive payment for the reporting year in accordance with the accrual principle.
(5)
Includes the new-hire award for Jake Gosa awarded in replacement of the forfeited compensation at his previous employer. RSUs will vest as follows: 36,952 on March 21, 2026 and 18,687 on March 21, 2027 provided that Mr. Gosa remains in continuous employment with the Company.

(6)
Represents the incremental increase in fair value related to the conversion of the outstanding Holcim PSOs into Amrize PSOs for Jan Jenisch and another member of the Executive Management in connection with the spin-off.

(7)
Social security and pension contributions: includes employer contributions to social security to the extent that they result in a future pension entitlement, as well as employer contributions to occupational pension plan. Employer contributions to social security that do not result in an increase of the pension entitlement are excluded (2025: USD 967,455 or CHF 773,674 of which USD 824,698 or CHF 659,511 for Jan Jenisch).

(8)	Amrize was not subject to the obligation to prepare a compensation report prior to the spin-off and, therefore, no disclosure is necessary for compensation in 2024.
(9)
In addition to being Chief Executive Officer, Mr. Jenisch is also a member of the Board of Directors. Mr. Jenisch is included in this table; therefore, he was not included in the Board of Directors table. The Base Salary column includes only his Amrize salary prorated from the date of the spin-off through December 31, 2025.

No other fees were paid to members of the Executive Management than those disclosed above. In the fiscal year under review, no compensation was paid to former members of the Executive Management. Further, no compensation was paid to parties closely related to them. No member of the Executive Management was granted a loan or credit facility and no former member of the Executive Management was granted a loan or credit facility.
Board Of Directors (Audited)
The following table sets forth any and all compensation Amrize paid to or accrued directly or indirectly for the individual members of the Board from June 23, 2025 to December 31, 2025. On May 15, 2025, the extraordinary general meeting of shareholders of Amrize approved a maximum aggregate remuneration for the Board of USD 3.3 million for the period from June 23, 2025 until the completion of the 2026 Annual General Meeting. The compensation effectively paid or granted for this period is expected to be within the limit approved by shareholders and will be disclosed in the 2026 Compensation Report.

	Positions as of 31 December						Share-based compensation
Name(1)	AC	NC GC	CC	Currency	Annual Board Retainer(2)	Committee Fees(2)	Number	Value(3)	Other	Social security(4)	Total 2025
Nicholas Gangestad			M	USD	68,384	18,411	2,958	140,091	—	—	226,886
				CHF	54,686	14,723	2,958	112,031	—	—	181,440
Theresa Drew	C			USD	68,384	13,151	2,958	140,091	—	—	221,626
				CHF	54,686	10,517	2,958	112,031	—	—	177,234
Dwight Gibson	M			USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Holli Ladhani		M		USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Michael E. McKelvy		M		USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Jurg Oleas		C		USD	68,384	10,521	2,958	140,091	—	9,317	228,313
				CHF	54,686	8,413	2,958	112,031	—	7,451	182,582
Robert S. Rivkin	M			USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Katja Roth Pellanda			M	USD	68,384	—	2,958	140,091	—	9,317	217,792
				CHF	54,686	—	2,958	112,031	—	7,451	174,168
Maria Cristina A. Wilbur			C	USD	68,384	10,521	2,958	140,091	—	9,317	228,313
				CHF	54,686	8,413	2,958	112,031	—	7,451	182,582
Total				USD	615,456	52,604	26,622	1,260,819	—	27,951	1,956,830
Total				CHF	492,174	42,068	26,622	1,008,279	—	22,353	1,564,874

AC =	Audit Committee, NCGC = Nomination & Governance Committee, CC = Compensation Committee
C =	Committee Chair
M =	Member
(1)
Amrize’s share capital is based on U.S. Dollars. Amounts for each Board of Directors member are expressed in both U.S. Dollars and Swiss Francs. Any currency conversion was done using the average exchange rate from the Spin—Off date to December 31, 2025 of USD 1 = 0.7997.

(2)	Fees settled in cash include annual Board and committee chair retainers.
(3)
The value of the RSUs granted on August 11, 2025 to the members of the board were calculated based on the grant date fair value of the awards, the value of the award was determined in USD and was $47.36 per share.

(4)
Social security contributions: includes employer contributions to social security to the extent that they result in a future pension entitlement. Employer contributions to social security that do not result in an increase of the pension entitlement are excluded (2025: USD 19,442 or CHF 15,548).

No other fees were paid to members of the Board other than as disclosed above. During the fiscal year under review, no compensation was paid to former members of the Board or to parties closely related to them, no member of the Board was granted a loan or credit facility, and no former member of the Board was granted a loan or credit facility.

Number Of Shares And Options Held By Executive Management Members As Of 31 December 2025 (Audited)
The following table sets forth the number of shares, vested and unvested performance options as well as share units held by each of the individual members of the Executive Management as of December 31, 2025.

Name	Position	Total number of shares owned	Total number of unvested Share units (at Target)	Total number of vested performance options held (at Maximum)	Total number of unvested performance options held (at Maximum)
Jan Jenisch	Chief Executive Officer	2,010,000	300,026	620,715	1,446,438
Ian Johnston	Chief Financial Officer	17,344	34,450	—	—
Jaime Hill	President, Building Materials	18,359	36,894	—	—
Nollaig Forrest	Chief Marketing & Corporate Affairs Officer	11,663	35,694	—	94,678
Denise Singleton	Chief Legal Officer	4,000	30,618	—	—
Jake Gosa(1)	President, Building Envelope	170	83,089	—	—
Stephen Clark	Chief People Officer	5,258	23,228	—	—
Samuel Poletti	Chief Strategy and M&A Officer	3,389	20,406	—	—
Mario Gross	Chief Supply Chain Officer	23,490	19,308	—	—
Roald Brouwer	Chief Technology Officer	9,000	15,286	—	—
Total		2,102,673	598,999	620,715	1,541,116

(1)	Includes 27,450 performance share units and 55,639 restricted share units.
Number Of Shares And Options Held By The Board Of Directors As Of 31 December 2025 (Audited)
The following table sets forth the number of shares, and unvested restricted share units (RSUs) held by each of the individual members of the Board as of the end of the fiscal year on December 31, 2025.

Name	Position	Shares held as of 31 December 2025	Total number of unvested RSUs
Nicholas Gangestad	Member	2,000	2,958
Theresa Drew	Committee Chair	—	2,958
Dwight Gibson	Member	—	2,958
Holli Ladhani	Member	—	2,958
Michael E. McKelvy	Member	—	2,958
Jurg Oleas	Committee Chair	18,115	2,958
Robert S. Rivkin	Member	—	2,958
Katja Roth Pellanda	Member	—	2,958
Maria Cristina A. Wilbur	Committee Chair	190	2,958
Total		20,305	26,622

Members Of The Board Of Directors And Executive Management Hold The Following External Mandates As Of 31 December 2025 According To Art. 734E Of The Swiss Code Of Obligations (Audited)

Board of Directors	Company	Function	December 31, 2025
Jan Jenisch	Swiss-Japanese Chamber of Commerce (SJCC)	Member of the Board of Directors	Yes
Nicholas Gangestad	Nucor Corporation	Member of the Board of Directors	Yes
	Genpact Limited	Member of the Board of Directors	Yes
Theresa Drew	Sonoco Products Company	Member of the Board of Directors	Yes
	The Cato Corporation	Member of the Board of Directors	Yes
Dwight Gibson	Interface, Inc.	Member of the Board of Directors	Yes
	NAI Group	Member of the Board of Managers	Yes
	Plaskolite, Inc.	Member of the Board of Managers	Yes
	Americhem, Inc.	Member of the Board of Managers	Yes
	Buckman Laboratories International, Inc.	Member of the Board of Managers	Yes
	Aurorium LLC	Member of the Board of Managers	Yes
	Pritzker Private Capital	Operating Partner	Yes
Holli Ladhani	Quanta Services, Inc.	Member of the Board of Directors	Yes
	Kayne Anderson Energy Infrastructure Fund, Inc.	Member of the Board of Directors	Yes
	Onward Energy LLC	Member of the Board of Directors	Yes
	Amspec Group	Member of the Board of Directors	Yes
Michael E. McKelvy	McDermott International, Ltd	President, CEO and Member of the Board of Directors	Yes
	Meeting Street	Member of the Board of Directors	Yes
Jurg Oleas	RUAG International Holding AG	Member of the Board of Directors	Yes
Robert S. Rivkin	United Airlines Holdings, Inc.	Chief Legal Officer	Yes
Katja Roth Pellanda	Farmers Group, Inc.	Member of the Board of Directors	Yes
	Zurich Italy Bank S.p.A.	Member of the Board of Directors	Yes
	Zurich Insurance Company	Group General Counsel	Yes
Maria Cristina A. Wilbur	F. Hoffman-La Roche, LTD	Chief People Officer	Yes

Executive Management	Company	Function	December 31, 2025
Ian Johnston	No External Mandates
Jaime Hill	No External Mandates
Nollaig Forrest	No External Mandates
Denise Singleton	Phillips 66 Company Teledyne Technologies Incorporated	Member of the Board of Directors Member of the Board of Directors	Yes Yes(1)
Jake Gosa	No External Mandates
Stephen Clark	No External Mandates
Samuel Poletti	No External Mandates
Mario Gross	No External Mandates
Roald Brouwer	No External Mandates

(1)	Ms. Singleton resigned effective January 1, 2026

Compensation Governance
For a summary of the basic principles and elements of compensation and shareholding programs for serving and former Board and Executive Management members, together with a description of the authorities and procedure for determining such, please refer to the Compensation Discussion & Analysis, contained in the proxy statement.
The Annual General Meeting approves the maximum aggregate compensation (including fixed and variable components, benefits, and equity awards) to be paid to members of the Board for the period until the next Annual General Meeting and to members of the Executive Management for the forthcoming fiscal year. For further details of the rules set out in our Articles of Association on the approval of the compensation by the shareholders, the supplementary amounts for persons who become member of the Executive Management after the Annual General Meeting and the general principles of our compensation system, reference is made to articles 23 – 25 of our Articles of Association, which are available at https://investors.amrize.com/governance/governance-documents.

To the General Meeting of Amrize Ltd, Zug	Zurich, March 6, 2026

Report of the statutory auditor on the audit of the compensation report

Opinion
We have audited the compensation report of Amrize Ltd (the Company) for the year ended December 31 , 2025. The audit was limited to the information pursuant to Art. 734a-734f of the Swiss Code of Obligations (CO) in the sections marked “audited” of the compensation report.

In our opinion, the information pursuant to Art. 734a-734f CO in the accompanying compensation report complies with Swiss law and the Company’s articles of incorporation.

Basis for opinion
We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH). Our responsibilities under those provisions and standards are further described in the “Auditor’s responsibilities for the audit of the compensation report” section of our report. We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of matter
This report of the statutory auditor on the audit of the compensation report replaces our report dated February 18, 2026. We draw attention to the last paragraph in the section SWISS COMPENSATION REPORT TABLES of the compensation report which describes that the compensation report has been re-issued and re-submitted for audit. Our opinion is not modified in respect of this matter.

Other information
The Board of Directors is responsible for the other information. The other information comprises the information included in the annual report, but does not include the sections marked “audited” in the compensation report, the consolidated financial statements, the stand-alone financial statements and our auditor’s reports thereon. The annual report is expected to be made available to us after the date of this auditor’s report.

Our opinion on the compensation report does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the compensation report, our responsibility is to read the other information when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the audited financial information in the compensation report or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

Board of Directors’ responsibilities for the compensation report
The Board of Directors is responsible for the preparation of a compensation report in accordance with the provisions of Swiss law and the Company’s articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of a compensation report that is free from material misstatement, whether due to fraud or error. It is also responsible for designing the remuneration system and defining individual remuneration packages.

Auditor’s responsibilities for the audit of the compensation report
Our objectives are to obtain reasonable assurance about whether the information pursuant to Art. 734a-734f CO is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of this compensation report.

As part of an audit in accordance with Swiss law and SA-CH, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•
Identify and assess the risks of material misstatement in the compensation report, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control
•
Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made.

We communicate with the Board of Directors or its relevant committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Board of Directors or its relevant committee with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied.

Ernst & Young AG
Rico Fehr (Qualified Signature)	Beatrice Bieri (Qualified Signature)
Licensed audit expert (Auditor in charge)	Licensed audit expert

Enclosure • Compensation report

DEFINITION AND RECONCILIATION OF NON-GAAP MEASURES
Presented below are reconciliations of Non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this proxy statement to the most directly comparable financial measures prepared in accordance with U.S. GAAP. The Compensation Committee believes the adjusted financial metrics used in our incentive compensation programs represent the amounts directly related to the ongoing operations of the business and uses these metrics in evaluating performance. These non-GAAP financial measures should not be considered as alternatives to the earnings measures defined by U.S. GAAP. We utilize these non-GAAP financial measures, among others, to assess our operating performance and to provide a consistent comparison of performance from period to period and as a basis for strategic planning and forecasting given our belief that such non-GAAP financial measures closely correlate to long-term enterprise value. We believe that measuring performance on the basis of the below noted non-GAAP adjusted metrics is useful to investors because it enables consistent evaluation of our operational performance period to period. Incentive compensation adjustments may be calculated based on what was included in our plan and changes relative to that plan, this ensures that incentive awards are calculated on a comparable basis and that participants are incentivized appropriately for performance within their control.
Adjusted EBITDA is defined as: Net income (loss), and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax expense, Acquisition and integration costs, Loss on impairments, Litigation related costs, Restructuring and other costs, and Spin-Off and separation-related costs, Other non-operating (expense) income, net, Income from equity method investments.

Reconciliation of Non-GAAP Financial Measures Adjusted EBITDA ($ in millions, except percentage data)	2025	2024
Net income	$1,182	1,273
Depreciation, depletion, accretion and amortization	914	889
Interest expense, net	413	512
Income tax expense	326	368
EBITDA	2,835	3,042
Acquisition and integration costs(1)	64	46
Litigation related costs(2)	46	9
Loss on impairments(3)	15	2
Restructuring and other costs(4)	19	16
Spin-Off and separation-related costs(5)	43	24
Other non-operating expense (income), net(6)	(4)	55
Income from equity method investments	(11)	(13)
Adjusted EBITDA	$3,007	3,181
Prior Year Adjusted EBITDA	3,181
Adjusted EBITDA Growth $	(174)
Adjusted EBITDA Growth %	(5.50)%

(1)
Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2)
Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3)	Loss on impairments primarily reflect changes in certain non-core sites or strategic plans affecting our assets.
(4)	Restructuring and other costs include charges associated with non-core sites.
(5)	Spin-off and separation-related costs notably include rebranding costs.
(6)	Other non-operating expense (income), net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.
Free Cash Flow is defined as: Net cash provided by (used in) operating activities plus proceeds from property and casualty insurance, proceeds from land expropriation and proceeds from disposals of long-lived assets less purchases of property, plant and equipment.

Adjusted EBITDA Cash Conversion Ratio is defined as: Free Cash Flow divided by Adjusted EBITDA.

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Free Cash Flow and Adjusted EBITDA Cash Conversion Ratio ($ in millions, except percentage data)	2025
Net cash provided by operating activities	$2,208
Capital expenditures, net(1)	(745)
Free cash flow	$1,463
Adjusted EBITDA	3,007
Adjusted EBITDA cash conversion ratio	0.49
Net Income	1,182
Net Income cash conversion of net cash provided by operating activities ratio	0.54

(1)
Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

Adjusted Earnings Per Share is defined as: Earnings per diluted common share attributable to Amrize Ltd., excluding the impacts of Acquisition and integration costs, Loss on impairments, Litigation related costs, Restructuring and other costs, and Spin-Off and separation-related costs.

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Adjusted Earnings Per Share Growth	2025	2024
Earnings per diluted common share attributable to Amrize Ltd. (GAAP)	$2.14	2.3
Acquisition and integration costs(1)	0.09	0.06
Litigation related costs(2)	0.06	0.02
Loss on impairments(3)	0.02	—
Restructuring and other costs(4)	0.03	0.02
Spin-Off and separation-related costs(5)	0.06	0.04
Adjusted Earnings per Diluted Share (Non-GAAP)	$2.4	2.44
Prior Year Adjusted Earnings per Diluted Share (Non-GAAP)	2.44
Adjusted Earnings per Diluted Share Growth $	$-0.04
Adjusted Earnings per Diluted Share Growth %	-1.60%

(1)
Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2)
Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3)	Loss on impairments primarily reflect changes in certain non-core sites or strategic plans affecting our assets.
(4)	Restructuring and other costs include charges associated with non-core sites.
(5)	Spin-off and separation-related costs notably include rebranding costs.
Organic Revenues is defined as: Revenues, excluding the impacts of Acquisitions and Divestments and Foreign exchange.

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Organic Revenues Growth ($ in millions, except percentage data)	2025	2024
Revenues	$11,815	11,704
Acquisition impacts	130	118
Foreign exchange impacts	(53)	(43)
Organic Revenues	11,738	11,629
Prior Year Revenues	11,704
Organic Revenues Growth $	34
Organic Revenues Growth %	0.30%
Bolt-on Adjustment(1)	34

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Organic Revenues Growth ($ in millions, except percentage data)	2025	2024
Organic Revenues plus Bolt-on-Adjustment	$11,772
Prior Year Revenues	11,704
Organic Revenues plus Bolt-on-Adjustment Growth $	$68
Organic Revenues plus Bolt-on-Adjustment Growth %	0.60%

(1)	Approved inclusion of a bolt-on acquisition for the variable incentive compensation calculation

Annex A

Annex A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For fiscal year ended December 31, 2025

OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from      to
Commission file number: 1-42542
Amrize Ltd
(Exact name of Registrant as specified in its charter)

Switzerland	98-1807904
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Grafenauweg 8 6300 Zug Switzerland (Address of Principal Executive Offices)	6300 (Zip Code)

+ 41 41 562 3490
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbols(s)	Name of exchange on which registered
Ordinary Shares, par value $0.01 per share	AMRZ	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐ No ☒.
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐ No ☒.
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐.
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report  ☐.
If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements  ☐.
Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b)  ☐.
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐ No ☒.
The aggregate market value of 552,220,173 shares of voting stock held by non-affiliates of the registrant was approximately $27,362,509,572 based on the last reported sale price of the registrant’s Ordinary Shares as reported on the New York Stock Exchange on June 30, 2025.
As of December 31, 2025, the number of outstanding Ordinary Shares was 553,082,525, net of Treasury Shares.
INCORPORATION BY REFERENCE
Part III hereof incorporates by reference portions of the registrant’s definitive proxy statement related to its the 2026 Annual Meeting of Shareholders (the “Proxy Statement”).

Amrize Ltd
Certain Terms
Unless the context requires otherwise, the “Company”, “Amrize”, “we”, “us”, or “our” refers to Amrize Ltd., Inc. on a consolidated basis. References to the Company’s “Ordinary Shares”, “Common Shares”, “Common Stock” or “Company Shares” refer to our Ordinary Shares.

Amrize Ltd
PART I

Cautionary Note Regarding Forward-Looking Statements
Investors are cautioned that all statements in this Annual Report on Form 10-K (the “Annual Report”) that relate to the future involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 27A of the Securities Act of 1933, as amended (the “Securities Act”), and are made pursuant to the safe harbor provisions of the PSLRA, provide the investor with the Company’s expectations or forecasts of future events. These forward-looking statements concern our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Without limitation, you can identify these statements by the fact that they do not relate strictly to historical or current facts, and these statements may contain words such as “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or the negative or other variations thereof or comparable terms. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future revenues, income and cash flows, the outcome of contingencies such as legal proceedings and regulatory compliance. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements because of, among other things, potential risks and uncertainties, such as:
•	the effect of political, economic and market conditions and geopolitical events;
•	the level of demand in the construction industry;
•	the cyclicality of the industries and businesses in which our customers operate;
•	changes in the cost and/or availability of raw materials required to run our business;
•	energy and fuel costs;
•	adverse weather conditions and natural disasters;
•	the logistical and other challenges inherent in our operations;
•	the actions and initiatives of current and potential competitors;
•	the level and volatility of, interest rates and other market indices;
•	the ability of Amrize to maintain satisfactory credit ratings;
•	the outcome of pending litigation or future litigation;
•	the impact of current, pending and future legislation and regulation;
•	factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation from Holcim Ltd (“Holcim”);
•	material costs and expenses as a result of the separation from Holcim;
•	our limited history operating as an independent, publicly traded company;
•	our obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements;
•	that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes;
•	the fact that Amrize may receive worse commercial terms from third-parties for services it used to receive from Holcim prior to the separation;
•	the fact that certain of Amrize’s executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; and
•	potential difficulties in maintaining relationships with key personnel.

Amrize Ltd
For a discussion identifying other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, see “Risk Factors”, along with the discussion of Competition under Item 1, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under item 7 and Note 17 (Commitments and Contingencies) in Item 8. “Financial Statements and Supplementary Data”.
These are only some of the factors that may affect the forward-looking statements contained in this Annual Report. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time.
It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Annual Report and our future levels of activity and performance, may not occur and actual results could differ materially and adversely from those described or implied in the forward-looking statements. As a result, you should not regard any of these forward-looking statements as a representation or warranty by us or any other person or place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Amrize Ltd
Item 1.	Business
Business Overview
Amrize Ltd (the “Company”) is a building solutions company focused on the North American market, offering customers a broad range of advanced building solutions from foundation to rooftop. The Company earns revenue from the sale of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions.
Our more than 19,000 employees operate across more than 1,000 sites, facilities, and corporate offices in the United States, Canada, Colombia, Switzerland, and Jamaica to serve more than 23,000 customers across the North American infrastructure, commercial and residential construction markets.
Amrize provides cement, aggregates, ready-mix concrete materials, and advanced roofing and wall systems in the United States and Canada. We operate in infrastructure, commercial, and residential construction markets across North America. Amrize maintains facilities in strategic locations coupled with a large distribution network which help us minimize our distribution costs and better provide for our customers.
On June 23, 2025, Holcim Ltd (“Holcim”) completed the previously announced Spin-Off of the Company through a distribution of 100% of the Company’s outstanding shares to holders of record of Holcim’s ordinary shares, on a pro rata basis as a dividend-in-kind, as of the close of business on June 20, 2025 (the “Spin-Off”). As a result, Amrize now operates as a standalone public company and aims to set the foundation for long-term, profitable growth.
Since Amrize completed its Spin-Off, management established a leaner corporate cost structure and lowered its external borrowings during the second half of 2025. With the capital structure established in 2025 combined with cash flows from operating activities in 2025, Amrize is well positioned for more investments in growth projects, business combinations, and shareholder returns via dividends and share repurchases.
Business Segments

The Company is organized into two reportable segments — Building Materials and Building Envelope — that are aligned with the products and services it provides and based upon the information used by the chief operating decision maker (“CODM”) in evaluating the performance of the business and allocating resources and capital. Our services span new construction as well as repair and refurbishment (“R&R”).
•
Building Materials: The building materials segment offers a range of branded solutions delivering high-quality products for a wide range of applications. These include cement and aggregates, as well as a variety of downstream products and solutions such as ready-mix concrete, asphalt and other construction materials.

•
Building Envelope: The building envelope segment offers advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes and sealants that are critical to the application of roofing and wall systems.

Our Products
Our products are essential in commercial and residential new construction, public infrastructure construction projects and R&R activities. Within each of our product lines, we typically offer specialized products that are tailored for specific projects.
Building Materials offerings include cement and aggregates, ready-mix concrete, and other construction materials.
•	Cement: We provide high-quality cement products developed through our professional knowledge and experience. These products are customized to satisfy our clients’ specific requirements.

Amrize Ltd
•
Aggregates: We supply natural aggregates, such as crushed stone, sand, and gravel, and alternative aggregates, including recycled concrete and slag, to the construction market. These products are primary components for ready-mix concrete, asphalt, and road construction projects.

•
Ready-Mix Concrete: We manufacture customized ready-mix concrete through blending cement, aggregates, and specialized additives to meet the precise requirements of our customers. Our formulations are engineered for project-specific variables, including transportation logistics and site weather conditions which ensures high-performance results across a broad range of applications.

Building Envelope offerings include a range of advanced roofing and wall systems solutions to meet commercial and residential building requirements.
•
Duro-Last: Provides full system roofing, offering a range of thermoplastic single-ply solutions. Custom-fabricates high-quality PVC roofing membranes, accessories, edge metal, and fasteners in-house, providing waterproofing and long-term leak protection.

•	Elevate: Offers a range of advanced roofing systems for commercial buildings, including energy-efficient insulation boards.
•	Malarkey: Provides a complete residential roofing solution, from premium roofing shingles to ice and water barriers.
•
OX Engineered Products: Develops and manufactures a range of wall insulation and sheathing solutions, with proprietary technologies ranging from house wraps and structural sheathing to integrated wall systems.

•	Enverge: Offers spray foam insulation, including both open-cell and closed-cell spray foam products.
•	Gaco: Offers liquid-applied coating systems for roof restoration, decking and waterproofing, and anti-slip protection. As well as adhesives, tapes, and sealants critical to weatherproofing.
Business Strategy
Our strategy for profitable growth is broken down into six key pillars:
•
Positioned in the most attractive markets to service our North American customers: Population growth, urbanization, onshoring and investments in infrastructure are shaping the construction industry and driving demand for innovative and sustainable solutions. We are positioned to capitalize on these trends by leveraging our footprint and our innovative and sustainable solutions.

•
Comprehensive range of building solutions powering growth opportunities: Through our comprehensive product offering, we aim to provide our customers with a full suite of synergistic building solutions, offering advanced solutions that address their most sophisticated needs and enable them to meet goals across their building lifecycle.

•
Deeply embedded performance culture and dedication to employee safety: Our performance-based culture drives customer-focused decision-making and superior financial performance, while maintaining a rigorous commitment to protecting the health and safety of our people.

•
Value accretive and disciplined acquisitions: Through a track record of disciplined and value-focused acquisitions, we have established ourselves as a leader in advanced roofing and wall systems, creating a platform for further organic and inorganic growth in the Building Envelope segment. We also pursue an active strategy of synergistic bolt-on acquisitions in the highly fragmented construction materials market, particularly for aggregates and concrete.

•
Committed to driving shareholder value: We strive to maintain a disciplined capital structure based on an investment grade credit rating. Our capital allocation strategy includes investing in our business to drive sustainable growth, pursuing strategic acquisitions in fragmented markets in line with our segment ambitions, and returning capital to shareholders.

•	Emphasis on innovation: Through our internal innovation process to external partnerships, we seek to make cutting-edge investments to address customer challenges.

Amrize Ltd
Customers
Our more than 23,000 customers include home builders, commercial builders, architects and designers, distributors, contractors and government authorities. No material part of our Building Materials segment is dependent upon a single customer or upon a few customers. In our Building Envelope segment, our revenues are largely attributable to a few large distributors. However, no individual customer represents more than 10% of the Company’s revenues and there are no material dependencies or concentrations of individual customers that require disclosure.
Research & Development
Research and development activities include the development of new product lines, the modification of existing product lines to comply with regulatory changes and the research of cost efficiencies through raw material substitution and process improvements. We have research and development application centers and innovation hubs where scientists and technical and training experts work to strengthen our expertise and develop innovative technologies.
Intellectual Property
The protection of our brands, technology and intellectual property is an important aspect of our business. We protect our intellectual property and other proprietary assets through a combination of patents, trademarks, copyrights, trade secrets, contractual provisions, confidentiality procedures and non-disclosure agreements, as well as application of applicable law. We protect our intellectual property rights in the United States, Canada and other jurisdictions. We own approximately 300 patents that have been issued by and patent applications that are pending with the U.S. Patent and Trademark Office (“USPTO”), and approximately 200 issued patents and pending patent applications outside the United States. In general, our patents are directed to construction materials and their manufacturing, as well as construction and building technologies. The protection afforded by patents (and the availability of legal remedies for infringement or other violation thereof) varies from jurisdiction to jurisdiction, and although the term of our patents is, in general, up to approximately 20 years from the filing date, such term also varies depending on jurisdiction and the type of patent protection, as well as our portfolio management strategy. Additionally, we own or have rights to use various trademarks, service marks or trade names that we use in conjunction with the marketing of our products. We own approximately 240 trademarks that are registered or pending with the USPTO, and approximately 2,300 trademarks that are registered or pending outside the United States. Ownership rights in trademarks (including trademark registrations) in most jurisdictions generally do not expire if the trademarks are renewed, continued in use and properly protected. Where appropriate, we supplement our owned intellectual property portfolio by licensing intellectual property from third parties, including Holcim, and seek to protect our trade secrets and other confidential and proprietary information through internal controls, contractual protections and confidentiality agreements with our employees and third-party service providers.
Competition
The nature of the competition in the industry in which we operate varies among our product lines, in part due to the widely differing amounts of capital necessary to build and maintain production facilities. In the concrete industry, lower capital requirements result in fewer barriers to entry. As a result, depending on the local market, we may face competition from small producers as well as large, vertically integrated companies.
The cement industry in the markets where we operate is highly competitive, including international, national and regional cement producers. Companies compete on a variety of factors, including quality, value proposition, capacity, price, customer service, delivery time and proximity to the customer. Our principal competitors in the United States are Cemex, Buzzi-Unicem, Heidelberg Materials and CRH, as well as numerous local and regional players.
Many of the regions in which we operate ready-mix concrete are highly fragmented, and as a result, our products face strong competition.
The construction materials industry is highly localized due to the high cost of transportation relative to the price of the product. Cement imports into the United States occur mostly to supplement domestic cement production or to supply a particular region. Cement is typically imported into deep water ports along the coast or on the Great Lakes or transported on the Mississippi River system near major population centers.
In our Building Envelope business, the competitive landscape varies depending on products and end markets. Competitive dynamics are shaped by the scale of each competitor and the ability of each competitor to develop

Amrize Ltd
innovative products, with energy efficiency and environmentally conscious building solutions in demand. The market is further shaped by each company’s distribution capabilities, as well as its ability to provide comprehensive service and support to customers.
While we compete with a range of local, regional and multi-national firms, given our broad offering of products and solutions across both the commercial and residential end markets, we do not face competition across all of our product offerings from any one particular competitor. Principal competitors across our products in North America include Carlisle, CertainTeed, GAF, Johns Manville, Owens Corning and RPM. While larger companies maintain strong positions due to their extensive, differentiated product portfolios and established brands, regional players and new entrants also seek to capitalize on specialized areas of the market by offering tailored solutions to meet the unique demands of specific geographic areas.
Raw Materials
Our cement, ready-mix and aggregates businesses depend on a reliable supply of mineral resources, such as aggregates, sand and limestone, as well as mineral additives such as slag and fly ash. We generally maintain our own reserves of limestone, aggregates and other materials that we use to manufacture our products. For items outside of our reserves, we secure supply of such materials, products or resources through long-term renewable contracts. Our Building Envelope segment requires a different set of raw materials, with a large dependency on petroleum-based products, chemicals, resins, asphalt, glass fiber, granules and other commodities.
Human Capital Resources
As of December 31, 2025, we employed more than 19,000 people across the United States, Canada, Colombia, Switzerland, and Jamaica. The numbers of our employees fluctuate depending on the time of year due to seasonality. During our primary operational seasons, of our more than 19,000 employees, approximately 6,800 are salaried and approximately 12,700 are hourly. Approximately 6,200 of the hourly employees are employed under collective bargaining agreements and various supplemental agreements with local unions.
Recruiting, developing and retaining qualified employees is essential to executing our strategy and maintaining our competitive position. We are a people-first company and investing in training our people supports skill development, employee retention, and long-term business continuity. We provide our employees with the tools, training, and time to perform their work safely and successfully coupled with competitive wages and benefits, and by providing a safe and respectful work environment. We embrace the diverse backgrounds and viewpoints of our team members so that we may learn from one another, and continue to improve our culture.
Health, Safety, and Well-Being
Safety is a core value and an organizational priority. We maintain comprehensive safety programs, including training, incident investigation, and continuous improvement initiatives. Our safety performance is tracked using industry-standard metrics. In addition to physical safety, we further support employee well-being through health programs, mental health resources, and wellness initiatives.
Talent Attraction and Development
We utilize a broad recruiting strategy to reach a wide array of potential employees, including partnerships with universities, trade schools, and specialized recruiting firms focused on identifying candidates with diverse experiences and backgrounds. Our onboarding and training programs are designed to foster continuous learning and professional growth. Examples of these initiatives include the Build for Growth program, which provides early-career employees with exposure to the technical elements of the business while developing future leadership capabilities; sales training programs designed to strengthen commercial acumen and drive performance; and leadership development programs focused on enhancing the skills and effectiveness of managerial staff to support long-term organizational success. Tuition reimbursement is also available to support career advancement.
Employee Engagement
We regularly assess employee engagement through surveys and other feedback mechanisms, using the results to develop action plans that improve the workplace experience. This approach ensures that employees have a voice in shaping their work environment, and we monitor key metrics such as engagement rates, satisfaction, and turnover to further guide our human capital strategy.

Amrize Ltd
Respect and Equal Opportunity
We are committed to maintaining a culture of inclusion, respect, and equal opportunity. Our policies prohibit discrimination based on race, religion, gender, sexual orientation, age, disability, national origin, or veteran status. We strive for fair treatment and pay equity across our workforce and regularly review compensation practices to maintain equity. Our Employee Resource Groups and inclusion initiatives aim to foster a sense of belonging and encourage diverse perspectives, which are essential for innovation and high engagement.
Seasonality
Our business is subject to significant seasonality, consistent with trends observed across the building materials industry. Construction activity and, consequently, demand for our products and services, is heavily influenced by weather conditions. Periods of higher activity typically occur from the late spring to early fall, when favorable weather supports increased construction, renovation, and repair projects. Conversely, demand and production may decrease substantially in winter due to inclement weather and extreme conditions, which can negatively impact both production processes and the ability of workers to operate outdoors. We continuously monitor market conditions and adjust our production and inventory management strategies to align with anticipated seasonal demand and potential weather-related disruptions.
Regulatory Matters
Our operations are subject to and affected by federal, state, provincial and local laws and regulations relating to, among other things, environmental matters (including climate change and greenhouse gas emissions), health and safety matters (including related to the use of hazardous materials), consumer protection, trade regulations, anti-bribery, anti-corruption and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended, in a manner that could harm our business. In addition, the applicability and interpretation of these laws and regulations often are uncertain, particularly in new and rapidly evolving areas of the law, such as those relating to climate change.
Our mining operations are required to comply with government land use plans and zoning requirements. We are required by government authorities to obtain specific licenses and permits to allow for the extraction and processing of mineral reserves. These requirements vary between the United States and Canada, between individual states and provinces, and within local markets. The terms and general availability of government permits required to conduct our business influence the scope of our operations on the respective sites. The time periods for these operating licenses and permits can vary between jurisdictions and sites. We are also required to adhere to applicable restrictions, often including establishing appropriate environmental management systems, to minimize the risk that necessary permits are revoked, modified or not renewed. We are also subject to multiple laws that require us, as a mine operator, to reclaim and restore properties after mining activities have ceased. As a result, we are required to record reasonable provisions for such reclamation in our consolidated financial statements.
We are also subject to the Foreign Corrupt Practices Act in the United States and similar anti-bribery, anti-money laundering, anti-corruption, antitrust and other international laws and regulations applicable in Switzerland and other jurisdictions in which we operate. Such laws generally prohibit, among other things, corruptly providing, offering, promising or authorizing, directly or indirectly, anything of value to foreign officials, political parties or candidates for political office or private parties for the purposes of obtaining or retaining business. Although we have implemented policies and procedures, there can be no assurance these will be sufficient to prevent or detect these inappropriate practices. See “Risk Factors—Risks Relating to Regulatory and Legal Matters.”
Corporate Information
Amrize Ltd was incorporated in Switzerland on April 6, 2023 as Holcim North America Finance Ltd. On July 1, 2024, Holcim acquired all of the ordinary shares and thereafter the name of this entity was changed to Amrize Ltd. On June 23, 2025, Holcim completed the spin-off of its North American business, pursuant to which transaction Holcim distributed 100% of the Company Shares to its stockholders, completing the Spin-Off through a pro rata distribution (the “Distribution”) of the Company Shares held by Holcim as a dividend-in-kind to the holders of ordinary shares of Holcim. As a result of the Distribution, Amrize Ltd became an independent public company. The Company Shares are listed under the symbol “AMRZ” on the New York Stock Exchange and the SIX Swiss Exchange.
Our principal executive offices are located at Grafenauweg 8, 6300 Zug, Switzerland, and our telephone number is +41 (0) 58 858 58 58. We also have operational headquarters in Chicago.

Amrize Ltd
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act, are filed with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC are available at www.amrize.com when such reports are available on the SEC’s website.

Amrize Ltd
Item 1A.	Risk Factors
Our consolidated results of operations, financial position, cash flows and reputation can be adversely affected by various risks. These risks include the principal factors listed below and the other matters set forth in this Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial that could have an adverse impact on our business. Certain statements contained in the risk factors described below are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” for more information.
Risk Factor Summary
Risks Relating to our Business and Industry
•	Economic conditions, including inflation, have affected and may continue to adversely affect our business, financial condition, liquidity and results of operations.
•	We are affected by the level of demand in the construction industry.
•	We and our customers participate in cyclical industries and regional markets, which are subject to industry downturns.
•
Changes in the cost and/or availability of raw materials required to run our business, including related supply chain disruptions, could have a material adverse effect on our business, financial condition and results of operations.

•	High energy and fuel costs have had and may continue to have a material adverse effect on our operating results.
•
The development and introduction of new products and technologies, or the failure to do so, could have a material adverse effect on our business, financial condition, liquidity and results of operations.

•
We operate in a highly competitive industry with numerous players employing different competitive strategies and if we do not compete effectively, our revenues, market share and results of operations may be adversely affected.

•	We may not be able to successfully integrate or realize the expected benefits from any acquisitions or joint ventures.
•
The loss of, a significant decline in business with, or pricing pressures from, one or more of our key customers or distributors could adversely affect our financial condition, liquidity and results of operations.

•
If we fail to accurately forecast project budgets and timelines, or if we deliver projects that do not meet contracted standards, it could have a material adverse effect on our business, financial condition, liquidity and results of operations.

•	We could be adversely affected by any significant or prolonged disruption to our production facilities.
•	Our business is capital intensive, resulting in significant fixed and semi-fixed costs. Therefore, our earnings are sensitive to changes in volume.
Risks Relating to Regulatory and Legal Matters
•
We are subject to the laws and regulations of the countries where we operate and do business and non-compliance, any material changes in such laws and regulations and/or any significant delays in assessing the impact and/or adapting to such changes in laws and regulations may have an adverse effect on our business, financial condition, liquidity and results of operations.

•
We or our third-party suppliers may fail to maintain, obtain or renew or may experience material delays in obtaining requisite governmental or other approvals, licenses and permits for the conduct of our business.

•	We are subject to litigation proceedings, including, but not limited to, government investigations relating to antitrust and other proceedings, that could harm our business and our reputation.

Amrize Ltd
•	Our operations are subject to environmental laws and regulations, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
•
We are subject to anti-corruption, anti-bribery, anti-money laundering, antitrust, anti-boycott, economic sanctions, trade embargoes and export control laws and regulations in the countries in which we do business. Any violation of any such laws or regulations could have a material adverse impact on our business, financial condition, liquidity and results of operations, as well as harm our reputation.

•
We operate in multiple tax jurisdictions. Changes in tax law or its application in the jurisdictions in which we operate, or successful challenges to our tax positions by tax authorities, could adversely affect our results of operations and cash flow.

Risks Relating to the Ownership of Company Shares
•	The market price and trading volume of the Company Shares may fluctuate significantly.
•	We cannot guarantee the timing, amount or payment of dividends on Company Shares.
•	Dividends on Company Shares may subject our shareholders to Swiss withholding tax.
•	The price of Company Shares and the Swiss franc value of any dividends may be negatively affected by fluctuations in the U.S. dollar/Swiss franc exchange rate.
•	Swiss law imposes certain restrictions on our ability to repurchase our shares.
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Our Articles of Association contain an exclusive forum provision that could limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for such disputes and may discourage lawsuits against us and any of our directors, officers or other employees.

Risks Relating to the Spin-Off
•	We may not achieve some or all of the expected benefits of the Spin-Off, and the Spin-Off may adversely impact our business.
•	The non-recurring and recurring costs of the Spin-Off may be greater than we expected.
•
We have limited history operating as an independent, publicly traded company, and our financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and therefore may not be a reliable indicator of our future results.

•
If we are unable to implement and maintain an effective system of internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports and the market price of Company Shares could be adversely affected.

•	We have incurred, and expect to continue to incur, debt obligations that could adversely affect our business, profitability and our ability to meet obligations.
Risks Relating to our Business and Industry
Economic conditions, including inflation, have affected and may continue to adversely affect our business, financial condition, liquidity and results of operations.
Global economic conditions have had and may continue to have a material adverse effect on our business, financial condition, liquidity and results of operations. In recent years, inflation has reached record highs in the United States and Canada, driven mainly by supply chain issues (including input shortages, labor constraints and rising commodity prices), an excess demand for goods and services and a significant increase in energy and food prices, in part due to geopolitical events. High inflation can deteriorate global economic conditions and cause a rise in the costs of manufacturing our products, as well as an increase in related expenses, such as freight related expenses. High inflation can also increase our costs of capital. Inflation and its related effects could have a material adverse effect on our business, financial condition, liquidity and results of operations. See “High energy and fuel costs have had and may continue to have a material adverse effect on our operating results” for information on how energy and fuel costs affect the costs of manufacturing our products and related expenses. In recent years, central banks worldwide have increased

Amrize Ltd
interest rates in an attempt to reduce persistent inflation, anchor inflation expectations and, in many cases, protect their own currencies from potential depreciation and market turmoil. Energy or food price shocks could cause inflation to persist despite these efforts. If higher interest rates or other efforts to curb inflation fail to reduce inflation in the short term, central banks may be inclined to keep interest rates higher for longer, potentially causing deep damage to their economies (affecting the investment capacity of consumers and enterprises and damaging the purchasing power of consumers due to higher loan payments, causing governments to issue debt), enlarging and deepening a potential recession in many of the markets where we operate.
In addition to inflation, potential causes of deterioration in global economic conditions include worsening geopolitical relations, pandemics or epidemics, cyber-attacks involving critical infrastructure, decreased trade and capital flows, social unrest and adverse climate shocks. In general, demand for our products is strongly correlated to levels of construction activity, as well as private and public infrastructure spending. Declines in the construction industry are usually correlated with declines in general economic conditions. As a result, the deterioration of global economic conditions could have a material adverse effect on our business, financial condition, liquidity and results of operations.
We are affected by the level of demand in the construction industry.
Demand for our construction products and materials is directly related to the level of activity in the construction industry, which includes residential, commercial and infrastructure construction. Although our products are essential to commercial and residential construction, any decrease in demand for such construction projects could have a material adverse effect on our business, financial condition, liquidity and results of operations. Our products are also used in a variety of public infrastructure projects that are funded and financed by federal, state and local governments, including public construction projects and projects to build, expand and repair roads and highways. Infrastructure spending may be adversely affected by several factors. For instance, under U.S. law, annual funding levels for highways are subject to yearly appropriation reviews. The uncertainties associated with these reviews or other factors, including changing government priorities, fiscal constraints, delays in project approvals and shifts in political leadership, could result in states being reluctant to undertake large multi-year highway projects. In addition, disruptions in federal funding due to government shutdowns, sequestration measures or debt ceiling negotiations could further delay or reduce infrastructure investment. In general, there can be no assurance as to the amount and timing of appropriations for spending on federal, state or local projects. Any decrease in the amount of government funds available for such projects could have a material adverse effect on our business, financial condition, liquidity and results of operations.
We and our customers participate in cyclical industries and regional markets, which are subject to industry downturns.
A majority of our revenues is from customers who are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions. For example, many of our customers operate in the construction industry, which is affected by a variety of factors, such as general economic conditions, changes in interest rates, inflationary pressures, fluctuations in raw material costs, supply chain disruptions, demographic and population shifts, levels of infrastructure spending and other factors beyond our control. Such factors may materially impair the ability of current and/or prospective customers to obtain credit. In addition, since our operations are in a variety of geographic markets within the Amrize territories, our business may be impacted by differing economic conditions in a particular geographic market within the Amrize territories.
Our business may suffer as a result of worsening economic conditions. Economic downturns in the industries to which we sell our products or localized downturns in the regions where we sell our products, particularly in North America, generally have an adverse effect on demand for our products and negatively affect our ability to collect receivables. In general, any downturns in these industries or regions could have a material adverse effect on our business, financial condition, liquidity and results of operations. While demand for certain of our Building Envelope products is driven by R&R activities (such as re-roofing) which are less likely to be postponed during periods of recession or slower economic growth, economic downturns may have a stronger impact on new construction, which could have a material impact on demand for our Building Materials products.
Changes in the cost and/or availability of raw materials required to run our business, including related supply chain disruptions, could have a material adverse effect on our business, financial condition and results of operations.
Our cement, ready-mix and aggregates businesses, as well as our trading operations, depend on a reliable supply of mineral resources, such as aggregates, sand and limestone, as well as mineral additives such as slag and fly ash. Our

Amrize Ltd
Building Envelope segment requires a different set of raw materials, with a large dependency on petroleum-based products, chemicals, resins, asphalt, glass fiber, granules and other commodities. While we try to secure our needed supply of such materials, products or resources through long-term renewable contracts, those contracts may not be sufficient to meet our needs, or we may be unable to renew or replace existing contracts when they expire or are terminated in the future. If our suppliers are not able to deliver to us the contractual quantities because of volatile shipping or trade situations, or if laws and/or regulations limit our access to these materials, products, reserves or resources, sourcing costs for these materials could increase significantly or require us to find alternative sources for these materials. Our focus on sustainable sourcing practices may also limit the pool of qualified suppliers from which we may choose to source, as we prioritize contractors that respect decent working conditions, protect the environment and observe human rights standards. If our existing suppliers are unable to satisfy our demand, and we are unable to secure supply elsewhere, it could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.
Further, although we generally maintain our own reserves of limestone, aggregates and other materials that we use to manufacture our products, costs of such resources could increase and we may be unable to find alternative suppliers at more reasonable costs, if at all. Our ability to find and develop quality reserves and accurately calculate and report our reserve estimates depend upon geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analyses, which are subject to inherent uncertainties. If any of these estimates prove to be inaccurate, our operations and financial condition could be materially adversely impacted.
High energy and fuel costs have had and may continue to have a material adverse effect on our operating results.
Energy, including diesel fuel, natural gas, electricity, coal, petroleum coke and liquid asphalt represent an important part of our cost structure. The price and availability of energy and fuel are generally subject to market volatility and inflation, and have had, and may continue to have, an adverse impact on our costs and operating results. If third-party suppliers fail to provide to us the required amounts of energy or fuel under existing agreements, we may need to acquire energy or fuel at an increased cost from other suppliers to fulfill contractual commitments with third parties or for use in our operations. Governments have introduced and may continue to introduce or tighten clean energy obligations or impose excise taxes and carbon emission caps. For example, Canada, where we produce cement, has a cap-and-trade system, which imposes a dollar/carbon tax applied directly to oil and gas emissions. Any new carbon emission caps or taxes, or any tightening of existing caps, could increase our energy costs and have a material adverse effect on our business, financial condition, liquidity and results of operations.
Our commitment to transition to and increase the use of alternative energy sources and fuels may limit our flexibility to use energy sources and fuels that may be more cost-effective and require us to incur more in capital expenditures and investments than we currently have planned. However, if our efforts to increase our use of alternative fuels are unsuccessful, due to their limited availability, price volatility or otherwise, we would be required to use traditional fuels, which may be more expensive at any given time and increase our energy and fuel costs. Further, use of traditional fuels may subject us to increased governmental scrutiny and regulations. Any of this could have a material adverse effect on our business, financial condition, liquidity and results of operations.
The development and introduction of new products and technologies, or the failure to do so, could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Materials such as plastic, aluminum, ceramics, glass, wood and steel can be used in construction as a substitute for cement, ready-mix concrete or aggregates. In addition, the integration of new technologies in the construction industry, such as 3D printing, mini-mills and mobile plants, could adversely impact the demand and price for our existing products. Research aimed at developing new construction techniques and modern materials and digitalizing the construction industry may result in the introduction of new products and technologies that could reduce the demand for and prices of our products. While we strive to introduce new products or products with non-traditional compositions, and to develop and market new construction techniques and technologies, our efforts to introduce new products and develop construction techniques and technologies may be unsuccessful or unprofitable, which could adversely affect our business, financial condition, liquidity and results of operations.
We may also from time to time pursue opportunities which are natural extensions of our existing core businesses and which allow us to take advantage of our core competencies, existing infrastructure and customer relationships. Our likelihood of success in pursuing and realizing these opportunities must be considered in light of the expenses,

Amrize Ltd
difficulties and delays frequently encountered in connection with the early phases of business development or product line expansion, including the difficulties involved in obtaining permits; planning and constructing new facilities; transporting and storing products; establishing, maintaining or expanding customer relationships; as well as navigating the regulatory environment in which we operate. We may not be successful in the pursuits and realization of such opportunities, and any resulting investment losses or impairments could have a material adverse effect on our business, financial condition, liquidity, and results of operations.
We operate in a highly competitive industry with numerous players employing different competitive strategies and if we do not compete effectively, our revenues, market share and results of operations may be adversely affected.
The industry in which we operate is highly competitive and are served by numerous companies with recognized brand names, as well as new entrants and increasing imports. Companies in this industry compete based on a variety of factors. For example, we generally compete based on quality, value proposition, capacity, price, customer service, delivery time and proximity to the customer. In certain regions in which we compete, some of our competitors may be more established, benefit from greater brand recognition or have greater manufacturing and distribution channels and other resources than we do or offer a better customer experience than we do. In addition, if our competitors were to combine, or if our competitors individually acquire operations from one another, they may be able to compete more effectively with us. In addition, if our competitors were to dispose of assets to new entrants, asset optimization by buyers of the disposed assets could result in an operational cost advantage. As a result, if we are not able to compete effectively, we may lose market share and our revenues could decline or grow at a slower rate and our business and results of operations would be harmed, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Activities in our business can be hazardous and can cause injury to people or damage to property in certain circumstances.
Most of our production facilities, as well as mineral extraction locations, require individuals to work with chemicals and other hazardous substances, equipment and other materials that have the potential to cause fatalities, harm and injury. An accident or injury that occurs at our facilities could result in disruptions to our business and operations and could have legal and regulatory, as well as reputational, consequences. Such injuries, as well as any liabilities related thereto, could have a material adverse impact on our reputation, business, financial condition, liquidity, results of operations and prospects.
Additionally, cement production raises a number of health and safety risks, which could expose us to possible liability claims for personal injury or property damage, including due to alleged design or manufacturing defects in our products. Some of our aggregates products contain and some of our construction and material processing operations release particles that may directly or indirectly lead to personal injury, and we may face claims related to exposure to these products or substances, which could have a material adverse impact on our reputation, business, financial condition, liquidity, results of operations and prospects.
Other health and safety risks related to our business include burns arising from contact with hot cement kiln dust or dust on preheater systems; noise, including from chutes and hoppers, milling plants, exhaust fans and blowers; the potential for dioxin formation if chlorine-containing alternative fuels are introduced into kilns; plant cleaning and maintenance activities involving working at elevated heights or in confined or other awkward locations, and the storage and handling of coal, pet coke and certain alternative fuels, which, in their finely ground state, can pose a risk of fire or explosion; and health hazards associated with operating ready-mix concrete trucks.
We may also be exposed to liability resulting from injuries or fatalities involving third-party service providers, such as drivers for our suppliers when delivering products or services to us. While we actively seek to minimize the risk posed by these issues, personal injury claims may be made and substantial damages awarded against us, which could have a material adverse impact on our reputation, business, financial condition, liquidity and results of operations. Additionally, we may also be required to change our operational practices, which may require material capital expenditure.
We could face claims related to product liability, workers’ compensation, automotive liability and general liability and we may not have sufficient insurance to cover those claims.
We are subject to a broad range of liability risks, including claims related to product liability, workers’ compensation, automotive liability, general liability, and other claims. Our products are used in a variety of residential, commercial,

Amrize Ltd
and infrastructure applications, which exposes us to potential claims alleging product defects, improper installation, or inadequate warnings. Such claims may result in personal injury, property damage, or other losses, and can have a significant impact on our financial condition and results of operations.
In addition to product liability, our employees work in environments where workplace injuries may occur, subjecting us to workers’ compensation claims that can be unpredictable in both frequency and severity. We also operate vehicles and require employees to drive as part of their job responsibilities, which exposes us to automotive liability risks, including claims arising from accidents resulting in bodily injury or property damage. Our business activities further expose us to general liability risks, such as premises liability and third-party injuries occurring at our facilities or in connection with our operations.
While we maintain insurance coverage for many of these risks, there is no assurance that such coverage will be adequate to cover all claims or that we will be able to obtain or maintain such coverage at reasonable costs in the future. Insurance policies may have limitations, exclusions, or may not cover certain types of claims. Furthermore, adverse developments in the insurance market could result in increased premiums or reduced availability of coverage. Any liability not covered by insurance or that exceeds our established reserves could materially and adversely impact our business, financial condition and results of operations.
We may face warranty claims if customers are not satisfied with the performance of our Building Envelope products.
We provide standard warranties on many of our products within the Building Envelope segment. Standard warranty terms range from one year to limited lifetime coverage. We also offer extended warranty contracts on sales of certain products within the Building Envelope segment, including extended warranties generally ranging from five to 30 years on many of our roofing systems. We may experience costs of warranty claims when our products are not performing to the satisfaction of the customer even though they have not caused harm to others or property. We have received and may in the future receive notices of claims arising from such warranties. We estimate our future warranty costs based on historical trends and product sales, but we may fail to accurately estimate those costs. Warranty claims are not insurable, and any increase in warranty claims relative to historical levels could have an adverse impact on our results of operations.
Our portfolio of products, and in particular our Building Envelope portfolio, has grown largely through acquisitions, and there is no assurance that we will be able to continue to acquire additional products to support future growth.
In prior years, we have been able to increase the size and scope of our product offerings in large part through acquisitions from third parties. For example, in 2023, we completed the acquisition of Duro-Last, a manufacturer of polyvinyl chloride (“PVC”) roofing systems, and in 2022 we acquired Malarkey, a residential roofing company. Companies producing building materials at scale in the United States and Canada typically become available for purchase only infrequently, and often only in connection with a merger, acquisition or corporate reorganization or refinancing. When companies become available for purchase, the process is often highly competitive, which tends to result in relatively high valuations for the target company. There can be no assurance that we will be able to continue to identify appropriate acquisition candidates or acquire new products at values that we consider reasonable.
We may not be able to successfully integrate or realize the expected benefits from any acquisitions or joint ventures.
Strategic acquisitions are a core part of our growth strategy, and we expect to acquire new operations and enter into joint ventures or investments and integrate such operations or assets into our existing operations in the future. We may not be successful in identifying or acquiring suitable assets in the future, and we may not be able to acquire assets or enter into joint ventures on favorable terms or at all. Acquisitions, joint ventures or investments may have a material impact on our business, financial condition, liquidity and results of operations. Our ability to realize the expected benefits from any acquisitions, joint ventures, investments or partnerships depends, in large part, on our ability to integrate acquired operations with our existing operations in a timely and effective manner or our ability to properly manage, together with our partners, any joint venture, partnership or other business where we hold an interest. These efforts may not be successful.
In particular, we may not be able to retain key employees of the companies we acquire, we may not identify all material issues in the course of our due diligence and we may fail to achieve any anticipated cost savings from any acquisitions,

Amrize Ltd
joint ventures or investments. Failure to realize the expected benefits from such acquisitions or joint ventures, if at all made, may cause us to not achieve certain of our strategic goals and, in turn, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
The loss of, a significant decline in business with, or pricing pressures from, one or more of our key customers or distributors could adversely affect our financial condition, liquidity and results of operations.
We operate in several niche areas within our Building Envelope segment in which a significant portion of our revenues are attributable to a few large distributors. A significant reduction in purchases by one or more of these distributors could have an adverse effect on the performance of our Building Envelope segment. Some of our key customers enjoy significant purchasing power that may be used to exert pricing pressure on us. Additionally, as many of our products are purchased as part of a long supply chain to the ultimate consumer, our business, financial condition, liquidity and results of operations could be adversely affected if one or more key customers or distributors elects to in-source or find alternative suppliers for any of the products that we currently provide.
Our operations and ability to source products and materials can be affected by adverse weather conditions and natural disasters, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Construction activity, and thus demand for our products, has historically substantially decreased during periods of cold weather, or generally in any rainy and snowy weather. Consequently, demand for our products has historically been significantly lower during the winter or raining and snowing seasons in the United States and Canada. Generally, winter weather significantly reduces our first quarter sales volumes, and to a lesser extent our fourth quarter sales volumes. Sales volumes in these regions generally increase during the second and third quarters because of normally better weather conditions and thus our ability to source materials, and our customers’ ability to utilize these materials for construction activity. However, high levels of rainfall and/or snow can also adversely affect our operations during these periods, as well as our access to products and materials used in our operations.
In addition, natural disasters, such as severe droughts, hurricanes, snowstorms, tornadoes and other such weather phenomena have had, and in the future could have, a negative impact on our sales volumes, which could also have a material adverse effect on our results of operations. Our operations in the southeastern United States are particularly exposed to hurricanes and similar weather events. Severe weather conditions could increase our costs. In general, decreases in sales volumes because of weather events or natural disasters are usually counterbalanced by the increase in the demand for our products during the reconstruction phase after such events, unless any of our operating units or facilities are impacted by the natural disaster, or if our access to our sources of raw materials and the general supply chain is also affected. Such adverse weather conditions and natural disasters, the severity and frequency of which may be exacerbated by climate change, can have a material adverse effect on our business, financial condition, liquidity and results of operations if they occur with unusual intensity, during abnormal periods, or last longer than usual, or if they cause scarcity and increases in the cost of the products we need to run our business, especially during peak construction periods.
If we fail to accurately forecast project budgets and timelines, or if we deliver projects that do not meet contracted standards, it could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Construction projects are complex endeavors, with each project posing a unique set of requirements, challenges and variables. A substantial portion of our revenues is derived from projects that involve multiple parties, years and/or products. The confluence of geographical conditions, regulatory environments and fluctuating costs of raw materials can introduce uncertainties that complicate the process of demand estimation for our products. While we employ sophisticated forecasting models and consider historical data to predict project needs with the highest possible accuracy, the inherent variability of project specifications and external market conditions means that there is always a risk of deviation from our projections. An incorrect forecast of the quantity or type of products required for a particular project can lead to either a surplus or a shortage, each carrying its own set of financial implications. A surplus may result in increased inventory holding costs and potential write-downs if the product remains unsold, while a shortage could lead to project delays, contractual penalties or the loss of future business opportunities due to an inability to meet customer demand in a timely manner.

Amrize Ltd
We could be adversely affected by any significant or prolonged disruption to our production facilities.
Any prolonged and/or significant disruption to our production facilities, whether due to repair, maintenance or servicing, governmental or administrative actions, regulatory issues, civil unrest, industrial accidents, unavailability or excessively high cost of raw materials such as energy to the point of making it inefficient to run our production facilities, mechanical equipment failure, human error, cyber-attack to our systems, public health threat or other reasons, could adversely affect our operations. Additionally, any major or sustained disruptions in the supply of utilities such as water, gas or electricity or any fire, flood, earthquake, hurricane, volcanic eruption, landslide, blizzard or other natural calamities or communal unrest or acts of terrorism may disrupt our operations or damage our production facilities or inventories and could have a material adverse effect on our business, financial condition, liquidity and results of operations. We typically shut down our facilities to undertake maintenance and repair work at scheduled intervals. Although we schedule shutdowns such that not all our facilities are shut down at the same time, the unexpected shutdown or closure of any facility or the unexpected prolongation for unforeseen reasons of any scheduled shutdown or temporary closure, may materially affect our business, financial condition, liquidity and results of operations from one period to another.
Labor activism and unrest, rising labor rates, further unionization, work stoppages or failure by us to maintain satisfactory labor relations, could adversely affect our results of operations.
Labor activism and unrest may adversely affect our operations and thereby adversely affect our business, financial condition, liquidity, results of operations and prospects. We may experience labor unrest, activism, disputes or actions in the future, including as a result of labor laws and regulations. Further, rising labor rates may lead to significant increases in our operating and administrative expenses.
A significant portion of our work force is unionized under several different unions. The unions in several of our facilities require us to negotiate the wages, benefits and other terms of employment with these employees collectively pursuant to collective bargaining agreements. Our financial results could be materially adversely affected if such labor negotiations result in substantially higher compensation costs or materially restrict how we are able to run our operations. In addition, our inability to negotiate acceptable contracts with any of these labor unions as existing collective bargaining agreements expire could result in strikes or work stoppages by the affected workers. While we do not currently expect any labor interruptions of significant duration, if our unionized employees were to engage in a strike or other work stoppage, at one or more of our major facilities, we could experience a significant disruption of our operations, which could materially adversely affect our business, financial condition, liquidity and results of operations.
Although we are not aware of any present active union organizing drives at any of our other facilities, we cannot predict the impact of any further unionization of our workplace. Future labor disagreements could result in work stoppages. Any prolonged work stoppages at any of our facilities could have a material adverse effect on our business.
In addition, some of our direct or indirect customers, third-party suppliers and critical transportation providers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers, suppliers or transportation providers could cause delays in our ability to produce and deliver our products and/or result in decreased demand for our products, such as due to closures of construction sites where our products are used. In recent years, labor strikes and work stoppages have become more frequent in North America and in the United States in particular. Any interruption in our business due to a labor strike or slowdown could have a material adverse effect on us.
We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could adversely affect our businesses.
Our success depends to a significant degree upon the continued services of, and on our ability to attract and retain, our key personnel and executive officers, including qualified management, operations, engineering, manufacturing, technical, marketing and sales, and support personnel. Competition for such personnel is intense, and we may not be successful in attracting or retaining such qualified personnel, which could negatively affect our businesses. Our future success depends, in part, on our ability to identify and develop or recruit talent to succeed our senior management and other key positions throughout the organization. If we fail to identify and develop or recruit successors, we are at risk of being harmed by the departures of these key employees. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution and adversely affect our results of operations and prospects.

Amrize Ltd
We are increasingly dependent on information technology and our systems and infrastructure, as well as those provided by third-party service providers, face certain risks, including cybersecurity risks. An inability to successfully maintain information technology systems and their security, as well as protect data and other confidential information, could adversely affect our business and reputation.
We increasingly rely on a variety of information technology and automated operating systems to manage and support our operations, including for the processing, storage and transmission of confidential, sensitive, proprietary, personal and other types of information. The proper functioning of this technology and these systems is critical to the efficient operation and management of our business. Our systems and technologies may require modifications or upgrades as a result of technological changes, growth in our business and to enhance our business security. These changes may be costly and disruptive to our operations and could impose substantial demands on our systems and increase system outage time. See “—The transitional services Holcim has agreed to provide to us may not be sufficient for our needs. In addition, Holcim may fail to perform under various transaction agreements that will be executed as part of the Separation, which may create risks to the protection and value of our trade secrets, or we may fail to have necessary systems and services in place when Holcim is no longer obligated to provide services under the various agreements.”
Our information technology systems, as well as those provided by third-party service providers, may be vulnerable to damage, disruption or intrusion, such as physical or electronic break-ins, catastrophic events, power outages, natural disasters, acts of terrorism, telecommunication and computer system malfunctions or network failures. Such information technology systems are also vulnerable to security breaches, vendor software supply chain compromises, computer viruses and cyber-attacks, including malicious codes, worms, ransomware, malware, phishing, hacking, denial of service attacks and unauthorized access. Furthermore, while we expect to further integrate digital technologies into our operations, these integration efforts and the engagement of additional technology service providers and systems in our operations could increase our exposure to these risks. To try to minimize such risks, we attempt to safeguard our systems and electronic information through a set of cybersecurity controls, processes and a proactive monitoring service designed to attend to potential breaches, but such policies and procedures may not be sufficient to avoid all damage, disruption or intrusion to our information technology systems, particularly as the sophistication of bad actors continues to evolve.
In addition, we have disaster recovery plans in case of incidents that could cause major disruptions to our business. However, these measures may not be sufficient, and our systems may have in the past been, and may in the future be, subject to certain intrusions that could result in a material breach or material impact to us, including distributed denial of service attacks, unauthorized access attempts, brute force attacks and phishing. We cannot assure you that our systems will not be subject to certain intrusions, or that we will be able to promptly identify every intrusion that may occur. In a business environment that relies on complex digital networks, cybercriminals are often outpacing a company’s ability to prevent and manage cyberthreats. The digitalization of global supply chains creates new risks as we increasingly rely on technology and third-party service providers.
In recent years there has been an increase in security threats, including, but not limited to, phishing and malware/ransomware campaigns and exploitation of video collaboration vulnerabilities, among other things. The techniques used by cyber criminals change frequently and may be enhanced through the use of artificial intelligence. Protecting against these threats may require significant resources, and we may not anticipate all types of security threats or implement measures that protect against all of the significant risks to our systems. In addition, we rely on a number of third-party service providers to execute certain business processes and maintain certain information technology systems and infrastructure, and any breach of security of, or failure to perform by, such service providers could impair our ability to effectively operate. Furthermore, as the number of employees working from home and from jurisdictions in which we do not have material business operations, such as Colombia, has increased, and may continue to increase, so does cyber risk due to inadequate security configurations of domestic (home) networks and use of non-corporate devices. While we have implemented additional cybersecurity technology and controls designed to reduce and mitigate the impact of such risks, we cannot assure you that intrusions will not occur.
Any significant information leakages or theft of information, or any unlawful processing of or access to personal data, including in connection with activities of our applicable third-party service providers, could affect our compliance with data privacy laws in the countries in which we currently operate, or operate in the future, and make us subject to regulatory and civil actions, including substantial fines and private litigation, and could damage our relationship with our employees, customers and suppliers, which could have a material adverse impact on our reputation, business, financial condition, liquidity, results of operations and prospects.

Amrize Ltd
Furthermore, while we may from time to time carry insurance coverage that, subject to its terms and conditions, is intended to address certain costs associated with cyber incidents, network failures and data privacy-related concerns, this insurance coverage may not, depending on the specific facts and circumstances surrounding an incident, cover all losses or types of claims that may arise from an incident or the damage to our reputation or brands that may result from an incident. Additionally, if the information technology systems of our third party service providers become subject to security breaches or disruptions, we may have insufficient recourse against such third parties. Accordingly, any significant disruption to our systems could have a material adverse effect on our business, financial condition, liquidity and results of operations, and could also harm our reputation.
Our intellectual property rights may not provide meaningful commercial protection for our products, manufacturing processes or services, which could have a material adverse impact on our business, financial condition and results of operations.
We rely on our intellectual property, including patents, trademarks, trade secrets, copyrights, confidential information, as well as intellectual property licensed from third parties, to protect and differentiate our products, manufacturing processes and services. We attempt to monitor and protect against activities that might infringe, dilute, or otherwise violate our intellectual property rights and try to rely on intellectual property laws to protect our rights. However, we may not protect our intellectual property to the maximum extent permitted under applicable law, and we may be unaware of unauthorized use of our intellectual property. To the extent we cannot protect our products, manufacturing processes or services with intellectual property law protection, or are unable to enforce our intellectual property rights, unauthorized use and misuse of our intellectual property or innovations, including by Holcim, could harm our competitive position and have a material adverse impact on our business, financial condition and results of operations. In addition, the laws of some jurisdictions outside of the United States provide lesser protection for our proprietary rights, and we therefore may not be able to effectively enforce our intellectual property rights in these jurisdictions. Additionally, there can be no assurance as to the breadth or degree of protection that future intellectual property, such as patents and trademarks, may afford us, or that any pending patent or trademark applications will result in issued patents or trademark registrations, or that competitors will not develop similar or superior methods or products outside the protection of any intellectual property owned by us or licensed or sublicensed to us. Current employees, contractors and suppliers have, and former employees, contractors and suppliers may have, access to trade secrets and confidential information regarding our business that could be disclosed improperly and in breach of contract to our competitors or otherwise used to materially adversely harm us.
We may be required to defend our intellectual property against infringement or against infringement claims of others.
It is possible that our patents, trademarks or other intellectual property rights may be alleged or deemed not to be valid or that infringement, misappropriation or other violation by us of patents, trademarks or other intellectual property rights of others may occur. In the event that our products, manufacturing processes or services or our names and marks, including new names and marks adopted by us in connection with the Spin-Off, are deemed to infringe upon, misappropriate or otherwise violate the patent, trademark or other proprietary rights of others, we could be required to modify the design of our products, manufacturing processes or services, change such names and marks, obtain a license for the use of certain technologies incorporated into our products, manufacturing processes or services or otherwise take appropriate action to cease any such infringement, misappropriation or other violation (including by ceasing to sell or otherwise commercially exploit affected products, names or brands). There can be no assurance that we would be able to do any of the foregoing in a timely manner, upon acceptable terms and conditions or at all, and the failure to do so could have a material adverse effect on our business. In addition, enforcing or defending a patent, registered trademark or other proprietary right may require substantial financial resources and management attention, and if our products, manufacturing processes or services are deemed to infringe upon or otherwise violate the patents, trademarks or other proprietary rights of others, we could become liable for damages, which could also have a material adverse effect on our business, financial condition, liquidity and results of operations.
Our insurance coverage may not cover all the risks to which we may be exposed, and unexpected factors affecting our self-insurance could adversely affect our business and financial condition.
Among others, we face the risks of fatalities and injury of our employees and contractors, loss and damage to our products, property and machinery due to, among other things, public health threats, fire, theft and natural disasters, and also face risks related to cybersecurity related matters. Such events may cause a disruption to, or cessation of, our

Amrize Ltd
operations and business. Further, we face risks of litigation for injuries or other damage as a result of our operations and the use of our products by customers and other third parties. See “—Activities in our business can be hazardous and can cause injury to people or damage to property in certain circumstances.”
With respect to certain claims arising out of certain matters that occur at or prior to the Spin-Off, we may seek coverage under certain Holcim third-party insurance policies to the extent that coverage may be available thereunder. Our insurance coverage may not be sufficient to cover all of our potential losses and liabilities. In addition, our insurance coverage may not cover all the risks to which we may be exposed. If our losses exceed our insurance coverage, or if we are not covered by the insurance policies we have taken up, we may be liable to cover any shortfall or losses. Our insurance premiums may also increase substantially because of such claims. Such circumstances could have a material adverse effect on our business, financial condition, liquidity and results of operations.
In addition to our responsibility for standard deductibles charged by our insurers, we have elected to self-insure a portion of our property, healthcare, auto, workers’ compensation, product liability, marine cargo and cyber risks. While self-insurance can provide cost savings by reducing premium expenses to third-party insurers, it exposes us to potential volatility in expense levels due to unpredictable and potentially significant claims. The lack of predictability in claims may result in substantial financial exposure, which could materially affect our financial condition and operating results. While we maintain a reserve for estimated self-insurance liabilities, if actual claims exceed these reserves, or if a catastrophic event occurs that is not fully covered by our excess insurance policies, our earnings and cash flows could be adversely impacted.
Future pandemics and epidemics, such as the COVID-19 pandemic, could materially adversely affect our financial condition and results of operations.
Our operations expose us to risks associated with pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic. Pandemics have in the past resulted and may in the future result in governments implementing strict measures to help control the spread of a virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, business curtailments, school closures and other measures. Such public health emergencies may have negative impacts on our operations, supply chain, transportation networks and customers. The extent to which a resurgence of the COVID-19 pandemic, or any variant thereof, or any other pandemic, in our primary areas of operation may impact our employees, employee productivity, business, results of operations, financial condition or cash flows will depend on future developments, which remain highly uncertain and cannot be predicted, including, but not limited to, the duration and geographic spread of any outbreak, its severity, the actions to contain the virus or treat its impact.
Some of our products are commodities, which are subject to significant changes in supply and demand and price fluctuations.
Some of the products sold by us are commodities, and competition among manufacturers is based largely on price. Prices are often subject to material changes in response to relatively minor fluctuations in supply and demand, general economic conditions and other market conditions beyond our control. Increases in the production capacity of industry participants for products such as asphalt or cement, or increases in cement imports, tend to create an oversupply of such products leading to an imbalance between supply and demand, which can have a negative impact on product prices. There can be no assurance that prices for products sold by us will not decline in the future or that such declines will not have a material adverse effect on our business, financial condition, liquidity and results of operations.
Our business is capital intensive, resulting in significant fixed and semi-fixed costs. Therefore, our earnings are sensitive to changes in volume.
Due to the high levels of fixed capital required to produce our products, our ability to remain profitable is dependent on achieving and maintaining strong volumes of production and sales. Any decreases in volume could have an adverse effect on our ability to raise capital in the private or public markets, our financial condition and our results of operations. In addition, our plants require significant capital expenditures to support our business. If we are unable to generate sufficient cash to maintain the property and machinery necessary to operate our business, we may be required to reduce or delay planned capital expenditures or incur additional debt, which could in turn materially adversely affect our business, financial condition, liquidity and results of operations. Following the Spin-Off, we are no longer able to rely on the earnings, assets or cash flows of Holcim and Holcim does not provide funds to finance our working capital or

Amrize Ltd
other cash requirements, which may impact the interest rate charged to us on debt financings, the amounts of indebtedness, types of financing structures and debt markets that may be available to us, and our ability to make payments on and to refinance any indebtedness”.
Significant changes in the cost and availability of transportation and related logistical disruptions could adversely affect our financial condition, liquidity, results of operations and business, including our trading operations.
Some of the raw materials used in our manufacturing processes, such as coal or coke, are transported to our facilities by truck, rail cars, ships, barges or tugs. In addition, transportation logistics play an important part in allowing us to supply products to our customers, whether by truck, rail or marine. Certain of our products are more difficult and costly to transport over long distances, which limits the areas typically served by our business. Significant increases in the cost of fuel or energy can result in material increases in the cost of transportation, which could materially and adversely affect our operating income. In addition, reductions in the availability of certain modes of transportation, such as rail, marine or trucking, could limit our ability to deliver products and therefore materially and adversely affect our operating income, business, financial condition and liquidity.
Fluctuations in foreign exchange rates may have an adverse effect on our business.
Although the majority of our operations are in the United States and Canada, we have suppliers and customers across the world, and therefore face foreign exchange risks arising from various currency exposures such as the U.S. dollar and Canadian dollar. As a result, movements in exchange rates may have a negative influence on our business, financial condition, liquidity and results of operations. Currency fluctuations can result in the recognition of foreign exchange losses on transactions, which are reflected in our consolidated financial statements. With regard to transaction-based foreign currency exposures, our policy is to hedge material foreign currency exposures through derivative instruments. If we are unable to manage foreign exchange risk effectively through hedging or otherwise, our business, financial condition, liquidity and results of operations could be adversely affected in the future.
Our use of derivative financial instruments could negatively affect our net income and liquidity.
We may use various derivative financial instruments, including interest rate swaps, foreign exchange forwards and swaps and commodity contracts, to manage our exposure to certain market risks. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. There is no assurance that our use of such instruments will allow us to achieve these objectives due to the inherent risks in any derivatives transaction or the risk that we may be unable to access such instruments at reasonable costs, or at all. If we enter into new derivative financial instruments, we may incur net losses and be subject to margin calls requiring a substantial amount of cash to be covered, which may reduce the funds available to us for our operations or other capital needs. In addition, as with any derivative position, we assume the creditworthiness risk of the counterparty, including the risk that the counterparty may not honor its obligations to us.
Political, social and geopolitical events, possible changes in public policies and other societal risks could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Our operations are mostly located in the United States, Canada and Jamaica. We also have employees and support operations in Colombia. We are also exposed to the circumstances prevalent in the countries from which we procure materials and in which we market our products. Political, economic, geopolitical or social developments such as elections, new governments, changes in public policy, economic circumstances, laws and/or regulations, trade policies, political agreements or disagreements, civil disturbances or a rise in violence or the perception of violence, could have a material adverse effect on global or local financial markets, and in turn on our business, financial condition, liquidity and results of operations.
A change in federal or national government and the political party in control of the legislature in any of the countries where we operate could result in changes to the countries’ economic, political or social conditions, as well as changes to laws, regulations and public policies, which may contribute to economic uncertainty or adverse business conditions and could also materially impact our business, financial condition, liquidity and results of operations. For example, a new administration may decrease infrastructure spending, which could adversely affect our business, financial condition, liquidity and results of operations. Similarly, if no political party wins a clear majority in the legislative bodies of these countries, legislative gridlock and political and economic uncertainty may continue or result. For example, gridlock in the United States could impact, among other things, the ability of the U.S. Congress to raise the U.S. government’s federal debt ceiling.

Amrize Ltd
We expect an increase of “green” taxes in jurisdictions where we operate. Our operations may also be subject to risks such as increases in governmental royalties, as well as any laws and policies affecting foreign trade, taxation and investment. We supply and ship certain materials and goods pursuant to the North American Free Trade Agreement, now known as the U.S.-Mexico-Canada Agreement, and may be subject to audits, assessments and penalties for non-compliance. While we maintain records to support such inquiries and confirm our compliance, we may face costs and penalties for non-compliance which may be material to our operations. Our ability to import raw materials may be affected by changes in local regulations and government policies regarding such importations. These and any other policies, laws and regulations which are further adopted could result in a deterioration of investment sentiment, political and economic uncertainty, and increased costs for our business, which may in turn have a material adverse effect on our business, financial condition, liquidity and results of operations.
Further, we sell to customers in countries, including in North America and Europe, where the governments have indicated a willingness to impose, and have in fact imposed, new or strengthened trade protection measures, including tariffs on imports of certain products. New or existing tariffs and other trade measures could adversely affect our business, financial condition, liquidity and results of operations. Some foreign governments, including China, have instituted retaliatory measures on certain U.S. goods and indicated a willingness to impose additional tariffs. We cannot be sure that such additional tariffs will not impact our business, thereby adversely affecting our financial condition. Further conflict between the United States and China, or similar geopolitical challenges, could cause important disruptions in the global economic, financial markets and trade dynamics which could impact the markets in which we operate and materially and adversely affect our business, financial condition, liquidity and results of operations.
Our operations and facilities are subject to risks beyond our control, including terrorist attacks and civil unrest. There may be new attacks or threats that cause any damage to our facilities, or harm our employees, including members of our Board of Directors or senior management, or lead to an economic contraction, financial markets volatility or erection of material barriers to trade.
Our goodwill and intangible long-lived assets represent a substantial amount of our total assets. Significant underperformance in any of our operations in the future may give rise to a material write-down of goodwill or long-lived assets, adversely effecting on our business, results of operations and financial condition.
Our goodwill and long-lived intangible assets represent 44%, 45% and 47% of our total assets as of December 31, 2025, 2024 and 2023, respectively. Our consolidated financial statements and accompanying notes included elsewhere in this Annual Report have been prepared in accordance with U.S. GAAP, under which goodwill is not amortized but rather is tested for impairment once a year, during the fourth quarter, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. Such events and changes in circumstances may include continued economic uncertainty, lower than forecasted revenue, reduced future cash flow estimates, a sustained decline in stock price or a substantial decline in business performance. We assess goodwill for impairment at the reporting unit level, which is at the operating segment level, or one level below. If we determine that the carrying amount of the reporting unit exceeds its fair value, then we recognize an impairment loss equal to that excess, up to the total amount of goodwill associated with that reporting unit.
We also review long-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived intangible assets may not be recoverable. Such events and changes in circumstances may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends and changes in our business strategy. If any such indication exists, the recoverable amount of the long-lived asset is estimated in order to determine the extent of the impairment loss, if any. If the recoverable amount of a long-lived asset is determined to be less than the carrying amount, the carrying amount of the long-lived asset is reduced to its recoverable amount.
The impairment assessment requires us to estimate future cash flows based on cash flow models that incorporate various significant assumptions. These significant assumptions generally include forecasted revenues, expenses, resulting EBITDA Margins (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and related cash flows based on assumed long-term growth rates and demand trends, future projected investments to expand our units, discount rates and terminal growth rates. The outcome of the impairment assessment could vary significantly based on the different assumptions used. Impairment losses are recognized in the statement of operations and may therefore have a material adverse effect on our results of operations and financial condition.

Amrize Ltd
Risks Relating to Regulatory and Legal Matters
We are subject to the laws and regulations of the countries where we operate and do business and non-compliance, any material changes in such laws and regulations and/or any significant delays in assessing the impact and/or adapting to such changes in laws and regulations may have an adverse effect on our business, financial condition, liquidity and results of operations.
Our operations are subject to the laws and regulations of the countries where we operate and do business, which laws and regulations (and/or governmental interpretations of such laws and regulations) are subject to change. Such changes in laws and regulations, and/or governmental interpretations of such laws and regulations, may require us to devote a significant amount of time and resources to assess and, if required, to adjust our operations to be compliant with any such changes, which could have a material adverse effect on our business, financial condition, liquidity and results of operations. In addition, any significant delays in assessing the impact and/or adapting to changes in laws and regulations and/or governmental interpretations of such laws and regulations could result in a failure to comply with such laws and regulations, which in turn could lead to significant investigation costs, financial penalties, debarment, profit disgorgement and reputational damage. All of the aforementioned may have a material adverse effect on our business, financial condition, liquidity and results of operations.
We or our third-party suppliers may fail to maintain, obtain or renew or may experience material delays in obtaining requisite governmental or other approvals, licenses and permits for the conduct of our business.
We and our third-party suppliers require various governmental, environmental, mining and other approvals, licenses, permits, concessions and certificates in the conduct of our business and operations of our facilities. We and our third-party suppliers may encounter significant problems in obtaining new or renewing existing approvals, licenses, permits, concessions and certificates and may need to expend significant capital to ensure we continue to satisfy the current or new conditions to such approvals, licenses, permits, concessions and certificates that we currently have or may be granted in the future. There may also be delays on the part of regulatory and administrative bodies in reviewing our applications and granting approvals which we cannot control.
We make efforts to maintain good long-term relationships and continuous communication with cities and neighboring communities where we operate; however, such communities may develop interests or objectives which are different from, or even in conflict with, our objectives, which could result in legal or administrative proceedings, protests, negative media coverage, direct action or campaigns, including, but not limited to, requests for the government to revoke or deny our concessions, licenses or other permits to operate. This could delay our ability to obtain the related approvals, licenses, permits, concessions and certificates, or could result in us not being able to obtain them at all.
In addition, implementation of new laws and regulations on environmental matters in the Amrize Territories or in the countries from which our third-party suppliers source the materials they deliver to us could delay our ability to obtain the related approvals, licenses, permits, concessions and certificates, or could result in us not being able to obtain them at all. If previously obtained approvals, licenses, permits and certificates are revoked and/or if we or our third-party suppliers fail to obtain and/or maintain the necessary approvals, licenses, permits, concessions and certificates required for the conduct of our business, we may be required to incur substantial costs or temporarily suspend or alter the operation of one or more of our facilities, mineral extraction locations or of any relevant component of them, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Further, title to, and the area of, mineral properties and water rights may be disputed. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that we do not have title to one or more of our properties or lack appropriate water rights could cause us to lose any rights to explore, develop and extract any minerals or utilize water on that property, without compensation for our prior expenditures relating to such property. Our business may suffer a material adverse effect in the event one or more of our properties are determined to have title deficiencies. In some instances, we have received access rights or easements from third parties, which allow for a more efficient operation than would exist without the access or easement. A third party could take action to suspend such access or easement, and any such action could have a material adverse effect on our results of operations or financial condition.

Amrize Ltd
We are subject to litigation proceedings, including, but not limited to, government investigations relating to antitrust and other proceedings, that could harm our business and our reputation.
From time to time, we are and may become involved in litigation, investigations and other legal or administrative proceedings relating to claims arising from our operations or arising from violations or alleged violations of laws, regulations or acts. Investigations and litigation, and in general any legal or administrative proceedings, are subject to inherent uncertainties and unfavorable rulings may occur. Defending ourselves against such lawsuits and invitations can prove costly and divert management’s attention, which could materially adversely affect our business. Regulatory matters and legal proceedings may harm our reputation or affect our ability to conduct our business in the manner that we expect. We may incur substantial costs to settle such matters. In addition, an adverse ruling in any legal proceeding could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Our operations are subject to environmental laws and regulations, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
Our operations are subject to a broad range of environmental laws and regulations in each of the jurisdictions in which we operate. See “Business—Regulatory Matters.” These laws and regulations impose stringent environmental protection standards, which in recent years have become and in the future are expected to continue becoming, progressively stricter regarding, among other things, air emissions (including greenhouse gas emissions), land use and biodiversity, use of alternative fuels, water availability, wastewater discharges, the use and handling of hazardous waste or materials, disclosures and reporting obligations related to the use and handling of hazardous materials, and the remediation of environmental impacts from our operations.
These environmental laws and regulations expose us to the risk of substantial costs and liabilities, including, among other things, taxes, higher investment in equipment and technology, administrative, civil and criminal fines and other sanctions, the payment of compensation to third parties, removal and remediation costs, business disruption and damage to reputation. Under these laws and regulations, we could also be liable for costs of investigation, damages to and loss of use of natural resources, loss of profits or impairment of earning capacity, property damages, costs of increased public services and the issuance of orders enjoining future operations. Certain environmental statutes impose strict joint and several liability for costs required to clean up and restore sites where hazardous substances or other waste products have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property or natural resources damage allegedly caused by the release of hazardous substances or other waste products into the environment.
Under certain environmental laws and regulations, liability associated with investigation or remediation of hazardous substances can arise at a broad range of properties, including properties currently or formerly owned or operated by us, as well as facilities at which any hazardous substances or wastes generated by us were sent for treatment, storage or disposal, or any areas affected while any hazardous substances or wastes were transported. Such laws and regulations may apply without regard to fault, causation or knowledge of contamination. We occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities (or ongoing operational or construction activities) may lead to hazardous substance releases or discoveries of historical contamination that must be remediated, and closures of facilities may trigger compliance requirements that are not applicable to operating facilities. Compliance with these laws and regulations could adversely affect our operations in the future. Furthermore, we cannot assure you that existing or future circumstances or developments with respect to the impact of our operations will not require us to make significant remediation or restoration expenditures, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
The cement manufacturing process requires the combustion of large amounts of fuel and creates carbon dioxide as a by-product of the calcination process. While we expect to meet all emissions standards in the areas in which we operate, we estimate that we will continue to incur operating costs at each plant to comply and could incur penalties if we fail to comply.
Further, we have in the past, and may in the future, receive notices of violations for various infractions associated with our plants. We have also in the past, and may in the future, be subject to consent decrees, which are time-consuming to litigate and costly to remediate should it be found that we in fact violated certain federal, state, provincial or other environmental laws and regulations. Such violations could require us to not only pay a fine but make certain upgrades to our facilities and equipment. Further, we may be required to obtain certain operating permits under various

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environmental laws and regulations, including Title V of the U.S. Clean Air Act (“CAA”), which are timely, costly, difficult to obtain and may subject us to public opposition, which may materially adversely affect our business, financial condition and results of operations.
While we arrange certain types of environmental impairment insurance as part of our broader corporate insurance strategy, we cannot assure you that a given environmental incident will be covered by the environmental insurance we have in place, or that the amount of such insurance will be sufficient to offset the liability arising from the incident. Any such liability may be deemed to be material to us and could have a material adverse effect on our business, financial condition, liquidity and results of operations, as well as our reputation.
Climate change legislation or regulations, including those related to energy supply and greenhouse gas emissions, could become increasingly stringent and may adversely affect our business operations or results of operations.
A number of governmental bodies have finalized, proposed, or are contemplating, legislative and regulatory changes in response to the potential effects of climate change. For example, Canada has in effect a cap-and-trade system, which imposes a dollar/carbon tax applied directly to oil and gas emissions, and has committed to reducing greenhouse gas emissions by 30% from 2005 levels by 2030. Other governments, including state level governments in the United States, have previously proposed and may in the future implement similar regulatory frameworks. These climate-related goals and regulatory frameworks subject us to taxations on our emissions, as well as increased costs in implementing “green” policies in our manufacturing processes.
New enforcement initiatives may also result in the need for additional investments beyond what we had projected or expected to incur, which could result in a material decline in our profitability. Any additional regulatory restrictions on emissions of greenhouse gases imposed by rules and regulations promulgated by the U.S. Environmental Protection Agency (the “EPA”), the Canadian Environmental Protection Act, 1999 (the “CEPA”) or any state, provincial or other laws and regulations will likely impact our cement plants. However, it is impossible to estimate the cost of any such future requirements at this time. We may not be able to recover any increased operating costs, taxes or capital investments relating to greenhouse gas emission limits at those plants from our customers in order to remain competitive in pricing.
The nature of future climate change legislation and regulation (including regulation concerning greenhouse gas emissions) is highly uncertain and difficult to estimate. However, because a chemical reaction inherent to the manufacture of Portland cement releases carbon dioxide, a greenhouse gas, cement kiln operations may be disproportionately affected by future regulation of greenhouse gas emissions. Our cement plants, like those of other cement operators, require combustion of significant amounts of fuel to generate high kiln temperatures and create carbon dioxide as a product of the calcination process, which is an unavoidable step in making cement clinker. Accordingly, we continue to closely monitor environmental regulations and their potential impact on our cement business. There is also a potential for climate change legislation and regulation that adversely affects the cost of purchased energy and electricity, which could have a material adverse effect on our business, results of operations and liquidity.
We may communicate certain initiatives and goals regarding greenhouse gas emissions and other sustainability matters in our SEC filings or in other public disclosures. The initiatives and goals we undertake may be difficult and expensive to implement or may not advance at a pace sufficient to meet our goals, and we could be criticized for the scope, accuracy, adequacy or completeness of the disclosure. Further, statements about our progress towards these goals may be based on standards, internal controls and processes that are still developing, and assumptions that are subject to change in the future. If our data, processes and reporting are inaccurate or incomplete, or if we fail to achieve progress with respect to these goals or initiatives on a timely basis or at all, our operations and financial performance could be adversely affected.
Increased attention to sustainability and social impact related matters and our response to these matters could negatively affect our business.
We are subject to increasing governmental, stakeholder and societal attention to sustainability and social impact related matters, including, among other things, climate change, air emissions, waste management, water management, community engagement, human rights, labor, health and safety and information disclosure. Such attention may alter the environment in which we do business and may increase the ongoing costs of compliance, assessment and reporting and

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adversely impact our financial condition, results of operations and liquidity. For example, the SEC has in the past considered and may in the future adopt new disclosure requirements related to sustainability matters, such as a requirement to disclose any climate-related risks that have had or are reasonably likely to have a material impact on us and describe any material expenditures incurred and material impacts on financial estimates and assumptions that result from any mitigation or adaptation activities. In addition, we are required by the Swiss Code to publish an annual report regarding non-financial matters including environmental matters (including goals related to carbon dioxide emissions), social impact matters, employee-related matters, human rights and combating corruption, as well as due diligence and reporting requirements on child labor. These and other rules that may apply to us in the future could also become more extensive or stricter. Such requirements may be cumbersome to comply with and may divert funds and management’s attention from other matters.
Additionally, there has been increasing scrutiny of sustainability-related claims, including frequent allegations of incomplete, false or misleading claims with respect to the sustainable nature of operations and products. Various regulators have adopted, or are considering adopting, regulations on the use of “sustainable,” “eco-friendly,” “green” or similar language in the marketing of products and services or the prevention of “greenwashing” more generally.
Non-compliance with, or a failure to address, the regulatory, stakeholder and societal expectations and accompanying regulation and policy requirements (and related interpretations) may result in cost increases, fines, penalties, production restrictions, brand or reputational damage, loss of customers, failure to retain and attract talent and investor activism. Furthermore, in the past year, sentiment against sustainability and social impact related matters has gained momentum across the United States, with several states and the federal government having proposed or enacted targeted policies, legislation or initiatives or issued related legal opinions. Such policies, legislation, litigation and scrutiny could result in us facing additional compliance obligations, becoming the subject of investigations, enforcement actions or litigation, or sustaining reputational harm. All of the above could have a material adverse effect on our business, financial condition and results of operations.
We are subject to anti-corruption, anti-bribery, anti-money laundering, antitrust, anti-boycott, economic sanctions, trade embargoes and export control laws and regulations in the countries in which we do business. Any violation of any such laws or regulations could have a material adverse impact on our business, financial condition, liquidity and results of operations, as well as harm our reputation.
We are subject to anti-corruption, anti-bribery, anti-money laundering, antitrust and other laws and regulations and are required to comply with the applicable laws and regulations of the countries in which we do business. In addition, we are subject to regulations on international trade that restrict dealings with certain sanctioned countries and territories, individuals and entities, including regulations administered by the United States, Canada, Switzerland and other countries in Europe in which we do business, including export control regulations, economic sanctions and trade embargoes.
Although we have implemented policies and procedures, which include training certain groups of our employees, seeking compliance with anti-corruption and other applicable laws and regulations, there can be no assurance that our internal policies and procedures will be sufficient to prevent or detect all inappropriate practices, fraud or violations of law by our affiliates, employees, directors, officers, partners, agents, contractors and service providers or that any such persons will not take actions in violation of our policies and procedures. If we fail to comply in any material respect with applicable laws and regulations, the relevant government authorities have the power and authority to investigate us and, if necessary, impose fines, penalties and remedies, which could cause us to lose customers, suppliers and access to debt and capital markets. Any violations by us, or the third parties we transact with, of anti-bribery, anti-corruption, anti-money laundering, antitrust, anti-boycott, economic sanctions, trade embargoes and export control laws or regulations could have a material adverse effect on our business, financial condition, liquidity and results of operations, as well as our reputation.
We face risks associated with our pension and other postretirement benefit plan obligations, including multiemployer pension plans.
We sponsor a range of defined benefit pension plans, other postretirement benefit plans and defined contribution plans in which only our employees, retirees and former employees participate. The assets and liabilities of these schemes and plans are susceptible to significant volatility based on prevailing market conditions. Our employees also participate in certain union-sponsored multiemployer pension plans to which we contribute along with other employers. We have

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minimal control over the management of these plans. The assets and liabilities of these plans are also susceptible to substantial deficits arising from market conditions, business decisions, trustee decisions, plan failures and the actions and decisions of other contributing employers. Any deficits in these plans may require us to make cash contributions to fund unrecoverable amounts, which could impact our results of operations. See Note 15 (Pension and other postretirement benefits) to our audited consolidated financial statements included elsewhere in this Annual Report.
We operate in multiple tax jurisdictions. Changes in tax law or its application in the jurisdictions in which we operate, or successful challenges to our tax positions by tax authorities, could adversely affect our results of operations and cash flow.
We conduct operations in multiple tax jurisdictions. In the ordinary course of our business, certain judgments and estimations are required in determining our provision of income, sales, value-added and other taxes and duties (including but not limited to stamp duties, custom duties and excise taxes) as well as employment taxes and social security contributions. Accordingly, there may be various transactions for which the ultimate tax determination or the timing of the tax effect is uncertain.
We are regularly audited, and our tax calculations and interpretation of tax laws are regularly reviewed by tax authorities. We believe that we operate in compliance with our tax filing obligations and that our tax estimates are reasonable; however, the final determination of any such tax audits or reviews could differ from our tax provisions and accruals, and any additional tax liabilities resulting from such final determination or any interest or any penalties or any regulatory, administrative or other sanctions relating thereto could have a material adverse effect on our business, results of operations and financial condition. We may become involved in proceedings with national or regional tax authorities that take different views on our tax positions. While we attempt to assess in advance the likelihood of adverse judgments or outcomes to these proceedings or claims, it is difficult to predict final outcomes with certainty. Adverse outcomes in any such tax proceedings could have a material adverse effect on our business, results of operations and financial condition.
Additionally, the integrated nature of our operations can produce conflicting claims from tax authorities in different countries as to the profits to be taxed in the individual countries (including claims of tax residence or permanent establishment). While the main jurisdictions in which we operate have double tax treaties with other foreign jurisdictions, which provide a framework for mitigating the impact of double taxation on our revenues and capital gains, efforts to resolve conflicting claims can be very lengthy and costly, without certainty that double taxation may be avoided.
The tax laws of the jurisdictions in which we operate generally require that transfer prices between affiliated companies in different jurisdictions be the same as those between unrelated companies dealing at arm’s length, and that such prices be supported by contemporaneous documentation. While we aim to operate in compliance with applicable transfer pricing laws, our transfer pricing procedures are not binding on applicable tax authorities and could be challenged by tax authorities. If our intercompany transactions were to be successfully challenged as not reflecting arm’s length transactions, we could be required to adjust such transfer prices and thereby reallocate part of our income to reflect these revised transfer prices, which could result in a higher overall tax liability to us, and possibly interest and penalties.
In recent years, international tax regulations and initiatives have led to increased focus on tax transparency and international exchange of information between tax authorities. In this context, the Organization for Economic Cooperation and Development first introduced its Base Erosion and Profit Shifting (“BEPS”) Action Plan to address issues relating to aggressive tax planning and cross-border taxation, with a specific focus on transfer pricing. The BEPS project has been further expanded and is organized around a two-pillar approach implementing (i) a new right to tax companies regardless of physical presence in the applicable jurisdiction (Pillar One) and (ii) a global minimum effective tax rate (Pillar Two) which has been implemented in the meantime by Switzerland and by certain other jurisdictions in which we operate, such as Canada. Such taxes in Switzerland and other jurisdictions in which we operate have impacted and may continue to impact us adversely and have led to and may continue to lead to a higher tax compliance burden for us.
Further, the Inflation Reduction Act of 2022 (the “IRA”) includes a 15% corporate alternative minimum tax for certain large corporations and a 1% excise tax on certain share repurchases by U.S. domestic subsidiaries of publicly traded foreign corporations (including repurchases conducted by such foreign corporations that are treated as funded by such U.S. domestic subsidiaries for purposes of the excise tax). If we become subject to additional taxes under the IRA or otherwise, our financial condition and our operations could be negatively impacted.

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In general, tax reform initiatives, including with respect to tax rates, transfer pricing, intercompany dividends, cross border transactions and limitations on tax relief for interest on intercompany debt, as well as the global minimum effective tax rate under OECD Pillar Two, could increase our compliance and administrative costs and could lead to an increased risk of international and domestic tax disputes and an increase in our effective tax rate, and could adversely affect our financial condition.
In 2022, representatives from the governments of Switzerland and the United States announced an intention to commence negotiations regarding potential revisions to the tax treaty between Switzerland and the United States that is currently in force. Any such revisions could have potentially adverse effects on us and our U.S. shareholders, including by increasing the taxes imposed on our operations or payments made by us (including distributions) by, for example, increasing the rates of withholding taxes imposed on entities in our ownership structure (including with respect to payments made from the United States to Switzerland) or otherwise changing the manner in which a holder qualifies for the benefits of the treaty.
Risks Relating to the Ownership of Company Shares
The market price and trading volume of the Company Shares may fluctuate significantly.
The price at which Company Shares trade may fluctuate significantly. The market price of Company Shares may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:
•	our business profile, market capitalization or capital allocation policies may cause a shift in our investor base;
•	the localization of the trading of Company Shares on either NYSE or the SIX;
•	actual or anticipated fluctuations in our operating results;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	our ability to meet our forward looking guidance;
•	the operating and share price performance of other comparable companies;
•	overall market fluctuations and domestic and worldwide economic conditions;
•	regulatory or legal developments in the United States, Switzerland and other countries;
•	changes in tax laws; and
•	other factors described in these “Risk Factors” and elsewhere in this Annual Report.
Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. Broad market and industry factors may materially harm the market price of Company Shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholder derivative lawsuits and/or securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources, and in turn materially adversely affect our business and results of operations.
We cannot guarantee the timing, amount or payment of dividends on Company Shares.
While we expect to pay dividends, it will (subject to the requirements under Swiss law) fall within the discretion of our Board of Directors to propose to shareholders the timing and amount of any future dividends on Company Shares. There can be no assurance that we will pay or declare dividends in the future. Under Swiss law, we may only pay dividends if (i) we have sufficient net income from the immediately preceding fiscal year, (ii) we have brought forward net income from prior fiscal years and/or (iii) we have otherwise freely distributable reserves, each as evidenced by our audited annual standalone financial statements prepared pursuant to Swiss law, after allocations of net income to statutory retained earnings as required by Swiss law and by our Articles of Association. Additionally, any decision by our Board of Directors to propose to shareholders the payment of a dividend will depend on many factors, such as our financial condition, earnings, corporate strategy, credit rating, capital requirements, debt service obligations, debt covenants, industry practice, legal requirements, regulatory constraints and other factors that our Board of Directors deems relevant. Additionally, the declaration, timing and amount of any dividends to be paid by us following the Distribution will be subject to approval by our shareholders at the relevant general meeting of shareholders. Our ability to pay

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dividends will depend on our ongoing ability to generate cash from operations and access to the capital markets. We cannot guarantee that we will pay a dividend in the future or pay any further dividend if we have paid dividends at some point.
Dividends on Company Shares may subject our shareholders to Swiss withholding tax.
Dividends paid on Company Shares are generally subject to Swiss withholding tax at a rate of 35% on any amount that cannot be allocated to (i) share capital (as reported on our annual standalone financial statements prepared pursuant to Swiss law) (i.e., result from a reduction of the nominal amount (par value) of the Company Shares) or (ii) capital reserves from tax capital contributions (as reported on our annual standalone financial statements prepared pursuant to Swiss law and recognized as such by the Swiss Federal Tax Administration). Swiss listed companies such as the Company are only permitted to allocate up to 50% of any dividend to capital reserves from tax capital contributions (unless the distribution is made out of the “foreign” capital reserves from tax capital contributions), and the remaining portion of any dividend will be allocated to other reserves (to the extent the Company has such reserves) and will thus be subject to Swiss withholding tax at a rate of 35%.
Additionally, there can be no assurance that our shareholders will approve a dividend out of capital reserves from tax capital contributions. As of December 31, 2025, we have $2,163 million of capital reserves from tax capital contributions available. Because Swiss listed companies such as the Company are required to allocate at least 50% of the purchase price (less the nominal amount (par value) of such repurchased Company Shares) for Company Shares repurchased for cancellation to capital reserves from tax capital contributions, any repurchases of Company Shares would reduce the amount of capital reserves from tax capital contributions available for dividend distributions without the deduction of the Swiss withholding tax.
It is also possible that Swiss withholding tax rules will be changed in the future or that a change in Swiss law will adversely affect us or our shareholders, in particular as a result of distributions out of capital reserves from tax capital contributions becoming subject to additional corporate law or other restrictions. If we are unable to allocate any portion of a dividend to share capital (i.e., reduce the nominal amount (par value) of the Company Shares) or capital reserves from tax capital contributions, we will not be able to make distributions without subjecting our shareholders to Swiss withholding tax.
The price of Company Shares and the Swiss franc value of any dividends may be negatively affected by fluctuations in the U.S. dollar/Swiss franc exchange rate.
Company Shares trade on NYSE in U.S. dollars and on the SIX in Swiss francs. Accordingly, the value of Company Shares may be affected by fluctuations in the U.S. dollar/Swiss franc exchange rate. In addition, since any dividends we declare will be denominated in U.S. dollars, exchange rate fluctuations will affect the Swiss franc equivalent of dividends received by holders of Company Shares. If the value of the U.S. dollar decreases against the Swiss franc, the price at which Company Shares listed on the SIX may—and the value of the Swiss franc equivalent of any dividend will—decrease accordingly.
Swiss law imposes certain restrictions on our ability to repurchase our shares.
Swiss law limits our ability to hold or repurchase Company Shares. We and our subsidiaries may only repurchase Company Shares to the extent that (i) we have freely distributable reserves in the amount of the purchase price (as reported on our annual standalone financial statements prepared pursuant to Swiss law) and (ii) the aggregate nominal amount (par value) of all Company Shares held by the Company and its subsidiaries does not exceed 10% of our share capital (excluding any treasury shares dedicated for cancellation pursuant to a shareholder-ratified repurchase program) registered in the Zug Commercial Register. As a result, should we choose to repurchase Company Shares in the future, our shareholders would be required to periodically approve, or authorize the Board of Directors to effect, a reduction in our share capital through the cancellation of designated blocks of repurchased shares held in treasury and may from time to time, as necessary, in a separate vote, have to approve share repurchase programs. If our shareholders do not approve the cancellation of repurchased shares or, if necessary, approve a proposed share repurchase program, we may be unable to return capital to shareholders through share repurchases.
Repurchases of Company Shares could be subject to Swiss and U.S. tax.
The repurchase of Company Shares for cancellation is treated as a partial liquidation for tax purposes, and the proceeds from any repurchase of Company Shares are generally subject to Swiss withholding tax at a rate of 35% on any amount

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that cannot be allocated to share capital (as reported on our annual standalone financial statements prepared pursuant to Swiss law) or capital reserves from tax capital contributions (as reported on our annual standalone financial statements prepared pursuant to Swiss law and recognized as such by the Swiss Federal Tax Administration). Swiss listed companies such as the Company are required to allocate at least 50% of the purchase price (less the nominal amount (par value) of such repurchased Company Shares) for Company Shares repurchased for cancellation to capital reserves from tax capital contributions (to the extent available) which would reduce the amount of capital reserves from tax capital contributions available for dividend distributions without the deduction of the Swiss withholding tax. As of December 31, 2025, we have $2,163 million of capital reserves from tax capital contributions available after the Distribution. While the repurchase of Company Shares for purposes other than for cancellation (such as to retain the repurchased Company Shares as treasury shares for use in connection with acquisitions, equity incentive plans, convertible debt or other instruments) would generally not be subject to Swiss withholding tax, the repurchase of Company Shares for purposes other than cancellation would also be treated as a partial liquidation for tax purposes if we repurchase Company Shares in excess of certain thresholds or if we fail to sell or reissue such Company Shares within the applicable time period after the repurchase.
In most instances, Swiss companies with shares listed on the SIX will repurchase shares for cancellation through a second trading line on the SIX. On the second trading line, the Swiss withholding tax of 35% is deducted from the portion of the purchase price that is subject to Swiss withholding tax as required by Swiss tax laws, and certain shareholders may subsequently apply for a full or partial refund of this Swiss withholding tax. Should we repurchase Company Shares without such deduction of the Swiss withholding tax of 35% (for example, in the case of a repurchase on an ordinary trading line), we would have to pay the grossed-up Swiss withholding tax (53.8%) upon cancellation of the repurchased Company Shares.
In addition, on August 16, 2022, the U.S. government enacted the IRA, which includes an excise tax on certain share repurchases by certain publicly traded foreign corporations. This excise tax is currently 1% and may increase in the future. If repurchases of Company Shares cause us to be subject to the excise tax, our financial condition and our operations could be negatively impacted, and we may be restricted or unable to return capital to shareholders through share repurchases.
Certain provisions of our Articles of Association and Swiss law may limit our flexibility to raise capital, issue dividends and otherwise manage ongoing capital needs.
The rights of our shareholders are governed by Swiss law and our Articles of Association. Swiss law requires approval by shareholders for certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, Swiss law provides that the payment of dividends and other distributions and the cancellation of treasury shares must be approved or authorized by shareholders. Swiss law also requires that our shareholders resolve to, or authorize our Board of Directors to, increase our share capital. While shareholders may authorize a board of directors to increase or reduce the company’s share capital by introducing a capital band into the company’s articles of incorporation, Swiss law limits this capital band to between 50% and 150% of our issued share capital (as registered in the Zug Commercial Register) at the time of the introduction of the capital band. The capital band, furthermore, has a limited duration of up to five years unless renewed by shareholders (by the affirmative vote of holders of at least two-thirds of the votes represented at a general meeting of shareholders) from time to time. According to our Articles of Association, our Board of Directors is authorized to increase our share capital to a maximum of $6,802,506.15 and/or reduce it to a minimum of $5,101,879.62 without a shareholder vote. However, this capital band authorization will expire on May 15, 2030, at which point a new capital band must be approved by shareholders before our Board of Directors may increase and/or reduce our share capital under a capital band.
Additionally, Swiss law grants preemptive rights to existing shareholders to subscribe for new issuances of shares and advance subscription rights for convertible bonds or similar instruments with conversion or option rights.
Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares as the laws of some other jurisdictions. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided substantial benefits to our shareholders.

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In addition to being listed on NYSE, Company Shares are also listed on the SIX. Therefore, holders of Company Shares are subject to Swiss financial market rules and regulations that may make certain acquisition bids for Company Shares more difficult. In addition, certain provisions in our Articles of Association may limit or preclude your ability to exercise control over us.
Swiss law provides certain protections for shareholders of a Swiss company with shares listed on a Swiss stock exchange. In particular, the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 19 June 2015 (the “FinMIA”) and its implementing ordinances require that persons who directly, indirectly or in concert with other parties acquire or dispose of Company Shares or purchase or sell rights relating to Company Shares, and thereby, directly, indirectly or in concert with other parties reach, exceed or fall below certain thresholds of the Company’s voting rights (whether exercisable or not), must notify the Company and the SIX of such transactions in writing within four trading days.
In addition, pursuant to the applicable provisions of the FinMIA, if any person (or group of persons acting in concert within the meaning of art. 121 FinMIA) directly or indirectly acquires equity securities which, together with equity securities already owned by such person or group of persons, exceed 1/3 of the voting rights (whether exercisable or not) of a Swiss company that has shares listed on a Swiss stock exchange, that person or group of persons is required to launch a mandatory tender offer to acquire all of the listed equity securities of the company.
This tender offer must meet certain requirements including the “minimum price rule” and the “best price rule,” which are generally aimed at preventing an acquiror from acquiring a controlling stake without making an offer to acquire the listed equity securities from all shareholders at the same price. A company’s articles of association may provide that the relevant provisions of the FinMIA do not apply (“opting-out”), or raise the relevant threshold to up to 49% of the company’s voting rights (“opting-up”). However, our Articles of Association do not contain an opting-out or opting-up provision.
Our Articles of Association will contain provisions that are intended to limit your ability to exercise control over us. For example, our Articles of Association provide that, until the conclusion of the annual general meeting of shareholders in 2028, no person (or group of persons acting in concert within the meaning of art. 121 FinMIA) may be registered in the Company Share Register with voting rights with respect to 20% or more of the Company’s share capital (as registered in the Zug Commercial Register) or, even if registered in the Company Share Register with voting rights, may exercise, directly or indirectly (including by proxy), voting rights with respect to Company Shares representing more than 20% of the Company’s share capital (as registered in the Zug Commercial Register), in each case subject to certain exceptions (such as for central securities depositaries and their nominees). Shareholders linked to one another pursuant to an agreement or otherwise within the meaning of art. 121 FinMIA are counted together as a group of persons acting in concert.
In addition, our Articles of Association will provide that our Board of Directors is authorized to issue new Company Shares through the capital band or conditional share capital, withdraw or limit the subscription rights or preemptive rights of shareholders and allocate such rights to third parties as a defense of an actual, threatened or potential takeover bid. A removal of these restrictions requires the approval of two-thirds of the votes represented at a general meeting of shareholders.
These rules under Swiss law and our Articles of Association may make an unsolicited tender offer or other acquisition of controlling stakes in the Company more difficult. These provisions could discourage potential takeover attempts that some shareholders may consider to be in their interest.
We are a Swiss corporation. Therefore, the rights provided to our shareholders may differ in certain aspects from the rights that would typically be enjoyed by shareholders of a U.S. corporation.
Swiss law and our Articles of Association may not grant our shareholders certain of the rights and protections generally afforded to shareholders of U.S. corporations. In particular, Swiss corporate law limits the ability of a shareholder to challenge resolutions or actions of the board of directors in court. Under Swiss law, shareholders generally cannot bring a suit to reverse a decision by the board of directors, but may seek damages for breaches of duty. Furthermore, remedies against transactions involving conflicts of interest or other procedural flaws may be limited if a claimant cannot prove that the benefits inuring to us are manifestly disproportionate to the consideration rendered in return.
We could be subject to actions or proposals from shareholders that do not align with our business strategies or the interests of our other shareholders.

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While we seek to actively engage with shareholders and consider their views on business, strategy, and environmental, social and governance issues, responding to these shareholders could be costly and time-consuming, disrupt our business and operations, and divert the attention of our Board of Directors and senior management. Uncertainties associated with such activities could interfere with our ability to effectively execute our strategic plan, impact customer retention and long-term growth, and limit our ability to hire and retain personnel. In addition, actions of these shareholders may cause periods of fluctuation in the price of Company Shares based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.
Your percentage of ownership in us may be diluted in the future.
We may choose to raise additional capital in the future, depending on market conditions or strategic considerations. To the extent that additional capital is raised through the issuance of equity securities or other securities that are convertible into equity securities, the issuance may dilute your proportional holding of Company Shares. The equity securities we issue in any future capital raising transaction may include liquidation or other preferences that adversely affect your rights as a shareholder.
Your percentage ownership in us may, in particular, be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees using conditional share capital provided for in our Articles of Association for employee participation plans. Certain of our employees will have rights to purchase or receive Company Shares after the Distribution as a result of the conversion of their Holcim Equity Awards into equity awards denominated in Company Shares. We expect to grant additional equity awards denominated in or relating to Company Shares to our employees and directors after the Spin-Off. Company Shares for such awards may also be issued under the capital band that is limited to 120% of our issued share capital (as registered in the Zug Commercial Register) on the Ex-Dividend Date. These additional awards will have a dilutive effect on our earnings per Company Share, which could adversely affect the market price of Company Shares.
Shareholders may not be able to exercise preemptive rights in future issuances of equity or other securities that are convertible into equity.
Under Swiss law, shareholders may receive certain preemptive rights to subscribe on a pro rata basis to issuances of equity or other securities that are convertible into equity. Due to laws and regulations in their respective jurisdictions, however, non-Swiss shareholders may not be able to exercise such rights unless we take action to register or otherwise qualify the rights offering under the laws of such shareholders’ jurisdiction. We cannot give any assurance that we will register or otherwise qualify the offering of subscription rights or shares under the law of any jurisdiction where the offering of such rights is restricted. If shareholders in such jurisdictions were unable to exercise their subscription rights, their ownership interest in us would be diluted.
The obligations associated with being a standalone public company require significant resources and management attention.
We are directly subject to reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the SEC, as well as Swiss law requirements and the rules and regulations of the SIX. As a public company, we are required to:
•	prepare and distribute periodic reports, proxy statements and other shareholder communications in compliance with the U.S. federal securities laws and rules as well as Swiss laws and SIX requirements;
•	have our own Board of Directors and committees thereof, which comply with U.S. federal securities laws and rules and NYSE requirements, as well as Swiss corporate law;
•	maintain an internal audit function;
•	institute our own financial reporting and disclosure compliance functions;
•	institute our own non-financial reporting and disclosure compliance functions;
•	establish an investor relations function; and
•	establish internal policies, including those relating to trading in our securities and disclosure controls and procedures.

Amrize Ltd
These reporting and other obligations will continue to place significant demands on our management, diverting their time and attention from sales-generating activities to compliance activities, and require increased administrative and operational costs and expenses that we did not incur prior to the Spin-Off, which could adversely affect our business, results of operations or financial condition. Our accounting and management resources may not be adequately prepared to meet these obligations. See “—Risks Relating to the Spin-Off—If we are unable to implement and maintain an effective system of internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports and the market price of Company Shares could be adversely affected.”
The listing of Company Shares on both NYSE and the SIX require us to comply with the listing, reporting and other regulations for each exchange, which may have different standards and requirements.
Holders of Company Shares may not be able to exercise certain shareholder rights if they are not registered as shareholders of record on the Company Share Register.
We issue Company Shares as uncertificated securities which are either held in the name of Cede & Co. through the Depository Trust Company, the U.S. central securities depositary (“DTC”), or directly registered on the Company Share Register. Given that Company Shares are primarily held through DTC, the U.S. central securities depositary, SIX SIS will not serve as the primary central securities depositary for Company Shares, and any Company Shares held through SIX SIS, including those received in the Distribution, will be derivatives of Company Shares held through DTC. Therefore, and contrary to the practice at Parent and other Swiss companies with shares listed on the SIX, Company Shares will not be eligible for the system of SIX SIS (AREG-Data) that allows for the automated registration of a company’s shareholders in the company’s share register. Accordingly, holders of Company Shares are not registered as holders of record of Company Shares on the Company Share Register in an automated manner. Rather, holders of Company Shares have to contact their bank or broker, which in turn will have to move their Company Shares out of DTC and register them directly on the Company Share Register. It may be difficult to make such arrangements with banks or brokers that are unfamiliar with DTC’s practices or if Company Shares are held by investors outside the United States.
In relation to the Company, only those shareholders directly registered in the Company Share Register are recognized as shareholders. Voting rights may only be exercised by holders of Company Shares registered with voting rights in the Company Share Register. While holders of Company Shares who are not registered as shareholders of record on the Company Share Register will be able to receive dividends and in certain cases, if duly authorized by a proxy issued by the relevant holder of record and depending on their bank or broker, vote their Company Shares at general meetings of shareholders, certain other shareholder rights (such as the right to request that a general meeting of shareholders be called, the right to put items on the agenda of a general meeting of shareholders, the right to sue our corporate bodies, or the right to inspect our books and records) will not be available to such holders of Company Shares who are not registered as shareholders of record on the Company Share Register.
U.S. shareholders may not be able to obtain judgments or enforce civil liabilities against us or our executive officers or members of our Board of Directors.
We are organized under the laws of Switzerland and our jurisdiction of incorporation is Switzerland. In addition, certain of our directors and executive officers (including Mr. Jenisch, Mr. Brouwer, Mr. Oleas, Mr. Poletti, Ms. Roth Pellanda and Ms. Wilbur) reside outside the United States. Certain of our assets and the assets of such persons are located in Switzerland or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons, obtain documents or other discovery in connection with any legal proceedings against such persons in the United States or enforce judgments obtained in U.S. courts against such persons.
In addition, judgments obtained in the United States or other jurisdictions may not be enforceable in Switzerland, including because a Swiss court may conclude that a foreign court does not have jurisdiction with respect to corporate matters, such as directors’ liability claims, due to the exclusive forum clause in our Articles of Association. Further, there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the civil liability provisions of the federal and state securities laws of the United States. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Swiss courts as contrary to public policy. Also, provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Amrize Ltd
Our Articles of Association contain an exclusive forum provision that could limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for such disputes and may discourage lawsuits against us and any of our directors, officers or other employees.
Our Articles of Association will provide that, except as set forth below, the exclusive forum for any disputes arising from company matters (including but not limited to disputes between individual shareholders and the Company or its corporate bodies, as well as between the Company and its corporate bodies, or between the corporate bodies themselves) is at the registered seat of the Company in Zug, Switzerland. The exclusive forum for any disputes arising under the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder is the United States District Court for the Southern District of New York, except that if the United States District Court for the Southern District of New York does not have jurisdiction over the claims assigned to it, any other federal district court of the United States of America may hear such claims. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for such disputes and may discourage lawsuits against us and any of our directors, officers or other employees. However, a court could also find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that we expect our forum selection provisions to provide.
Risks Relating to the Spin-Off
We may not achieve some or all of the expected benefits of the Spin-Off, and the Spin-Off may adversely impact our business.
We may not be able to achieve the full strategic and financial benefits expected to result from the Spin-Off on a timely basis or at all. The Spin-Off was expected to provide the following benefits, among others:
•	greater strategic focus of financial resources and management’s efforts;
•	direct and differentiated access to capital resources;
•	value creation by offering separate investment opportunities;
•	improved ability to use stock as an acquisition currency; and
•	improved management incentive tools.
We may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (a) our share price may be more susceptible to market fluctuations and other events particular to the Amrize business than if we were still a part of Holcim; and (b) following the Spin-Off, our operational and financial profile has changed such that our diversification of revenue sources across multiple geographic markets has diminished, and our results of operations, cash flows, working capital and financing requirements may be subject to greater volatility than they were prior to the Spin-Off. Additionally, we may experience unanticipated competitive developments, including changes in the conditions of the markets in which we operate, that could negate the expected benefits from the Spin-Off. If we do not realize some or all of the benefits expected to result from the Spin-Off, or if such benefits are delayed, our business, financial condition, results of operations and cash flows could be adversely impacted.
The non-recurring and recurring costs of the Spin-Off may be greater than we expected.
We have incurred, and expect to incur, non-recurring costs associated with the establishment of Amrize as a standalone public company (such as rebranding costs, employee-related costs (i.e., recruitment and relocation expenses) and costs to establish certain standalone functions). We expect that non-recurring costs related to the establishment of Amrize as a standalone public company will be approximately $80 million in aggregate. Through 2025, we have incurred $43 million and we expect to incur the remaining non-recurring costs primarily over the next 12 to 24 months. As a standalone public company, we have incurred, and expect to continue incurring costs required to operate new functions as a public company (such as executive leadership compensation, accounting and financial reporting, compliance and regulatory, human resources, information technology, marketing and communications, insurance and other operating costs). We also have incurred financing costs in connection with the Separation. If we are unable to transition effectively or within the envisaged time frame, we may incur temporary interruptions in business operations. The costs of the Separation, whether incurred before or after the Spin-Off, may be significantly greater than anticipated. In addition, any

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delay in separating and implementing, or any operational interruptions suffered while separating and implementing, our information technology infrastructure could disrupt our business and have a material adverse effect on our business, financial condition, liquidity and results of operations.
We have limited history operating as an independent, publicly traded company, and our financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of our future results.
We have only operated as an independent company since June 23, 2025, the effective date of the Distribution. We have historically operated as wholly-owned subsidiaries of Holcim, and the results of the our business were historically consolidated under Holcim and reported under its North America and Solutions & Products segments. We have limited operating history as a standalone company. As a result, separate financial statements have not historically been prepared for us. Our historical financial information in this Annual Report have been derived from the consolidated financial statements and historical accounting records of Holcim. Accordingly, such historical financial information may not reflect what our financial condition, results of operations or cash flows would have been had we been a standalone company during the periods presented or what our financial condition, results of operations and cash flows may be in the future. In particular, as part of Holcim, we historically benefited from certain functions performed by Holcim such as accounting and financial reporting, treasury, tax, legal, human resources, information technology, insurance, employee benefits and other general and administrative functions. Following the Spin-Off, Holcim does not perform these functions for us other than certain functions that are being provided for a limited time pursuant to the Transition Services Agreement.
Although we have entered into certain agreements with Holcim in connection with the Spin-Off pursuant to which Holcim performs certain functions for a limited time pursuant to the Transition Services Agreement, these arrangements do not fully capture the benefits that we have enjoyed as a result of being integrated with Holcim. As a result of us being a standalone public company on a smaller scale, our costs of performing these functions are estimated to be higher than the amounts reflected in our consolidated financial statements and accompanying notes included elsewhere in this Annual Report.
If we are unable to implement and maintain an effective system of internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports and the market price of Company Shares could be adversely affected.
As a standalone public company, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we will be required to maintain internal control over financial reporting and to report any material weaknesses in our internal control, as well as to furnish a report by management on the effectiveness of our internal control over financial reporting starting with our second Annual Report on Form 10-K.
Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with U.S. GAAP. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls.
Our consolidated financial statements included elsewhere in this Annual Report were prepared on a “carve-out” basis and in accordance with U.S. GAAP and have been derived from the consolidated financial statements and historical accounting records of Holcim, which were prepared under IFRS.
As we were a wholly-owned subsidiary of Holcim and had no prior operating history as a standalone company prior to the Spin-Off, including reporting under U.S. GAAP, we had identified a material weakness in the design and operation of our internal control over financial reporting related to insufficient accounting and supervisory personnel who have the appropriate level of U.S. GAAP technical accounting experience and training. In response to this material weakness, we have hired and utilized additional U.S. GAAP qualified personnel within our financial reporting function to assist with the preparation and review of our financial statements and we are currently implementing additional controls for that purpose.
Also, as part of our remediation we may identify additional material weaknesses. The process of designing, implementing and testing the internal control over financial reporting required to comply with requirements of

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Section 404 of the Sarbanes-Oxley Act is complex, time-consuming and costly. If we identify additional material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, potentially resulting in restatements of our consolidated financial statements.
If we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports and the market price of Company Shares could be adversely affected. We could also become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
The transitional services Holcim has agreed to provide to us may not be sufficient for our needs. In addition, Holcim may fail to perform under various transaction agreements have been executed as part of the Separation, which may create risks to the protection and value of our trade secrets, or we may fail to have necessary systems and services in place when Holcim is no longer obligated to provide services under the various agreements.
Each of the Separation and Distribution Agreement and related ancillary agreements entered into in connection with the Spin-Off (the “the Ancillary Agreements”) provide for the performance by each of us and Holcim for the benefit of the other for a period of time after the Spin-Off.
We rely on Holcim to satisfy its performance and payment obligations under these agreements. If Holcim is unable to satisfy its obligations under these agreements, including its indemnification obligations in favor of us, we could incur operational difficulties or losses. If we do not have in place our own systems and services, and do not have agreements with other providers of these services when the Transition Services Agreement or other Ancillary Agreements terminate, or if we do not implement the new systems or replace Holcim’s services successfully, we may not be able to operate our business effectively, which could disrupt our business and have a material adverse effect on our business, financial condition, liquidity and results of operations. These systems and services may also be more expensive to install, implement and operate, or less efficient or effective than the systems and services Holcim is expected to provide during the transition period. After the Transition Services Agreement and other Ancillary Agreements terminate, Holcim will no longer pay us for certain services and rights we provide to Holcim, and accordingly, our cost of carrying the assets used to provide such services and rights may increase.
After the expiration of our rights to continue to use the “Holcim” brand, “Lafarge” brand and other product or service brands owned by Holcim following the Spin-Off, we may not be able to replace the use of such brands with new brands that are as familiar to, or positively viewed by, our customers, service providers, investors and other applicable third-party stakeholders, which could materially and adversely affect our businesses. Additionally, as disclosed above, we rely on our intellectual property, including trade secrets, to protect and differentiate our products and services, and Holcim may have had access to some or all of such trade secrets prior to the Spin-Off by virtue of our affiliated relationship. Holcim also has certain rights to own and/or use certain such trade secrets following the Spin-Off, as discussed further in “Certain Relationships and Related Person Transactions—Agreements with Holcim.” These agreements may not effectively prevent disclosure or misappropriation of our trade secrets, know-how or other proprietary information, and we may not have adequate remedies for any disclosure or misappropriation of our trade secrets, know-how or other proprietary information in violation of these agreements.
Further, we will grant Holcim a license to use certain of our intellectual property and technologies, in certain markets following the Spin-Off, as discussed further in “Certain Relationships and Related Person Transactions—Agreements with Parent,” and we may offer the same or similar product and/or service offerings, and use the same or similar intellectual property and technologies, in the same or other markets and for the same or related product and/or service offerings as Holcim. Although Holcim may conduct its business, and offer products and/or services, under different names or brands than us, the similarity in our and Holcim’s product and/or service offerings, as well as the similarity in the intellectual property and technology related thereto, may create additional risk exposure related to product safety, quality and sustainability, among other potential risks, including risks to our intellectual property and our reputation. If Holcim fails to maintain appropriate quality standards and other controls with respect to product and/or service offerings, and intellectual property and technology related thereto, such issues or conduct by Holcim could materially and adversely affect our similar product and/or service offerings, and intellectual property and technology related thereto.

Amrize Ltd
Under applicable tax law, we may be liable for certain tax liabilities of Holcim following the Spin-Off if Holcim were to fail to pay such taxes.
There is the possibility that certain liabilities of Holcim could become our obligations. This could occur if, notwithstanding our intentions, we take or fail to take any action we are prohibited from taking or required to take by the terms of the Tax Matters Agreement to preserve the intended tax treatment of the transaction, a representation or covenant we made that serves as the basis for the Swiss Tax Rulings is determined to be false or as a result of the application of legal rules that depend in part on facts outside our control. If we are required to indemnify Holcim, we may be subject to substantial liabilities that could materially and adversely affect our financial position.
In connection with the Separation, Holcim has indemnified us for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure us against the full amount of such liabilities, or that Holcim’s ability to satisfy its indemnification obligation will not be impaired in the future.
Holcim has agreed to indemnify us for certain liabilities, pursuant of the Separation and Distribution Agreement. However, third parties could also seek to hold us responsible for liabilities that Holcim has agreed to retain, and there can be no assurance that the indemnity from Holcim will be sufficient to protect us against the full amount of such liabilities, or that Holcim will be able to fully satisfy its indemnification obligations. In addition, Holcim’s insurers may attempt to deny coverage to us for liabilities associated with certain occurrences of indemnified liabilities prior to the Spin-Off.
In connection with the Separation we have assumed, and indemnified Holcim for, certain liabilities. If we are required to make payments pursuant to these indemnities to Holcim, our financial results could be adversely impacted.
We have agreed to assume, and indemnified Holcim for, certain liabilities pursuant to the Separation and Distribution Agreement. Payments pursuant to these obligations may be significant and could adversely impact our business, financial condition, liquidity and results of operations, particularly indemnities relating to our actions that could impact the tax-free nature of the Distribution or indemnities relating to environmental matters.
If the Separation and Distribution, together with certain related transactions, do not qualify as a reorganization within the meaning of Section 368(a)(1)(D) and Section 355 of the Internal Revenue Code that is generally tax-free for U.S. federal income tax purposes or as a tax-neutral restructuring for Swiss tax purposes, we, and Holcim could be subject to significant U.S. federal income tax liability and/or Swiss tax liability, as applicable and, in certain circumstances, we could be required to indemnify Holcim for material taxes pursuant to indemnification obligations under the Tax Matters Agreement.
It was a condition to the consummation of the Distribution that Holcim receive a tax opinion from counsel (the “Tax Opinion”). Additionally, Holcim has received an IRS Ruling to the effect that the Distribution, together with certain internal reorganization transaction undertaken in anticipation of the Distribution, qualifies as a tax-free transactions under Section 355, Section 368(a)(1)(D) and related provisions. The IRS Ruling, does not address all of the requirements relevant to the qualification of the Distribution, together with certain internal reorganization transactions undertaken in anticipation of the Distribution, as tax-free for U.S. federal income tax purposes. As a result, the IRS could challenge the intended U.S. federal income tax treatment of the Distribution or any such related transaction in the event that it determines that any of the requirements not addressed in the IRS Ruling is not satisfied. Furthermore, the Swiss Federal Tax Administration and the tax administration of the Canton of Zug have considered the tax consequences of the Separation, the Distribution and certain related transactions under applicable Swiss tax law and provided written confirmations that the Separation, the Distribution and certain related transactions generally qualify as a tax-neutral restructuring. However, certain tax attributes or latent tax positions may transfer to us and other Swiss companies within the group in the course of the tax-neutral restructuring. The Swiss Tax Rulings, the Tax Opinion and the IRS Ruling rely on certain facts, assumptions, representations and undertakings from Holcim and us, including those regarding the past and future conduct of the companies’ respective businesses and other matters. Notwithstanding the Tax Opinion, the Swiss Tax Rulings and the IRS Ruling, each relevant tax authority could determine that the Separation and/or Distribution or any such related transaction is taxable if it determines that any of these facts, assumptions, representations or undertakings are not correct or have been violated. The Tax Opinion and the Swiss Tax Rulings will not be binding in any court, and no assurance can be given that the relevant tax authorities or any court will not take a contrary position. Although a private letter ruling is generally binding on the IRS, if any of the facts, representations, assumptions or undertakings described or made in connection with the IRS Ruling are not correct, are incomplete or have been violated, the IRS Ruling could be revoked or retroactively modified by the IRS.

Amrize Ltd
If the Separation, Distribution or any of the above referenced related transactions is determined to be taxable for U.S. federal income tax purposes and/or Swiss tax purposes, a holder of Holcim Shares that has received Company Shares in the Distribution could incur significant U.S. federal and/or Swiss income tax liabilities. Further, we and Holcim could incur, among other types of tax obligations, significant U.S. federal income tax, Swiss corporate income tax, Swiss withholding tax, Swiss stamp duty and capital tax obligations, whether under applicable law or under the Tax Matters Agreement.
We are subject to significant restrictions, including on our ability to engage in certain corporate transactions, which may reduce our strategic and operating flexibility.
U.S. federal income and Swiss tax treatment of the Distribution, together with certain internal reorganization transactions. Under the Tax Matters Agreement, for the two-year period following the Distribution, we are subject to specific restrictions on our ability to enter into acquisition, merger, liquidation, sale, and stock redemption transactions with respect to our stock. In addition, under the Tax Matters Agreement, we are generally required to indemnify Holcim against certain tax liabilities that may result from the acquisition of our stock or assets, even if we do not participate in or otherwise facilitate the acquisition. Furthermore, we are subject to specific restrictions on discontinuing the active conduct of our trade or business, moving our registered seat and/or tax residence. issuing or selling our securities, and selling assets outside the ordinary course of business. These restrictions, as well as restrictions under applicable tax laws, may limit our ability to pursue certain strategic transactions or other transactions that we may believe to be in the best interests of our shareholders or that might increase the value of our business.
Certain of our executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim.
Our Board consists of a majority of directors who are independent, and our executive officers who were employees of Holcim ceased to be employees of Holcim in connection with the Separation. However, because of their former positions with Holcim, certain of our executive officers and directors continue to have a financial interest in Holcim shares. This ownership of Holcim shares could create, or appear to create, potential conflicts of interest if we and Holcim pursue the same corporate opportunities or face decisions that could have different implications for us and Holcim.
The Separation and Distribution Agreement and Ancillary Agreements were negotiated in the context of an affiliated relationship.
The agreements entered into between the Company and Holcim in connection with the Spin-Off were prepared in the context of our separation from Holcim while the Company was still a wholly-owned subsidiary of Holcim. Accordingly, the terms of those agreements were negotiated between persons who were all, at the time of preparation and negotiation, employees of Holcim. While we believe the agreements reflect arm’s length and market terms for transactions of their type, we might have received terms more favorable to us if the negotiations had involved unaffiliated third parties from the outset.
Our suppliers or other companies with whom we conduct business may need assurances that our financial stability on a standalone basis is sufficient to satisfy their requirements for doing or continuing to do business with them.
Some of our suppliers or other companies with whom we conduct business may need assurances that our financial stability on a standalone basis is sufficient to satisfy their requirements for doing or continuing to do business with them. Any failure of our suppliers or other parties to be satisfied with our financial stability could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are not able to rely on the earnings, assets or cash flows of Holcim and Holcim will not provide funds to finance our working capital or other cash requirements, which may impact the interest rate charged to us on debt financings, the amounts of indebtedness, types of financing structures and debt markets that may be available to us, and our ability to make payments on and to refinance any indebtedness.
From time to time, we relied upon Holcim to finance the working capital requirements and other cash requirements of the Amrize Business. After the Spin-Off, we are not able to rely on the earnings, assets or cash flows of Holcim and Holcim will not provide funds to finance our working capital or other cash requirements. As a result, we are responsible

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for obtaining and maintaining sufficient working capital and other funds to satisfy our cash requirements and service our own debt. Our access to and cost of debt financing may be different from our access to and cost of debt financing as a part of Holcim. Differences in access to and cost of debt financing may result in differences in the interest rate charged to us on debt financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to us, which could have an adverse effect on our business, financial condition, results of operations, and cash flows.
In addition, if our cash flow from operations is less than we anticipate, or if our cash requirements are more than we expect, we may need to incur additional debt or raise additional funds. However, debt or equity financing may not be available to us on terms acceptable or favorable to us, if at all, and will depend on a number of factors, many of which are beyond our control, such as the state of the credit and financial markets and other economic, financial and geopolitical factors. The terms of such debt may impose additional and more stringent restrictions on our operations. If we are unable to raise additional capital when needed, it could affect our financial condition, which could adversely impact the value of your notes.
We have incurred, and expect to continue to incur, debt obligations that could adversely affect our business, profitability and our ability to meet obligations.
As of December 31, 2025, we had $5.3 billion in aggregate principal amount of senior unsecured notes outstanding, as well as a revolving credit facility with commitments of $2.0 billion. We also had a commercial paper program for the issuance of short-term promissory notes with a maximum aggregate principal amount of $2.0 billion outstanding at any time. This amount of debt could potentially have important consequences to us and our debt investors, including:
•	requiring a substantial portion of our cash flow from operations to make interest payments on this debt;
•	making it more difficult for us to satisfy debt and other obligations;
•	increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing;
•	increasing our vulnerability to general adverse economic and industry conditions;
•	reducing the cash flow available to fund capital expenditures and grow our business;
•	limiting our flexibility in planning for, or reacting to, changes in our business and industry; and
•	placing us at a competitive disadvantage relative to our competitors that may not be as highly leveraged with debt;
To the extent that we incur additional indebtedness, the foregoing risks could increase. In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to repay all of our outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt.
Item 1B.	Unresolved Staff Comments
None.
Item 1C.	Cybersecurity
Cybersecurity Risk Management and Strategy
We recognize that effective management of cybersecurity risk is critical to our operations, reputation, and the protection of our stakeholders’ interests. Our approach to cybersecurity is integrated into our broader Enterprise Risk Management (“ERM”) framework, ensuring that risks from cybersecurity threats are identified, assessed, managed, and monitored at multiple levels across the organization.
Our cybersecurity risk management program leverages industry standards and frameworks, including the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, to organize our efforts around the key functions of identify, protect, detect, respond, and recover. We maintain a layered cybersecurity strategy that includes:
•	Regular risk assessments to identify and evaluate potential threats to our information systems, data, and operational technology.

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•	Comprehensive policies and procedures governing information security, incident response, and the use of technology resources.
•	Continuous monitoring of our systems for unusual activity or potential incidents, supported by both internal teams and third-party cybersecurity experts.
•	Employee training and awareness programs, including annual mandatory cybersecurity training, phishing simulations, and specialized training for employees in sensitive roles.
•	Incident response planning, including tabletop exercises and simulations involving senior management, to validate and improve our response capabilities.
•	Ongoing investments in security technologies and processes to strengthen our defenses and adapt to the evolving threat landscape.
•	Third-party risk management, including annual reviews of critical vendors, SOC 1/SOC 2 report evaluations, and additional assessments where necessary.
We also conduct periodic external penetration tests and maturity assessments to evaluate the effectiveness of our controls and identify areas for improvement. Our incident response plan provides a structured approach to triage, contain, eradicate, recover from, and analyze cybersecurity incidents.
To date, we have not experienced a cybersecurity incident that has had, or is reasonably likely to have, a material impact on our business strategy, results of operations, or financial condition. However, we recognize that cybersecurity threats are constantly evolving, and we remain vigilant in our efforts to protect our systems and data.
Cybersecurity Governance
Our Board of Directors is responsible for overseeing risk management, including cybersecurity. The Board has delegated primary oversight of cybersecurity risk management to the Audit Committee, which is comprised of independent directors with relevant experience. The Audit Committee receives regular updates from management, including our Chief Information Officer (“CIO”) and information security leadership, on the status of our cybersecurity program, recent developments, and any significant incidents.
Our CIO, who has over 25 years of experience in information technology and cybersecurity, is responsible for the development and implementation of our information security program. The CIO is supported by a dedicated cybersecurity team, which includes internal experts and external advisors. This team is responsible for monitoring threats, managing incident response, and ensuring compliance with our policies and regulatory requirements.
We also maintain an Enterprise Risk Management function, which is made up of our Chief Legal Officer, Chief Financial Officer, Chief Information Officer, Chief People Officer, Operation Presidents and Vice President Audit and Controls, among others. This team is responsible for identifying and assessing risks, including those related to cybersecurity, and for recommending mitigation strategies. The team provides regular updates to executive management and the Audit Committee. We view cybersecurity as a shared responsibility across the organization and are committed to fostering a culture of security awareness and continuous improvement.
Item 2.	Properties
Our locations for Building Materials encompass aggregate operations such as quarries, production facilities, both stationary and mobile processing units, as well as depot-retail facilities. Our cement manufacturing facilities feature quarries, crushers, raw material mills, kilns, finishing mills, storage silos, and terminals for distribution. Our footprint is comprised of over 1,000 sites and facilities, including 18 cement plants, 143 terminals, 56 cementitious product operations, 273 ready-mix concrete plants, 467 aggregates operations, 37 concrete product sites, and 50 asphalt operations. Additionally, we maintain a commercial real estate presence throughout the United States and Canada. These locations consist of owned and leased properties that are primarily utilized as offices for administrative and business purposes. We have a principal executive office in Zug, Switzerland, operational headquarters in Chicago and regional offices throughout the United States and Canada (including in Nashville, Toronto and Calgary), as well as shared service center in Colombia.
Our network of quarries, pits and mills provide us with raw materials such as hard rock, sand and gravel to manufacture various building materials such as aggregates, cement, asphalt, ready-mix concrete and other concrete products. Our

Amrize Ltd
reserves and resources are sourced from 376 aggregates pits and quarries and 16 cement quarries across the United States and Canada. Most cement plants have one or more associated quarries adjacent to the plant. The majority of production sites use surface mining methods.
We own or lease the real estate on which our main raw materials, aggregates and other minerals are located. Of our 376 aggregates pits and quarries, 239 are on owned lands, 114 are on leased lands and 23 are on lands owned in part and leased in part. Of our 16 cement quarries, 15 are on owned lands and one is on leased land. None of our mineral reserve and resource sites are deemed individually material to our business or financial condition. The following map presents the location of our mining properties:

Y.T.
N.W.T.
Nvt.
AK
B.C.
Alta.
Sask.
Man.
Ont.
Que.
N.L.
WA
MT
ND
MN
OR
ID
WY
SD
WI
MI
NY
VT
NH
ME
N.B.
P.E.I.
N.S.
MA
CT
RI
NE
IA
NV
UT
CO
KS
MO
IL
IN
OH
PA
NJ
WV
DC
DE
MD
VA
KY
CA
OK
AR
TN
NC
AZ
NM
SC
TX
MS
AL
GA
LA
FL
AGGREGATE (376)
CEMENT (16)
N
0
230
460
920
1,380
1,840
Miles
PR
VI

As of December 31, 2025, our Building Materials segment includes estimated total reserves of 8,220 million tons (consisting of 3,952 million tons of proven reserves and 4,268 million tons of probable reserves) and estimated total resources of 6,412 million tons (consisting of 1,072 million tons of measured resources, 1,827 million tons of indicated resources and 3,513 million tons of inferred resources). Our reserve and resource estimates have been estimated by qualified persons in accordance with Subpart 1300 of SEC Regulation S-K.
Across our Building Envelope operations, we maintain 51 facilities throughout North America, which encompass 34 manufacturing facilities, 12 warehouses and five centers focused on research and development applications. We maintain 12 facilities under our Elevate business and 9 locations within our Duro-Last operations. Malarkey and Gaco each operate from 4 locations, while the remaining 5 sites support our Ox and Enverge business lines.
Reserves
A mineral reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of a qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and

Amrize Ltd
allowances for losses that may occur when the material is mined or extracted. Mineral reserves are classified into two categories — probable and proven reserves — based on geological confidence and the application of modifying factors to demonstrate that the extraction of indicated or measured mineral resources is economically viable under reasonable investment and market assumptions. A probable mineral reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource. A proven mineral reserve is the economically mineable part of a measured mineral resource.
Our estimated 3,952 million tons of proven reserves and 4,268 million tons of probable reserves are broken down by material type (between hard rock and sand & gravel). Reserve estimates include hard rock and sand & gravel of suitable quality that are economically viable for extraction based on drilling, sampling, testing and modeling completed by or under the supervision of qualified persons, as well as supervised contractors and consultants. The application of reasonable modifying factors including economic, operational, commercial, legal, environmental compliance, permitting and other factors have been considered by the qualified persons in converting indicated or measured resources to reserves.
During the year ended December 31, 2025, the average sales price for aggregates (excluding freight) in the United States was $16.32 per ton, while cement averaged $169.33 per ton. In Canada, the average sales price for aggregates (excluding freight) was $11.43 per ton, and cement was $168.92 per ton. These prices, which are used for estimation of both mineral reserves and resources, are impacted by product mix, geographic location, and foreign currency rates.
The following table provides a summary of our proven and probable reserves as of December 31, 2025:

	Reserves
	Proven			Probable			Total
(In millions of tons, except percentage data)	Total	Hard Rock	Sand & Gravel	Total	Hard Rock	Sand & Gravel	Total	Hard Rock	Sand & Gravel
Aggregates
United States	1,395	82%	18%	2,178	98%	2%	3,573	91%	9%
Canada	1,002	92%	8%	1,594	87%	13%	2,596	89%	11%
Subtotal	2,397	86%	14%	3,772	93%	7%	6,169	90%	10%
Cement
United States	1,466	100%		152	100%		1,618	100%
Canada	89	100%		344	100%		433	100%
Subtotal	1,555	100%		496	100%		2,051	100%
Total	3,952	92%	8%	4,268	94%	6%	8,220	93%	7%

Resources
Mineral resources represent concentrations or occurrences of material of economic interest in or on the earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable.
Mineral resources are classified into three categories—measured, indicated or inferred resources—in order of decreasing geological confidence. A measured mineral resource is that part of the mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling in sufficient detail to support detailed extraction planning and final evaluation of the economic viability of the deposit to be quarried or mined. An indicated mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling in sufficient detail to support mine planning and evaluation of the economic viability of the deposit of the material to be quarried or mined. Inferred mineral resources are that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling.
Although an inferred resource may not be converted to a mineral reserve, indicated or measured resources can be converted to reserves by the application of certain modifying factors which include, but are not limited to, consideration

Amrize Ltd
of mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental compliance, plans, permitting and other factors. An indicated resource can be converted to a probable reserve, and a measured resource can be converted to a probable or proven reserve. We conduct investigations in order to apply modifying factors in sufficient detail to evaluate the economic viability and support the conversion of indicated and measured resources to probable and proven reserves.
There is no certainty that any of our indicated or measured resources will be converted into proven or probable reserves in the future, and the resources reported have not been fully assessed using modifying factors.
The following table shows our measured, indicated and inferred resources as of December 31, 2025:

	Resources
	Measured			Indicated			Total Measured & Indicated			Inferred			Total
(In millions of tons, except percentage data)	Total	Hard Rock	Sand & Gravel	Total	Hard Rock	Sand & Gravel	Total	Hard Rock	Sand & Gravel	Total	Hard Rock	Sand & Gravel
Aggregates
United States	779	64%	36%	537	90%	10%	1,316	74%	26%	1,004	90%	10%	2,320
Canada	126	60%	40%	787	81%	19%	913	78%	22%	2,046	77%	23%	2,959
Subtotal	905	63%	37%	1,324	85%	15%	2,229	76%	24%	3,050	81%	19%	5,279
Cement
United States	167	100%		496	100%		663	100%		143	100%		806
Canada				7	100%		7	100%		320	100%		327
Subtotal	167	100%		503	100%		670	100%		463	100%		1,133
Total	1,072	69%	31%	1,827	89%	11%	2,899	82%	18%	3,513	84%	16%	6,412

Additional Information
The following table provides a summary of our mineral reserve and resource sites as of December 31, 2025 along with the extraction for the years ended December 31, 2025, 2024 and 2023:

	Additional Info
	No. of Sites				Extraction (in millions of tons)
	Total	Owned	Leased	Owned & Leased	2025	2024	2023	Years to Depletion(1)
Aggregates
United States	147	88	51	8	63	61	63	58
Canada	229	151	63	15	57	60	65	43
Subtotal	376	239	114	23	120	121	128	50
Cement
United States	12	12	0	0	23	25	25	68
Canada	4	3	1	0	5	5	5	81
Subtotal	16	15	1	0	28	30	30	70
Total	392	254	115	23	148	151	158

Internal Controls
We have established internal control processes to support the annual reporting of resources and reserves. Reserve and resource estimates are completed using internal and external qualified persons to estimate mineral reserves and resources, and are subject to annual review by management teams in conjunction with the relevant qualified persons. This review includes scrutinizing the major assumptions used in determining estimates to ensure they are materially
(1)	Based on average extraction during the years ended December 31, 2025, 2024 and 2023.

Amrize Ltd
accurate. For reserve and resource additions, management, together with internal and external qualified persons, performs its due diligence and reviews the study of technical, environmental, economic and operating factors, as well as applicable supplemental information, including the site’s geology and quality.
The qualified persons use a number of sources of geological information to estimate reserves and resources for production and development stage sites, including geological mapping, drilling, sampling and testing of sites. The type of drilling and testing depends on the type and complexity of the deposit, as well as whether it is a greenfield or production site. Mineral exploration requirements such as frequency of sampling are determined by the qualified persons and geological/mining experts based on the specific characteristics of the site and the underlying geology in order to properly characterize the deposit. Sample testing can include gradational, physical and chemical testing depending on the site and the intended product to be used or sold. In rock environments, geological core logging is undertaken. Collected samples are analyzed at internal company laboratories or regionally and/or nationally accredited laboratories for all relevant analyses and tests to confirm the quality of the material and the types of products that can be produced.
The reserve and resource estimates include allowances for processing and wash loss that can occur when the mineral is extracted and processed into a saleable product.
Our estimates of reserves and resources are based on the relative confidence of the geology and the application of modifying factors where applicable. The economic viability of our reserves is evaluated by the application of modifying factors and involves review by various internal departments. There are inherent risks associated with estimates of mineral reserves and resources. Risks include, but are not limited to, accuracy and completeness of geological information, data interpretation and interpolation, changing geotechnical, market and permitting conditions and other operational and economic factors. These risks are assessed by qualified persons and our management team on a periodic basis to determine if adjustments are required as new information becomes available. Our estimated reserves and resources are based on the best information available at the time of reporting. These estimates are reviewed and updated whenever new and relevant information is obtained at any of our sites that indicate changes in the reported reserves and resources.
Item 3.	Legal Proceedings
In the ordinary course of conducting our business activities, we are involved in judicial, administrative and regulatory investigations and proceedings, as well as lawsuits and claims of various natures, involving both private parties and governmental authorities, relating to product liability, general and commercial liability, competition, environmental, employment, health and safety and other matters. These claims and proceedings include insured and uninsured matters that are brought on an individual, collective, representative and class-action basis. Such proceedings may have a material adverse effect on our reputation, business, financial position, results of operations and cash flows.
See Note 17 (Commitments and Contingencies) in Item 8. “Financial Statements and Supplementary Data” for a discussion of our material legal proceedings. The Company has elected to use a $1 million sanctions threshold for disclosing certain proceedings under environmental laws to which a governmental authority is a party. Applying this threshold, there were no relevant legal proceedings to disclose for this period.
Item 4.	Mine Safety Disclosures
The information concerning mine safety violations or other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K is included in Exhibit 95 of this Annual Report.
Information About Our Executive Officers
The following sets forth certain information regarding the executive officers as of February 1, 2026. Each was appointed in connection with the Spin-Off in 2025:

Name	Age	Position
Jan Philipp Jenisch	59	Chief Executive Officer and Chairman
Roald Brouwer	51	Chief Technology Officer
Stephen Clark	57	Chief People Officer

Amrize Ltd

Name	Age	Position
Nollaig Forrest	49	Chief Marketing and Corporate Affairs Officer
Jake Gosa	50	President, Building Envelope
Mario Gross	47	Chief Supply Chain Officer
Jaime Hill	56	President, Building Materials
Ian Johnston	51	Chief Financial Officer
Samuel J. Poletti	44	Chief Strategy and M&A Officer
Denise R. Singleton	63	Chief Legal Officer and Corporate Secretary

Jan Philipp Jenisch
Mr. Jenisch serves as our Chairman of the Board of Directors and Chief Executive Officer. Previously, Mr. Jenisch served as Chairman of the Holcim Board of Directors from 2023 to 2025, where he was tasked with leading the planned U.S. listing of Holcim’s North American business. Mr. Jenisch also served as Chief Executive Officer of Holcim from 2017 to April 2024, where he transformed Holcim into a leader in advanced building solutions and helped Holcim reach new levels of financial performance. Before joining Holcim, Mr. Jenisch served as Chief Executive Officer of Sika AG from 2012 to 2017. Under his leadership, Sika AG set new performance standards for sales and profitability, becoming a member of the Swiss Market Index (“SMI”), which is made up of the 20 largest and most liquid stocks listed on SIX. Mr. Jenisch studied in the United States and Switzerland, obtaining his MBA from the University of Fribourg in 1993. In 2021, he received a Dr. h.c. for his accomplishments as Chief Executive Officer of two SMI companies.
Mr. Jenisch’s qualifications include his two-time experience as a public company chief executive officer for global companies with significant operations and customer bases in North America, his deep experience leading organic and inorganic growth at the enterprise level and his understanding of the Amrize Business, including the Company’s customers, markets and external stakeholders.
Roald Brouwer
Mr. Brouwer serves as our Chief Technology Officer. Mr. Brouwer previously served as Holcim’s Senior Vice President, Group Head of Decarbonization, a position he held from 2022 to 2025. Prior to joining Holcim, Mr. Brouwer held several positions at Shell plc, including as Director Energy Transition Technologies, Global Technology Deployment Consultant, Team Lead Carmon Creek Field Development Project and Reservoir Engineering Advisory Heavy Oil from 2014 to 2022. Mr. Brouwer holds a Master of Science degree in Geochemistry from Utrecht University in Utrecht, Netherlands and a PhD in Petroleum Engineering from Delft University of Technology in Delft, Netherlands.
Stephen Clark
Mr. Clark serves as our Chief People Officer, a role he held for Holcim’s North American business from August 2024 to 2025. Prior to joining Holcim, Mr. Clark served as Executive Vice President and Chief Human Resources Officer of Gainwell Technologies LLC from 2022 to July 2024. Prior to that, Mr. Clark held several positions at Lear Corporation, including Chief Administrative Officer, Asia-Pacific and Global Vice President of Leadership & Organizational Development, Total Rewards and Human Resources Shared Services from 2018 to 2022. From 2015 to 2017, Mr. Clark served as Senior Vice President, Chief Human Resources and Corporate Services Officer for Vista Outdoor, Inc. Mr. Clark holds a Master of Organizational Behavior from the Brigham Young University Marriott School of Business in Provo, Utah, and a Bachelor of Arts degree in French and Psychology from Brigham Young University.
Nollaig Forrest
Ms. Forrest serves as our Chief Marketing and Corporate Affairs Officer. Ms. Forrest previously served as Holcim’s Chief Sustainability Officer, a position she held from 2023 to 2025, overseeing sustainability, corporate affairs and health and safety. Prior to her role as Chief Sustainability Officer, Ms. Forrest served as Holcim’s Global Head of Corporate Affairs from 2020 to 2024, overseeing corporate communications, branding and government and public affairs. Prior to joining Holcim, Ms. Forrest was Vice President, Corporate Communications for Firmenich SA from 2014 to 2020. Ms. Forrest holds a Master of Arts degree in International Relations from the Graduate Institute of International Studies in Geneva, Switzerland.

Amrize Ltd
Jake Gosa
Mr. Gosa serves as our President of Building Envelope. Mr. Gosa previously served as Executive Vice President and Chief Commercial Officer for Beacon Building Products, where he held several executive roles of increasing responsibility from 2007 to 2025. Prior to that, Mr. Gosa served in a variety of roles for Elk Corporation and GAF Roofing. Mr. Gosa holds a Bachelor of Business degree from Shepherd University in Shepherdstown, West Virginia.
Mario Gross
Mr. Gross serves as our Chief Supply Chain Officer. Mr. Gross previously served as Chief Operating Officer of Holcim Building Envelope, a position he held from 2024 to 2025. Prior to serving as Chief Operating Officer, Mr. Gross served as Chief Procurement Officer of Holcim from 2020 to 2024, Senior Project Leader, Lafarge Holcim Group from 2019 to 2020 and Chief Executive Officer, Lafarge Malaysia from 2018 to 2019. Prior to joining Holcim, Mr. Gross was Head of Global Procurement, Engineering, Quality, and Sustainability at Sika AG from 2013 to 2017. Mr. Gross holds an MBA from the University of Strathclyde in Glasgow, United Kingdom, and a Bachelor of Arts degree in Economy & Law from Saarland University in Saarbrucken, Germany.
Jaime Hill
Mr. Hill serves as our President, Building Materials. Mr. Hill previously served as Holcim’s Region Head North America, a position he held from 2024 to 2025. Prior to serving as Region Head North America, Mr. Hill served in various other roles at Holcim, including Chief Executive Officer of Holcim Mexico from 2019 to 2024, Chief Executive Officer of Holcim Colombia from 2015 to 2019 and Commercial Director of Holcim Colombia from 2008 to 2014. Mr. Hill holds a Bachelor of Science degree in Business Administration from Georgetown University in Washington, D.C.
Ian Johnston
Mr. Johnston serves as our Chief Financial Officer, a role he held for Holcim’s North American business from 2018 to 2025. Mr. Johnston had 26 years of experience with Holcim, including as Chief Financial Officer, U.S. from 2016 to 2018, Chief Financial Officer, Canada from 2015 to 2016 and Chief Financial Officer, Western Canada from 2012 to 2015. Mr. Johnston holds a Bachelor of Commerce degree in Accounting with honors from the University of Ottawa in Ottawa, Canada. Mr. Johnston became a Chartered Professional Accountant in 1999.
Samuel J. Poletti
Mr. Poletti serves as our Chief Strategy and M&A Officer. Mr. Poletti previously served as Holcim’s Global Head of M&A, a position he held from 2018 to 2025. Mr. Poletti served in various other roles at Holcim, including as Vice President, Senior M&A Manager from 2014 to 2018 and Assistant Vice President, Head of Strategy and Business Development South Asia from March 2014 to July 2014. Mr. Poletti holds a dual Master of Arts degree in Law & Economics from the University of St. Gallen in St. Gallen, Switzerland and a dual Bachelor of Arts degree in Law & Economics from the University of St. Gallen.
Denise R. Singleton
Ms. Singleton serves as our Chief Legal Officer and Corporate Secretary, a role she held for Holcim’s North American business from 2024 to 2025. Prior to joining Holcim, Ms. Singleton served as Executive Vice President, General Counsel and Secretary of WestRock Company from 2022 to 2024. From 2015 to 2022, Ms. Singleton served as Senior Vice President, General Counsel and Corporate Secretary of IDEX Corporation. From 2011 to 2015, she served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of SunCoke Energy, Inc. Ms. Singleton holds a Juris Doctor degree from Georgetown University Law Center in Washington, D.C. and a Bachelor of Arts degree in Journalism from Marquette University in Milwaukee, Wisconsin.

Amrize Ltd
PART II
Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Market Information
Our Ordinary Shares trade on the New York Stock Exchange and SIX Swiss Exchange under the symbol “AMRZ.”
Holders of Ordinary Shares
As of December 31, 2025, there was 1 holder of record of our ordinary shares, which doesn’t reflect the number of beneficial owners.
Securities authorized for issuance under equity compensation plans

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by security holders	3,913,655(1)	$31.98(2)	32,886,345(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	3,913,655	$31.98	32,886,345

(1)
Includes an aggregate of 2,711,801 performance stock options, 971,039 performance share units, and 121,687 restricted share units under the Amrize Ltd 2025 Omnibus Incentive Plan, and 109,128 shares under the Amrize Ltd Employee Stock Purchase Plan.

(2)	Weighted-average exercise price of outstanding options, which excludes performance share units, restricted share units, and the rights to purchase shares under the ESPP.
(3)
This amount includes 21,695,473 shares available under the Amrize Ltd 2025 Omnibus Incentive Plan and 11,190,872 shares available under the Amrize Ltd Employee Stock Purchase Plan. Under the Amrize Ltd 2025 Omnibus Incentive Plan, Amrize may issue share options (including incentive stock options and nonqualified stock options), share appreciation rights, restricted shares, restricted share units, performance share units, other share-based awards, share bonuses, cash awards, and substitute awards.

(4)	Amrize has no equity compensation plans that have not been approved by shareholders.
Recent sales of unregistered securities; use of proceeds from registered securities
None.

Amrize Ltd
Share Performance Graph
The following graph compares the total shareholder return on the Company’s ordinary shares for the last 6 months since the Company started trading on June 23, 2025 with the Standard & Poor’s (“S&P”) 500 and S&P 500 Materials indices. The graph assumes $100 was invested in each of these indices on June 23, 2025, the first day of “regular way” trading, for the Company’s ordinary shares. The comparisons are based on historical data and are not indicative of, nor intended to forecast, the future performance of the Company’s ordinary shares.

120
115
110
105
100
95
90
85
Jun-25
Sep-25
Dec-25
Amrize Ltd
S&P 500 Index
S&P 500 Materials Index

Comparative Total Return[1]	June 23, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Amrize Ltd	$100.00	$95.31	$93.34	$104.02
S&P 500 Index	100.00	102.95	111.31	114.27
S&P 500 Materials Index	100.00	101.00	103.57	105.35

1	Assumes reinvestment of dividends.
Item 6.	Reserved

Amrize Ltd
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this Annual Report. Some of the information contained in the following discussion and analysis includes forward-looking statements that involve risks and uncertainties. Refer to the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
We are a building solutions company focused on the North American market, offering customers a broad range of advanced building solutions from foundation to rooftop. We serve customers across the infrastructure, commercial, and residential construction markets, from new builds to repair and refurbishment (“R&R”). Our more than 19,000 employees operate across more than 1,000 sites and facilities in the United States, Canada, Colombia, Switzerland and Jamaica, providing customers with trusted brands and advanced building solutions for the full building lifecycle. Our trusted brands and advanced solutions, combined with our operational expertise, make us a trusted partner for customers, consisting of contractors, building owners, architects, engineers, public authorities and cities across the United States and Canada.
We earn revenue from the sale of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions. We operate in two reportable segments, offering a complete range of advanced solutions to support large-scale and complex construction projects from bridges to data centers in the areas of residential, commercial and infrastructure construction. Our services span new construction as well as R&R, with R&R accounting for 43% of overall revenues in the year ended December 31, 2025.
•
Our Building Materials segment offers a range of branded solutions delivering high-quality products for a wide range of applications across North America. Key product offerings of this segment include cement and aggregates, as well as a variety of downstream products and solutions such as ready-mix concrete, asphalt and other construction materials.

•
Our Building Envelope segment offers advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes and sealants that are critical to the application of roofing and wall systems. Our Building Envelope products are sold individually or in warrantied systems for new construction or R&R in commercial and residential projects. These products are sold either directly to contractors or through an authorized distributor or dealer network in North America.

Seasonality
Our Building Materials segment results for the first and fourth quarters are generally lower than those for the second and third quarters, which benefit from more favorable weather and increased construction activity. In addition to impacting demand, adverse weather can disrupt production schedules, shipments, and project timelines, affecting costs, efficiencies, and profitability. We manage these seasonal fluctuations through operational planning and flexible workforce management, but quarter-to-quarter results may not be indicative of full-year performance.
Our Building Envelope segment is subject to seasonal fluctuations in demand, primarily driven by trends in new construction, renovation, and repair activities across both residential and commercial markets. Demand for our building envelope products, which include roofing and wall systems, exterior cladding, and related solutions, generally increases during periods of favorable weather, as construction and renovation projects are most active in the second and third calendar quarters. This pattern reflects the broader industry trend, where project starts and completions are concentrated in the spring and summer months, particularly in our key geographic markets.
We continuously monitor market conditions and adjust our production and inventory management strategies to align with anticipated seasonal demand and potential weather-related disruptions. Despite these efforts, the inherent seasonality and unpredictability of weather events may result in fluctuations in our quarterly revenues, earnings and cash flow.

Amrize Ltd
Financial Summary
A summary of our performance highlights for the years ended December 31, 2025, 2024 and 2023 is as follows:

	For the years ended December 31,
$ in millions, except percentage data	2025	2024	2023
Revenues	$11,815	$11,704	$11,677
Net income	$1,182	$1,273	$955
Net income margin	10.0%	10.9%	8.2%
Adjusted EBITDA	$3,007	$3,181	$2,844
Adjusted EBITDA Margin	25.5%	27.2%	24.4%
Cash flows provided by operating activities	$2,208	$2,282	$2,036

Capital Allocation
We believe our disciplined approach to capital allocation allows us to invest in our business to drive sustainable growth, pursue strategic mergers and acquisitions and return capital to shareholders. We remain committed to diligently executing this capital allocation strategy through continuous enhancements to our facilities, investment in new greenfield projects and increased allocation of capital towards future growth initiatives. Furthermore, we have historically been able to effectively acquire and merge businesses in fragmented industries, aligning with our overarching capital allocation strategies.
•
We completed three acquisitions in 2025, two acquisitions in 2024 and five acquisitions in 2023 for total cash consideration, net of cash acquired, of $98 million, $249 million and $1,607 million, respectively; and

•	We invested $788 million in capital expenditure projects to increase production capacity and improve efficiency in 2025, compared with $642 million and $630 million in 2024 and 2023, respectively.
Transition to Standalone Company
On June 23, 2025, Holcim completed the previously announced Spin-Off through a distribution of 100% of the Company’s outstanding shares to holders of record of Holcim’s ordinary shares, on a pro rata basis as a dividend-in-kind, as of the close of business on June 20, 2025. As a result of the Distribution, the Company became an independent public company. Our Ordinary Shares are listed under the symbol “AMRZ” on the New York Stock Exchange and the SIX Swiss Exchange.
In connection with the Spin-Off, we entered into or adopted several agreements including a Separation and Distribution Agreement, Transition Services Agreement, and Tax Matters Agreement, among others. These agreements allocate between Holcim and us various assets, liabilities, rights and obligations (including with respect to employee benefits and tax-related assets and liabilities) and govern the relationship between the Company and Holcim for certain commercial matters (including manufacturing, supply and insurance) following the Spin-Off. See Note 18 (Related party) to our consolidated financial statements included elsewhere in this Annual Report for more information on these agreements.
In connection with the Spin-Off, we became subject to the requirements of the New York Stock Exchange and the SIX Swiss Exchange. We are establishing additional procedures and practices as a standalone public company. As a result, we incurred additional expenses in 2025 related to the establishment and operation of new functions as a standalone public company including rebranding, employee-related costs, executive leadership compensation, accounting and financial reporting, compliance and regulatory, human resources, information technology, marketing and communications, insurance and other operating costs. In line with our ASPIRE program (an initiative launched in the second quarter of 2025 to accelerate synergies by leveraging our scale to optimize third-party spending and drive efficiencies across procurement, logistics and operating functions), we will continue to look for operational cost improvement opportunities as a standalone company to drive lower costs across our business and corporate functions. Certain of these costs (the “Spin-Off and separation-related costs”) are non-recurring in nature, consisting primarily of rebranding costs. We expect the Spin-Off and separation-related costs to continue through fiscal year 2027.

Amrize Ltd
Basis of Presentation
Our consolidated financial statements and accompanying notes included elsewhere in this Annual Report have been prepared in accordance with U.S. GAAP and the rules and regulations of the SEC. Prior to the Spin-Off, we operated as a wholly-owned subsidiary of Holcim, and not as a standalone company. These consolidated financial statements and footnotes reflect the historical financial position, results of operations and cash flows of the Company as historically managed within Holcim for periods prior to the completion of the Spin-Off and reflect the financial position, results of operations and cash flows of the Company as a standalone company for periods after the completion of the Spin-Off. The consolidated financial statements and footnotes for the period prior to the Spin-Off included elsewhere in this Annual Report were prepared on a “carve-out” basis in connection with the Spin-Off and have been derived from the consolidated financial statements and historical accounting records of Holcim. See Note 1 (Organization and basis of presentation) to our consolidated financial statements included elsewhere in this Annual Report.
Prior to the Spin-Off, our consolidated financial statements included expense allocations for certain corporate, infrastructure and other shared services provided by Holcim on a centralized basis, including but not limited to accounting and financial reporting, treasury, tax, legal, human resources, information technology, insurance, employee benefits and other shared services that are either specifically identifiable or directly attributable to us. These expenses have been allocated to us on the basis of direct usage when specifically identifiable, with the remainder predominantly allocated on a pro rata basis using revenues. See Note 18 (Related party) to our consolidated financial statements included elsewhere in this Annual Report.
Prior to the Spin-Off, we participated in Holcim’s centralized cash management and financing function. Our residual cash pooling balances as of the end of each reporting period were recorded within Related-party notes receivable, and we had related-party note agreements in place with Holcim for the financing of our capital needs, which were reflected as Related-party notes payable. Interest expense, net in the consolidated statements of operations reflects interest on borrowing and funding associated with the related-party note agreements, for periods prior to the Spin-Off.
Certain related-party transactions between the Company and Holcim have been included in our consolidated financial statements prior to the Spin-Off. Additionally, as part of the Spin-Off, the Company issued senior unsecured notes and completed a bond exchange. A portion of the proceeds from the issuance of the senior unsecured notes and completion of the bond exchange was used to repay the Company’s related-party indebtedness due to Holcim. Holcim also completed an equity contribution to the Company to settle the remaining related-party indebtedness due to Holcim. See Note 10 (Debt) and Note 18 (Related party) to our consolidated financial statements included elsewhere in this Annual Report for additional information.
Market Conditions and Outlook
We operate in competitive markets with respect to each of our segments. Recent market conditions, such as trade policy uncertainty, fluctuations in interest rates and unfavorable weather conditions earlier in 2025 causing construction market labor challenges have resulted in industry-wide project delays and slower build activity, particularly in the residential market. Despite these market conditions, our business has remained resilient, as we have been able to leverage our scale, unique footprint and diverse product offerings to customers. We expect to continue offsetting recent market conditions through execution of our ASPIRE program to accelerate synergies and profitable growth and by investing in streamlining our network. Over time, we expect continued growth in demand due to rapid urbanization, aging infrastructure, recent onshoring trends, population growth and historical underinvestment in residential housing. As market conditions evolve, we believe that we are uniquely positioned to capitalize on these growth opportunities.
Factors Affecting Our Performance
We continue to evolve our business to improve performance and drive sustainable growth. Building on our large operating footprint of over 1,000 sites and facilities, we believe we are well positioned to capitalize on strong commercial and residential construction spend and infrastructure investments across North America.
The future success of our business depends on many factors. While these factors present opportunities for us, they also pose risks and challenges, including those discussed below and in “Risk Factors” under Item 1A. We must successfully address these risks to achieve growth, improve our results of operations and generate profits.
Emphasis on Building Envelope. Our strong presence in the Building Materials category has allowed us to grow additional product lines, such as roofing and insulation products, in the Building Envelope segment. By acquiring

Amrize Ltd
Firestone Building Products (later renamed to Elevate Commercial Roofing Systems) in 2021, Herbert Malarkey Roofing Company (“Malarkey”) in 2022 and Duro-Last, LLC, Critical Point, LLC, Oscoda Plastics, LLC, Plastatech Engineering Limited, LLC, Anvil Paints & Coatings, LLC and Tip-Top Screw Manufacturing, LLC (collectively, “Duro-Last”) in 2023, we bolstered our roofing system offerings and positioned ourselves to meet growing demand for re-roofing and new builds. Our Building Envelope segment accounted for 27.9%, 28.8% and 26.7% of our revenues for the years ended December 31, 2025, 2024 and 2023, respectively. We intend to continue building out our Building Envelope segment through expansions, acquisitions and development of additional solutions and products, as we believe this will unlock long-term value creation. Such expansions and acquisitions depend on our ability to raise capital and seamlessly integrate new products into our current product mix.
Emphasis on Aggregates. Our scaled aggregates franchise shows compelling growth potential. The North American aggregates industry is fragmented and consists of specialized businesses that present ideal opportunities for acquisition and future growth. We have the size, scale and financial capabilities to procure businesses that we believe would expand our offerings. Although inorganic growth through acquisitions may subject us to significant up-front costs, we believe such acquisitions will enhance our competitive advantage, provide strategic value creation and ultimately increase our Building Materials revenue and Segment Adjusted EBITDA.
Infrastructure Investment. Demand for our products is directly related to the level of activity in the construction industry, which includes residential, commercial and infrastructure construction. A recent focus on improving infrastructure in North America is being fueled by, among other things, funding from federal, state and local governments who are focused on addressing aging infrastructure across North America. We are leveraging our market position across North America and diverse product offerings to secure our involvement in airport, highway, bridge and related infrastructure projects. Our ability to capitalize on this growing need for infrastructure-related projects across North America has the capability to increase our scope of operations and revenues.
Innovation. Through our research and development engine, we seek to drive cutting-edge innovation to address our customers’ greatest ambitions. We believe we are at the forefront of new product developments, and our experts span all building fields, from masons and engineers to material scientists and experts in artificial intelligence and data mining. We conduct cutting-edge research and empower smart design while deploying new building technologies. We also partner with leading construction sector startups to scale up new technologies across our operations. For example, we have investments in Sublime Systems, a cement technology startup which plans to use renewable electricity and carbon-free raw materials for cement production, in the form of a convertible note and advance payments for future supplies and may participate in the startup’s future potential rounds of capital raising to finance its manufacturing facility. Maintaining this level of innovation requires us to spend a substantial amount on research and development efforts, as well as on retaining and recruiting talent. Whether this spending results in increased revenue and more profitable operations will depend on our ability to introduce new products and improve our current product offerings. Although we will strive to introduce new products and to develop and market new construction techniques and technologies, our efforts may be unsuccessful or unprofitable resulting in impairments, which could negatively affect our results of operations and market positions.
Components of Results of Operations
Revenues
We earn revenue from the sale of Building Materials products (cement, aggregates, ready-mix concrete, asphalt and other construction materials) and Building Envelope products (advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes and sealants that are critical to the application of roofing and wall systems). Revenues are recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, and ASC 340-40, Other Assets and Deferred Costs—Contracts with Customers, when we satisfy a performance obligation by transferring a promised good or service to a customer. This occurs when the customer obtains control of that good or service. See Note 2 (Summary of significant accounting policies) and Note 3 (Revenues) included in the consolidated financial statements included elsewhere the Annual Report for more information.

Amrize Ltd
Operating Costs and Expenses
The key components of our operating costs and expenses consist of Cost of revenues, Selling, general and administrative expenses, Gain on disposal of long-lived assets and Loss on impairments, as defined and outlined below:
Cost of Revenues
Cost of revenues primarily consists of all direct production costs of products, including labor, materials, transportation and fuel. Cost of revenues also includes a portion of our depreciation, depletion, accretion and amortization expense related to property, plant and equipment directly attributable to the production of goods sold, as well as the service cost component of defined benefit pension plan and other postretirement benefit plan expenses, operating lease expenses and finance lease expenses. Proceeds from business interruption insurance claims, if any, are treated as reductions to the related Cost of revenues incurred.
Selling, General and Administrative Expenses
Selling, general and administrative expenses primarily include salaries and related costs for roles not directly attributable to the production of goods sold, such as sales and marketing, legal, finance and accounting, information technology, human resources and certain other employees. Selling, general and administrative expenses also include a portion of our depreciation, depletion, accretion and amortization expense related to property, plant and equipment, intangible assets not directly attributable to the production of goods sold, acquisition-related transaction costs, the service cost component of defined benefit pension plan and other postretirement benefit plan expenses, operating lease expenses and finance lease expenses. Additionally, prior to the Spin-Off, Selling, general and administrative expenses also include expense allocations for certain corporate, infrastructure and other shared services provided by Holcim on a centralized basis, including but not limited to accounting and financial reporting, treasury, tax, legal, human resources, information technology, insurance, employee benefits and other shared services.
Gain on Disposal of Long-Lived Assets
Gain on disposal of long-lived assets primarily includes gains on the disposal and retirement of specific assets, such as ready-mix concrete, cement and roofing assets.
Loss on Impairments
Loss on impairments primarily includes losses on the impairment of long-lived assets, specifically intangible assets, losses recognized on investments when changes in facts and circumstances indicate their carrying values may not be recoverable, as well as the losses identified as a part of the annual impairment review of all property, plant and equipment.
Interest Expense, net
Interest expense, net consists of interest incurred on finance leases, third-party notes, related-party notes prior to the Spin-Off, and the amortization of the associated deferred financing costs, net of interest income.
Other Non-Operating Income (Expense), net
Other non-operating income (expense), net primarily includes the amortization of actuarial gains or losses on pension and other postretirement benefit plans, curtailment and settlement gains or losses incurred in connection with pension and other postretirement benefit plans.
Income Tax Expense
Income tax expense consists of federal, state and local income taxes related to the tax jurisdictions in which we conduct business. Income tax provision consists of taxes currently payable and deferred amounts related to both Swiss and non-Swiss taxes on our income. The effective tax rate depends on a number of factors, including the jurisdiction in which operating profit is earned and the nature and timing of discrete items.

Amrize Ltd
Income from Equity Method Investments
Income from equity method investments primarily includes the results of our share of income from our equity method investments.
Results of Operations
As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Overview- Factors Affecting Our Performance” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Overview- Market Conditions and Outlook” above, and as discussed in more detail below, our results of operations are highly dependent upon activities within the construction industry, economic cycles within the public and private business sectors and seasonality. Accordingly, financial results for any period presented, or period-to-period comparisons of reported results, may not be indicative of future results of operations.
Our financial results for the year ended December 31, 2025 were affected by market uncertainty, which resulted in project delays and softer new construction activity. These factors are outside of our control and may impact our operations in the future. The extent to which global economic challenges will ultimately impact our business, operations, financial condition and results of operations will depend on numerous factors, which are highly uncertain, rapidly changing and cannot be predicted.
Consolidated Statements of Operations

	For the years ended December 31,
(In millions, except for percentage data)	2025	2024	2023	2025 vs 2024 % change	2024 vs 2023 % change
Revenues	$11,815	$11,704	$11,677	0.9%	0.2%
Cost of revenues	(8,781)	(8,634)	(8,908)	1.7%	(3.1)%
Gross profit	3,034	3,070	2,769	(1.2)%	10.9%
Selling, general and administrative expenses	(1,128)	(944)	(898)	19.5%	5.1%
Gain on disposal of long-lived assets	15	71	32	n/m	n/m
Loss on impairments	(15)	(2)	(15)	n/m	n/m
Operating income	1,906	2,195	1,888	(13.2)%	16.3%
Interest expense, net	(413)	(512)	(549)	(19.3)%	(6.7)%
Other non-operating income (expense), net	4	(55)	(36)	n/m	n/m
Income before income tax expense and income from equity method investments	1,497	1,628	1,303	(8.0)%	24.9%
Income tax expense	(326)	(368)	(361)	(11.4)%	1.9%
Income from equity method investments	11	13	13	(15.4)%	—%
Net income	1,182	1,273	955	(7.1)%	33.3%
Net loss attributable to noncontrolling interests	3	1	1	n/m	—%
Net income attributable to the Company	$1,185	$1,274	$956	(7.0)%	33.3%
Net income margin	10.0%	10.9%	8.2%
Adjusted EBITDA(1)	$3,007	$3,181	$2,844	(5.5)%	11.8%
Adjusted EBITDA Margin(1)	25.5%	27.2%	24.4%

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for definitions of these Non-GAAP financial measures, information about how and why we use these Non-GAAP financial measures and a reconciliation of each of these Non-GAAP financial measures to its most directly comparable financial measure calculated in accordance with U.S. GAAP.

Fiscal Year 2025 Compared to Fiscal Year 2024
Revenues
Revenues were $11,815 million in 2025, an increase of $111 million, or 0.9%, from $11,704 million in 2024. The increase in our overall revenues was primarily driven by higher pricing of $182 million and contributions of

Amrize Ltd
$130 million from acquisitions. These factors were partially offset by lower sales volumes and the unfavorable impact of foreign currency movements. The proportion of revenues related to the Building Materials segment and Building Envelope segment was 72.1% and 27.9%, respectively, in 2025, compared to 71.2% and 28.8%, respectively, in 2024.
Cost of revenues
Cost of revenues was $8,781 million in 2025, an increase of $147 million, or 1.7%, from $8,634 million in 2024. The increase was comprised of an increase of $246 million from the Building Materials segment and a decrease of $83 million from the Building Envelope segment. The increase within Building Materials was primarily driven by higher manufacturing and distribution costs associated with an equipment outage in our cement network. The decrease within Building Envelope was assisted by operational efficiencies. Cost of revenues as a percentage of revenues was 74.3% and 73.8% in 2025 and 2024, respectively. The proportion of Cost of revenues related to the Building Materials segment and Building Envelope segment was 73.2% and 26.8%, respectively, in 2025, compared to 71.8% and 28.2%, respectively, in 2024.
Selling, general and administrative expenses
Selling, general and administrative expenses were $1,128 million in 2025, an increase of $184 million, or 19.5%, from $944 million in 2024. The increase was primarily due to additional costs in connection with the Spin-Off (including professional services, marketing, rebranding, personnel and related costs, and IT projects and related costs) and higher litigation-related costs.
Gain on disposal of long-lived assets
Gain on disposal of long-lived assets was $15 million in 2025, a decrease of $56 million, from $71 million in 2024. The decrease was primarily driven by a gain of $31 million within the Building Materials segment related to a land expropriation transaction that occurred in 2024.
Loss on impairments
Loss on impairments was $15 million in 2025, an increase of $13 million from $2 million in 2024. The increase in 2025 primarily includes impairments recognized on investments and property, plant and equipment.
Interest expense, net
Interest expense, net was $413 million in 2025, a decrease of $99 million, or 19.3%, from $512 million in 2024. The decrease in interest expense, net was primarily driven by lower average total borrowings in 2025.
Other non-operating income (expense), net
Other non-operating income, net was $4 million in 2025, an increase of $59 million from other non-operating expense, net of $55 million in 2024. The increase in other non-operating income, net was primarily driven by a Canadian defined benefit pension plan settlement loss, which contributed $61 million of expense in 2024.
Income tax expense
Income tax expense was $326 million in 2025, a decrease of $42 million, or 11.4%, from $368 million in 2024. The effective income tax rate was 21.8% in 2025, compared to 22.6% in 2024. The change in effective income tax rate was primarily attributable to the Organization for Economic Co-operation and Development Pillar Two (“OECD Pillar Two”) regulatory guidance released in January 2025, which resulted in a reduction in the OECD Pillar Two tax and a reduction in our Uncertain Tax Benefits due to statute of limitation expirations.
Income from equity method investments
Income from equity method investments was $11 million in 2025, a decrease of $2 million, or 15.4%, from $13 million in 2024.

Amrize Ltd
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA decreased to $3,007 million in 2025 from $3,181 million in 2024. Adjusted EBITDA Margin was 25.5% in 2025, compared with an Adjusted EBITDA Margin of 27.2% in 2024. The decreases were primarily driven by higher manufacturing and distribution costs associated with an equipment outage in our cement network, the impact of lower volumes, higher corporate costs, and gains on land sales in 2024. These factors were partially offset by higher prices. Adjusted EBITDA and Adjusted EBITDA Margin performance was as follows:

	Analysis of Change
(In millions, except for percentage data)	For the year ended December 31, 2024	Acquisitions & Divestments	Organic Growth	Foreign Exchange	For the year ended December 31, 2025	% change
Total Revenues	$11,704	$130	$34	$(53)	$11,815	0.9%
Adjusted EBITDA(1)	3,181	22	(181)	(15)	3,007	(5.5)%
Adjusted EBITDA Margin(1)	27.2%				25.5%

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures, information about how and why we use these non-GAAP financial measures and a reconciliation of each of these non-GAAP financial measures to its most directly comparable financial measure calculated in accordance with U.S. GAAP.

Fiscal Year 2024 Compared to Fiscal Year 2023
Revenues
Revenues were $11,704 million in 2024, an increase of $27 million, or 0.2%, from $11,677 million in 2023. The increase in our overall revenues was primarily driven by sales price growth, which accounted for $527 million of the increase, and the contribution of $118 million from acquisitions, of which $93 million was contributed by Duro-Last. The increase was partially offset by a decrease in revenues from lower sales volumes of $610 million. The proportion of revenues related to the Building Materials segment and Building Envelope segment was 71.2% and 28.8%, respectively, in 2024, compared to 73.3% and 26.7%, respectively, in 2023.
Cost of revenues
Cost of revenues was $8,634 million in 2024, a decrease of $274 million, or 3.1%, from $8,908 million in 2023. The decrease primarily consisted of a decrease of $472 million from the Building Materials segment and an increase of $193 million from the Building Envelope segment. The decrease within the Building Materials segment was primarily driven by a drop in sales volume and lower energy costs, as well as strict cost control initiatives. The increase within the Building Envelope segment was primarily driven by an increase in sales volume and contributions from Duro-Last. Cost of revenues as a percentage of Revenues was 73.8% and 76.3% in 2024 and 2023, respectively. The proportion of Cost of revenues related to the Building Materials segment and Building Envelope segment was 71.8% and 28.2%, respectively, in 2024, compared to 74.8% and 25.2%, respectively, in 2023.
Selling, general and administrative expenses
Selling, general and administrative expenses were $944 million in 2024, an increase of $46 million, or 5.1%, from $898 million in 2023. The increase was primarily driven by incremental costs resulting from business acquisitions in 2023, additional headcount in preparation for the Spin-Off and inflationary pressures.
Gain on disposal of long-lived assets
Gain on disposal of long-lived assets was $71 million in 2024, an increase of $39 million, or 121.9%, from $32 million in 2023. This increase was primarily driven by a gain of $31 million within the Building Materials segment related to a land expropriation transaction.
Loss on impairments
Loss on impairments was $2 million in 2024, a decrease of $13 million from $15 million in 2023.

Amrize Ltd
Interest expense, net
Interest expense, net was $512 million in 2024, a decrease of $37 million, or 6.7%, from $549 million in 2023. The decrease in interest expense, net was primarily driven by repayments of debt owed to related parties along with an increase in interest income from related parties and interest income from third parties due to higher cash pooling investments, money market funds and time deposit balances.
Other non-operating income (expense), net
Other non-operating expense, net was $55 million in 2024, an increase of $19 million, or 52.8%, from other non-operating expense, net of $36 million in 2023. This increase is predominantly related to the impact of the Canadian defined benefit pension plan settlement loss, which contributed $61 million of expense in 2024, compared to the U.S. defined benefit pension plan settlement loss, which contributed $33 million of expense in 2023.
Income tax expense
Income tax expense was $368 million in 2024, an increase of $7 million, or 1.9%, from $361 million in 2023. The increase was primarily driven by an increase in net income before tax. The effective income tax rate was 22.6% in 2024, compared to 27.8% in 2023. The change in effective income tax rate was primarily attributable to the jurisdictional mix of pre-tax income, changes in uncertain tax positions, one-time charges made in 2023 that did not recur in 2024 and prior year provision to return adjustments. These reductions to the effective income tax rate were partially offset by Pillar Two top-up tax.
Income from equity method investments
Income from equity method investments was $13 million in both 2024 and 2023, reflecting consistent year over year business performances.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA increased to $3,181 million in 2024 from $2,844 million in 2023. Adjusted EBITDA Margin was 27.2% in 2024, compared with an Adjusted EBITDA Margin of 24.4% in 2023. Adjusted EBITDA and Adjusted EBITDA Margin performance was as follows:

	Analysis of Change
(In millions, except for percentage data)	For the year ended December 31, 2023	Acquisitions & Divestments	Organic Growth	Foreign Exchange	For the year ended December 31, 2024	% change
Total Revenues	$11,677	$118	$(48)	$(43)	$11,704	0.2%
Adjusted EBITDA(1)	2,844	14	334	(11)	3,181	11.8%
Adjusted EBITDA Margin(1)	24.4%				27.2%

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures, information about how and why we use these non-GAAP financial measures and a reconciliation of each of these non-GAAP financial measures to its most directly comparable financial measure calculated in accordance with U.S. GAAP.

Results of Operations by Segment
Fiscal Year 2025 Compared to Fiscal Year 2024

	For the years ended December 31,
(In millions)	2025	2024	% change
Segment revenues:
Building Materials(1)	$8,514	$8,329	2.2%
Building Envelope	3,301	3,375	(2.2)%
Total revenues	$11,815	$11,704	0.9%

Amrize Ltd

	For the years ended December 31,
(In millions)	2025	2024	% change
Segment Adjusted EBITDA:
Building Materials	$2,485	$2,552	(2.6)%
Building Envelope	732	770	(4.9)%
Total Segment Adjusted EBITDA	3,217	3,322	(3.2)%
Unallocated corporate costs	(210)	(141)	48.9%
Adjusted EBITDA(2)	$3,007	$3,181	(5.5)%

(1)
Segment revenues for Building Materials are presented net of interproduct revenues between our Cement and Aggregates and other construction materials product lines of $540 million and $598 million for the years ended December 31, 2025 and 2024, respectively.

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures, information about how and why we use these non-GAAP financial measures and a reconciliation of each of these non-GAAP financial measures to its most directly comparable financial measure calculated in accordance with U.S. GAAP.

Building Materials
Building Materials segment revenues were $8,514 million in 2025, an increase of $185 million, or 2.2%, from $8,329 million in 2024. The increase was primarily driven by price growth of $201 million (primarily in aggregates) and revenues contributed from acquisitions of $34 million. These items were offset by the unfavorable impact of foreign currency movements.
Cement revenues were $4,389 million in 2025, a decrease of $92 million, or 2.1%, from $4,481 million in 2024. Aggregates and other construction materials revenues were $4,665 million in 2025, an increase of $219 million, or 4.9%, from $4,446 million in 2024. Market uncertainty impacted demand in 2025, although the commercial market improved in the second half of 2025.

Volumes	For the years ended December 31,
in millions	2025	2024	% Change
Cement - tons sold[1]	22.4	22.6	(0.9%)
Aggregates - tons sold	118.9	119.8	(0.8%)

Average Selling Price	For the years ended December 31,
$ per ton	2025	2024	% Change	Constant Currency[2]	% Change Constant Currency
Cement - price per ton[1]	$170.05	$170.21	(0.1%)	$170.65	0.3%
Aggregates - price per ton[3]	$14.06	$13.35	5.3%	$14.16	6.1%

1	Cement volume and pricing figures presented above exclude trading.
2	Constant Currency reflects price adjusted to prior period foreign exchange rates.
3	Aggregates pricing figures presented above are freight adjusted, excluding freight revenues.
Building Materials Segment Adjusted EBITDA decreased $67 million in 2025, or 2.6%, compared to 2024. The decrease in Building Materials Segment Adjusted EBITDA in was mainly attributable to higher manufacturing and distribution costs associated with an equipment outage in the cement network and gains on land sales in 2024, partially offset by price increases in aggregates.
Building Envelope
Building Envelope segment revenues were $3,301 million in 2025, a decrease of $74 million, or 2.2%, from $3,375 million in 2024. The decrease was primarily driven by lower volumes, partially offset by the contribution from acquisitions and favorable product mix. The lower volumes reflect softer residential market demand, partially offset by strong commercial roofing repair and refurbishment activity and system revenues.

Amrize Ltd
Building Envelope Segment Adjusted EBITDA decreased $38 million in 2025, or 4.9%, compared to 2024. The decrease in Building Envelope Segment Adjusted EBITDA was attributable to lower volumes and pricing, partially offset by the contribution from acquisitions.
Fiscal Year 2024 Compared to Fiscal Year 2023

	For the years ended December 31,
(In millions)	2024	2023	% change
Segment revenues:
Building Materials(1)	$8,329	$8,564	(2.7)%
Building Envelope	3,375	3,113	8.4%
Total revenues	$11,704	$11,677	0.2%

	For the years ended December 31,
(In millions)	2024	2023	% change
Segment Adjusted EBITDA:
Building Materials	$2,552	$2,314	10.3%
Building Envelope	770	685	12.4%
Total Segment Adjusted EBITDA	3,322	2,999	10.8%
Unallocated corporate costs	(141)	(155)	(9.0)%
Adjusted EBITDA(2)	$3,181	$2,844	11.8%

(1)
Segment revenues for Building Materials are presented net of interproduct revenues between our Cement and Aggregates and other construction materials product lines of $598 million and $668 million for the years ended December 31, 2024 and 2023, respectively.

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures, information about how and why we use these non-GAAP financial measures and a reconciliation of each of these non-GAAP financial measures to its most directly comparable financial measure calculated in accordance with U.S. GAAP.

Building Materials
Building Materials segment revenues decreased $235 million, or 2.7%, in 2024 compared to 2023. The decrease was primarily driven by lower volumes of $821 million due to lower market demand and a decrease in government spending, as well as the unfavorable impact of foreign currency movements of $42 million. These items were partially offset by price growth of $581 million.
Cement revenues were $4,481 million in 2024, a decrease of $80 million, or 1.8%, from $4,561 million in 2023. Aggregates and other construction materials revenues were $4,446 million in 2024, a decrease of $225 million, or 4.8%, from $4,671 million in 2023.

Volumes	For the years ended December 31,
in millions	2024	2023	% Change
Cement - tons sold[1]	22.6	24.4	(7.4%)
Aggregates - tons sold	119.8	128.9	(7.1%)

Average Selling Price	For the years ended December 31,
$ per ton	2024	2023	% Change	Constant Currency[2]	% Change Constant Currency
Cement - price per ton[1]	$170.21	$160.48	6.1%	$170.65	6.3%
Aggregates - price per ton[3]	$13.35	$12.16	9.8%	$13.43	10.4%

1	Cement volume and pricing figures presented above exclude trading.
2	Constant Currency reflects price adjusted to prior period foreign exchange rates.
3	Aggregates pricing figures presented above are freight adjusted, excluding freight revenues.

Amrize Ltd
Building Materials Segment Adjusted EBITDA increased $238 million, or 10.3%, in 2024 compared to 2023. The increase in Building Materials Segment Adjusted EBITDA was mainly attributable to margin expansion driven by price growth, partially offset by lower volumes.
Building Envelope
Building Envelope segment revenues increased $262 million, or 8.4%, in 2024 compared to 2023. The increase was primarily driven by strong demand from re-roofing activities and higher volume from the normalization of buying patterns in distribution channels, which accounted for $211 million of the increase, as well as the contribution of $105 million from the acquisitions. These increases were partially offset by price reductions of $54 million due to competitive pressures and market dynamics.
Building Envelope Segment Adjusted EBITDA increased $85 million, or 12.4%, in 2024 compared to 2023. The increase in Building Envelope Segment Adjusted EBITDA was mainly attributable to solid volume growth.
Non-GAAP Financial Measures
In addition to the key operational metrics above and our financial results as reported under U.S. GAAP, we evaluate our operating performance using certain financial measures, including Total Segment Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, EBITDA and EBITDA Margin, Free Cash Flow, Net Income Cash Conversion Ratio and Adjusted EBITDA Cash Conversion Ratio, that are not defined by, or prepared in accordance with, U.S. GAAP. We refer to these measures as “non-GAAP” financial measures.
These non-GAAP financial measures should not be considered as alternatives to the earnings measures defined by U.S. GAAP. We utilize these non-GAAP financial measures, among others, to assess our operating performance and to provide a consistent comparison of performance from period to period and as a basis for strategic planning and forecasting given our belief that such non-GAAP financial measures closely correlate to long-term enterprise value. We believe that measuring performance on the basis of Total Segment Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, EBITDA and EBITDA Margin, Free Cash Flow, Net Income Cash Conversion Ratio and Cash Conversion Ratio is useful to investors because it enables consistent evaluation of our operational performance and liquidity period to period.
“Total Segment Adjusted EBITDA” is defined as Net income (loss), and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax expense, Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (income) expense, net, Income from equity method investments, and unallocated corporate costs. “Adjusted EBITDA” is defined as Total Segment Adjusted EBITDA including unallocated corporate costs. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by revenues. “EBITDA” is defined as Net income (loss), excluding Depreciation, depletion, accretion and amortization, Interest expense, net and Income tax expense. “EBITDA Margin” is defined as EBITDA divided by revenues. “Free Cash Flow” is defined as net cash provided by (used in) operating activities plus proceeds from property and casualty insurance, proceeds from land expropriation and proceeds from disposals of long-lived assets less purchases of property, plant and equipment. “Net Income Cash Conversion Ratio” is defined as Free Cash Flow divided by Net income (loss). “Adjusted EBITDA Cash Conversion Ratio” is defined as Free Cash Flow divided by Adjusted EBITDA.
Total Segment Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, EBITDA and EBITDA Margin, Free Cash Flow, Net Income Cash Conversion Ratio and Adjusted EBITDA Cash Conversion Ratio have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Because of these limitations, Total Segment Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, EBITDA and EBITDA Margin, Free Cash Flow, Net Income Cash Conversion Ratio and Adjusted EBITDA Cash Conversion Ratio should not be considered as replacements for revenues, net income (loss), net income (loss) margin or net cash provided by (used in) operating activities, as determined by U.S. GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our U.S. GAAP results and using non-GAAP financial measures only for supplemental purposes.
Reconciliation of Non-GAAP Financial Measures
Total Segment Adjusted EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, EBITDA and EBITDA Margin are monitored by management in order to efficiently allocate resources between segments and to assess performance. The

Amrize Ltd
table below reconciles our net income and net income margin, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Total Segment Adjusted EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, EBITDA and EBITDA Margin, respectively.

	For the years ended December 31,
(In millions, except for percentage data)	2025	2024	2023
Net income	$1,182	$1,273	$955
Depreciation, depletion, accretion and amortization	914	889	851
Interest expense, net	413	512	549
Income tax expense	326	368	361
EBITDA	2,835	3,042	2,716
Acquisition and integration-related costs(1)	64	46	30
Litigation-related costs(2)	46	9	8
Loss on impairments(3)	15	2	15
Restructuring and other costs(4)	19	16	52
Spin-off and separation-related costs(5)	43	24	—
Other non-operating (income) expense, net(6)	(4)	55	36
Income from equity method investments	(11)	(13)	(13)
Adjusted EBITDA	3,007	3,181	2,844
Unallocated corporate costs	210	141	155
Total Segment Adjusted EBITDA	$3,217	$3,322	$2,999
Building Materials	$2,485	$2,552	$2,314
Building Envelope	$732	$770	$685
Net income margin	10.0%	10.9%	8.2%
EBITDA Margin	24.0%	26.0%	23.3%
Adjusted EBITDA Margin	25.5%	27.2%	24.4%

(1)
Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2)
Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3)	Loss on impairments consist of one-time charges on the Company’s investments and property, plant and equipment.
(4)	Restructuring and other costs include charges associated with non-core sites.
(5)	Spin-Off and separation-related costs notably include rebranding costs.
(6)	Other non-operating (income) expense, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.
Free Cash Flow, Net Income Cash Conversion Ratio and Adjusted EBITDA Cash Conversion Ratio are monitored by management to assess liquidity. The table below reconciles our net cash provided by (used in) operating activities, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Free Cash Flow, Net Income Cash Conversion Ratio and Adjusted EBITDA Cash Conversion Ratio.

	For the years ended December 31,
(In millions)	2025	2024	2023
Net cash provided by operating activities	$2,208	$2,282	$2,036
Capital expenditures, net(1)	(745)	(549)	(581)
Free cash flow	$1,463	$1,733	$1,455
Net income	$1,182	$1,273	$955
Adjusted EBITDA	$3,007	$3,181	$2,844
Net income cash conversion ratio	1.24	1.36	1.52
Adjusted EBITDA cash conversion ratio	0.49	0.54	0.51

(1)
Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

Amrize Ltd
Liquidity and Capital Resources
The production of our products requires high levels of fixed capital. Our ability to fund our cash needs will depend on our ongoing ability to generate cash from operations. In addition, we will rely on access to the capital markets, in particular for debt financing, in order to satisfy capital requirements not satisfied by cash flows from operating activities, particularly between April and October, due to the seasonality of our business. We expect to utilize our capital resources to fund operations and capital expenditures, pursue strategic acquisitions and other business development transactions and repay our indebtedness over time. We continually evaluate our liquidity requirements in light of our operating needs, growth initiatives and capital resources. We believe that our existing cash reserves, cash flow from operations, as well as a range of available financing activities will provide adequate resources to fund our short- and long-term capital requirements, including our debt requirements and expected pension contributions for at least the next twelve months.
As of December 31, 2025 and December 31, 2024, we had cash and cash equivalents of $1,922 million and $1,585 million, respectively, and our total net working capital (total current assets less total current liabilities) amounted to $1,824 million and $2,231 million, respectively. Prior to the Spin-Off, we participated in Holcim’s centralized cash management program, including its overall financing arrangements. See Note 23 (Subsequent events) to our consolidated financial statements included elsewhere in this Annual Report.
On March 24, 2025, we entered into the 5-year Revolving Credit Facility that may be used for general corporate purposes with commitments of $2.0 billion. See Note 10 (Debt) to our consolidated financial statements included elsewhere in this Annual Report.
On March 24, 2025, we also entered into a bridge credit agreement providing for the Bridge Loan with commitments of $5.1 billion.
On April 7, 2025, Amrize Finance US LLC (“FinanceCo”) issued $3.4 billion in aggregate principal amount of notes in an offering exempt from registration under Rule 144A and Regulation S (the “Notes”). The net proceeds from the sale of the notes were approximately $3,381 million (after deductions of fees, discounts and commissions payable to the initial purchasers and expenses of the offering payable by us). The net proceeds were transferred to Amrize North America Inc., the parent of FinanceCo, to repay certain outstanding intercompany loans owed to subsidiaries of Holcim that are not part of Amrize.
On April 8, 2025, we notified JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders, that following receipt of the net proceeds of the Notes, the commitments under the Bridge Loan were permanently reduced to $1.7 billion. The Bridge Loan commitments were terminated upon completion of the Spin-Off as the Spin-Off was consummated without a borrowing under the Bridge Loan facility. See Note 10 (Debt) to our consolidated financial statements included elsewhere in this Annual Report.
On May 15, 2025, we established the Commercial Paper Program with a maximum aggregate amount of $2.0 billion outstanding at any time. As of June 10, 2025, the Company began issuing short-term promissory notes under the Commercial Paper Program, of which no notes were outstanding as of December 31, 2025. See Note 10 (Debt) to our consolidated financial statements included elsewhere in this Annual Report.
On June 18, 2025, we completed debt-for-debt exchange offers with holders of the subject debt securities tendering $880 million of Original Exchange Notes issued by FinanceCo and $925 million of Original Exchange Notes issued by a subsidiary of Holcim, resulting in the issuance of $1,805 million of New Exchange Notes. On December 19, 2025, we completed an offer to exchange the New Exchange Notes for a like amount of notes registered under the Securities Act. See Note 10 (Debt) to our consolidated financial statements included elsewhere in this Annual Report.

Amrize Ltd
Cash Flows
The following table summarizes our net cash used in and provided by operating, investing and financing activities for the years indicated:

	For the years ended December 31,
(In millions)	2025	2024	2023
Net cash provided by (used in):
Operating activities	$2,208	$2,282	$2,036
Investing activities	(361)	(1,208)	(2,025)
Financing activities	(1,555)	(537)	734
Effect of exchange rate changes on cash and cash equivalents	45	(59)	11
Increase (decrease) in cash and cash equivalents	337	478	756
Cash and cash equivalents - beginning of year	1,585	1,107	351
Cash and cash equivalents - end of year	$1,922	$1,585	$1,107

Working Capital
Due to the seasonal nature of our business, we typically use cash as working capital increases in the first half of the year. This increase is driven by higher sales activity and the related impact in accounts receivable, increased inventory from production, and higher maintenance activities at the beginning of our production season. In the second half of the year, working capital becomes a source of cash as revenue activity peaks, drawing down inventory, and collecting outstanding accounts receivable. We may periodically utilize customer early-payment programs and adjust the timing of certain payments.
Cash Flows from Operating Activities
Our most significant source of operating cash flows is cash received from customer purchases of our Building Materials and Building Envelope products. Our primary use of cash from operating activities is to pay for our manufacturing operations.
For the years ended December 31, 2025 and 2024, net cash provided by operating activities was $2,208 million and $2,282 million, respectively. The decrease in cash provided by operating activities of $74 million was primarily driven by lower net income of $91 million as well as working capital changes. Working capital changes included a net use of cash from accounts receivable of $254 million driven by timing of revenues and customer collections, a net source of cash from inventory of $85 million driven by timing of production and annual maintenance, and a net source of cash from accounts payable driven by the timing of payments. See Note 18 (Related party) to our consolidated financial statements included elsewhere in this Annual Report for additional information on the settlement of intercompany balances.
For the years ended December 31, 2024 and 2023, net cash provided by operating activities was $2,282 million and $2,036 million, respectively. The increase in cash provided by operating activities for the year ended December 31, 2024, as compared to the year ended December 31, 2023, was primarily driven by an increase in operating income of $307 million and an increase in cash collections from accounts receivable of $294 million, partially offset by increases in inventory on-hand to normalize inventory levels after destocking in 2023 with a cash impact of $139 million and an increase of $91 million in tax payments.
Cash Flows from Investing Activities
For the years ended December 31, 2025 and 2024, cash used in investing activities was $361 million and $1,208 million, respectively. The decrease in cash used in investing activities for the year ended December 31, 2025, as compared to the year ended December 31, 2024, was primarily driven by settling the cash pooling program prior to the Spin-Off of $905 million and a decrease in acquisition spending of $163 million, partially offset by an increase in investments in our business through capital expenditures of $146 million. See Note 18 (Related party) to our consolidated financial statements included elsewhere in this Annual Report for additional information on the settlement of the cash pooling program.
For the years ended December 31, 2024 and 2023, cash used in investing activities was $1,208 million and $2,025 million, respectively. The decrease in cash used in investing activities for the year ended December 31, 2024, as

Amrize Ltd
compared to the year ended December 31, 2023, was primarily driven by a decrease in acquisition spending of $1,358 million primarily related to the acquisition of Duro-Last in 2023, which was partially offset by an increase in investments to cash pooling of $570 million.
Cash Flows from Financing Activities
For the years ended December 31, 2025 and 2024, cash used in financing activities was $1,555 million and $537 million, respectively. The increase in cash used in financing activities for the year ended December 31, 2025, as compared to the year ended December 31, 2024, was primarily driven by an increase in repayments of related-party debt of $5,269 million, partially offset by an increase in proceeds from issuances of long-term third-party debt of $3,395 million and proceeds of $922 million from the debt-for-debt exchange. See Note 10 (Debt) and Note 18 (Related party) to our consolidated financial statements included elsewhere in this Annual Report for additional information.
For the year ended December 31, 2024, cash used in financing activities was $537 million, compared to cash provided by financing activities of $734 million for the year ended December 31, 2023. The increase in cash used in financing activities for the year ended December 31, 2024, as compared to the year ended December 31, 2023, was primarily driven by a decrease of $1,235 million in proceeds from issuances of related-party debt.
Contractual Obligations and Commitments
Under various agreements, we are obligated to make future cash payments in fixed amounts. These include payments under our long-term debt agreements and pension and other postretirement benefit plan contributions. The following table presents our significant contractual obligations and commitments with definitive payment terms as of December 31, 2025:

(In millions)	2026	2027	2028	2029	2030	Thereafter	Total
Principal on short-term and long-term debt	$333	$701	$701	$1	$1,002	$2,529	$5,267
Operating lease obligations	164	137	104	86	60	246	797
Finance lease obligations	136	114	89	53	30	107	529
Pension and postretirement contributions	28	27	25	24	23	411	538
Purchase obligations(1)	524	60	53	46	35	90	808
Total	$1,185	$1,039	$972	$210	$1,150	$3,383	$7,939

(1)	Purchase obligations is comprised of purchase commitments of $601 million for goods and services and capital expenditures of $207 million for property, plant and equipment.
Off Balance Sheet Arrangements
Periodically, we enter into off balance sheet commitments, including surety bonds and letters of credit, to fulfill certain obligations related to specific projects, insurance and site restoration. As of December 31, 2025 and December 31, 2024, we had outstanding commitments amounting to $751 million and $809 million, respectively. Historically, no material claims have been made against these surety bonds and letters of credit. We did not have any other off balance sheet arrangements as of December 31, 2025 and December 31, 2024.
Critical Accounting Estimates
Our consolidated financial statements are prepared in accordance with U.S. GAAP, which requires management to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be reasonable under the circumstances. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with U.S. GAAP, and we revise our estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary. Because future events and their effects cannot be determined with certainty, actual results could differ materially from our assumptions and estimates. Although our assumptions and estimates are based on management’s knowledge of, and experience with, past and current events, actual results could differ materially from our assumptions and estimates.

Amrize Ltd
For a discussion of our significant accounting policies, see Note 2 (Summary of significant accounting policies) to our audited consolidated financial statements included elsewhere in this Annual Report. Management believes that the following accounting policies and estimates are those most critical to fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.
Goodwill Impairment
Goodwill represents the excess purchase price paid for acquired businesses over the estimated fair value of identifiable assets and liabilities. Goodwill is tested for impairment once a year, during the fourth quarter, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. Such events and changes in circumstances may include continued economic uncertainty, lower than forecasted revenue, reduced future cash flow estimates, or a substantial decline in business performance. Goodwill impairment is a critical accounting policy because goodwill is material to our total assets (goodwill represents 37.2% of total assets as of December 31, 2025 and 37.5% of total assets as of December 31, 2024), and the evaluation involves the use of significant estimates, key assumptions and judgment.
We assess goodwill for impairment at the reporting unit level, which is at the operating segment level, or one level below. Our test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. The qualitative assessment involves the evaluation of certain events and circumstances, such as industry and market conditions, macroeconomic conditions, cost factors, and relevant events impacting the financial trends, which may impact a reporting unit’s fair value. If qualitative factors indicate that it is more likely than not that the fair value of the reporting unit is less than the carrying value of its net assets, then we proceed with a quantitative goodwill impairment test. We may also choose to bypass the qualitative assessment for any reporting unit in its goodwill assessment and proceed directly to performing the quantitative assessment.
Under the quantitative impairment test, if the carrying amount of the reporting unit exceeds its fair value, then we recognize an impairment loss equal to that excess, up to the total amount of goodwill associated with that reporting unit. Under the quantitative impairment test, we calculate the estimated fair value of a reporting unit using the income approach. For this approach, We utilize internally developed discounted cash flow models that incorporate various significant assumptions. These significant assumptions utilized in determining the fair values of our reporting units generally include forecasted revenues, expenses, resulting EBITDA Margins and related cash flows based on assumed long-term growth rates and demand trends, future projected investments to expand our reporting units, discount rates and terminal growth rates. These assumptions are based on our historical data and experience, industry projections and general economic condition projections and they can change year to year based on operating results, market conditions and other factors. Changes in assumptions or estimates may result from a change in market conditions, market trends, interest rates or other factors outside our control, or underperformance relative to historical or projected performance. These conditions could materially affect the estimate of fair value of a reporting unit, and therefore could affect the likelihood and amount of any potential impairment.
The results of our annual impairment tests for 2025 indicated that the estimated fair values of our reporting units substantially exceeded their carrying values. For further information, see Note 8 (Goodwill and intangible assets, net) to our audited consolidated financial statements included elsewhere in this Annual Report.
Intangible Assets
Our long-lived intangible assets consist of customer lists, software, mining rights, patented and unpatented technology, trademarks and other intangible assets. Long-lived intangible assets are amortized on a straight-line basis over their respective estimated useful lives to the estimated residual values, except for mining rights which are primarily depleted on a volume basis. We review long-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived intangible assets may not be recoverable. Such events and changes in circumstances may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends and changes in our business strategy. We recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. For further information, see Note 8 (Goodwill and intangible assets, net) to our audited consolidated financial statements included elsewhere in this Annual Report.

Amrize Ltd
Business Combinations
Acquisitions are accounted for as business combinations using the acquisition method in accordance with ASC Topic 805, Business Combinations, which requires the purchase price to be allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price is determined based on the fair value of consideration transferred to and liabilities assumed from the seller as of the date of acquisition. We allocate the purchase price to the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed as of the date of acquisition. Any excess of the purchase price over the fair value of the assets acquired and liabilities assumed is recorded as goodwill.
Determining the fair values of assets acquired and liabilities assumed requires judgment and often involves the use of significant estimates and assumptions. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes the highest and best use of the asset by market participants.
Allocations of the purchase price are based on preliminary estimates and assumptions at the date of acquisition and are subject to revision based on final information received including appraisals and other analyses which support underlying estimates within the measurement period, a period of no more than one year from the acquisition date. Measurement period adjustments are generally recorded as increases or decreases to goodwill, if any, recognized in the transaction.
Our consolidated financial statements include the operating results of acquired businesses beginning on the acquisition date. For further information on our business combinations, see Note 4 (Acquisitions) to our audited consolidated financial statements included elsewhere in this Annual Report.
Income Taxes
Prior to the Spin-Off, our income tax provision was prepared using the separate return method. The separate return method applies the concepts of ASC Topic 740, Income Taxes, to the standalone financial statements of each member of the combined group as if the group members were separate taxpayers. The calculation of our income taxes using the separate return method requires judgment and use of both estimates and allocations. Furthermore, current obligations for taxes that may arise under the separate return method where our operations were included in tax returns with the activities of Holcim are deemed settled with Holcim as a component of Net parent investment for purposes of our historical consolidated financial statements. As a result, the income taxes presented in our historical consolidated financial statements may not be indicative of the income taxes that we will generate in the future. Following the Spin-Off, our income tax provision is calculated based on our operating footprint, as well as tax return elections and assertions. Given that prior to the Spin-Off our U.S. and Canadian operations were not included in Holcim’s tax filings, U.S. and Canadian tax returns will be filed on a full-year basis in 2025. Swiss operations, which were included in Holcim’s tax filings prior to the Spin-Off, will be reflected in separate Swiss tax returns filed beginning on the date of the Spin-Off.
We recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. We also recognize deferred tax assets for net operating losses and tax credit carryforwards. Deferred tax assets are assessed for realizability and, where it is more likely than not that a tax benefit will not be realized, a valuation allowance is recorded to reduce the deferred tax asset to an amount that will, more likely than not, be realized in the future. Judgment is applied in assessing the realizability of these deferred tax assets and the need for any valuation allowances. In determining the amount of deferred tax assets that are more likely than not to be realized, management considers all positive and negative evidence, including our historical results and forecasts of future taxable income by jurisdiction, as well as the expected timing of the reversals of existing temporary differences and tax planning strategies. Deferred tax assets and liabilities are measured using enacted tax rates applicable in the years in which they are expected to be recovered or settled. The effect of a change in tax law on deferred tax assets and liabilities is recognized in the provision for income taxes in the period that includes the enactment date.
The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We determine if the weight of available evidence indicates that it is more likely than not that a tax position will be sustained on tax audit, assuming that all issues are audited and resolution of any related appeals or litigation processes are concluded. The tax benefit is then measured as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The

Amrize Ltd
reserves for uncertain tax positions are adjusted as facts and circumstances change, such as upon closing of a tax audit, expiration of statutes of limitation on potential assessments or refinement of an estimate. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such a determination is made. The provisions for income taxes include the impact of reserves for uncertain tax positions, along with the related interest and penalties. For further information, see Note 13 (Income taxes) to our audited historical consolidated financial statements included elsewhere in this Annual Report.
Product Warranties
We provide standard warranties on many of our products within the Building Envelope segment. Standard warranty terms range from one year to limited lifetime coverage. We estimate our future assurance warranty costs based on historical claim rates and product sales. From time to time, we may also increase or decrease preexisting warranty accruals for updated estimates of the costs necessary to settle specific product liability claims. These updates are recorded during the period in which (a) the circumstances giving rise to the specific product liability claims become known and (b) the costs to satisfactorily address the situation are both probable and estimable. Our warranty accounting policy is considered a critical accounting estimate due to the inherent uncertainty in predicting the future failure rates of certain roofing products. The estimate is based on historical claims data, historical sales, and the long-tail line of lifetime coverage. We regularly monitor warranty claims and update our assumptions as necessary to reflect current conditions. For further information, see Note 17 (Commitments and contingencies) to our audited historical consolidated financial statements included elsewhere in this Annual Report.
Accounting Standards to be Adopted in Future Periods
For a discussion of new accounting standards, see Note 2 (Summary of significant accounting policies) to our audited historical consolidated financial statements included elsewhere in this Annual Report.
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk
We are exposed to certain market risks, which exist as a part of our ongoing business operations. We monitor and manage these financial exposures as an integral part of our overall risk management program. To manage the aforementioned risks, we may, from time to time, use forward contracts, options, swaps, caps, collars, and floors or pursue other strategies to limit our exposure to changes in markets including changes in interest rates, currency exchange rates, and commodity prices.
Interest Rate Risk
In connection with the Spin-Off, we entered into the Revolving Credit Facility and the Bridge Loan. We also conducted the debt-for-debt exchange offers and entered into a commercial paper program. Interest is payable on the loans under the Revolving Credit Facility at a rate per annum equal to: (i) for revolving loans in U.S. dollars, either (A) a base rate defined as a rate per annum equal to the greatest of (x) the prime rate then in effect, (y) the greater of the federal funds rate and the overnight bank funding rate then in effect, in each case, as determined by the Federal Reserve Bank, plus 0.50% per annum, and (z) a term Secured Overnight Financing Rate (“SOFR”) rate determined on the basis of a one-month interest period plus 1.00% (the greatest of (x), (y) and (z), the “Base Rate”) or (B) the forward-looking SOFR term rate published by CME Group Benchmark Administration Limited subject to floor of zero (“Term SOFR”) and (ii) for revolving loans in Canadian dollars, the forward-looking CORRA term rate published by Candeal Benchmark Administration Services Inc., TSX Inc. or a successor administrator, subject to a floor of zero, plus, in each case (i) or (ii), an applicable margin based on FinanceCo’s credit rating. As a result, we may be exposed to fluctuations in interest rates. To help manage this mix of interest rates, we may enter into interest rate swap agreements in which we exchange periodic payments based on notional amounts and agreed upon fixed and floating interest rates.
Our sensitivity analysis has been determined based on the interest rate exposure relating to our financial liabilities at a variable rate on a post-hedge basis, excluding commercial paper, as of December 31, 2025. A hypothetical 1.0% change is used when the interest rate risk is reported internally to key management personnel and represents management’s assessment of a reasonably possible change in interest rates. A hypothetical 1.0% change in interest rates, with all other assumptions held constant, would increase our interest rate expense by approximately $7 million and $8 million for the years ended December 31, 2024 and 2023, respectively. There would be no impact to interest rate expense for the year ended December 31, 2025, as all outstanding loans were at fixed rates.

Amrize Ltd
Credit Risk
We are primarily exposed to credit risks which arise when customers may not be able to settle their obligations to us as agreed. Management periodically assesses the financial reliability of our customers and counterparties to manage this risk, including through credit approvals, credit limits, selecting major international financial institutions as counterparties to hedging transactions, and monitoring procedures such as assessing the financial reliability of our customers and monitoring credit risks. If one or more of our customers were to default in their obligations under their contractual arrangements with us, we could be exposed to potentially significant losses. Moreover, a prolonged downturn in the global economy could have an adverse impact on the ability of our customers to pay their obligations on a timely basis. Many of our customers operate in the construction industry, which is affected by a variety of factors, including changes in interest rates, and such factors may materially impair the ability of our customers to obtain credit. We believe that our reserves for potential losses are adequate. As of December 31, 2025, we have no significant concentration of credit risk with any single counterparty or group of counterparties, and we do not expect any counterparty to be unable to fulfill its obligations under its agreements with us.
Commodity Risk
We are subject to commodity risks with respect to price changes with respect to energy, including diesel fuel, natural gas, electricity and coal, as well as petroleum-based chemicals, resins, asphalt, glass fiber, granules and other commodities. We try to secure our needed supply of these commodities and limit our exposure to price fluctuations in these commodities through long-term renewable contracts, and from time to time we have used derivative instruments to hedge part of our exposure to certain of these risks. With respect to energy and fuel risk, we continuously evaluate the competitiveness of alternative energy sources.
Foreign Exchange Risk
We are exposed to foreign exchange risks primarily as a result of foreign currency cash flows related to third-party purchases. Additionally, volatile market conditions arising from geopolitical uncertainty may result in significant changes in foreign exchange rates. In particular, a weakening of foreign currencies relative to the U.S. dollar may negatively affect the translation of foreign currency denominated earnings to U.S. dollars. Primary exposures include the U.S. dollar versus the Canadian dollar. A hypothetical 5.0% change is used when foreign currency exchange risk is reported internally to key management personnel and represents management’s assessment of a reasonably possible change in foreign currency exchange rates. A hypothetical 5.0% movement in the value of the U.S. dollar would have resulted in a change to our Income before income tax expense and income from equity method investments of approximately $21 million, $18 million and $16 million for the years ended December 31, 2025, 2024 and 2023, respectively.

Amrize Ltd
Item 8.	Financial Statements & Supplementary Data
Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Amrize Ltd
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Amrize Ltd (the Company) as of December 31, 2025 and 2024, the related consolidated statements of operations, comprehensive income, cash flows and equity for each of the three years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s Board of Directors and management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Amrize Ltd
Building Envelope Goodwill Impairment Test

Description of the Matter
As of December 31, 2025, the Building Envelope goodwill balance was $4,026 million. As described in Notes 2 and 8 to the financial statements, goodwill is tested for impairment at least annually at the reporting unit level. The Company performed a quantitative goodwill impairment test for the reporting units in the Building Envelope segment and therefore estimated the fair market value of these reporting units.

Auditing management’s quantitative impairment test for goodwill was complex and judgmental due to the significant estimation required to determine the fair value of the reporting units in the Building Envelope segment. In particular, the Company’s fair value estimates were sensitive to significant assumptions, specifically forecasted revenues, earnings before interest, taxes, depreciation and amortization (EBITDA) margins, discount rates and long-term growth rates, which are forward-looking and affected by expectations about future market and economic conditions.

How We Addressed the Matter in Our Audit
To test the estimated fair value of the Building Envelope reporting units, we performed procedures that included, among others, assessing the reasonableness of forecasted revenues, EBITDA margins and long-term growth rates used by the Company by comparing to recent historical financial performance and external economic forecasts, and evaluating the consistency of those assumptions with other internal reporting such as the Company’s business plan. We tested the mathematical accuracy of the models used by the Company and assessed management’s ability to forecast by evaluating the historical accuracy of management’s prior estimates as compared to actual results. We performed sensitivity analyses of these significant assumptions to understand the impact of changes on the estimated fair value of the reporting units. With the assistance of our valuation specialists, we evaluated the methodologies applied and tested the discount rates used by the Company by comparing with those developed independently.

/s/ Ernst & Young AG
We have served as the Company’s auditor since 2024.
Zurich, Switzerland
February 18, 2026

Amrize Ltd
Consolidated Statements of Operations
(In millions, except per share data)

	For the years ended December 31,
	2025	2024	2023
Revenues	$11,815	$11,704	$11,677
Cost of revenues	(8,781)	(8,634)	(8,908)
Gross profit	3,034	3,070	2,769
Selling, general and administrative expenses	(1,128)	(944)	(898)
Gain on disposal of long-lived assets	15	71	32
Loss on impairments	(15)	(2)	(15)
Operating income	1,906	2,195	1,888
Interest expense, net	(413)	(512)	(549)
Other non-operating income (expense), net	4	(55)	(36)
Income before income tax expense and income from equity method investments	1,497	1,628	1,303
Income tax expense	(326)	(368)	(361)
Income from equity method investments	11	13	13
Net income	1,182	1,273	955
Net loss attributable to noncontrolling interests	3	1	1
Net income attributable to the Company	$1,185	$1,274	$956
Earnings per share attributable to the Company:
Basic	$2.14	$2.30	$1.73
Diluted	$2.14	$2.30	$1.73
Weighted-average number of shares outstanding:
Basic	553.1	553.1	553.1
Diluted	553.6	553.1	553.1

The accompanying notes are an integral part of these consolidated financial statements.

Amrize Ltd
Consolidated Statements of Comprehensive Income
(In millions)

	For the years ended December 31,
	2025	2024	2023
Comprehensive income:
Net income	$1,182	$1,273	$955
Other comprehensive income (loss), net of tax:
Foreign currency translation	203	(344)	92
Net change in fair value of cash flow hedges, net of tax	6	9	(19)
Actuarial gains (losses) and prior service credits (costs) for defined benefit pension plans and other postretirement benefit plans, net of tax	4	46	(18)
Total other comprehensive income (loss), net of tax	213	(289)	55
Total comprehensive income	1,395	984	1,010
Comprehensive loss attributable to noncontrolling interests	3	1	1
Comprehensive income attributable to the Company	$1,398	$985	$1,011

The accompanying notes are an integral part of these consolidated financial statements.

Amrize Ltd
Consolidated Balance Sheets
(In millions, except share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,922	$1,585
Accounts receivable, net	1,120	1,011
Due from related-party	—	58
Inventories	1,551	1,452
Related-party notes receivable	—	532
Prepaid expenses and other current assets	88	143
Total current assets	4,681	4,781
Property, plant and equipment, net	7,935	7,534
Goodwill	9,020	8,917
Intangible assets, net	1,728	1,832
Operating lease right-of-use assets, net	608	547
Other noncurrent assets	277	194
Total Assets	$24,249	$23,805
Liabilities and Equity
Current Liabilities:
Accounts payable	$1,538	$1,285
Due to related-party	—	89
Current portion of long-term debt	333	5
Current portion of related-party notes payable	—	129
Operating lease liabilities	136	149
Other current liabilities	850	893
Total current liabilities	2,857	2,550
Long-term debt	4,936	980
Related-party notes payable	—	7,518
Deferred income tax liabilities	1,048	936
Noncurrent operating lease liabilities	500	386
Other noncurrent liabilities	1,654	1,521
Total Liabilities	10,995	13,891
Commitments and contingencies (see Note 17)
Equity
Common stock, par value of $0.01 per share, 680,250,615 shares authorized, 566,875,513 shares issued and 553,082,525 shares outstanding as of December 31, 2025	6	—
Additional paid-in capital	12,741	—
Retained earnings	902	—
Net parent investment	—	10,521
Treasury stock, 13,792,988 shares as of December 31, 2025	—	—
Accumulated other comprehensive loss	(391)	(606)
Total Equity attributable to the Company	13,258	9,915
Noncontrolling interests	(4)	(1)
Total Equity	13,254	9,914
Total Liabilities and Equity	$24,249	$23,805

The accompanying notes are an integral part of these consolidated financial statements.

Amrize Ltd
Consolidated Statements of Cash Flows
(In millions)

	For the years ended December 31,
	2025	2024	2023
Cash Flows from Operating Activities:
Net income	$1,182	$1,273	$955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	914	889	851
Loss on impairments	15	2	15
Share-based compensation	14	6	5
Gain on disposal of long-lived assets	(15)	(40)	(32)
Gain on land expropriation	—	(31)	—
Deferred tax expense (benefit)	78	(35)	11
Net periodic benefit cost	12	71	43
Other items, net	134	109	71
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(43)	211	(83)
Due from related party	49	(22)	1
Inventories	(61)	(146)	(7)
Accounts payable	190	28	60
Due to related party	(82)	(7)	28
Other assets	45	(19)	8
Other liabilities	(199)	48	142
Defined benefit pension plans and other postretirement benefit plans	(25)	(55)	(32)
Net cash provided by operating activities	2,208	2,282	2,036
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(788)	(642)	(630)
Acquisitions, net of cash acquired	(86)	(249)	(1,607)
Proceeds from disposals of long-lived assets	21	61	49
Proceeds from land expropriation	20	32	—
Proceeds from property and casualty insurance	2	—	—
Net decrease (increase) in short-term related-party notes receivable from cash pooling program	522	(383)	187
Other investing activities, net	(52)	(27)	(24)
Net cash used in investing activities	(361)	(1,208)	(2,025)
Cash Flows from Financing Activities:
Transfers to Holcim, net	(91)	(304)	(20)
Proceeds from issuance of long-term debt, net of discount	3,395	—	—
Payments of debt issuance costs	(24)	—	—
Net repayments of short-term related-party debt	(129)	(101)	(328)
Proceeds from debt-for-debt exchange with Holcim	922	—	—
Proceeds from issuances of long-term related-party debt	22	230	1,465
Repayments of long-term related-party debt	(5,541)	(272)	—
Repayments of long-term third-party debt	—	—	(335)
Payments of finance lease obligations	(106)	(82)	(55)
Other financing activities, net	(3)	(8)	7
Net cash (used in) provided by financing activities	(1,555)	(537)	734
Effect of exchange rate changes on cash and cash equivalents	45	(59)	11
Increase in cash and cash equivalents	337	478	756
Cash and cash equivalents at the beginning of year	1,585	1,107	351
Cash and cash equivalents at the end of year	$1,922	$1,585	$1,107

The accompanying notes are an integral part of these consolidated financial statements.

Amrize Ltd
Consolidated Statements of Equity
(In millions)

	Common stock		Treasury stock
	Shares	Amount	Shares	Amount	Additional paid-in capital	Retained earnings	Net parent investment	Accumulated other comprehensive loss	Equity attributable to noncontrolling interest	Total equity
Balance as of December 31, 2022	—	$—	—	$—	$—	$—	$8,581	$(372)	$1	$8,210
Net income (loss)	—	—	—	—	—	—	956	—	(1)	955
Other comprehensive income, net of taxes	—	—	—	—	—	—	—	55	—	55
Net transfers to Holcim	—	—	—	—	—	—	(17)	—	—	(17)
Balance as of December 31, 2023	—	—	—	—	—	—	9,520	(317)	—	9,203
Net income (loss)	—	—	—	—	—	—	1,274	—	(1)	1,273
Other comprehensive loss, net of taxes	—	—	—	—	—	—	—	(289)	—	(289)
Net transfers to Holcim	—	—	—	—	—	—	(273)	—	—	(273)
Balance as of December 31, 2024	—	$—	—	$—	$—	$—	$10,521	$(606)	$(1)	$9,914
Net income (loss)	—	—	—	—	—	902	283	—	(3)	1,182
Other comprehensive income, net of taxes	—	—	—	—	—	—	—	213	—	213
Changes in equity attributable to noncontrolling interests	—	—	—	—	—	—	(1)	—	—	(1)
Net transfers from Holcim including Spin-off-related adjustments	—	—	—	—	—	—	1,933	2	—	1,935
Issuance of Common stock, Treasury stock and reclassification of Net parent investment	567	6	(14)	—	12,730	—	(12,736)	—	—	—
Share-based compensation expense	—	—	—	—	11	—	—	—	—	11
Balance as of December 31, 2025	567	$6	(14)	$—	$12,741	$902	$—	$(391)	$(4)	$13,254

The accompanying notes are an integral part of these consolidated financial statements.

Amrize Ltd
Notes to Consolidated Financial Statements
Note 1. Organization and basis of presentation
Organization
Amrize Ltd (the “Company”) is a building solutions company focused on the North American market, offering customers a broad range of advanced building solutions from foundation to rooftop. The Company earns revenue from the sale of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions.
The Company is organized into two reportable segments — Building Materials and Building Envelope — that are aligned with the products and services it provides and based upon the information used by the chief operating decision maker (“CODM”) in evaluating the performance of the business and allocating resources and capital.
•
Building Materials: The building materials segment offers a range of branded solutions delivering high-quality products for a wide range of applications. These include cement and aggregates, as well as a variety of downstream products and solutions such as ready-mix concrete, asphalt and other construction materials.

•
Building Envelope: The building envelope segment offers advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes and sealants that are critical to the application of roofing and wall systems.

On June 23, 2025 (the “Separation and Distribution Date”), Holcim Ltd (“Holcim”) completed the previously announced Spin-Off of the Company (the “Spin-Off”) through a distribution of 100% of the Company’s outstanding shares (the “Distribution”) to holders of record of Holcim’s ordinary shares, on a pro rata basis as a dividend-in-kind, as of the close of business on June 20, 2025, which resulted in the issuance of 553,082,069 Ordinary Shares. This amount is based on 566,875,513 Holcim shares outstanding at the Separation and Distribution Date and 13,793,444 shares not distributed to Holcim shareholders that are held by the Company as treasury stock. In connection with the Distribution, the Company and Holcim consummated a series of internal reorganization transactions resulting in the Company becoming the holder, directly or through its subsidiaries, of the business, activities and operations of Holcim and its affiliates in the United States, Canada, Switzerland, and Jamaica, as well as certain support operations in Colombia. As a result of the Distribution, the Company became an independent public company. The Company’s common stock is listed under the symbol “AMRZ” on the New York Stock Exchange and the SIX Swiss Exchange.
Unless the context otherwise requires, references to “we,” “our,” “us,” and the “Company” refer to (i) Amrize Ltd’s business prior to the Spin-Off as a carve-out business of Holcim and (ii) Amrize Ltd and its subsidiaries following the Spin-Off.
Basis of presentation
These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).
Prior to the Spin-Off, the Company operated as a wholly-owned subsidiary of Holcim and not as a standalone company. These consolidated financial statements and footnotes reflect the historical financial position, results of operations and cash flows of the Company as historically managed within Holcim for periods prior to the completion of the Spin-Off and reflect the financial position, results of operations and cash flows of the Company as a standalone company for periods after the completion of the Spin-Off. The historical consolidated financial statements and footnotes for periods prior to the completion of the Spin-Off were prepared on a “carve-out” basis in connection with the Spin-Off, and were derived from the consolidated financial statements and historical accounting records of Holcim.
For periods prior to the Spin-Off, the consolidated balance sheet reflects all of the assets and liabilities of Holcim that are specifically identifiable or directly attributable to the Company, including Net parent investment as a component of equity. Net parent investment represents Holcim’s historical investment in the Company and includes accumulated net income attributable to the Company and the net effect of transactions with Holcim and its subsidiaries. See Note 18 (Related party) for additional information. All intercompany balances and transactions within the Company have been eliminated in these consolidated financial statements.
Prior to the Spin-Off, the Company and Holcim had intercompany activity resulting in revenues and expenses for both parties. As described in Note 18 (Related party), certain related party transactions between the Company and Holcim

Amrize Ltd
Notes to Consolidated Financial Statements
have been included in these consolidated financial statements. Pursuant to the Spin-Off, Holcim ceased to be a related party to the Company and accordingly, no related party transactions or balances have been reported subsequent to the Separation and Distribution Date.
Prior to the Spin-Off, the consolidated statements of operations included expense allocations for certain corporate, infrastructure and other shared services provided by Holcim on a centralized basis, including but not limited to accounting and financial reporting, treasury, tax, legal, human resources, information technology, insurance, employee benefits and other shared services that are either specifically identifiable or directly attributable to the Company. These expenses had been allocated to the Company on the basis of direct usage when specifically identifiable, with the remainder predominantly allocated on a pro rata basis using revenues. The Company’s management considers this allocation to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. However, these expense allocations may not be indicative of the actual expenses that would have been incurred had the Company been a standalone company during the periods presented, and they may not reflect what the Company’s results of operations may be in the future. These costs are recorded in Cost of revenues and Selling, general and administrative expenses. See Note 18 (Related party) for additional information. Following the Spin-Off, a limited number of services that Holcim provided to the Company prior to the Spin-Off are continuing to be provided for a period of time under a Transition Services Agreement. The Company is now incurring certain costs as a standalone public company, including services provided by its own resources or through third-party service providers relating to corporate functions, including executive leadership, accounting and financial reporting, treasury, compliance and regulatory, human resources, information technology, marketing and communications, insurance, as well as ongoing additional costs associated with operating as an independent, publicly-traded company.
Historically, Holcim used a centralized approach to cash management and financing of operations. Prior to the Spin-Off, a majority of the Company’s subsidiaries participated in Holcim’s centralized cash management and financing function. While the Company maintained bank accounts in the name of its respective legal entities in order to conduct day-to-day business, cash was managed centrally as part of the overall treasury function and Holcim oversaw a cash pooling program whereby cash was swept from any subsidiary accounts, including the Company’s accounts, on a daily basis. As such, cash and cash equivalents held by Holcim at the corporate level were not specifically identifiable or directly attributable to the Company and, therefore, have not been reflected in these consolidated financial statements prior to the Spin-Off. Rather, the Company’s residual cash pooling balances as of the end of each reporting period prior to the Spin-Off were recorded within Related-party notes receivable. See Note 18 (Related party) for more information.
Further, prior to the Spin-Off, Holcim’s third-party debt and related interest expense was not attributed to the Company because the Company was not considered the primary obligor of the debt, and the Company was not a named guarantor or joint and severally liable for any of Holcim’s third-party debt. Prior to the Spin-Off, the Company had related-party note agreements in place with Holcim for the financing of its capital needs, which are reflected as Related-party notes payable on the consolidated balance sheet as of December 31, 2024. As part of the Spin-Off, the Company issued senior unsecured notes and completed a bond exchange as described in Note 10 (Debt). A portion of the proceeds from the issuance of the senior unsecured notes and completion of the bond exchange was used to repay the Company’s related-party indebtedness due to Holcim. Holcim also completed an equity contribution to the Company to settle the remaining related-party indebtedness due to Holcim as described in Note 18 (Related party). Interest expense, net in the consolidated statements of operations reflects interest on borrowing and funding associated with the related-party note agreements for periods prior to the Spin-Off. Subsequent to the Spin-Off, Interest expense, net in the consolidated statements of operations reflects interest expense primarily related to the newly issued senior unsecured notes, the notes obtained in the bond exchange with Holcim, the commercial paper program, and interest associated with other long-term debt. See Note 10 (Debt) for further detail.
In connection with the Spin-Off, the Company entered or adopted several agreements, including a Separation and Distribution Agreement, Transition Services Agreement, and Tax Matters Agreement, among others, that provide a framework for the post separation relationship between the Company and Holcim. See Note 18 (Related party) for more information on these agreements.
Additionally, in relation to the Spin-Off, Holcim allocated $11 million and $15 million of transaction costs to the Company for the years ended December 31, 2025 and 2024, respectively. There were no transaction costs related to the Spin-Off allocated for the year ended December 31, 2023. These allocated transaction costs correspond to the costs incurred by the Holcim that are directly attributable to the Company, such as rebranding costs, employee-related costs

Amrize Ltd
Notes to Consolidated Financial Statements
(i.e. recruitment and relocation expenses) and costs to establish certain standalone functions. These costs are recorded in Selling, general and administrative expenses and are deemed to be settled in the period in which the costs are included in Net parent investment on the consolidated balance sheet for periods prior to the Spin-Off. The Company also directly recorded certain non-recurring transaction costs related to the Spin-Off. See Note 14 (Segment and geographic information) for detail on total non-recurring Spin-Off and separation-related costs.
Note 2. Summary of significant accounting policies
Use of estimates
These consolidated financial statements are prepared in accordance with U.S. GAAP, which requires management to make assumptions and estimates about future events and apply judgments that affect the amounts of assets, liabilities, revenues and expenses reported on these consolidated financial statements and accompanying notes. Management’s assumptions, estimates and judgments are based on historical experience, current trends and other factors that management believes to be reasonable under the circumstances.
On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that these consolidated financial statements are presented fairly and in accordance with U.S. GAAP, and the Company revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary. These consolidated financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to fairly state, in all material respects, the financial position of the Company for the years presented.
Significant accounting estimates reflected in these consolidated financial statements are used for, but are not limited to, accounting for the inventory excess and obsolescence reserves, revenue recognition under the percentage of completion method, volume based rebates, contingent liabilities including warranty, share-based compensation, pension and other postretirement benefits, tax valuation allowances, uncertain tax positions, impairment of goodwill and other long-lived assets, asset retirement obligations, self-insurance reserves, litigation and other loss contingencies, fair values of acquired assets and liabilities assumed under the acquisition method of accounting and assumptions used for the allocation of general corporate expenses prior to the Spin-Off. The Company also considers the potential impacts of climate-related factors in developing the estimates and assumptions underlying the accounting areas noted above.
Estimates and assumptions have been based on the available information and regulations in place as of December 31, 2025. Although these assumptions and estimates are based on management’s knowledge of, and experience with, past and current events, actual results could differ materially from these assumptions and estimates.
Fair value measurements
Fair value accounting is applied for all financial assets and liabilities that are reported at fair value on these consolidated financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement, establishes a defined framework to disclose the fair value of assets and liabilities on both the date of their initial measurement as well as all subsequent periods. The framework prioritizes the inputs used to measure fair value by the lowest level of input that is available and significant to the fair value measurement.
The Company classifies and discloses assets and liabilities carried at fair value in one of the following three categories:
•	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
•	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•
Level 3: Unobservable inputs for which market data are not available and that are developed using the best information available about the assumptions that market participants would use when pricing the asset or liability.

Considerable judgment may be required in interpreting market data used to develop the estimates of fair value.

Amrize Ltd
Notes to Consolidated Financial Statements
The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
The Company measures certain assets and liabilities at fair value on a nonrecurring basis. Assets and liabilities that are measured at fair value on a nonrecurring basis include long-lived assets and goodwill, which would generally be recorded at fair value as a result of an impairment charge. The fair value measurements of assets acquired and liabilities assumed are also measured on a nonrecurring basis on the acquisition date using income, market or cost valuation techniques based on inputs that are not observable in the market and therefore represent Level 3 inputs. Such inputs may include the projection of cash flows, the estimated discount rate that reflects the level of risk associated with receiving future cash flows, comparable market transactions or replacement costs or reproduction costs. Intangible assets are often valued using inputs primarily for the income approach using the excess earnings method or relief from royalty method. The significant inputs used in estimating fair value include revenue projections of the business, including profitability, attrition rates and the estimated discount rate that reflects the level of risk associated with receiving future cash flows.
See Note 15 (Pension and other postretirement benefits) for further information about the fair value of the Company’s defined benefit pension plan assets. See Note 10 (Debt) for further information about the fair value of the Company’s third-party long-term debt. See Note 4 (Acquisitions) for further information about the fair value of the Company’s acquired assets and liabilities.
The carrying values of the Company’s current assets and current liabilities approximate their fair values because of the short-term nature of these balances.
Revenue recognition
Revenues are recognized in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company earns revenue from the sale of Building Materials products (cement, aggregates, ready-mix concrete, asphalt and other construction materials) and Building Envelope products (advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes and sealants that are critical to the application of roofing and wall systems).
The Company recognizes revenue when it satisfies a performance obligation by transferring a promised good or service to a customer. This occurs when the customer obtains control of that good or service. The customer obtains control when the significant risks and rewards of products sold are transferred according to the specific delivery terms that have been formally agreed with the customer, which is generally upon delivery when the bill of lading is signed by the customer as evidence that they have obtained physical possession and accepted the products delivered to them.
The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time, usually for promises to transfer goods, or over time, typically for promises to transfer services or for construction-related activities. For performance obligations satisfied over time, the Company recognizes revenue over time by selecting an appropriate method for measuring the Company’s progress towards complete satisfaction of that performance obligation. The objective when measuring progress is to depict the Company’s performance in transferring control of goods or services promised to a customer. Over time revenues are related to the Company’s construction-related activities and contracts, which are primarily short-term in nature. A majority of the over time revenues is derived from construction contracts started during a reporting period and completed during the subsequent reporting period.
The Company often sells its core products with volume discounts. Revenue is recognized based on the price specified on the invoice, net of estimated discounts. Accumulated experience is used to estimate the discounts. The Company records discounts as a reduction of revenues with a corresponding offset to Accounts receivable, net when there is both the contractual right and intent to offset. When these offset conditions do not exist, the Company records discounts as reduction of revenues with a corresponding accrued liability recorded within Accounts payable. No element of financing is deemed present as the sales are made with credit terms largely ranging between 30 days and 60 days depending on the specific terms agreed to with the Company, which is consistent with market practice. Generally,

Amrize Ltd
Notes to Consolidated Financial Statements
cement, aggregates, asphalt, concrete and roofing systems are not returned as a customer will only accept these products once they have passed a stringent quality check at the point of delivery. The Company has elected to treat freight and delivery activities as fulfillment costs and recognize the costs within Cost of revenues on the consolidated statements of operations at the time the related revenue is recognized.
The Company offers separately priced extended warranties, generally ranging from 5 to 30 years, on many of its roofing systems. Revenues from such activities are deferred and recognized in income over the life of the warranty on a straight-line basis. As such, a portion of the overall transaction price is allocated to these performance obligations and recognized in revenue over time, as the performance obligations are satisfied.
The Company is deemed to be an agent when collecting sales taxes from customers. Sales taxes collected are recorded as liabilities until remitted to taxing authorities and therefore are not reflected in the consolidated statements of operations. The sales tax liability is recorded within Other current liabilities on the consolidated balance sheets.
Costs to obtain and fulfill contracts are immaterial and are expensed as incurred when the expected amortization period is one year or less. See Note 3 (Revenues) and Note 14 (Segment and geographic information) for further information.
Contract assets and liabilities
The timing of revenue recognition under the cost-to-cost method of accounting may differ from the timing of invoicing to customers, which may result in a contract asset or a contract liability. Contracts from contracting services usually stipulate the timing of payment and are billed as work progresses in accordance with agreed upon contractual terms. Generally, billing to the customer occurs contemporaneously to revenue recognition.
Contract assets, which are the Company’s right to consideration that is conditional on something other than the passage of time, relate mainly to construction and paving activities. Contract assets occur when revenues are recognized under the cost-to-cost measure of progress, which exceeds amounts billed on uncompleted contracts. Such amounts will be billed as standard contract terms allow, usually based on various measures of performance or achievement. Contract assets are not considered a significant financing component as they are intended to protect the customer in the event the Company does not satisfy its obligations under the contract. Contract assets are recorded within Prepaid expenses and other current assets and Other noncurrent assets on the consolidated balance sheets.
Contract liabilities, which are the Company’s obligation to transfer goods or services to a customer for which the Company has already received consideration, relate mainly to advance payments from customers and warranty programs. A contract liability occurs when there are billings in excess of revenues recognized under the progress on uncompleted contracts. Contract liabilities decrease as revenue is recognized from the satisfaction of the related performance obligation. Contract liabilities are not considered to have a significant financing component as they are used to meet working capital requirements that generally are higher in the early stages of a contract and are intended to protect the Company from the other party failing to meet its obligations under the contract. Contract liabilities are recorded within Other current liabilities and Other noncurrent liabilities on the consolidated balance sheets. See Note 3 (Revenues) for further information.
Warranties
As outlined above within the revenue recognition policy, the Company offers extended warranty contracts on sales of certain products within the Building Envelope segment. Costs under extended warranty contracts are expensed as incurred and recorded within Cost of revenues. The Company evaluates extended warranty contracts on a contract duration basis and recognizes losses on defined pools of extended warranty contracts when the expected costs for a given pool of contracts exceed related unearned revenue. Total expected costs of providing extended product warranty services are actuarially determined using standard quantitative measures based on historical claims experience and management judgment.
In addition to extended warranties, the Company also provides standard warranties on many of its products within the Building Envelope segment. Standard warranty terms range from one year to limited lifetime coverage. The Company estimates its future warranty costs based on historical trends and product sales. From time to time, the Company may also increase or decrease preexisting warranty accruals for updated estimates of the costs necessary to settle specific product liability claims. These updates are recorded during the period in which (a) the circumstances giving rise to the

Amrize Ltd
Notes to Consolidated Financial Statements
specific product liability claims become known and (b) the costs to satisfactorily address the situation are both probable and estimable. See Note 17 (Commitments and contingencies) for further information.
Business combinations
Acquisitions are accounted for as business combinations using the acquisition method in accordance with ASC Topic 805, Business Combinations, which requires the purchase price to be allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price is determined based on the fair value of consideration transferred to and liabilities assumed from the seller as of the date of acquisition. The Company allocates the purchase price to the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed as of the date of acquisition. Any excess of the purchase price over the fair value of the assets acquired and liabilities assumed is recorded as goodwill.
Determining the fair values of assets acquired and liabilities assumed requires judgment and often involves the use of significant estimates and assumptions. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes the highest and best use of the asset by market participants.
Allocations of the purchase price are based on preliminary estimates and assumptions at the date of acquisition and are subject to revision based on final information received, including appraisals and other analyses which support underlying estimates within the measurement period, a period of no more than one year from the acquisition date. Measurement period adjustments are generally recorded as increases or decreases to goodwill recognized in the transaction.
The results of acquired businesses have been included in these consolidated financial statements beginning on the acquisition date. See Note 4 (Acquisitions) for further information.
Foreign currency transactions and translation
These consolidated financial statements are presented in U.S. dollars, which is the reporting currency of the Company. A portion of the Company’s revenues are in currencies other than its reporting currency due to the Company’s operations in Canada. As such, the Company has exposure to adverse changes in the U.S. dollar / Canadian dollar exchange rate.
Operating results and cash flows from subsidiaries whose functional currency is not the U.S. dollar have been translated into U.S. dollars at average exchange rates for the relevant periods, and the related balance sheets of such subsidiaries have been translated into U.S. dollars at the rates of exchange in effect at the balance sheet date. The Company releases any related cumulative foreign currency translation adjustment into Net income on the consolidated statements of operations only if a foreign entity is sold or the complete or substantially complete liquidation of the foreign entity occurs. Adjustments arising on translation of the operating results and net assets of these subsidiaries and equity method investments are recognized as a component of Accumulated other comprehensive loss on the consolidated balance sheets.
Transactions by entities in currencies other than the respective functional currencies are recorded at the rate of exchange in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at the rate of exchange in effect at the balance sheet date. Non-monetary items are measured at historical rates. The impact of realized and unrealized gains and losses arising from foreign currencies was immaterial in all of the years presented.
Self-insurance reserves
The Company’s wholly-owned captive insurance company, Mountain Prairie Insurance Company (“MPIC”), which is subject to applicable insurance rules and regulations, is the primary insurer for the Company’s exposure related to workers’ compensation, general liability, property, product liability and automobile liability. Additionally, the Company maintains a self-insurance reserve for health insurance programs offered to eligible employees. The Company is self-insured up to certain retention limits for these exposures and purchases excess coverage from unrelated insurance carriers and obtains third-party coverage for other forms of insurance.

Amrize Ltd
Notes to Consolidated Financial Statements
MPIC establishes a reserve for estimated losses on reported claims and those incurred but not yet reported utilizing actuarial projections and historical trends. In establishing self-insurance reserves, management applies significant judgment in assessing the probability of loss and the ability to reasonably estimate potential exposure, including consideration of information from both internal and external legal counsel. Certain claims and litigation costs, due to their unique nature, are not included in actuarial studies. For matters not included in actuarial studies, legal defense costs are accrued when incurred. We assess unique cases individually and, where appropriate, establish specific provisions to address the particular circumstances and potential exposures associated with these matters. The reserves are classified within Other current liabilities or Other noncurrent liabilities on the consolidated balance sheets based on projections of when the estimated loss will be paid. The estimates that are utilized to record potential losses on claims are inherently subjective, and actual claims could differ from amounts recorded, which could result in an increase or decrease of expense in future years.
Self-insurance reserves, excluding certain amounts recorded in Accounts payable, were $132 million and $89 million as of December 31, 2025 and December 31, 2024, respectively.
Pension and other postretirement benefits:
The Company sponsors defined benefit pension plans, other postretirement benefit plans and defined contribution plans in which only employees, retirees and former employees of the Company participate. The Company’s employees also participate in certain multiple-employer and union-sponsored multiemployer pension plans to which the Company contributes along with other employers.
Defined benefit pension plans sponsored by the Company
The Company uses professionally qualified independent actuaries to value its defined benefit pension plan obligations on an annual basis at year end. The liabilities and costs of pension benefits are determined using the projected unit credit method. The Company recognizes the funded status of its defined benefit pension plans and other postretirement benefit plans (the difference between the fair value of plan assets and the benefit obligation) as an asset or liability on the consolidated balance sheets.
Actuarial gains and losses are recognized as a component of Other comprehensive income (loss), net of tax. Amounts recognized in Accumulated other comprehensive loss on the consolidated balance sheets are reclassified to Net income on the consolidated statements of operations in a systematic manner over the average remaining service period of participants and the amount amortized is determined using a corridor approach. The pension and other postretirement benefit obligations are measured as the present value of estimated future cash flows using discount rates that are determined by reference to the interest rates on high quality corporate bonds, with the currency and terms of the corporate bonds consistent with the currency and estimated terms of the pension and other postretirement benefit obligations.
The cost for pension and other postretirement benefit plans charged to the consolidated statements of operations consists of service cost, net interest expense, expected return on plan assets, amortization of actuarial gains and losses and curtailment and settlement gains and losses. The Company presents the service cost component of Net periodic benefit cost within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations. The other components of Net periodic benefit cost are reported within Other non-operating income (expense), net on the consolidated statements of operations.
Defined contribution plans sponsored by the Company
In addition to the defined benefit pension plans and other postretirement benefit plans described above, the Company sponsors defined contribution plans. The Company’s contributions to defined contribution plans are charged to Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations in the period to which the contributions relate.
Union-sponsored multiemployer pension plans
The Company participates in and contributes to 18 union-sponsored multiemployer pension plans for U.S. employees, 17 union-sponsored multiemployer pension plans for Canadian employees and 13 union-sponsored registered

Amrize Ltd
Notes to Consolidated Financial Statements
retirement savings plan for Canadian employees, all of which are currently open plans. The Company’s contributions to union-sponsored multiemployer pension plans are charged to Cost of revenues on the consolidated statements of operations in the period to which the contributions relate. See Note 15 (Pension and other postretirement benefits) for further information.
Share-based compensation
The Company grants share-based awards, which consist of restricted stock units (“RSUs”), performance stock units (“PSUs”), and performance stock options (“PSOs”). All of the share-based compensation awards are classified as equity awards. Share-based compensation cost is measured at the grant-date fair value. The Company uses the straight-line amortization method to recognize compensation expense related to RSUs, which only have a service condition. For PSUs and PSOs based on total shareholder return, compensation expense is recognized whether or not the market condition is attained, as long as the service condition is met. For PSUs based on internal financial performance metrics, compensation expense is recognized over the service period based on the estimated achievement of the performance criteria, which is evaluated on a quarterly basis. The Company has elected to recognize forfeitures as an adjustment to compensation expense in the same period as the forfeitures occur. The Company either purchases shares on the open market, utilizes treasury shares, or issues new Ordinary Shares to satisfy the vesting of share-based awards. See Note 21 (Share-based compensation) for further information.
Advertising costs
Advertising and promotion costs are expensed as incurred. Advertising and promotion expenses were $45 million, $25 million and $15 million for the years ended December 31, 2025, 2024 and 2023, respectively, and are recorded within Selling, general and administrative expenses on the consolidated statements of operations. Advertising and promotion costs for the year ended December 31, 2025 include approximately $15 million related to Amrize rebranding.
Income taxes
For 2025, the Company’s income tax provision reflects a combination of (i) income tax expense determined using the separate return method for operations that were previously included in the Holcim’s tax filings and (ii) standalone income tax expense for periods and jurisdictions in which the Company is required to file tax returns based on its operating footprint. Given that prior to the Spin-Off the Company’s U.S. and Canadian operations were not included in Holcim’s tax filings, U.S. and Canadian tax returns will be filed on a full-year basis in 2025. Swiss operations were included in Holcim’s Swiss legal entity tax filings prior to the Spin-Off, hence, standalone Swiss operations beginning post Spin-Off will be reflected in separate Swiss legal entity tax returns filed by the Company. Tax liabilities as of December 31, 2025 are reported within the consolidated balance sheet based upon estimated amounts due to tax authorities for which the Company is the primary obligor.
Prior to the Spin-Off, the Company’s income tax provision was prepared using the separate return method. The separate return method applies the concepts of ASC Topic 740, Income Taxes, to the standalone financial statements of each member of the combined group as if the group members were separate taxpayers. The calculation of the Company’s income taxes using the separate return method requires judgment and use of both estimates and allocations. Furthermore, current obligations for taxes that may arise under the separate return method where the Company’s operations were included in tax returns with the activities of Holcim are deemed settled with Holcim as a component of Net parent investment for purposes of these consolidated financial statements. As a result, the income taxes of the Company prior to the Spin-Off, as presented in these consolidated financial statements, may not be indicative of the income taxes that the Company will generate in the future.
The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company also recognizes deferred tax assets for net operating losses and tax credit carryforwards. Deferred tax assets are assessed for realizability and, where it is more likely than not that a tax benefit will not be realized, a valuation allowance is recorded to reduce the deferred tax asset to an amount that will, more likely than not, be realized in the future. Deferred tax assets and liabilities are measured using enacted tax rates applicable in the years in which they are expected to be recovered or settled. The effect of a change in tax law on deferred tax assets and liabilities is recognized in the provision for income taxes in the period that includes the enactment date. The Company releases tax effects from Accumulated other comprehensive loss when the underlying items affect earnings.

Amrize Ltd
Notes to Consolidated Financial Statements
The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company determines if the weight of available evidence indicates that it is more likely than not that a tax position will be sustained on tax audit, assuming that all issues are audited and resolution of any related appeals or litigation processes are concluded. The tax benefit is then measured as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The reserves for uncertain tax positions are adjusted as facts and circumstances change, such as upon closing of a tax audit, expiration of statutes of limitation on potential assessments or refinement of an estimate. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such a determination is made. The provisions for income taxes include the impact of reserves for uncertain tax positions, along with the related interest and penalties. See Note 13 (Income taxes) for further information.
Cash and cash equivalents
Cash and cash equivalents comprise short-term, highly liquid investments with original maturities of three months or less at the time of purchase. From time to time, the Company invests in money market funds and time deposits and includes the interest income generated from these investments within Interest expense, net on the consolidated statements of operations. Interest income generated from these investments was $36 million, $21 million and $10 million for the years ended December 31, 2025, 2024 and 2023, respectively. There was no balance in money market funds as of December 31, 2025. As of December 31, 2024, the balance of money market funds was $280 million. As of December 31, 2025 and 2024, the balances for time deposits were $1,334 million and $840 million, respectively. The fair value of the Company’s money market funds and time deposits approximate carrying value due to their short-term maturities.
Prior to the Spin-Off, a majority of the Company’s subsidiaries participated in a cash pooling arrangement under Holcim’s centralized treasury function where cash was swept from subsidiary accounts, including the Company’s accounts, on a daily basis. The Company’s residual cash pooling balances as of the end of each reporting period prior to the Spin-Off were recorded within Related-party notes receivable. Subsequent to the Spin-Off, the Company manages its own cash and cash equivalents and no longer participates in Holcim’s centralized cash pooling arrangements. See Note 18 (Related party) for more information.
Accounts receivable, net
The Company’s customers are primarily within the United States and Canada. No individual customer represents more than 10% of the Company’s accounts receivable, net during any of the fiscal years presented. A trade receivable is recognized when the products are delivered to a customer as this is the point in time that the consideration becomes unconditional because only a passage of time is required before the payment is due. Accounts receivable is recorded net of an allowance for credit losses that are not expected to be recovered.
The Company recognizes the allowance for credit losses based on management’s expectation of the asset’s collectability. The allowance for credit losses is based on management’s assessment of the collectability considering various factors including historical experience with bad debts and the aging of such accounts receivable, as well as management’s expectations of conditions in the future, if applicable. Any balances that are eventually deemed uncollectible (after all means of collection have been exhausted and the potential for recovery is considered remote) are written off against the allowance for credit losses.
As of December 31, 2025, the Company has no significant concentration of credit risk with any single counterparty or group of counterparties. See Note 5 (Accounts receivable, net) for further information.
Inventories
Inventories are stated at the lower of inventory cost and net realizable value. Inventory cost is determined using the weighted-average cost method. In determining the net realizable value, the Company considers factors such as deterioration, obsolescence, expected future demand and past experience. See Note 6 (Inventories) for further information.
Financial instruments
The Company mainly uses various derivative financial instruments in order to reduce its exposure to changes in commodity prices. The Company has entered into swaps and options with external counterparties to manage its

Amrize Ltd
Notes to Consolidated Financial Statements
exposure to commodity risks. As of December 31, 2025, these contracts primarily have a maximum remaining maturity of 24 months. The Company’s derivatives are not subject to master netting arrangements that allow for the offset of assets and liabilities.
The Company enters into derivatives to manage cash flow exposures. Cash flow exposures relate to the variability of future cash flows associated with recognized assets or liabilities or forecasted transactions. When a derivative is executed and hedge accounting is appropriate, it is designated as either a fair value hedge, a cash flow hedge or a net investment hedge. Whether designated as hedges for accounting purposes or not, all derivatives are linked to an appropriate underlying exposure. On an ongoing basis, the Company assesses the effectiveness of all derivatives designated as hedges for accounting purposes to determine if they continue to be highly effective in offsetting changes in fair values or cash flows of the underlying hedged items. If it is determined that a hedge is not highly effective, then hedge accounting will be discontinued prospectively.
Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. The Company’s derivatives are primarily classified as Level 2. The fair values of the Company’s derivatives are not material. The method of recognizing the resulting gain or loss is dependent on the nature of the item being hedged. Derivative assets, which were related-party in nature prior to the Spin-Off, are included within Prepaid expenses and other current assets and Other noncurrent assets, and derivative liabilities, which were related-party in nature prior to the Spin-Off, are included within Other current liabilities and Other noncurrent liabilities on the consolidated balance sheets. Derivatives recognized in the consolidated balance sheets at December 31 are as follows:

(In millions)	2025	2024
Cash Flow Hedges
Other current assets	$—	$1
Other current liabilities	1	7
Other noncurrent liabilities	—	3

Changes in fair value of derivatives that are designated as cash flow hedges are deferred in Accumulated other comprehensive loss on the consolidated balance sheets and are reclassified to Net income on the consolidated statements of operations as the underlying hedged transaction affects Net income. Reclassification to Net income may take place in the period during which the hedged transaction occurs or if it becomes probable that the forecasted transaction will not occur. Provided the hedge remains highly effective, any ineffectiveness is deferred in Accumulated other comprehensive loss on the consolidated balance sheets and is reclassified to Net income on the consolidated statements of operations as the underlying hedged transaction affects Net income.
Property, plant and equipment, net
Property, plant and equipment, net is stated at cost less accumulated depreciation, depletion and any accumulated impairments. Costs are only included in the asset’s carrying amount when it is probable that economic benefits will flow to the Company in future periods and the costs can be measured reliably. Costs include initial estimates for dismantling and removing the item and for restoring the site on which it is located. All other repair and maintenance expenses are charged to the consolidated statements of operations during the period in which they are incurred. The Company capitalizes interest cost as a component of construction in progress on qualifying construction projects. No interest was capitalized for construction in progress for the years ended December 31, 2025, 2024 and 2023. Government grants received related to capital projects are deducted from property, plant and equipment and were immaterial in all of the years presented.
The straight-line method of depreciation is used for substantially all of the assets for financial reporting purposes, except for land with raw material reserves which uses the units-of-production method of depreciation (depletion). Property, plant and equipment is depreciated over its useful life, which are based on management’s estimates of the period that the assets can be used by the Company. Mineral reserves are depleted based on the units of output expected to be obtained by the Company. Depreciation and depletion expenses are recorded within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations.

Amrize Ltd
Notes to Consolidated Financial Statements
The estimated useful lives of property, plant and equipment (excluding land with raw material reserves) are generally as follows:

Buildings and installations	20 to 35 years
Machines	10 to 30 years
Furniture, vehicles and tools	3 to 10 years

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. An impairment loss is recognized if expected future undiscounted cash flows over the estimated remaining service life of the related asset group are less than the asset group’s carrying value. See Note 7 (Property, plant and equipment, net) for further information.
Goodwill and intangible assets, net
Goodwill represents the excess purchase price paid for acquired businesses over the estimated fair value of identifiable assets and liabilities. Goodwill is tested for impairment once a year, during the fourth quarter, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company assesses goodwill for impairment at the reporting unit level, which is at the operating segment level, or one level below. The Company’s test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that it is more likely than not that the fair value of the reporting unit is less than the carrying value of its net assets, then the Company proceeds with a quantitative goodwill impairment test. The Company may also choose to bypass the qualitative assessment for any reporting unit in its goodwill assessment and proceed directly to performing the quantitative assessment.
Under the quantitative impairment test, if the carrying amount of the reporting unit exceeds its fair value, then the Company recognizes an impairment loss equal to that excess, up to the total amount of goodwill associated with that reporting unit. Under the quantitative impairment test, the Company calculates the estimated fair value of a reporting unit using the income approach. For this approach, the Company utilizes internally developed discounted cash flow models that incorporate various significant assumptions. These significant assumptions utilized in determining the fair values of our reporting units generally include forecasted revenues, expenses, resulting EBITDA Margins and related cash flows based on assumed long-term growth rates and demand trends, future projected investments to expand our reporting units, discount rates and terminal growth rates.
The Company’s long-lived intangible assets consist of customer lists, software, mining rights, patented and unpatented technology, trademarks and other intangible assets. Long-lived intangible assets are recognized and recorded at their acquisition date fair values. Long-lived intangible assets are amortized on a straight-line basis over their respective estimated useful lives to the estimated residual values, except for mining rights, which are depleted on a volume basis. The Company reviews long-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived intangible assets may not be recoverable.
The estimated useful lives of long-lived intangible assets are as follows:

Customer lists	8 to 20 years
Patented and unpatented technology	8 to 20 years
Software	3 years
Trademarks, brand and other marketing-related items	15 to 25 years

The Company reported no long-lived intangible asset impairment charges for the years ended December 31, 2025 and 2024 and an immaterial long-lived intangible asset impairment for the year ended December 31, 2023. See Note 8 (Goodwill and intangible assets, net) for further information.
Debt
Debt is recorded at the proceeds received by the Company, net of debt issuance costs. Debt is subsequently stated at amortized cost. Debt issuance costs are amortized to interest expense over the term of the debt. Debt issuance discounts and premiums are also amortized to interest expense using the effective interest rate method over the term of the debt. See Note 10 (Debt) for further information.

Amrize Ltd
Notes to Consolidated Financial Statements
Leases
The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date in accordance with ASC Topic 842, Leases. The lease liability is measured at the present value of future lease payments as of the lease commencement date. The ROU asset recognized is based on the lease liability adjusted for prepaid and deferred rent, initial direct costs and any unamortized lease incentives.
Leases are evaluated and classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term; (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised; (3) the lease term is for a major part of the remaining useful life of the asset; (4) the underlying asset is of such a specialized nature that is expected to have no alternative use to the lessor at the end of the lease term; or (5) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset. A lease is classified as an operating lease if it does not meet any one of the above criteria.
The subsequent measurement of finance leases is accounted for at amortized cost using the effective-interest method. The subsequent measurement of operating leases is accounted for using a single lease cost, resulting in straight-line lease expense recognition. Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheets but are instead expensed on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.
For leases that do not specify the implicit discount rate, the Company uses its incremental borrowing rate, which is equal to the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Leases may include renewal options that could extend the lease term for a specified period of time. As of the commencement date of each lease, management determines if the Company is reasonably certain to exercise these options and adjusts the lease term accordingly.
Operating lease expense is recognized on a straight-line basis over the lease term and is included within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations. Finance lease amortization is included within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations, and interest expense is included within Interest expense, net on the consolidated statements of operations. The assets and liabilities relating to operating leases are included within Operating lease right-of-use assets, net, Operating lease liabilities and Noncurrent operating lease liabilities on the consolidated balance sheets.
The estimated useful lives of the related leased assets are the lesser of the lease term or the following:

Land	Indefinite
Rail fleet and equipment	25 years
Machinery and equipment	10 to 30 years
Buildings and construction	20 to 35 years
Furniture and fixtures	3 to 10 years
Land fleet equipment	3 to 15 years

The Company has elected to separate non-lease components for all classes of underlying assets, such as payments made for maintenance and other service charges, from the lease component and accounts for such components in Cost of revenues and Selling, general and administrative expenses on a cost incurred basis. See Note 11 (Leases) for further information.
Asset retirement obligations
The Company recognizes asset retirement obligations (“AROs”) primarily related to its mining, cement and aggregates plant operations. AROs are legal obligations associated with the retirement of long-lived assets resulting from the acquisition, construction, development or normal use of the underlying assets, such as legal obligations for land reclamation. The Company estimates its ARO liabilities for final reclamation and closure of operations based upon detailed calculations of the amount and timing of the future cash spending to perform the required work. Spending estimates are escalated for inflation and then discounted at the credit-adjusted, risk-free rate. The Company recognizes

Amrize Ltd
Notes to Consolidated Financial Statements
AROs at the estimated fair value in the period incurred, and fair value estimates are determined using Level 3 inputs in the fair value hierarchy. The accretion of the liability is recorded within Cost of revenues on the consolidated statements of operations. The associated asset retirement costs are capitalized and depreciated as part of the carrying amount over the estimated useful life of the underlying long-lived asset. As changes in estimates occur (such as mine plan revisions, changes in estimated costs, or changes in timing of the performance of reclamation activities), the resulting changes to the obligation and asset are recognized at the appropriate credit-adjusted, risk-free rate. The Company recognizes a gain or loss on settlement of an ARO if the ARO is settled for an amount other than the carrying amount of the liability. See Note 12 (Asset retirement obligations) for further information.
Environmental remediation costs
The Company records accruals for environmental remediation liabilities within Other noncurrent liabilities on the consolidated balance sheets in the period in which it is probable that a liability has been incurred and the appropriate amounts can be estimated reasonably. Such accruals are adjusted as further information is discovered or circumstances change. These costs are not discounted to their present value. See Note 17 (Commitments and contingencies) for further information.
Noncontrolling interests
Noncontrolling interests represent the portion of the equity of a subsidiary of the Company that is not attributable either directly or indirectly to the Company. Noncontrolling interests are presented separately on the consolidated statements of operations and are presented within equity on the consolidated balance sheets, but distinguished from the Company’s equity as represented by Total Equity attributable to the Company on the consolidated balance sheets. Acquisitions of noncontrolling interests are accounted for as transactions with equity holders in their capacity as equity holders and therefore no goodwill is recognized as a result of such transactions. Noncontrolling interests are measured initially at fair value.
New accounting standards:
Recently adopted accounting pronouncements
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU expands the income tax disclosures and now requires that the Company disclose (i) the income tax rate reconciliation using both percentages and reporting currency amounts; (ii) specific categories within the income tax rate reconciliation; (iii) additional information for reconciling items that meet a quantitative threshold; (iv) the composition of state and local income taxes by jurisdiction; and (v) the amount of income taxes paid disaggregated by jurisdiction. The Company has adopted ASU 2023-09 on a retrospective basis for the year ending December 31, 2025.
See Note 13 (Income taxes) for the disclosure related impacts of adopting this standard.
Recently issued accounting pronouncements not yet adopted
In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. Additionally, in January 2025, the FASB issued ASU 2025-01 to clarify the effective date of ASU 2024-03. The standard is intended to require more detailed disclosures about specified categories of expenses (including employee compensation, depreciation and amortization) included in certain expense captions presented on the face of the statements of operations. ASU 2024-03, as clarified by ASU 2025-01, is effective for fiscal years beginning after December 15, 2026, and for interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments should be applied either prospectively to financial statements issued for reporting periods after the effective date of ASU 2024-03 or retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the new standard to determine the impact ASU 2024-03 may have on its financial statements and related disclosures, and expects to make additional disclosures upon adoption.
Note 3. Revenues
The Company primarily earns revenue from the sale of Building Materials products and Building Envelope products. Revenue is disaggregated by product line, which the Company believes best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Amrize Ltd
Notes to Consolidated Financial Statements
The following table disaggregates revenues by product line for each of the Company’s reportable segments:

	For the years ended December 31,
(In millions)	2025	2024	2023
Building Materials
Cement	$4,389	$4,481	$4,561
Aggregates and other construction materials	4,665	4,446	4,671
Interproduct revenues	(540)	(598)	(668)
Building Envelope	3,301	3,375	3,113
Total Revenues	$11,815	$11,704	$11,677

The following table disaggregates the Company’s revenues by geographic region based on customer location:

	For the years ended December 31,
(In millions)	2025	2024	2023
Central	$3,623	$3,806	$3,592
South	3,529	3,165	3,291
Great Lakes	2,424	2,632	2,591
Northeast	1,879	1,939	1,964
Pacific	1,334	1,260	1,303
Eliminations and other(1)	(974)	(1,098)	(1,064)
Total Revenues	$11,815	$11,704	$11,677

(1)	Other includes revenues from the Company’s trading operations.
Contract assets include estimated earnings in excess of billings on uncompleted construction contracts. The current portion of contract assets were $25 million, $30 million, and $24 million as of December 31, 2025, 2024 and 2023, respectively, and are included within Prepaid expenses and other current assets on the consolidated balance sheets. The noncurrent portion of contract assets were $13 million, $15 million, and $2 million as of December 31, 2025, 2024 and 2023, respectively, and are included within Other noncurrent assets on the consolidated balance sheets.
Contract liabilities
Contract liabilities relate to payments received in advance of performance under a contract, primarily related to extended service warranties in the Building Envelope segment. Contract liabilities are recognized as revenue as (or when) the Company performs under the contract. Prior to the Spin-Off, certain contract liability balances were related-party in nature and are recorded in Due to related-party on the consolidated balance sheets as of December 31, 2024. The following table includes a summary of the change in contract liabilities:

(In millions)	2025	2024
Balance as of January 1	$408	$316
Revenue recognized	(73)	(46)
Revenue deferred	110	138
Balance as of December 31,	$445	$408

The Company’s remaining performance obligations represent the transaction price allocated to performance obligations that are unsatisfied or partially satisfied, consisting of deferred revenue. As of December 31, 2025, the Company’s remaining performance obligations were $445 million. The Company expects to recognize $44 million of the deferred revenue during the next twelve months, and the remaining $401 million thereafter.

Amrize Ltd
Notes to Consolidated Financial Statements
Note 4. Acquisitions
Amrize strategically acquires companies in order to increase its footprint and offer products that diversify its existing offerings. Acquisitions of businesses are accounted for as business combinations using the acquisition method in accordance with ASC Topic 805, Business Combinations. The results of acquired businesses have been included in these consolidated financial statements beginning on the acquisition date.
2025 Acquisitions
The Company completed the following three acquisitions in the year ended December 31, 2025 for total consideration of $98 million, net of cash acquired:
•	Northstar Concrete, a provider of ready-mix and concrete finishing solutions in Alberta, Canada (August 2025)
•	Langley Concrete, a provider of precast solutions and concrete pipes in British Columbia, Canada (May 2025)
•	Jamaica Aggregates Limited, an aggregates producer with sand and stone quarries in Jamaica, which is a joint venture that was previously accounted for as an equity method investment (January 2025).
The operating results of these acquisitions are reported in the Building Materials segment. Pro forma financial information reflecting the effects of the acquisition for the year ended December 31, 2025 are not presented, as none of these business combinations, individually or in the aggregate, are material to the Company’s results of operations.
The total consideration and the fair values of identifiable assets acquired and liabilities assumed, including immaterial measurement period adjustments related to these acquisitions were as follows:

(In millions)	Total 2025 Acquisitions
Total consideration	$98
Total Assets and Liabilities Acquired
Inventories, net	23
Property, plant and equipment, net	43
Intangible assets	20
Other current and noncurrent assets	5
Debt assumed	(3)
Other current and noncurrent liabilities	(7)
Total identifiable net assets at fair value	81
Goodwill	17
Total estimated fair value of net assets	98
Less: fair value of previously held equity method investment	(11)
Net consideration	$87
Acquisitions of business, net of cash acquired
Cash consideration	$87
Less: cash and cash equivalents acquired	(1)
Total outflow in the statements of cash flows	$86

Amrize Ltd
Notes to Consolidated Financial Statements
2024 Acquisitions
The Company completed the following two acquisitions in the year ended December 31, 2024 for total consideration of $249 million, net of cash acquired:
•
OX Engineered Products (“OX”), a leader in advanced wall insulation and sheathing solutions with manufacturing facilities in the Midwest and Southeast of the United States (November 2024). The operating results of OX are included within the Building Envelope segment.

•	King William Sand & Gravel (“KWSG”), a sand and gravel deposit in the Central Virginia area (July 2024). KWSG is included within the Building Materials segment.
The fair value of customer relationships is determined using the excess earnings method, which relies on various assumptions such as revenue growth rates, customer attrition rates and discount rates. The goodwill is attributable to the favorable presence of synergies, industrial know-how, assembled workforce and economies of scale expected from the acquisition. The goodwill recognized is largely deductible for income tax purposes. Pro forma financial information reflecting the effects of the acquisitions for the year ended December 31, 2024 is not presented, as none of these business combinations, individually or in the aggregate, are material to the Company’s results of operations.
The total consideration and the fair values of identifiable assets acquired and liabilities assumed, including immaterial measurement period adjustments related to these acquisitions, were as follows:

(In millions)	Total 2024 Acquisitions
Total consideration	$251
Total Assets and Liabilities Acquired
Cash and Cash Equivalents	2
Inventories, net	15
Property, plant and equipment, net	46
Intangible assets	94
Other current and noncurrent assets	9
Deferred tax liabilities	(7)
Other current and noncurrent liabilities	(11)
Total identifiable net assets at fair value	148
Goodwill	103
Total estimated fair value of net assets	251
Less: cash acquired	(2)
Net consideration	$249
Acquisitions of business, net of cash acquired
Cash consideration	$251
Less: cash and cash equivalents acquired	(2)
Total outflow in the statements of cash flows	$249

2023 Acquisitions
The Company completed five acquisitions in the year ended December 31, 2023 for total cash consideration of $1,607 million, net of cash acquired. Transaction fees and related costs incurred in connection with these acquisitions were $16 million for the year ended December 31, 2023 and have been included within Selling, general and administrative expenses on the consolidated statements of operations.
On March 31, 2023, the Company acquired all of the outstanding ownership interests in Duro-Last, LLC, Critical Point, LLC, Oscoda Plastics, LLC, Plastatech Engineering Limited, LLC, Anvil Paints & Coatings, LLC and Tip-Top Screw Manufacturing, LLC (collectively, “Duro-Last”), a manufacturer of polyvinyl chloride roofing systems, for cash consideration of $1,303 million, net of cash acquired. As of December 31, 2023, the purchase price allocation was completed with no material refinements.

Amrize Ltd
Notes to Consolidated Financial Statements
The fair value of the acquired receivables substantially equals the gross contractual amount to be collected. The fair value of customer relationships is determined using the excess earnings method, which relies on various assumptions such as revenue growth rates, customer attrition rates and discount rates. The goodwill arising from the acquisition amounts to $729 million. The goodwill is attributable to the favorable presence of synergies, industrial know-how, assembled workforce and economies of scale expected from the acquisition. The goodwill recognized is largely deductible for income tax purposes.
Duro-Last contributed $362 million of revenues and $39 million of net income for the period from April 1, 2023 to December 31, 2023.
In addition to Duro-Last, the Company acquired the following businesses during the year ended December 31, 2023:
•	Pioneer Landscape Centers, sand and aggregates quarries in the United States (January 2023)
•	Tezak Heavy Equipment, an aggregates producer in the United States (March 2023)
•	Westridge Quarries, an aggregates producer in Canada (April 2023)
•	Solhydroc Inc., a concrete producer in Canada (August 2023)
The operating results of Duro-Last are reported in the Building Envelope segment. The operating results of the other businesses acquired during the year ended December 31, 2023 are reported in the Building Materials segment. Pro forma financial information reflecting the effects of the acquisitions for the year ended December 31, 2023 is not presented, as none of these business combinations, individually or in the aggregate, are material to the Company’s results of operations for this period.
The fair value of identifiable assets acquired, liabilities assumed and consideration related to these acquisitions were as follows:

(In millions)	Duro-Last	Others	Total 2023 Acquisitions
Total consideration	$1,313	$304	$1,617
Total Assets and Liabilities Acquired
Cash and cash equivalents	$10	$—	$10
Accounts receivable	64	10	74
Inventories	52	15	67
Property, plant and equipment	70	146	216
Operating lease right-of-use assets	4	—	4
Intangible assets	484	110	594
Other assets	26	1	27
Accounts payable	(21)	(2)	(23)
Operating lease liabilities	(4)	—	(4)
Deferred income tax liabilities, net	(41)	(37)	(78)
Other liabilities	(60)	(22)	(82)
Total identifiable net assets at fair value	584	221	805
Goodwill	729	83	812
Total consideration	$1,313	$304	$1,617
Acquisitions of businesses, net of cash acquired
Cash consideration	$1,313	$304	$1,617
Less: cash and cash equivalents acquired	(10)	—	(10)
Total outflow in the consolidated statements of cash flows	$1,303	$304	$1,607

Amrize Ltd
Notes to Consolidated Financial Statements
The purchase price allocated to identifiable intangible assets was as follows:

(In millions)	Duro-Last	Others	Total 2023 Acquisitions	Weighted-Average Life (in years)
Customer relationships	$372	$—	$372	16
Trade names and trademarks	71	—	71	25
Developed technology	41	—	41	20
Others	—	110	110	—
Total identified intangible assets	$484	$110	$594

Note 5. Accounts receivable, net
Accounts receivable, net were as follows:

	As of December 31,
(In millions)	2025	2024
Trade receivables	$1,110	$1,023
Less: allowance for credit losses	(34)	(51)
Other current receivables, net	44	39
Accounts receivable, net	$1,120	$1,011

The changes in the allowance for credit losses were as follows:

(In millions)	2025	2024	2023
Balance as of January 1	$51	$49	$31
Charge-offs	(11)	(2)	(3)
Provision for credit losses	9	6	14
Foreign currency translation and other	(15)	(2)	7
Balance as of December 31,	$34	$51	$49

Note 6. Inventories
Inventories were as follows:

	As of December 31,
(In millions)	2025	2024
Raw materials, parts, and supplies	$584	$542
Semi-finished and finished goods	967	910
Total Inventories	$1,551	$1,452

Amrize Ltd
Notes to Consolidated Financial Statements
Note 7. Property, plant and equipment, net
Property, plant and equipment, net was as follows:

	As of December 31,
(In millions)	2025	2024
Land and mineral reserves	$3,337	$3,361
Buildings and installations	3,027	2,948
Machines, furniture, vehicles and tools	9,552	9,001
Construction in progress	470	439
Finance lease right-of-use assets	547	334
Total property, plant and equipment	16,933	16,083
Less: accumulated depreciation, depletion and impairment	(8,998)	(8,549)
Property, plant and equipment, net	$7,935	$7,534

Depreciation and depletion expense was $758 million, $736 million and $689 million for the years ended December 31, 2025, 2024 and 2023, respectively. Depreciation expense is recorded within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations and depletion expense is recorded within Cost of revenues on the consolidated statements of operations.
During the years ended December 31, 2025, 2024 and 2023, the Company recorded impairment charges of $2 million, $2 million and $15 million, respectively, related to assets no longer in service. Asset impairments are included in Loss on impairments on the consolidated statements of operations.
The Company recorded gains on disposals of long-lived assets of $15 million, $71 million and $32 million respectively, for the years ended December 31, 2025, 2024 and 2023, respectively. The gains on disposals for the year ended December 31, 2024 included a gain of $31 million within the Building Materials segment related to a land expropriation transaction.
Note 8. Goodwill and intangible assets, net
Goodwill
The changes in the carrying amount of goodwill by segment were as follows:

(In millions)	Building Materials	Building Envelope	Total
Balance as of January 1, 2024	$5,042	$3,928	$8,970
Acquisitions	5	98	103
Foreign currency translation adjustment and other	(156)	—	(156)
Balance as of December 31, 2024	$4,891	$4,026	$8,917
Acquisitions	17	—	17
Foreign currency translation adjustment and other(1)	86	—	86
Balance as of December 31, 2025	$4,994	$4,026	$9,020

(1)	Includes measurement period adjustments.
For the year ended December 31, 2025, the Company elected to bypass the optional qualitative goodwill impairment assessment allowed by ASC Topic 350, Intangibles - Goodwill and Other, and performed a quantitative goodwill impairment assessment for each reporting unit. For the years ended December 31, 2024 and 2023, the Company performed a qualitative goodwill impairment assessment for the Building Materials reporting unit. Due to the recency of acquisitions within the Building Envelope segment, the Company performed a quantitative impairment test for the reporting units for each year ended December 31, 2024 and 2023. Based upon the results of the qualitative and quantitative assessments, the Company concluded that the fair values of each of its reporting units were greater than their carrying values for all years presented. There have been no historical goodwill impairment losses recognized by the Company.

Amrize Ltd
Notes to Consolidated Financial Statements
Intangible assets, net

	As of December 31, 2025
(In millions)	Gross carrying amount	Accumulated amortization	Total intangible assets, net
Customer relationships	$1,649	$(399)	$1,250
Mining rights	256	(57)	199
Developed technology	182	(65)	117
Software	83	(77)	6
Trade names and trademarks	226	(87)	139
Other intangible assets	101	(84)	17
Intangible assets	$2,497	$(769)	$1,728

	As of December 31, 2024
(In millions)	Gross carrying amount	Accumulated amortization	Total intangible assets, net
Customer relationships	$1,626	$(311)	$1,315
Mining rights	252	(51)	201
Developed technology	177	(45)	132
Software	81	(75)	6
Trade names and trademarks	230	(76)	154
Other intangible assets	103	(79)	24
Intangible assets	$2,469	$(637)	$1,832

Amortization of long-lived intangible assets was $142 million, $139 million and $162 million for the years ended December 31, 2025, 2024 and 2023, respectively, and is included within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations. The Company does not have any indefinite-lived intangible assets other than goodwill.
The estimated future amortization of long-lived intangible assets is as follows:

(In millions)
2026	$144
2027	141
2028	137
2029	132
2030	121
Thereafter	1,053
Total	$1,728

Note 9. Additional financial information
Other current liabilities consisted of the following:

	As of December 31,
(In millions)	2025	2024
Finance lease liabilities	$111	$65
Income tax payable	111	196
Employee-related liabilities other than pension	212	204
Short-term provisions	30	57
Contract liabilities	44	67
Asset retirement obligations	39	27
Pension liabilities	23	23
Accrued purchases of property, plant and equipment	90	72

Amrize Ltd
Notes to Consolidated Financial Statements

	As of December 31,
(In millions)	2025	2024
Self-insurance reserves	30	27
Accrued interest	76	13
Other(1)	84	142
Total Other current liabilities	$850	$893

(1)	Other current liabilities primarily consist of property taxes, standard warranty reserves, general liability insurance and sales taxes.
Other noncurrent liabilities consisted of the following:

	As of December 31,
(In millions)	2025	2024
Liabilities for unrecognized tax benefits	$140	$167
Finance lease liabilities	327	312
Asset retirement obligations	255	242
Pension liabilities	229	235
Contract liabilities	401	341
Environmental remediation liabilities	60	54
Self-insurance reserves	102	62
Other(1)	140	108
Total Other noncurrent liabilities	$1,654	$1,521

(1)	Other noncurrent liabilities primarily consist of standard warranty reserves, employee-related liabilities other than pensions, end of lease costs and litigation reserves.
Note 10. Debt
Long-term debt consisted of the following:

	Effective interest rate as of December 31,	Balance as of December 31,
(In millions)	2025	2025	2024
3.500% Unsecured Notes due 2026	3.53%	$326	$400
4.750% Unsecured Notes due 2046	4.81%	554	590
4.600% Unsecured Notes due 2027	4.65%	700	—
4.700% Unsecured Notes due 2028	4.76%	700	—
4.950% Unsecured Notes due 2030	5.01%	1,000	—
5.400% Unsecured Notes due 2035	5.47%	1,000	—
7.125% Unsecured Notes due 2036	7.25%	445	—
6.875% Unsecured Notes due 2039	6.99%	191	—
6.500% Unsecured Notes due 2043	6.61%	239	—
4.200% Unsecured Notes due 2033	4.24%	50	—
7.650% Private Placement due 2031	7.80%	50	—
Other		12	8
Total principal		5,267	998
Unamortized (discounts), premiums and debt issuance costs		2	(13)
Total long-term debt		5,269	985
Less: current portion of long-term debt		(333)	(5)
Long-term debt		$4,936	$980

Amrize Ltd
Notes to Consolidated Financial Statements
Debt is reported on the consolidated balance sheets at par value adjusted for unamortized discount or premium and unamortized issuance costs. The fair value of the Company’s long-term debt as of December 31, 2025 was $5,047 million, which is comprised of the fair value of unsecured notes of $4,989 million and other long-term debt of $58 million. The fair value of the unsecured notes is based on listed market prices and was categorized as Level 1 in the fair value hierarchy.
The fair value of the Company’s other long-term debt approximates carrying value. The fair value of the Company’s long-term debt was as follows:

(In millions)	As of December 31, 2025
Carrying amount	$4,936
Fair value	$5,047

The Company recognized interest expense related to third-party debt of $216 million, $43 million and $49 million for the years ended December 31, 2025, 2024 and 2023, respectively. Debt issuance costs amortized to Interest expense, net on the consolidated statements of operations were immaterial for the years ended December 31, 2025, 2024 and 2023. See Note 18 (Related party) for interest expense related to borrowings and funding associated with the related-party note agreements for periods prior to the Spin-Off.
Bond exchange
On May 19, 2025, FinanceCo, a wholly owned subsidiary of the Company, launched debt-for-debt exchange offers pursuant to which it offered to exchange, on a par-for-par basis, (i) 3.500% guaranteed notes due 2026 issued by FinanceCo, with an aggregate outstanding principal amount of $400 million, (ii) 4.750% guaranteed notes due 2046 issued by FinanceCo, with an aggregate outstanding principal amount of $590 million, (iii) 7.125% notes due 2036 issued by a subsidiary of Holcim, with an aggregate outstanding principal amount of $483 million, (iv) 4.200% notes due 2033 issued by a subsidiary of Holcim, with an aggregate outstanding principal amount of $50 million, (v) 6.875% guaranteed notes due 2039 issued by a subsidiary of Holcim, with an aggregate outstanding principal amount of $250 million and (vi) 6.500% notes due 2043 issued by a subsidiary of Holcim, with an aggregate outstanding principal amount of $250 million (collectively, the “Original Exchange Notes”) for new senior debt securities (the “New Exchange Notes”) of a corresponding series with the same interest rate, interest payment dates, maturity date and optional redemption features. The New Exchange Notes are guaranteed by the Company. The debt-for-debt exchange offers were completed on June 18, 2025 with holders of the subject debt securities tendering $880 million of Original Exchange Notes issued by FinanceCo and $925 million of Original Exchange Notes issued by a subsidiary of Holcim, resulting in the issuance of $1,805 million of New Exchange Notes. For accounting purposes, the debt-for-debt exchange offers were treated as debt modifications resulting in a portion of the unamortized debt discount and premiums of the Original Exchange Notes being attributed to the New Exchange Notes at Holcim’s carryover basis on the settlement date of the exchange offers.
FinanceCo and the Company also assumed the rights and obligations (as the new issuer and guarantor, respectively) of $50 million of bonds due in 2031, originally issued by a subsidiary of Holcim in a private placement transaction.
Senior unsecured notes
On April 7, 2025, FinanceCo completed a $3.4 billion bond offering pursuant to an indenture agreement in four tranches consisting of the following: $700 million 2-year senior notes priced at a fixed coupon of 4.600% maturing in 2027, $700 million 3-year senior notes priced at a fixed coupon of 4.700% maturing in 2028, $1.0 billion 5-year senior notes priced at a fixed coupon of 4.950% maturing in 2030 and $1.0 billion 10-year senior notes priced at a fixed coupon of 5.400% maturing in 2035 (collectively, the “Notes”). The net proceeds to the Company from the Notes offering was $3,381 million after deductions for fees of $6 million and discounts and related debt issuance costs of $13 million. The Notes were initially fully and unconditionally guaranteed on a senior unsecured basis by Holcim until completion of the Spin-Off. Following the completion of the transfer of shares of Amrize North America Inc. (including all the shares of its direct and indirect subsidiaries and, thereby, the shares of FinanceCo) by Holcim to the Company on May 15, 2025, the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company. Therefore, for a limited period, both the Company and Holcim guaranteed the Notes before Holcim’s guarantee was automatically terminated and released upon the completion of the Spin-Off. The Company used the proceeds from the offering of the Notes to repay certain related-party notes with Holcim.

Amrize Ltd
Notes to Consolidated Financial Statements
Unsecured notes
On September 22, 2016, FinanceCo issued unsecured notes in two series, each of which was guaranteed by Holcim prior to the Spin-Off. The first series has a principal amount of $400 million with interest of 3.500% and a maturity date of September 22, 2026. The second series has a remaining principal amount of $590 million with interest of 4.750% and a maturity date of September 22, 2046. As described above, on June 18, 2025 holders of the notes subject to the debt-for-debt exchange tendered $880 million of unsecured notes.
Bank credit
On May 15, 2025, the Company established a commercial paper program for the issuance of short-term promissory notes with a maximum aggregate principal amount of $2 billion outstanding at any time (“Commercial Paper Program”). The Commercial Paper Program provides for private placements in the United States under Section 4(a)(2) of the Securities Act. The short-term promissory notes issued under the Commercial Paper Program will be unsecured notes ranking at least pari passu with all of our other senior unsecured indebtedness. These short-term promissory notes are anticipated to be offered at par less a discount representing an interest factor or, if interest bearing, at par. The Commercial Paper Program contains representations and warranties, covenants and events of default that are customary for this type of financing. On June 10, 2025, the Company began issuing short-term promissory notes under the Commercial Paper Program. As of December 31, 2025, the Company has no notes under the Commercial Paper Program outstanding.
On March 24, 2025, the Company entered into a 5-year committed, senior unsecured revolving credit facility that may be used for general corporate purposes (the “Revolving Credit Facility”) with commitments of $2 billion. Interest is payable on the loans under the Revolving Credit Facility at a rate per annum equal to: (i) for revolving loans in U.S. dollars, either (A) a base rate defined as a rate per annum equal to the greatest of (x) the prime rate then in effect, (y) the greater of the federal funds rate and the overnight bank funding rate then in effect, in each case, as determined by the Federal Reserve Bank, plus 0.500% per annum, and (z) term SOFR rate determined on the basis of a one-month interest period, plus 1.000% (the greatest of (x), (y) and (z), the “Base Rate”) or (B) the forward-looking SOFR term rate published by CME Group Benchmark Administration Limited subject to a floor of zero (“Term SOFR”) and (ii) for revolving loans in Canadian dollars, the forward-looking CORRA term rate published by Candeal Benchmark Administration Services Inc., TSX Inc. or a successor administrator, subject to a floor of zero, plus, in each case (i) or (ii), an applicable margin based on the Company’s credit rating. There were no outstanding balances under the Revolving Credit Facility as of December 31, 2025.
On March 24, 2025, the Company entered into a bridge credit agreement providing for a 364-day committed, senior unsecured bridge loan (the “Bridge Loan”) with commitments of $5.1 billion. On April 8, 2025, the Company provided notice of the Notes offering to the administrative agent of the Bridge Loan, thereby reducing commitments available under the Bridge Loan to $1.7 billion due to the fact that the Company received net cash proceeds of $3.4 billion from the Notes offering. The Bridge Loan commitments were terminated upon completion of the Spin-Off as the Spin-Off was consummated without a borrowing under the Bridge Loan facility.
The Company has $60 million available in short-term lines of credit expiring December 31, 2026, payable on demand. During the years ended December 31, 2025 and 2024, the Company drew down from these credit lines, all of which were repaid within two business days. There were no outstanding balances under these credit lines as of December 31, 2025 and December 31, 2024.
The Company has $40 million Canadian dollars available in short-term lines of credit, payable on demand. There were no outstanding balances against these lines of credit as of December 31, 2025 and December 31, 2024.

Amrize Ltd
Notes to Consolidated Financial Statements
The total principal payments for third-party debt, including current maturities for the five years subsequent to December 31, 2025, and thereafter are as follows:

(In millions)
2026	$333
2027	701
2028	701
2029	1
2030	1,002
Thereafter	2,529
Total	$5,267

As of December 31, 2025 and December 31, 2024, the Company had unutilized non-trade standby letters of credit of $129 million and $213 million, respectively.
The Company also had intercompany debt arrangements with Holcim prior to the Spin-Off. See Note 18 (Related party) for additional detail.
Covenants
Certain debt instruments contain restrictive covenants, including a financial covenant that requires the Company to maintain a Consolidated Net Leverage Ratio (as defined in the Credit Agreement), which measures consolidated net debt as of such date relative to consolidated earnings before interest, taxes, depreciation and amortization for the four consecutive fiscal quarters then ended, of no more than 3.75 to 1, tested at the end of each fiscal quarter. As of December 31, 2025, the Company was in compliance with the financial covenants of its debt agreements.
Note 11. Leases
The Company has significant operating and finance leases, including buildings and installations, land, machinery and equipment, furniture and fixtures, land fleet equipment, marine fleet equipment, and rail fleet equipment located primarily in the United States and Canada.
Balance sheet information related to leases was as follows:

	As of December 31,
(In millions)	2025	2024
Operating lease right-of-use assets, net	$608	$547
Finance lease right-of-use assets, net	420	312
Total lease assets, net	$1,028	$859
Current portion of operating lease liabilities	$136	$149
Current portion of finance lease liabilities	111	65
Noncurrent portion of operating lease liabilities	500	386
Noncurrent portion of finance lease liabilities	327	312
Total lease liabilities	$1,074	$912

Finance lease right-of-use assets, net are included as a component of Property, plant and equipment, net on the consolidated balance sheets. The current portion of finance lease liabilities are included within Other current liabilities, and the noncurrent portion of finance lease liabilities are included within Other noncurrent liabilities on the consolidated balance sheets.

Amrize Ltd
Notes to Consolidated Financial Statements
The maturity analysis for the lease liabilities arising from the Company’s leasing activities as of December 31, 2025 was as follows:

(In millions)	Operating Leases	Finance Leases
2026	$164	$136
2027	137	114
2028	104	89
2029	86	53
2030	60	30
Thereafter	246	107
Total minimum lease payments	797	529
Less: Lease payments representing interest	(161)	(91)
Present value of future minimum lease payments	636	438
Less: Current portion of lease liabilities	(136)	(111)
Noncurrent portion of lease liabilities	$500	$327

The following table summarizes the components of lease expense recorded in the consolidated statements of operations:

	For the years ended December 31,
(In millions)	2025	2024	2023
Operating lease expense	$172	$159	$153
Finance lease expense:
Depreciation or amortization of leased assets	99	86	66
Interest on lease liabilities	19	16	11
Short term lease cost	58	56	59
Variable lease cost	4	3	5
Total lease expense	$352	$320	$294

Lease terms and discount rates were as follows:

	As of December 31,
	2025	2024
Weighted-average remaining lease terms (years)
Operating leases	8.2	7.8
Finance leases	7.0	5.5
Weighted-average discount rate (%)
Operating leases	5.02%	5.00%
Finance leases	5.27%	5.43%

Note 12. Asset retirement obligations
Asset retirement obligation costs related to accretion of the Company’s liabilities and depreciation of the related assets were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Accretion	$14	$14	$14
Depreciation	23	20	10
Total costs	$37	$34	$24

Amrize Ltd
Notes to Consolidated Financial Statements
The following summarizes the current and noncurrent portions of the Company’s liability for asset retirement obligations, as presented in Other current liabilities and Other noncurrent liabilities, respectively, on the consolidated balance sheets:

	As of December 31,
	2025	2024
Current ARO liability	$39	$27
Noncurrent ARO liability	255	242
Total ARO liability	$294	$269

The Company’s asset retirement obligations are reconciled as follows:

(In millions)	2025	2024
Balance as of January 1	$269	$284
Accretion expense	14	14
Liabilities incurred and acquired	10	4
Liabilities settled	(20)	(24)
Changes in estimate and acquisitions, net	19	(5)
Foreign currency translation adjustment	2	(4)
Balance as of December 31	$294	$269

Note 13. Income taxes
As the Company is incorporated in Switzerland. the components of income tax expense and the effective tax rate tables are based on Switzerland’s federal tax rate.
Income tax provision
The components of Income before income tax expense and income from equity method investments are as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Swiss	$288	$328	$218
Non-Swiss	1,209	1,300	1,085
Total income before income tax expense and income from equity method investments	$1,497	$1,628	$1,303

The provision for income taxes consists of the following:

	For the years ended December 31,
(In millions)	2025	2024	2023
Current:
Swiss – Federal	$24	$24	$2
Swiss – Cantonal	11	—	1
Non-Swiss	213	379	347
Total current tax expense	248	403	350
Deferred:
Swiss – Federal	(1)	25	17
Swiss – Cantonal	—	14	7
Non-Swiss	79	(74)	(13)
Total deferred tax expense (benefit)	78	(35)	11
Total income tax expense	$326	$368	$361

Amrize Ltd
Notes to Consolidated Financial Statements
For purposes of the effective tax rate reconciliation, the Company uses the Swiss federal statutory income tax rate of 8.5%. A reconciliation of the statutory Swiss federal tax rate and the Company’s effective tax rate is as follows:

	For the years ended December 31,
(In millions, except for percentage data)	2025	%	2024	%	2023	%
Swiss federal statutory tax rate	$127	8.5	$138	8.5	$111	8.5
Cantonal income taxes(1)	11	0.7	14	0.8	8	0.6
Changes in unrecognized tax benefits	(20)	(1.4)	15	0.9	43	3.3
OECD Pillar Two tax	(6)	(0.4)	24	1.5
Other adjustments:
Deferred tax adjustments	7	0.5
Other	(3)	(0.1)	(2)	(0.1)
Foreign tax effects
United States
Effect of rates different than statutory	97	6.5	118	7.2	96	7.4
State and local income taxes	33	2.2	46	2.8	46	3.6
Nontaxable or nondeductible items					5	0.4
Other adjustments:
Percentage depletion	(17)	(1.1)	(18)	(1.1)	(16)	(1.3)
Deferred tax adjustments			(18)	(1.1)	2	0.2
Purchase price adjustments			(13)	(0.8)
Other	(2)	(0.1)	(8)	(0.5)	4	0.3
Canada
Effect of rates different than statutory	70	4.6	58	3.5	51	4.0
State and local income taxes	1	0.1	1	0.1	1	0.1
Nontaxable or nondeductible items			7	0.5	7	0.6
Other adjustments:
Repatriation cost	28	1.8
Other	(1)	(0.1)	6	0.4	3	0.1
Other foreign jurisdictions:
Other adjustments	1	0.1
Total income tax expense	$326		$368		$361
Effective income tax rate	21.8%		22.6%		27.8%

(1)	Entirely comprised of income taxes from the Canton of Zug.
The Company’s effective income tax rate for the year ended December 31, 2025 was higher than the Swiss statutory rate due to the Company’s jurisdictional mix of earnings, and repatriation costs, which were partially offset by changes in uncertain tax positions, percentage depletion, and a reduction in Pillar Two taxes from new regulatory guidance.
The Company’s effective income tax rate for the year ended December 31, 2024 was higher than the Swiss statutory rate due to the Company’s jurisdictional mix of earnings, changes in uncertain tax positions, and Pillar Two taxes, which was offset by percentage depletion and return to provision adjustments.
The Company’s effective income tax rate for the year ended December 31, 2023 was higher than the Swiss statutory rate due to the Company’s jurisdictional mix of earnings, changes in uncertain tax positions, and return to provision adjustments, which was partially offset by percentage depletion.

Amrize Ltd
Notes to Consolidated Financial Statements
Income Taxes Paid

	For the years ended December 31,
(In millions)	2025	2024	2023
Swiss	$—	$—	$—
United States	230	196	142
Canada	139	106	69
Total income taxes paid	$369	$302	$211

No Swiss federal or cantonal income tax was paid in the year. Any income tax attributed to the pre-spin period was accrued and paid by Holcim. The Company will pay Swiss income tax for the post-spin 2025 period in 2026 in accordance with Swiss tax law.
Deferred income tax liabilities, net
The components of Deferred income tax liabilities, net were as follows:

	As of December 31,
(In millions)	2025	2024
Deferred tax assets:
Deferred expenses and defined benefit pension plan obligations	$265	$291
Lease liabilities	171	138
Site restoration	122	61
Net operating loss	90	22
Other assets	49	78
Total deferred tax assets	697	590
Less: valuation allowances	(66)	(13)
Total deferred tax assets after valuation allowances	$631	$577
Deferred tax liabilities:
Cost depletion	$(144)	$(107)
Property, plant and equipment	(1,018)	(1,009)
Intangible and other long-lived assets	(301)	(260)
Leased right-of-use assets	(163)	(137)
Other liabilities	(33)	—
Total deferred tax liabilities	(1,659)	(1,513)
Total net deferred tax liabilities	$(1,028)	$(936)
Reported as:
Deferred tax liabilities	$(1,048)	$(936)
Other noncurrent assets	20	—
Deferred tax liabilities, net	$(1,028)	$(936)

The change in the net deferred income tax liabilities from December 31, 2024 to December 31, 2025 was primarily driven by a repatriation cost deferred tax liability recorded on the current year unremitted earnings that are not indefinitely reinvested. There was also an increase in the intangible deferred tax liability related to goodwill and intellectual property tax amortization that exceeds book amortization.
As of December 31, 2025 and 2024, the Company had $752 million and $227 million, respectively, of gross loss carryforwards, of which approximately $599 million and $181 million, respectively, related to U.S. state gross loss carryforwards, and the remaining relates to Canada and Switzerland. The net operating loss and credit carryforwards have various expiration dates from 2026 to an indefinite carryforward period in the United States, expiration years of 2031 and 2032 in Switzerland, and various expiration years in Canada ranging from 2032 to 2045.

Amrize Ltd
Notes to Consolidated Financial Statements
Valuation Allowances Related to Deferred Taxes:
The summary of the change in valuation allowance at December 31 was:

(In millions)	2025	2024	2023
Balance as of January 1	$13	$12	$12
Increase (decrease) charged to tax expense	3	1	—
Currency translation and other	50	—	—
Balance as of December 31	$66	$13	$12

The net change in the total valuation allowance for the years ended December 31, 2025 and 2024 was $53 million and $1 million, respectively. The 2025 movement is primarily related to the U.S valuation allowance that was previously net with its respective net operating losses or state credit carryforwards.
Tax uncertainties
A reconciliation of the changes in the gross amount of unrecognized tax benefits is as follows:

(In millions)	2025	2024	2023
Balance as of January 1	$167	$161	$128
Increases related to current period tax positions	2	15	27
Increases related to prior period tax positions	14	10	8
Decreases related to prior period tax positions	(3)	(12)	—
Decreases related to lapses in statutes of limitations	(40)	(7)	(2)
Balance as of December 31	$140	$167	$161

As of December 31, 2025, the Company had $140 million of unrecognized tax benefits, accrued interest and penalties, which would favorably impact the Company’s future tax rates in the event that the tax benefits are eventually recognized. We include interest and penalties related to uncertain tax positions as a component of income tax expense. For the years ended December 31, 2025, 2024 and 2023, the Company had accrued interest and penalties totaling $49 million, $42 million and $32 million, respectively, as well as accrued liabilities totaling $91 million, $125 million and $129 million, respectively.
Our unrecognized tax benefits for uncertain positions are included within Other Non-current Liabilities on our consolidated balance sheet.
Our unrecognized tax benefits decreased during 2025 primarily related to statute of limitations expirations, which was partially offset by a net increase for tax positions related to the current and prior years in the U.S and Canada.
Our unrecognized tax benefits increased during 2024 primarily due to an increase in tax positions related to the current and prior years in the U.S and Canada partially offset by statute of limitations expirations.
Our unrecognized tax benefits increased during 2023 primarily due to an increase in tax positions related to the current and prior years in the U.S and Canada partially offset by statute of limitations expirations.
The Company is subject to ongoing tax examinations in the United States and Canada. The specific timing of when these open examinations will be concluded is uncertain. Tax controversies have substantially concluded for U.S state income tax matters through 2020, and Canada through 2008.
Indefinite Reinvestment
Cumulative unremitted earnings of the Company’s U.S. and Canadian subsidiaries could be taxable if repatriated in a future period. The unremitted retained earnings in the U.S. business are planned to be reinvested indefinitely. However, due to additional cash needs in the U.S. to support anticipated acquisition activity as well as anticipated plant refurbishment in Canada, the Canadian business plans to potentially repatriate $550 million of the cumulative unremitted earnings and indefinitely reinvest remaining unremitted earnings. The Company has recognized a deferred tax liability of approximately $23 million on the current year unremitted earnings that are not indefinitely reinvested. Quantification of the deferred tax liability, if any, associated with indefinitely reinvested earnings is not practicable.

Amrize Ltd
Notes to Consolidated Financial Statements
Recent Tax Law Changes
Effective January 1, 2024, the Company is subject to the 15% minimum tax rate provisions of the Organization for Economic Co-operation and Development (“OECD”) Pillar Two framework enacted into law in both Switzerland and Canada. Estimated Pillar Two top-up taxes of $12 million and $24 million have been included in the calculation of the Company’s total income tax expense for the years ended December 31, 2025 and 2024, respectively. Further, in the first quarter of 2025, new legislation was introduced around Pillar Two that resulted in the Company recognizing a benefit of $18 million.
On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted into law, which reinstates several favorable tax provisions effective in 2025. The tax effects of the OBBBA have been recognized in the period of enactment and did not have a material impact on our effective tax rate for the period ended December 31, 2025.
Note 14. Segment and geographic information
The Company is organized into two reportable segments — Building Materials and Building Envelope — that are aligned with the products and services it provides and based upon the information used by the CODM in evaluating the performance of the business and allocating resources and capital. The Building Materials segment offers a range of branded solutions delivering high-quality products for a wide range of applications. These include cement and aggregates, as well as a variety of downstream products and solutions such as ready-mix concrete, asphalt and other construction materials. The Building Envelope segment offers advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes and sealants that are critical to the application of roofing and wall systems.
The Company determines its operating segments based on the discrete financial information that is regularly evaluated by its CODM in deciding how to allocate resources and in assessing performance. The CODM was determined to be the Company’s CEO as he is responsible for allocating resources and assessing performance. The discrete financial information regularly evaluated by the CODM and operating segment conclusions are consistent prior to and following the completion of the Spin-Off. For both segments, the CODM uses Segment Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in the financial planning and resource allocation process. The CODM considers Segment Adjusted EBITDA on a monthly basis to evaluate the performance of each segment and make decisions about allocating resources to each segment. Segment Adjusted EBITDA excludes the impact of Depreciation, depletion, accretion and amortization, Loss on impairments, unallocated corporate costs, acquisition and integration-related costs, certain litigation-related costs, Spin-Off and separation-related costs, restructuring and other costs, Interest expense, net and Other non-operating income (expense), net. The accounting policies applicable to each segment are consistent with those used on these consolidated financial statements.
The key performance indicators for the Company’s reportable segments are presented in the following table. Certain totals presented below may not agree with the line items on the consolidated statements of operations primarily due to (a) depreciation, depletion, accretion and amortization and (b) unallocated corporate costs.

	For the years ended December 31,
(In millions)	2025	2024	2023
Revenues:
Building Materials	$8,514	$8,329	$8,564
Building Envelope	3,301	3,375	3,113
Total Revenues	$11,815	$11,704	$11,677
Cost of revenues:
Building Materials	$5,693	$5,470	$5,956
Building Envelope	2,239	2,265	2,112
Total cost of revenues	$7,932	$7,735	$8,068
Other segment expenses(1):
Building Materials	$336	$307	$294
Building Envelope	330	340	316
Total other segment expenses	$666	$647	$610

Amrize Ltd
Notes to Consolidated Financial Statements

	For the years ended December 31,
(In millions)	2025	2024	2023
Segment Adjusted EBITDA:
Building Materials	$2,485	$2,552	$2,314
Building Envelope	732	770	685
Total Segment Adjusted EBITDA	$3,217	$3,322	$2,999
Reconciling items:
Depreciation, depletion, accretion and amortization	(914)	(889)	(851)
Interest income	48	35	15
Interest expense	(461)	(547)	(564)
Acquisition and integration-related costs(2)	(64)	(46)	(30)
Litigation-related costs(3)	(46)	(9)	(8)
Loss on impairments(4)	(15)	(2)	(15)
Restructuring and other costs(5)	(19)	(16)	(52)
Spin-off and separation-related costs(6)	(43)	(24)	—
Unallocated corporate costs	(210)	(141)	(155)
Other non-operating income (expense), net(7)	4	(55)	(36)
Total reconciling items	(1,720)	(1,694)	(1,696)
Income before income tax expense and income from equity method investments	$1,497	$1,628	$1,303

(1)	Other segment expenses consist of selling, general and administrative expenses and gains on disposals of long-lived assets.
(2)
Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(3)
Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(4)	Loss on impairments consist of one-time charges on the Company’s investments and property, plant and equipment.
(5)	Restructuring and other costs include charges associated with non-core sites.
(6)	Spin-Off and separation-related costs notably include rebranding costs.
(7)	Other non-operating (income) expense, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.
The Company’s capital expenditures by segment were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Capital expenditures(1):
Building Materials	$654	$565	$555
Building Envelope	134	77	75
Total capital expenditures	$788	$642	$630

(1)	Capital expenditures for the years ended December 31, 2025, 2024 and 2023 exclude noncash transactions for capital expenditure-related accounts payable.

Amrize Ltd
Notes to Consolidated Financial Statements
The Company’s assets by segment were as follows:

	As of December 31,
(In millions)	2025	2024
Segment assets(1):
Building Materials	$14,993	$14,306
Building Envelope	6,959	6,987
Total segment assets	21,952	21,293
Other assets(2)	2,297	2,512
Total assets	$24,249	$23,805

(1)	Segment assets are comprised of Accounts receivable, net, Inventories, Property, plant and equipment, net, Goodwill, Intangible assets, net and Operating lease right-of-use assets, net.
(2)	Other assets for the year ended December 31, 2025 include corporate-related Property, plant and equipment, net and Operating lease right-of-use assets, net.
Geographic Information
Revenues by geographic area, attributed to countries based on the invoicing legal entity, were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Revenues:
United States	$9,111	$9,026	$8,986
Canada	2,675	2,678	2,691
Other	29	—	—
Total revenues	$11,815	$11,704	$11,677

Long-lived assets by geographic area were as follows:

	As of December 31,
(In millions)	2025	2024
Long-lived assets by geographical area(1):
United States	$5,672	$5,467
Canada	2,244	2,067
Other	19	—
Total long-lived assets by geographical area	$7,935	$7,534

(1)	Long-lived assets, which represents Property, plant and equipment, net, is comprised of land & mineral reserves, buildings & installations, machines, furniture, vehicles and tools.
Information about major customers
The Company’s operations are primarily conducted in the United States and Canada, and its customers are primarily contractors, builders, infrastructure developers, transportation authorities and the residential market. The Company operates in several niche markets in which a large portion of its revenues are attributable to a few large distributors. However, no individual customer represents more than 10% of the Company’s revenues and there are no material dependencies or concentrations of individual customers that require disclosure.
Note 15. Pension and other postretirement benefits
The Company sponsors defined benefit pension plans, other postretirement benefit plans and defined contribution plans in which only employees, retirees and former employees of the Company participate. The Company’s employees also

Amrize Ltd
Notes to Consolidated Financial Statements
participate in certain multiple-employer and union-sponsored multiemployer pension plans to which the Company contributes along with other employers. The majority of the defined benefit pension plans are closed to new entrants and frozen to future accruals.
In connection with the completion of the Spin-Off, effective June 1, 2025 and June 20, 2025, Holcim transferred to the Company certain Swiss employees who historically operated within specific corporate functions of Holcim. The impact was a transfer of total pension plan assets of $55 million and total pension plan obligations of $53 million associated with these Swiss employees. These employees were and if still with the Company remain covered under the Holcim Pension Fund (“HPF”) and Holcim Supplementary Pension Fund (“HSPF”), which are pension plans sponsored by Holcim. The funded status associated with these employees under the HPF and HSPF was not reflected on the consolidated balance sheets as of December 31, 2024. Following the completion of the Spin-Off, the accumulated asset balances associated with these employees have remained in the HPF and HSPF under an affiliation agreement. However, under Swiss law, any employees transferred must transfer their accumulated asset balances to their new employer, and the new employer becomes responsible for the pension obligations associated with the accumulated asset balances. The incremental net pension plan assets of $2 million were reported within Other noncurrent assets at the date of the Spin-Off.
The Company decided to terminate its main Canadian defined benefit pension plan on February 28, 2023. The Company completed a partial settlement in the third quarter of 2024 through $99 million of lump sum payments to plan participants. Full settlement of the Company’s main Canadian defined benefit pension plan occurred effective October 3, 2024 following a conversion of the buy-in contracts to buy-out contracts in conjunction with the plan termination. All liabilities related to the Company’s main Canadian defined benefit pension plan were transferred to the insurer and a settlement loss of $61 million was recognized within Other non-operating income (expense), net, on the consolidated statement of operations for the year ended December 31, 2024.
The Company also terminated its main U.S. defined benefit pension plan as of May 31, 2023, and effective November 13, 2023, the buy-in contracts were converted to buy-out contracts in conjunction with the plan termination. All liabilities related to the Company’s main U.S. defined benefit pension plan were transferred to the insurer, which is recognized as a settlement loss of $33 million was recognized within Other non-operating income (expense), net, on the consolidated statement of operations for the year ended December 31, 2023.
Defined benefit pension plans
The following table summarizes, with respect to defined benefit pension plans, the benefit obligation, fair value of plan assets, funded status, amounts recognized on the consolidated balance sheets and weighted-average assumptions used to determine benefit obligations:

	As of December 31,
	2025		2024
(In millions, except for percentage data)	U.S.	Non-U.S.	U.S.	Non-U.S.
Change in benefit obligation:
Benefit obligation, beginning of year	$79	$215	$82	$747
Service cost	—	4	—	2
Interest cost	4	11	4	33
Actuarial (gains) and losses	—	(9)	—	8
Benefits paid	(6)	(7)	(7)	(44)
Settlements	—	—	—	(496)
Foreign currency rate changes	—	11	—	(35)
Plan transfer in	—	53	—	—
Benefit obligation, end of year	$77	$278	$79	$215

Amrize Ltd
Notes to Consolidated Financial Statements

	As of December 31,
	2025		2024
(In millions, except for percentage data)	U.S.	Non-U.S.	U.S.	Non-U.S.
Change in fair value of plan assets:
Fair value of plan assets, beginning of year	$—	$175	$—	$669
Actual return on plan assets	—	5	—	39
Employer contributions	6	8	7	37
Plan transfer in	—	55	—	—
Benefits paid	(6)	(7)	(7)	(44)
Settlements	—	—	—	(496)
Foreign currency rate changes	—	10	—	(30)
Fair value of plan assets, end of year	—	246	—	175
Funded status	$(77)	$(32)	$(79)	$(40)
Amounts recognized on the consolidated balance sheets:
Noncurrent assets	$—	$28	$—	$20
Current liabilities	(7)	(5)	(7)	(4)
Noncurrent liabilities	(70)	(55)	(72)	(56)
Funded status at end of year	$(77)	$(32)	$(79)	$(40)

	As of December 31,
	2025		2024
(In millions, except for percentage data)	U.S.	Non-U.S.	U.S.	Non-U.S.
Amounts recognized in Accumulated other comprehensive loss:
Net actuarial (gain) loss	$(16)	$3	$(17)	$8
Total	$(16)	$3	$(17)	$8
Weighted-average assumptions used to determine benefit obligations:
Discount rate	5.3%	4.1%	5.5%	4.7%
Rate of compensation increase	—%	2.4%	—%	2.5%
Interest crediting rate	3.0%	2.5%	3.0%	—%

The following table summarizes, with respect to defined benefit pension plans, the components of Net periodic benefit cost, amounts recognized in Other comprehensive income (loss) and weighted-average assumptions used to determine Net periodic benefit cost:

	For the years ended December 31,
	2025	2024	2023	2025	2024	2023
(In millions, except for percentage data)	U.S.			Non-U.S.
Components of Net periodic benefit cost (credit):
Service cost	$—	$—	$—	$4	$2	$2
Interest cost	4	4	38	11	33	33
Expected return on assets	—	—	(34)	(10)	(31)	(32)
Amortization of actuarial (gains)	(1)	(1)	—	—	—	—
Settlement loss	—	—	33	—	61	—
Net periodic benefit cost	$3	$3	$37	$5	$65	$3

Amrize Ltd
Notes to Consolidated Financial Statements

	For the years ended December 31,
	2025	2024	2023	2025	2024	2023
(In millions, except for percentage data)	U.S.			Non-U.S.
Changes in plan assets and benefit obligations recognized in Other comprehensive (income) loss:
Net actuarial (gain) loss	$—	$(1)	$3	$(5)	$—	$40
Amortization of actuarial loss (gain)	1	1	(33)	—	(61)	—
Foreign currency rate changes	—	—	—	—	(3)	1
Total recognized in Other comprehensive (income) loss	1	—	(30)	(5)	(64)	41
Total recognized in Net periodic benefit cost and Other comprehensive (income) loss	$4	$3	$7	$—	$1	$44
Weighted-average assumptions used to determine Net periodic benefit cost (credit):
Discount rate	5.5%	4.8%	5.9%	4.1%	4.6%	5.0%
Rate of compensation increase	—%	—%	—%	2.3%	2.5%	2.5%
Expected long-term rate of return on plan assets	—%	—%	5.9%	4.9%	4.9%	5.2%
Interest crediting rate	3.0%	3.0%	3.0%	2.9%	—%	—%

The defined benefit pension plans for which the projected benefit obligation exceeds the fair value of the respective plan assets were as follows:

	As of December 31,
	2025		2024
(In millions)	U.S.	Non-U.S.	U.S.	Non-U.S.
Defined benefit pension plans with projected benefit obligations in excess of plan assets:
Projected benefit obligation	$77	$60	$79	$60
Fair value of plan assets	$—	$—	$—	$—

Other postretirement benefit plans
The following table summarizes, with respect to other postretirement benefit plans, the benefit obligation, fair value of plan assets, funded status, amounts recognized on the consolidated balance sheets and weighted-average assumptions used to determine benefit obligations:

	As of December 31,
	2025		2024
(In millions, except for percentage data)	U.S.	Non-U.S.	U.S.	Non-U.S.
Change in benefit obligation:
Benefit obligation, beginning of year	$49	$70	$55	$75
Service cost	—	1	—	1
Interest cost	2	3	2	3
Actuarial (gains)	(1)	(1)	(2)	—
Benefits paid	(6)	(5)	(6)	(5)
Foreign currency rate changes	—	3	—	(4)
Benefit obligation, end of year	$44	$71	$49	$70
Change in fair value of plan assets:
Fair value of plan assets, beginning of year	$—	$—	$—	$—
Employer contributions	6	5	6	5
Benefits paid	(6)	(5)	(6)	(5)
Fair value of plan assets, end of year	—	—	—	—

Amrize Ltd
Notes to Consolidated Financial Statements

	As of December 31,
	2025		2024
(In millions, except for percentage data)	U.S.	Non-U.S.	U.S.	Non-U.S.
Funded status	$(44)	$(71)	$(49)	$(70)
Amounts recognized on the consolidated balance sheets:
Current liabilities	$(7)	$(4)	$(8)	$(4)
Noncurrent liabilities	(37)	(67)	(41)	(66)
Funded status at end of year	$(44)	$(71)	$(49)	$(70)
Amounts recognized in Accumulated other comprehensive loss:
Net actuarial (gains)	$(21)	$(17)	$(22)	$(16)
Total	$(21)	$(17)	$(22)	$(16)
Weighted-average assumptions used to determine benefit obligations:
Discount rate	5.1%	4.9%	5.4%	4.7%

The following table summarizes, with respect to other postretirement benefit plans, the components of Net periodic benefit cost, amounts recognized in Other comprehensive income (loss), and weighted-average assumptions used to determine Net periodic benefit cost:

	For the years ended December 31,
	2025	2024	2023	2025	2024	2023
(In millions, except for percentage data)	U.S.			Non-U.S.
Components of Net periodic benefit cost:
Service cost	$—	$—	$—	$1	$1	$1
Interest cost	2	2	3	3	3	3
Amortization of actuarial (gains)	(2)	(2)	(2)	—	(1)	(2)
Net periodic benefit cost	$—	$—	$1	$4	$3	$2
Changes in plan assets and benefit obligations recognized in Other comprehensive (income) loss:
Net actuarial (gain) loss	$(1)	$(2)	$(3)	$(1)	$—	$10
Amortization of actuarial loss	2	2	2	—	1	2
Foreign currency rate changes	—	—	—	—	1	—
Total recognized in Other comprehensive (income) loss	$1	$—	$(1)	$(1)	$2	$12
Total recognized in Net periodic benefit cost and Other comprehensive (income) loss	$1	$—	$—	$3	$5	$14
Weighted-average assumptions used to determine Net periodic benefit cost:
Discount rate	5.4%	4.8%	4.9%	4.7%	4.7%	5.2%

The assumed healthcare cost trend rates were as follows:

	For the years ended December 31,
	U.S.			Non-U.S.
	2025	2024	2023	2025	2024	2023
Healthcare cost trend rate assumed for next year	8.2%	7.9%	7.2%	5.1%	5.0%	4.6%
Rate to which the cost trend rate gradually declines	4.5%	4.5%	4.5%	4.0%	4.0%	4.0%
Year the rate reaches the ultimate rate	2035	2033	2031	2040	2040	2040

Amrize Ltd
Notes to Consolidated Financial Statements
The other postretirement benefit plans for which the accumulated postretirement benefit obligation exceeds the fair value of plan assets were as follows:

	As of December 31,
	2025		2024
(In millions)	U.S.	Non-U.S.	U.S.	Non-U.S.
Other postretirement benefit plans with accumulated postretirement benefit obligations in excess of plan assets:
Accumulated postretirement benefit obligation	$44	$71	$49	$70

Plan assets
The assets of the Company’s defined benefit pension plans are managed in Canada by fiduciary committees and in Switzerland by Pension Fund Boards under Swiss law, with support from third party investment consultants, for the benefit of the plan members. Consideration is given to the financial needs and circumstances of the plans, the long-term nature of the benefit obligations and time horizon available for investment, and the nature of the plans cash flows and liabilities. The investment strategy is set at the plan level, typically to maintain a diversified portfolio of assets to reduce risk with the objective of minimizing volatility and meeting future obligations and long-term cash requirements as they become due. The investment policy for each plan specifies the investment objectives, responsibilities, asset allocation guidelines, and investment monitoring requirements.
The expected long-term rate of return on plan assets is developed based on a targeted asset allocation range, considering investment community forecasts and current market conditions to develop expected returns for each of the asset classes used by the plans. These expected returns are weighted to reflect the asset allocation of each plan.
The following is a description of the methods and assumptions used to estimate the fair value of the defined benefit pension plan assets:
•	Cash and cash equivalents: Cash and all highly liquid securities with original maturities of three months or less are classified as Cash and cash equivalents. These assets are classified as Level 1.
•
Equity instruments: Individual securities that are valued at the closing price or last trade reported on the major market on which they are traded are classified as Level 1. Commingled funds that are publicly traded are valued based upon market quotes and are classified as Level 1. Non-publicly traded funds that require one or more significant unobservable inputs reflecting assumptions that market participants would be expected to use in pricing the assets are classified as Level 3.

•
Debt instruments: Debt instruments are valued based on prices derived from observable inputs and are classified as Level 1 or Level 2. Level 2 investments may also include commingled funds that have a readily determinable fair value based on observable prices of the underlying securities.

•
Insurance contracts: Buy-in annuity contracts are valued based on the estimated surrender value of the contracts, which are classified as Level 3 of the fair value hierarchy. The fair values of the insurance contracts are determined by the insurance company’s valuation models and represent the value the Company would receive upon surrender of these policies as of the measurement date.

•
Other: Other is composed of property and alternative investments, which are valued based on prices derived from observable market inputs, including observable prices of underlying investments, as provided by third-party managers, and are classified as Level 2.

Amrize Ltd
Notes to Consolidated Financial Statements
The Company’s target allocation ranges by asset class were as follow:

(In millions)	Defined Benefit Pension Plans 2025(1)
Cash and cash equivalents	0-10%
Equity instruments	17-50%
Debt instruments	0-72%
Other	7-39%

(1)	There are no target asset allocations for the U.S. defined benefit pension plans, which have no assets as of December 31, 2025.
The Company’s asset allocation by asset class were as follow:

	Defined Benefit Pension Plans Fair Values As of December 31, 2025
	Non-U.S. Plans
(In millions)	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$5	$—	$—	$5
Equity instruments	54	—	2	56
Debt instruments	9	53	—	62
Other	—	33	—	33
Insurance contracts	—	—	90	90
Total	$68	$86	$92	$246

There were no other postretirement benefit plan assets as of December 31, 2025.
The Company’s asset allocations by asset class were as follow:

	Defined Benefit Pension Plans Fair Values As of December 31, 2024
	Non-U.S. Plans
(In millions)	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$2	$—	$—	$2
Equity instruments	26	—	2	28
Debt instruments	—	52	—	52
Insurance contracts	—	—	93	93
Total	$28	$52	$95	$175

There were no other postretirement benefit plan assets as of December 31, 2024.
The reconciliation for Level 3 pension plan assets by asset class were as follows:

	For the year ended December 31, 2025 Non-U.S. Plans
(In millions)	Beginning Balance	Actual return on plan assets, relating to assets still held at reporting date	Purchases, sales and settlements	Change due to exchange rate changes	Ending Balance
Equity instruments	$2	$—	$—	$—	$2
Insurance contracts	93	1	(8)	4	90
Total	$95	$1	$(8)	$4	$92

Amrize Ltd
Notes to Consolidated Financial Statements

	For the year ended December 31, 2024 Non-U.S. Plans
(In millions)	Beginning Balance	Actual return on plan assets, relating to assets still held at reporting date	Purchases, sales and settlements	Change due to exchange rate changes	Ending Balance
Equity instruments	$26	$—	$(24)	$—	$2
Insurance contracts	468	23	(378)	(20)	93
Total	$494	$23	$(402)	$(20)	$95

Expected future benefit payments
The following table presents the expected future benefit payments to be made over the next 10 years:

	Defined Benefit Pension Plans		Other Postretirement Benefit Plans
(In millions)	U.S.	Non-U.S.	U.S.	Non-U.S.
2026	$7	$21	$7	$4
2027	7	18	6	4
2028	7	18	6	4
2029	7	18	4	4
2030	6	17	4	4
2031-2035	29	83	15	22

The Company expects that it will contribute $7 million to the U.S. defined benefit pension plans, $10 million to the non-U.S. defined benefit pension plans, $7 million to the U.S. other postretirement benefit plans and $4 million to the non-U.S. other postretirement benefit plans during the year ending December 31, 2026.
Defined contribution plans
In addition to the defined benefit pension plans and other postretirement benefit plans, the Company sponsors various defined contribution plans for U.S. and Canadian employees. Expense recognized with the defined contribution plans totaled $91 million, $78 million and $70 million for the years ended December 31, 2025, 2024 and 2023, respectively, and is included within Cost of revenues and Selling, general and administrative expenses on the consolidated statements of operations.
Union-sponsored multiemployer pension plans
The Company participates in and contributes to various union-sponsored multiemployer pension plans for U.S. and Canadian employees. The risks of participating in multiemployer pension plans differ from single employer plans as follows:
•	Assets contributed to a multiemployer pension plan by one employer may be used to provide benefits to employees of other participating employers;
•	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and
•
If the Company chooses to stop participating in one or more of the multiemployer pension plans to which it contributes, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

Total contributions to union-sponsored multiemployer pension plans were $37 million, $35 million and $35 million for the years ended December 31, 2025, 2024 and 2023, respectively.

Amrize Ltd
Notes to Consolidated Financial Statements
Note 16. Accumulated other comprehensive loss
The changes in the balances for each component of Accumulated other comprehensive loss, net of tax, were as follows:

(In millions)	Foreign Currency Translation Adjustment	Cash Flow Hedges	Defined Benefit Pension and Other Postretirement Benefit Plans	Total
Balance as of January 1, 2023	$(382)	$3	$7	$(372)
Other comprehensive income (loss) before reclassifications	92	17	(44)	65
Amounts reclassified from Accumulated other comprehensive income (loss) to Net income	—	(36)	26	(10)
Net current-period Other comprehensive income (loss)	92	(19)	(18)	55
Balance as of December 31, 2023	(290)	(16)	(11)	(317)
Other comprehensive income (loss) before reclassifications	(344)	28	2	(314)
Amounts reclassified from Accumulated other comprehensive income (loss) to Net income	—	(19)	44	25
Net current-period Other comprehensive income (loss)	(344)	9	46	(289)
Balance as of December 31, 2024	(634)	(7)	35	(606)
Other comprehensive income (loss) before reclassifications	203	11	7	221
Amounts reclassified from Accumulated other comprehensive income (loss) to Net income	—	(5)	(3)	(8)
Net current-period Other comprehensive income (loss)	203	6	4	213
Unrecognized gain transferred from Holcim pension	—	—	2	2
Balance as of December 31, 2025	$(431)	$(1)	$41	$(391)

The following amounts were reclassified from Accumulated other comprehensive loss to Net Income:

	For the years ended December 31,
(In millions)	2025	2024	2023
Net change in fair value of effective portion of cash flow hedges
Cost of revenues	$(7)	$(26)	$(48)
Income tax expense	2	7	12
Total	$(5)	$(19)	$(36)
Actuarial losses and prior service costs for defined benefit pension plans and other postretirement benefit plans
Other non-operating (income) expense, net	$(4)	$58	$34
Income tax expense (benefit)	1	(14)	(8)
Total	$(3)	$44	$26
Total amounts reclassified from Accumulated other comprehensive income (loss) to Net income	$(8)	$25	$(10)

The Company releases tax effects from Accumulated other comprehensive loss when the underlying items affect earnings.
Note 17. Commitments and contingencies
Commitments
In the ordinary course of business, the Company enters into purchase commitments for goods and services including various products and capital expenditures for property, plant and equipment. The Company had purchase commitments for capital expenditures of $207 million and other contractual commitments for products and intangibles of $601 million as of December 31, 2025.

Amrize Ltd
Notes to Consolidated Financial Statements
Contingencies
In the ordinary course of conducting its business activities, the Company is involved in judicial, administrative and regulatory investigations and proceedings, as well as lawsuits and claims of various natures, involving both private parties and governmental authorities, relating to product liability, general and commercial liability, competition, environmental, employment, health and safety and other matters. These claims and proceedings include insured, self-insured, and uninsured matters that are brought on an individual, collective, representative and class-action basis.
The Company records a liability for contingencies when the occurrence of a loss is probable and the amount can be reasonably estimated, and records legal fees as incurred. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not accrue liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For contingencies where an unfavorable outcome is probable or reasonably possible and which are material, the Company discloses the nature of the contingency and, where an estimate can reasonably be made, an estimate of the possible loss. Accruals are based on the best information available, but in certain situations, management is unable to estimate an amount or range of a reasonably possible loss, including, but not limited to, when: (1) the damages are indeterminate, (2) the proceedings are in the early stages, (3) numerous parties are involved, or (4) the matter involves novel or unsettled legal theories.
The aggregate range of reasonably possible losses in excess of accrued liabilities, if any, associated with these unresolved legal actions is not material. In some cases, the Company cannot reasonably estimate a range of loss because there is insufficient information regarding the matter. Although it is not possible to predict with certainty the outcome of these unresolved legal actions, the Company believes that these actions will not individually or in the aggregate have a material adverse effect on our consolidated results of operations, financial position or liquidity. In 2025, the Company recorded nonrecurring legal costs of $46 million.
Warranties
The Company provides standard warranties on many of its products within the Building Envelope segment. The liability for standard warranty programs is included in Other current liabilities and Other noncurrent liabilities. The change in the standard warranty liability for the years ended December 31, 2025 and 2024 is as follows:

(In millions)	2025	2024
Balance as of January 1	$60	$18
Increase for warranties issued	14	16
Increase for pre-existing warranties	51	58
Decrease for payments	(36)	(32)
Balance as of December 31	$89	$60

The Company increased the standard pre-existing warranty accrual for the Building Envelope segment by $51 million and $58 million for the years ended December 31, 2025 and 2024, respectively, which was recorded in Cost of revenues on the consolidated statements of operations, notably attributed to a pre-acquisition manufacturing issue. The increase in the pre-existing accrual associated with the Company’s standard warranty program was influenced by important factors such as the long-tail line of coverage, persistent claims experience, and relatively immature claims history.
Environmental matters
The Company’s operations are subject to and affected by federal, state, provincial and local laws and regulations relating to, among other things, environmental matters (including climate change and greenhouse gas emissions), health and safety matters (including related to the use of hazardous materials) and other regulatory matters. Environmental operating permits, which are subject to modification, renewal and revocation, may be required for the Company’s operations. The Company monitors and reviews its operations, procedures and policies for compliance with these laws

Amrize Ltd
Notes to Consolidated Financial Statements
and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s business, as it is with other companies engaged in similar businesses, and there can be no assurance that environmental liabilities or noncompliance will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity.
The Company accrued environmental remediation obligations of $69 million and $64 million for cleanup, restoration and ongoing maintenance and monitoring requirements as of December 31, 2025 and December 31, 2024, respectively, which are included in Other current liabilities and Other noncurrent liabilities on the consolidated balance sheets.
Off balance sheet arrangements
Periodically, the Company enters into off balance sheet commitments, including surety bonds and letters of credit, to fulfill certain obligations related to specific projects, insurance and site restoration. As of December 31, 2025 and December 31, 2024, the Company had outstanding commitments amounting to $751 million and $809 million, respectively. Historically, no material claims have been made against these financial instruments. The Company did not have any other off balance sheet arrangements as of December 31, 2025 and December 31, 2024.
Note 18. Related party
Pursuant to the Spin-Off, Holcim ceased to be a related party to the Company and accordingly, no related party transactions or balances have been reported subsequent to the Separation and Distribution Date. In connection with the Spin-Off, the Company entered into a number of agreements with Holcim to govern the Spin-Off and provide a framework for the relationship between the parties going forward, including, but not limited to the following:
•
Separation and Distribution Agreement - sets forth the principal actions to be taken in connection with the Spin-Off, including the transfer of assets and assumption of liabilities, and establishes certain rights and obligations between the Company and Holcim following the Spin-Off, including procedures with respect to claims subject to indemnification and related matters.

•
Transition Services Agreement - governs all matters relating to the provision of services between the Company and Holcim on a transitional basis. The services the Company receives primarily include support for information technology-related functions. The transition services generally commenced on the date of Spin-Off and are expected to be completed over a period of one year, but no longer than two years after the Spin-Off.

•
Tax Matters Agreement - governs the respective rights, responsibilities, and obligations between the Company and Holcim with respect to all tax matters, in addition to certain restrictions which generally prohibit the Company from taking or failing to take any action for periods of varying length, from two years to as long as five years, following the Spin-Off that would prevent the Spin-Off from qualifying as tax-free for U.S. federal income tax purposes, including limitations on the Company’s ability to pursue certain strategic transactions. The allocation of liabilities for payroll taxes and reporting and other employee tax matters is covered by the Employee Matters Agreement and the allocation of liabilities for all other taxes is covered by the Tax Matters Agreement.

The financial statement impact of these agreements was immaterial as of and for the year ended December 31, 2025.
The following discussion summarizes activity between the Company and Holcim that occurred prior to the completion of the Spin-Off.
Related-party transactions
The Company and Holcim historically had intercompany activity, resulting in revenues and expenses for both parties prior to the Spin-Off. Transactions between the Company and other businesses of Holcim were considered related-party transactions. Revenues for products and services provided to Holcim by the Company were $33 million, $75 million, and $65 million for the years ended December 31, 2025, 2024 and 2023, respectively. The costs incurred by the Company related to products and services purchased from Holcim were $69 million, $206 million, and $274 million for the years ended December 31, 2025, 2024 and 2023, respectively, and are contained within Cost of revenues on the consolidated statements of operations. The Company also generated revenues from its equity method investees of $15 million, $15 million, and $15 million for the years ended December 31, 2025, 2024 and 2023, respectively.

Amrize Ltd
Notes to Consolidated Financial Statements
Certain related-party transactions between the Company and Holcim have been included in these consolidated financial statements prior to the Spin-Off. Trade receivables and payables, as well as non-trade receivables and payables, between the Company and Holcim are cash settled and are presented within Accounts receivable, net and Accounts payable on the consolidated balance sheets. These amounts were previously presented as Due from related-party and Due to related-party, respectively. The net effect of the settlement of these intercompany transactions is reflected within Cash flows from operating activities on the consolidated statements of cash flows. As of December 31, 2024, trade receivables from Holcim were $21 million, non-trade receivables from Holcim were $37 million, trade payables due to Holcim were $8 million and non-trade payables due to Holcim were $3 million.
Allocation of corporate expenses
The consolidated statements of operations include expense allocations for certain corporate, infrastructure and other shared services that were provided by Holcim on a centralized basis, including but not limited to accounting and financial reporting, treasury, tax, legal, human resources, information technology, insurance, employee benefits and other shared services that are either specifically identifiable or directly attributable to the Company, prior to the Spin-Off. These expenses had been allocated to the Company on the basis of direct usage when specifically identifiable, with the remainder predominantly allocated on a pro rata basis using revenues. The Company’s management considers this allocation to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented prior to the Spin-Off. However, these expense allocations may not be indicative of the actual expenses that would have been incurred had the Company been a standalone company during the periods presented, and they may not reflect what the Company’s results of operations may be in the future.
All such amounts have been deemed to have been incurred and settled by the Company in the period in which the costs were recorded and are included within Net parent investment on the consolidated balance sheets prior to the Spin-Off.
Allocations for management costs and corporate support services provided to the Company prior to the Spin-Off were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Cost of revenues	$16	$28	$27
Selling, general and administrative expenses	44	108	120
Total	$60	$136	$147

Cash management and financing
Prior to the Spin-Off, a majority of the Company’s subsidiaries participated in Holcim’s centralized cash management and financing function. While the Company maintained bank accounts in the name of its respective legal entities in order to conduct day-to-day business, cash was managed centrally as part of the overall treasury function and Holcim oversaw a cash pooling program whereby cash was swept from any subsidiary accounts, including the Company’s accounts, on a daily basis. This mechanism optimized cash management and was used to ensure all of Holcim’s businesses had the working capital needed to run their day-to-day activities.
Depending on the Company’s contributions and withdrawals to and from the cash pool, it was either in a net lending or borrowing position. No maturity dates nor payment schedules were outlined in the agreements governing the cash pooling program and there was no periodic cash settlement as part of the cash pooling program. As of December 31, 2024, the Company had outstanding receivables related to amounts provided to Holcim’s centralized cash management and financing function of $532 million, which is included in Related-party notes receivable on the consolidated balance sheet. The balance was settled prior to the Spin-Off. For the years ended December 31, 2025, 2024 and 2023, the Company paid interest expense of less than $1 million, $1 million and $9 million, respectively, on borrowings from Holcim’s centralized cash management and financing function. For the years ended December 31, 2025, 2024 and 2023, the Company received interest income of $12 million, $15 million, $4 million, respectively, on amounts contributed to the cash pooling program.

Amrize Ltd
Notes to Consolidated Financial Statements
Related-party notes payable
The Company had short-term and long-term borrowing arrangements with Holcim prior to the Spin-Off. These borrowings have been included in both current and noncurrent liabilities within Related-party notes payable on the consolidated balance sheets.
The borrowing arrangements with Holcim were primarily for working capital needs and for financing certain acquisitions and had an aggregate principal balance of $7,645 million and $7,647 million as of June 22, 2025 and December 31, 2024, respectively. Prior to the Spin-Off, the Company settled $5,646 million of related-party notes payable, with the remaining $1,999 million contributed by Holcim to the Company as equity. The Company recognized interest expense from related-party notes payable of $183 million, $454 million and $460 million for the years ended December 31, 2025, 2024 and 2023, respectively. As of December 31, 2024, interest payable to Holcim was $78 million related to related-party notes payable.
Net parent investment
As a result of the Spin-Off, Net parent investment in the consolidated balance sheets was fully settled on the Separation and Distribution Date.
Prior to the Spin-Off, Net parent investment in the consolidated balance sheets and consolidated statements of equity represented Holcim’s historical investment in the Company, the net effect of transactions with Holcim and allocations from Holcim, and the Company’s accumulated earnings. Net transfers to Holcim are included within Net parent investment. During the year ended December 31, 2025, certain Spin-Off-related adjustments were recorded to reflect transfers from Holcim and settlement of Spin-Off transactions with Holcim, which resulted in a net increase to total equity of $2,027 million. These items substantially consisted of the completion of the bond exchange as described in Note 10 (Debt) and the settlement of intercompany debt as described above. The components of Net transfers to Holcim on the consolidated statements of cash flows and the reconciliation to the corresponding amounts presented within the consolidated statements of equity, which includes certain non-cash elements, were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Net transfers to Holcim as reflected on the consolidated statements of cash flows(1)	$(91)	$(304)	$(20)
Equity contribution from Holcim related to the settlement of Related-party notes payable	1,999	—	—
Other non-cash activities with Holcim, net(2)	25	31	3
Net transfers from (to) Holcim as reflected on the consolidated statements of equity	$1,933	$(273)	$(17)

(1)	Net transfers to Holcim as reflected on the consolidated statements of cash flows includes general financing activities and allocation of Holcim’s corporate expenses.
(2)
Other non-cash activities with Holcim, net primarily consist of the net contribution from Holcim from the completion of the bond exchange as described in Note 10 (Debt) for the year ended December 31, 2025 and income taxes paid by Holcim for the year ended December 31, 2024.

Amrize Ltd
Notes to Consolidated Financial Statements
Note 19. Supplemental cash flow information
Cash expenditures were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Interest paid	$411	$497	$504
Income taxes paid	369	302	211
Operating cash flows used for operating leases	(169)	(159)	(161)
Operating cash flows used for finance leases	(19)	(16)	(11)
Financing cash flows used for finance leases	(106)	(82)	(55)

Non-cash investing and financing transactions were as follows:

	For the years ended December 31,
(In millions)	2025	2024	2023
Accrued purchases of property, plant and equipment	$90	$72	$81
Right-of-use assets obtained in exchange for new operating lease liabilities	197	244	166
Right-of-use assets obtained in exchange for new finance lease liabilities	223	150	89
Equity contribution from Holcim related to the Spin-off	1,999	—	—

Note 20. Earnings per share and shareholders’ equity
Basic earnings per share is computed by dividing net income attributable to the Company by the weighted-average number of shares outstanding during the applicable period. Diluted earnings per share is computed by dividing net income attributable to the Company by the total of the weighted-average number of shares outstanding during the applicable period, plus the effect of dilutive securities. The computation of diluted earnings per share excludes the effect of the potential exercise of share-based awards, when the effect of the potential exercise would be antidilutive. For the years ended December 31, 2025, 2024 and 2023, the Company did not have any share-based awards that had an antidilutive effect on earnings per share.
On the Separation and Distribution Date, Holcim distributed 553,082,069 shares in the Company to Holcim shareholders in connection with the Spin-Off. This amount is based on 566,875,513 Holcim shares outstanding at the Separation and Distribution Date. The 13,793,444 shares in the Company, which were not distributed to Holcim shareholders in connection with the Spin-Off, were contributed from Holcim to the Company as treasury stock. The treasury stock was contributed for no consideration and is recorded on the balance sheet with no cost basis. The calculation for basic and diluted earnings per share for any period presented prior to the Spin-Off were based on the number of shares outstanding on the Separation and Distribution Date and have been retrospectively presented. For periods prior to the Spin-Off, there are no dilutive equity instruments as there were no Company share-based awards outstanding at the time.
The calculation of basic and diluted earnings per share for the years ended December 31, 2025, 2024 and 2023 was as follows:

	For the years ended December 31,
(In millions, except per share data)	2025	2024	2023
Numerator:
Net income	$1,182	$1,273	$955
Net loss attributable to noncontrolling interest	3	1	1
Net income attributable to the Company	$1,185	$1,274	$956
Denominator:
Basic weighted-average number of shares outstanding	553.1	553.1	553.1
Dilutive effect of share-based awards	0.5	—	—
Diluted weighted-average number of shares outstanding	553.6	553.1	553.1

Amrize Ltd
Notes to Consolidated Financial Statements

	For the years ended December 31,
(In millions, except per share data)	2025	2024	2023
Earnings per share
Basic	$2.14	$2.30	$1.73
Diluted	$2.14	$2.30	$1.73

Note 21. Share-based compensation
Prior to the Spin-Off, certain key employees of the Company participated in Holcim’s share-based compensation plans. All awards granted under these plans were based on Holcim’s ordinary shares. Prior to the Spin-Off, share-based compensation expense was allocated to the Company based upon the portion of the Holcim’s share-based compensation plans in which the Company employees participated.
At the time of the Spin-Off, each outstanding Holcim performance stock option, performance share unit, and restricted share unit held by a Company employee were converted into Company awards using a formula designed to preserve the intrinsic value of the awards immediately prior to and subsequent to the Spin-Off. The converted awards will continue to vest over the original vesting period, which is generally two years from the grant date for restricted share units, three years from the grant date for performance share units, and five years from the grant date for PSOs. The incremental compensation expense related to the modification from the conversion of the share-based awards was immaterial to these consolidated financial statements.
Effective June 23, 2025, the Company established the Amrize Ltd 2025 Omnibus Incentive Plan (“2025 Plan”). A total of 25,500,000 shares were authorized for issuance under the 2025 Plan. The 2025 Plan provides for the grant of share options (including Incentive Stock Options and nonqualified stock options), RSUs, PSUs, and other share-based awards.
Total share-based compensation expense for the year ended December 31, 2025 was $14 million, including $3 million allocated from Holcim. Expense is recorded in Cost of revenues and Selling, general and administrative expenses. The share-based compensation expense for the years ended December 31, 2024 and 2023 was immaterial to these consolidated financial statements.
As of December 31, 2025, the total remaining unrecognized compensation expense related to the RSUs, PSUs and PSOs was $4 million, $35 million and $2 million, which will be amortized over a weighted average period of 2 years.
Restricted Stock Units
Prior to the Spin-Off, RSUs were previously granted to eligible employees. These typically vest two years from the grant date.
During fiscal year 2025, the Company granted RSUs representing 118,632 ordinary shares of the Company. Each RSU entitles the recipient to receive one share of common stock upon vesting. These RSUs cliff vest on specified dates, generally over one year or three years. The fair value of RSUs is determined using the closing price of the Company’s Common Stock at grant date.
The RSU activity during 2025 was as follows:

(In millions, except per share data, units in actual)	Number of Units	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2024	—	$—
Awards converted upon Spin-Off	3,055	39.60
Granted	118,632	48.79
Vested	—	—
Forfeited	—	—
Nonvested as of December 31, 2025	121,687	$48.56

Amrize Ltd
Notes to Consolidated Financial Statements
Performance Stock Units
Prior to the Spin-Off, PSUs were previously granted to eligible employees. These had a time-based vesting condition generally three years from grant date. The original performance metrics consisted of Sustainability, Adjusted Earnings Per Share (“EPS”) Growth, and Return on Invested Capital (“ROIC”) targets. These were modified on August 6, 2025. Following the modification, the performance metrics for the remaining performance period for 2023 PSUs consist of EPS and ROIC targets only, with each target weighted 50%. For the 2024 PSUs, the performance metrics for the remaining period consist of an EPS performance metric and Relative Total Shareholder Return (“rTSR”) market condition for the remaining performance period, with each target weighted 50%. There was no incremental expense as a result of this modification.
During fiscal year 2025, the Company granted PSUs representing 656,544 ordinary shares of the Company at target performance levels. These PSUs cliff vest on specified dates. The number of ordinary shares of PSUs to be received upon vesting will be determined based on the relative achievement of performance metrics. The performance metrics for these PSUs consist of an EPS performance metric for half of the PSUs and a Relative Total Shareholder Return market condition for the other half.
The fair value of PSUs based on internal financial performance metrics is determined using the closing price of the Company’s Common Stock at grant date. For PSUs that include a market condition, the Company measures the fair value using a Monte Carlo simulation.
The PSU activity during 2025 was as follows:

(In millions, except per share data, units in actual)	Number of Units(1)	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2024	—	$—
Awards converted upon Spin-Off	329,176	38.97
Granted	656,544	54.77
Vested	(646)	39.61
Forfeited	(14,035)	41.99
Nonvested as of December 31, 2025	971,039	$49.61

(1)	PSUs are presented at target performance (100%), with the potential to earn stretch performance (200%).
The following assumptions were used in the Monte Carlo simulation model for PSUs granted during the year ended December 31, 2025:

2025
Expected volatility	26.3% - 26.6%
Expected dividend yield	—%
Risk-free interest rates	3.5% - 3.7%
Remaining performance period	2.3 - 2.4 years

The expected volatility for Amrize was developed based on the historical volatilities of a comparable group of peer companies with similarity in size, industry and financial leverage. The dividend yield used is 0% as the award holders are assumed to fully reinvest the dividends that are distributed. Risk-free rate is based on the US Treasury Rate Yield Curve Rates, adjusted to approximate zero coupon yields. The remaining performance period reflects the period from the grant date to the performance period end date.

Amrize Ltd
Notes to Consolidated Financial Statements
Performance Stock Options
No new stock options have been granted under the 2025 Plan. Prior to the Spin-Off, PSOs were previously granted to eligible employees. PSOs typically vest five years from the grant date and have a contractual term of ten years. The PSOs also have a TSR market condition and the fair value for these was measured using a Monte Carlo simulation model.

(In millions, except per share data, options in actual)	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2024	—	$—
Awards converted upon Spin-off	2,779,550	32.03
Exercised	—	—
Forfeited	(67,749)	34.02
Expired	—	—
Outstanding as of December 31, 2025	2,711,801	$31.98	6.1	$59.90
Vested and expected to vest, December 31, 2025	2,711,801	$31.98	6.1	$59.90
Exercisable as of December 31, 2025	—	$—		$—

For the modification accounting fair value calculations related to the Spin-Off, the expected term of the options was determined based on a methodology that considered the exercise multiple (stock price divided by exercise price) at the time of the modification. The pre-conversion volatility was developed using Holcim’s historical volatility. The post-conversion volatility was developed using a comparable group of peer companies with similarity in size, industry and financial leverage. The pre-conversion dividend yield was determined for the Holcim using most recent dividend paid by Holcim, compounded annually. The post-conversion dividend yield used was 0%. The incremental compensation expense related to the modification from the conversion of the performance stock options was immaterial to these consolidated financial statements.
Note 22. Equity method investments
The Company uses the equity method of accounting for its investments in entities over which the Company has the ability to exercise significant influence over operating and financial policies or exercise joint control with other investors but does not control and is not the primary beneficiary. Equity method investments are initially recognized at cost and are included within Other noncurrent assets on the consolidated balance sheets. The Company’s proportionate interest in the operating results of the entity is included within Income from equity method investments on the consolidated statements of operations.
Equity method investments consisted of the following:

	Ownership percentage	Balance as of December 31,		Share of income for the year ended December 31,
(In millions, except for percentage data)		2025	2024	2025	2024	2023
Quality Concrete Inc.	47%	$22	$20	$3	$3	$2
Nelson Aggregate Co Partnership	50%	18	17	5	6	6
Others		10	19	3	4	5
Total		$50	$56	$11	$13	$13

Note 23. Subsequent events
The Company has evaluated subsequent events occurring through to the date the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements except as noted below.

Amrize Ltd
Notes to Consolidated Financial Statements
Agreement to Acquire PB Materials
On January 6, 2026, the Company announced that it entered into an agreement to acquire PB Materials Holdings, Inc., an aggregates business with a complementary ready-mix concrete network in the West Texas region. PB Materials Holdings, Inc. has over $180 million in annual revenues and will be included in the Company’s Building Materials segment. The transaction is expected to close in the first quarter of 2026 and is subject to customary closing conditions.
Share Repurchase Program Approval by the Board
On February 17, 2026, the Board of Directors approved a share repurchase authorization of $1.0 billion, with a one year expiration. Share repurchases may be made in the open market or privately negotiated transactions. Share repurchases under the authorization will be subject to the Company’s shareholders’ prior approval of the Company’s financial statements at the 2026 annual meeting of shareholders.
Swiss law imposes certain restrictions on the Company’s ability to return earnings or capital to its shareholders, including through the repurchase of its own shares. We may only repurchase shares to the extent that sufficient freely distributable reserves are available. In addition, Swiss law requires that the total par value of the Company’s treasury shares must not be in excess of 10 percent of its total share capital, although, to the extent permitted by Swiss law, exemptions from the 10 percent limit apply for repurchased treasury shares dedicated for cancellation under our shareholder-approved capital band or for shares acquired pursuant to a shareholder-ratified repurchase program and dedicated for cancellation.
Special One-Time Dividend and Annual Ordinary Dividend Approval by the Board
On February 17, 2026, the Board of Directors approved and recommended the Company pay a special, one-time dividend of $0.44 per outstanding share to be paid after the 2026 annual meeting of shareholders and an annual, ordinary cash dividend of $0.44 per outstanding share to be paid in up to four installments. The dividends will be structured as a repayment of legal reserves from capital contributions and will not be subject to Swiss withholding tax.
Pursuant to Swiss corporate law, the payment of dividends is limited to certain amounts of unappropriated capital reserves within retained earnings and is subject to shareholder approval. The Board’s recommendation to pay the dividends will be submitted to the Company’s shareholders at its upcoming annual general meeting of shareholders. If approved, the Board of Directors will determine the record and payment dates on which the dividends may be paid, and it is authorized to abstain from paying some or all of the dividends at its discretion.
Future dividends will be subject to the approval of the Company’s shareholders.

Amrize Ltd
Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
None.
Item 9A.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d15(e) under the Exchange Act) are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and (ii) accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
In connection with the preparation of this Annual Report, an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2025 was carried out under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and Chief Financial Officer (“the Certifying Officers”). Based on this evaluation, the Certifying Officers concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2025 because of our previously reported material weakness in our internal control over financial reporting, as described in the Risk Factors section.
Notwithstanding the identified material weakness, management has concluded that the consolidated financial statements included in this Annual Report on Form 10-K present fairly, in all material respects, our financial position, results of operations and cash flows for the periods disclosed in conformity with U.S. GAAP.
Material Weakness
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
As previously disclosed, management identified a material weakness in the design and operation of our internal control over financial reporting related to insufficient accounting and supervisory personnel who have the appropriate level of U.S. GAAP technical accounting experience and training.
Ongoing Remediation Efforts to Address the Previously Identified Material Weakness
Management, under the oversight of the Audit Committee, is in the process of implementing measures designed to remediate the factors contributing to the material weakness, including:
•
Continuing to recruit, onboard and train qualified personnel with U.S. GAAP and SEC experience to support enhanced control ownership and timely, consistent execution of internal control over financial reporting;

•	Establishing and advancing Finance Policy and Disclosure Committees comprised of appropriately qualified personnel;
•	Utilizing outside resources with specialized accounting expertise to supplement internal resources as needed.
While we have taken steps to implement our remediation plan, the material weakness will not be considered remediated until the enhanced controls operate for a sufficient period of time and management has concluded, through testing, that the related controls are effective. We will continue to monitor the effectiveness of our remediation plan and refine the plan as appropriate.
Management’s Report on Internal Control over Financial Reporting
This Annual Report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm due to a transition period established by rules of the SEC for newly public companies.
Changes in Internal Controls over Financial Reporting
Other than with respect to the remediation efforts in connection with the material weakness described above, there were no changes in our internal control over financial reporting during the quarter ended December 31, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Amrize Ltd
Item 9B.	Other information
None.
Item 9C.	Disclosure regarding foreign jurisdictions that prevent inspections
Not applicable.

Amrize Ltd
PART III
Item 10.	Directors, Executive Officers & Corporate Governance
The information regarding directors required by this Item is incorporated by reference to our Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025. Information regarding executive officers is presented in Part I of this report under the caption “Information about our Executive Officers.”
Our board of directors has adopted a Code of Business Conduct applicable to all officers, directors, and employees, which is available on our website (https://investors.amrize.com/governance/governance-documents) under “Governance Documents.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct by posting such information on the website address and location specified above.
We have adopted insider trading and 10b5-1 trading plan policies and procedures applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Our insider trading policy and our 10b5-1 trading plan policy is filed as Exhibit 19.1 to this Annual Report on Form 10-K.
Item 11.	Executive Compensation
The information required by this item is incorporated by reference to our Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025.
Item 12.	Security Ownership of Certain Beneficial Owners and Management
The information required by this item is incorporated by reference to our Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025.
Item 13.	Certain Relationships and Related Transactions
The information required by this item is incorporated by reference to our Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025.
Item 14.	Principal Accountant Fees & Services
Information required by this Item 14, including aggregate fees billed to us by our principal accountant, Ernst & Young Ltd, is incorporated by reference to our Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025.

Amrize Ltd
PART IV
Item 15.	Exhibits & Financial Statements Schedules

Exhibit No.	Exhibit
2.1#
Separation and Distribution Agreement, dated as of June 20, 2025, by and between Holcim Ltd and Amrize Ltd (Exhibit 2.1 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).

3.1	Articles of Association of Amrize Ltd (Exhibit 3.1 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).
3.2	Organizational Resolutions of Amrize Ltd (Exhibit 3.2 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).
4.1*	Description of Capital Stock
4.2
Supplemental Indenture, dated June 18, 2025, by and among Holcim Finance US LLC, Amrize, Holcim Ltd and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.1 to the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).

4.3
Indenture, dated June 18, 2025, by and among Holcim Finance US LLC, Amrize, Holcim Ltd and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.2 to the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).

4.4	Form of 3.500% Senior Notes due 2026 (included in Exhibit 4.1 of the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).
4.5	Form of 4.200% Senior Notes due 2033 (included in Exhibit 4.1 of the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).
4.6	Form of 7.125% Senior Notes due 2036 (included in Exhibit 4.1 of the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).
4.7	Form of 6.875% Senior Notes due 2039 (included in Exhibit 4.1 of the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).
4.8	Form of 6.500% Senior Notes due 2043 (included in Exhibit 4.1 of the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).
4.9	Form of 4.750% Senior Notes due 2046 (included in Exhibit 4.1 of the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).
4.9
Registration Rights Agreement, dated June 18, 2025, by and among Holcim Finance US LLC, Amrize and BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Santander US Capital Markets LLC, as Dealer Managers (Exhibit 4.9 to the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).

4.10*	Form of 3.500% Senior Notes due 2026.
4.11*	Form of 4.200% Senior Notes due 2033.
4.12*	Form of 7.125% Senior Notes due 2036.
4.13*	Form of 6.875% Senior Notes due 2039.
4.14*	Form of 6.500% Senior Notes due 2043.
4.15*	Form of 4.750% Senior Notes due 2046.

Amrize Ltd

Exhibit No.	Exhibit
4.16
Registration Rights Agreement, dated June 18, 2025, by and among Holcim Finance US LLC, Amrize and BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Santander US Capital Markets LLC, as Dealer Managers (Exhibit 4.9 to the Company’s Form 8-K filed June 18, 2025, File No. 1-42542, and incorporated herein by reference).

4.17
Indenture, dated as of April 7, 2025, by and among Holcim Finance US LLC, the Registrant and Holcim Ltd, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 10.8 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

4.18
First Supplemental Indenture, dated as of April 7, 2025, by and among Holcim Finance US LLC, the Registrant and Holcim Ltd, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 10.9 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

4.19*	Form of 4.600% Senior Notes due 2027.
4.20*	Form of 4.700% Senior Notes due 2028.
4.21*	Form of 4.950% Senior Notes due 2030.
4.22*	Form of 5.400% Senior Notes due 2035.
4.23
Registration Rights Agreement, dated as of April 7, 2025, by and among Holcim Finance US LLC, the Registrant and Holcim Ltd (Exhibit 10.10 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.1&	Amrize Ltd 2025 Omnibus Incentive Plan. (Exhibit 4.3 to the Company’s Form S-8 filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).
10.2&	Amrize Ltd Employee Stock Purchase Plan. (Exhibit 4.4 to the Company’s Form S-8 filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).
10.3#
Transition Services Agreement, dated as of June 20, 2025, by and between Holcim Ltd and Amrize Ltd (Exhibit 10.1 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).

10.4#
Tax Matters Agreement, dated as of June 20, 2025, by and between Holcim Ltd and Amrize Ltd (Exhibit 10.2 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).

10.5
Employee Matters Agreement, dated as of June 20, 2025, by and between Holcim Ltd and Amrize Ltd (Exhibit 10.3 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).

10.6#
Intellectual Property Cross-License Agreement, dated as of June 20, 2025, by and between Holcim Technology Ltd and Amrize Technology Switzerland LLC (Exhibit 10.4 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).

10.7#
Trademark License Agreement, dated as of June 20, 2025, by and among Holcim Ltd, Holcim Technology Ltd and Amrize Technology Switzerland LLC (Exhibit 10.5 to the Company’s Form 8-K filed June 23, 2025, File No. 1-42542, and incorporated herein by reference).

10.8#†
Revolving Credit Agreement, dated as of March 24, 2025, by and among the Registrant, Holcim Ltd, as Guarantor, Holcim Finance US LLC, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and BNP Paribas, as Syndication Agent (Exhibit 10.6 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.9#†
Term Loan Credit Agreement, dated as of March 24, 2025, by and among the Registrant, Holcim Ltd, as Guarantor, Holcim Finance US LLC, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and BNP Paribas, as Syndication Agent (Exhibit 10.7 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

Amrize Ltd

Exhibit No.	Exhibit
10.10	Form of Indemnification Agreement (Exhibit 10.6 to the Company’s Form 10 filed February 28, 2025, File No. 1-42542, and incorporated herein by reference).
10.11&
Employment Offer Letter, dated March 1, 2021, by and between Jamie Gentoso and Holcim (US) Inc. (Exhibit 10.9 to the Company’s Form 10 filed February 28, 2025, File No. 1-42542, and incorporated herein by reference).

10.12&
Employment Agreement, dated May 2, 2025, by and between Nollaig Forrest and Amrize Technology Switzerland LLC (Exhibit 10.15 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.13&
Amended and Restated Employment Agreement, dated May 1, 2025, by and between Jaime Hill and Holcim Participations (US) Inc. (Exhibit 10.16 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.14&
Amended and Restated Employment Agreement, dated May 1, 2025, by and between Ian Johnston and Holcim (US) Inc. (Exhibit 10.17 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.15&
Employment Agreement, dated April 28, 2025, by and between Jan Jenisch and the Registrant (Exhibit 10.18 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.16&
International Assignment Agreement, dated May 5, 2025, by and between Nollaig Forrest and Amrize Technology Switzerland LLC (Exhibit 10.19 to the Company’s Amendment No. 1 to Form 10 filed May 7, 2025, File No. 1-42542, and incorporated herein by reference).

10.17*&#	Employment Agreement, dated May 1, 2025, by and between Denise Singleton and Holcim Participations (US) Inc.
10.18*&#	Employment Agreement, dated May 1, 2025, by and between Stephen Clark and Holcim Participations (US) Inc.
10.19*&	Contract of Employment, dated May 9, 2025, by and between Mario Gross and Amrize Technology Switzerland LLC.
10.20*&	International Assignment Agreement, dated December 3, 2025, by and between Mario Gross, Amrize Technology Switzerland LLC and Amrize North America Inc.
10.21*&	Contract of Employment, dated May 12, 2025, by and between Samuel Poletti and Amrize Ltd.
10.22*&	Contract of Employment, dated May 12, 2025, by and between Roald Brouwer and Amrize Technology Switzerland LLC.
10.23*&	Addendum to Contract of Employment (Relocation Agreement), dated May 12, 2025, by and between Roald Brouwer and Amrize Technology Switzerland LLC
10.24*&#	Employment Agreement, effective May 1, 2025, by and between Jake Gosa and Holcim Participations (US) Inc.
10.25*&	Amendment to the Employment Agreement, dated August 6, 2025, by and between Jake Gosa and Amrize North America Inc.
10.26*&#	Form of Restricted Stock Unit Agreement (Non-Employee Directors).
10.27*&#	Form of Restricted Stock Unit Agreement (Employee).
10.28*&	Form of Performance Stock Unit Agreement.
19*	Insider Trading Policy.
21*	List of Subsidiaries.
22*	Subsidiary Issuer of Guaranteed Securities
23.1	Consent of Ernst & Young AG.
31.1*	Certification of CEO, Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of CFO, Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of CEO and CFO Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
95*	Disclosure of Mine Safety and Health Administration (MSHA) Safety Data
97*	Clawback Policy

Amrize Ltd

Exhibit No.	Exhibit
101*	Inline eXtensible Business Reporting Language (XBRL).
104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

#
Certain schedules, exhibits and/or attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon its request.

†
Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Registrant agrees to furnish supplementally an unredacted copy of this exhibit to the SEC upon its request.

&	Indicates management contracts or compensatory plans or arrangements.
*	Filed herewith
**
This certification is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 16.	Form 10-K Summary
None.

Amrize Ltd
Signatures
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned hereunto duly authorized in the City of Zug, Switzerland, on this 18th day of February of 2026.

Amrize Ltd
By:	/s/ Jan Jenisch
Name:	Jan Jenisch
Title:	Chief Executive Officer and Chairman (Principal Executive Officer)
Date:	February 18, 2026

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Jenisch and Ian Johnston, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date
/s/ Jan Philipp Jenisch	Chief Executive Officer and Chairman (Principal Executive Officer)	February 18, 2026
Jan Philipp Jenisch

/s/ Ian Johnston	Chief Financial Officer (Principal Financial Officer)	February 18, 2026
Ian Johnston

/s/ Richard Hoffman	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	February 18, 2026
Richard Hoffman

/s/ Nicholas Gangestad	Director	February 18, 2026
Nicholas Gangestad

/s/ Dwight Gibson	Director	February 18, 2026
Dwight Gibson

/s/ Holli Ladhani	Director	February 18, 2026
Holli Ladhani

/s/ Michael E. McKelvy	Director	February 18, 2026
Michael E. McKelvy

/s/ Jürg Oleas	Director	February 18, 2026
Jürg Oleas

Amrize Ltd

Name	Title	Date

/s/ Robert S. Rivkin	Director	February 18, 2026
Robert S. Rivkin

/s/ Katja Roth Pellanda	Director	February 18, 2026
Katja Roth Pellanda

/s/ Maria Cristina A. Wilbur	Director	February 18, 2026
Maria Cristina A. Wilbur

To the General Meeting of Amrize Ltd, Zug	Zurich, February 18, 2026

Report of the statutory auditor
Report on the audit of the consolidated financial statements

Opinion
We have audited the accompanying consolidated financial statements of Amrize Ltd (the Company), which comprise the consolidated balance sheet as of December 31, 2025, the related consolidated statements of operations, comprehensive income, cash flows and equity for the year ended December 31, 2025, and the related notes, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows in the year ended December 31, 2025, in conformity with U.S. generally accepted accounting principles (US GAAP), and comply with Swiss law.

The consolidated financial statements for the years ended December 31, 2024 and 2023 were audited by Ernst & Young AG, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB standards) and an unmodified opinion was expressed on those consolidated financial statements on February 27, 2025.

Basis for opinion
We conducted our audit in accordance with Swiss law, Swiss Standards on Auditing (SA-CH) and the standards of the PCAOB. Our responsibility is to express an opinion on these consolidated financial statements based on our audit and our responsibilities under those provisions and standards are further described in the “Auditor's responsibilities for the audit of the consolidated financial statements” section of our report. We are a public accounting firm and are independent of the Company in accordance with the provisions of Swiss law, U.S. federal securities law, together with the requirements of the Swiss audit profession, the U.S. Securities and Exchange Commission and the PCAOB and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our opinion. for our opinion.

Critical audit matter
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the Audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Building Envelope Goodwill Impairment Test
Description of the Matter
As of December 31, 2025, the Building Envelope goodwill balance was $4,026 million. As described in Notes 2 and 8 to the financial statements, goodwill is tested for impairment at least annually at the reporting unit level. The Company performed a quantitative goodwill impairment test for the reporting units in the Building Envelope segment and therefore estimated the fair market value of these reporting units.

Auditing management’s quantitative impairment test for goodwill was complex and judgmental due to the significant estimation required to determine the fair value of the reporting units in the Building Envelope segment. In particular, the Company’s fair value estimates were sensitive to significant assumptions, specifically forecasted revenues, earnings before interest, taxes, depreciation and amortization (EBITDA) margins, discount rates and long-term growth rates, which are forward-looking and affected by expectations about future market and economic conditions.

How We Addressed the Matter in Our Audit
To test the estimated fair value of the Building Envelope reporting units, we performed procedures that included, among others, assessing the reasonableness of forecasted revenues, EBITDA margins and long-term growth rates used by the Company by comparing to recent historical financial performance and external economic forecasts, and evaluating the consistency of those assumptions with other internal reporting such as the Company’s business plan. We tested the mathematical accuracy of the models used by the Company and assessed management’s ability to forecast by evaluating the historical accuracy of management’s prior estimates as compared to actual results. We performed sensitivity analyses of these significant assumptions to understand the impact of changes on the estimated fair value of the reporting units. With the assistance of our valuation specialists, we evaluated the methodologies applied and tested the discount rates used by the Company by comparing them with those developed independently.

Other matter
As disclosed in the note “Basis of presentation”, prior to the Spin-Off the Company operated as a wholly-owned subsidiary of Holcim AG (“Holcim”), and not as a standalone company, hence the consolidated financial statements for the years ended December 31, 2024 and 2023 were prepared on a carve-out basis and were derived from the consolidated financial statements of Holcim. Those consolidated financial statements were audited in accordance with the PCAOB standards by Ernst & Young AG, who expressed an unmodified opinion on February 27, 2025.

Other information
The Board of Directors is responsible for the other information. The other information comprises the information included in the annual report, but does not include the consolidated financial statements, the stand-alone financial statements, the sections marked ”audited” in the compensation report and our auditor’s reports thereon. The annual report is expected to be made available to us after the date of this auditor's report.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

Board of Directors’ responsibilities for the consolidated financial statements
The Board of Directors is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with US GAAP and the provisions of Swiss law, and for such internal control as the Board of Directors determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's responsibilities for the audit of the consolidated financial statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law, SA-CH and PCAOB standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Swiss law, SA-CH and PCAOB standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made.

•
Conclude on the appropriateness of the Board of Directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•
Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•
Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the consolidated financial statements.

We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the Board of Directors and the Audite Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Board of Directors and the Audit Committee with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied.

From the matters arising from the audit of the consolidated financial statements that were communicated or required to be communicated to the Board of Directors and the Audit Committee, we determine those matters that related to accounts or disclosures that are material to the consolidated financial statements and involved especially challenging, subjective, or complex auditor judgment in the current period and are therefore critical audit matters.

Report on other legal and regulatory requirements
In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the consolidated financial statements according to the instructions of the Board of Directors.

We recommend that the consolidated financial statements submitted to you be approved.

Ernst & Young AG

Rico Fehr	Alberto Seymandi
Licensed audit expert (Auditor in charge)	Licensed audit expert

Amrize Ltd

Statutory Financial Statements

31 December 2025

Statement of profit or loss

	Notes	Year ended 31 December 2025		Year ended 31 December 2024
		USD	CHF	USD	CHF
Guarantee fee income		8,633,308	6,820,142	—	—
Other income		3,542,972	2,798,877	—	—
Personnel expenses	2.3	(60,294,594)	(47,631,523)	—	—
Other operating expenses	3.8	(53,328,860)	(42,128,733)	(407,634)	(367,238)
Financial income		206,846	163,404	43,911	39,559
Financial expenses		(502,778)	(397,185)	(422)	(380)
Loss before tax		(101,743,106)	(80,375,018)	(364,145)	(328,059)
Direct taxes		(158,846)	(125,485)	(1,477)	(1,331)
Net loss of the year		(101,901,952)	(80,500,503)	(365,622)	(329,389)

Statement of financial position

	Notes	31 December 2025		31 December 2024
		USD	CHF	USD	CHF
Assets
Cash and cash equivalents		5,972,980	4,718,535	673,592	606,840
Other current receivables		533,631	421,558	27,579	24,846
Other current receivables - Subsidiaries		993,282	784,673	—	—
Prepayments and accrued income		6,206,115	4,902,707	—	—
Prepayments and accrued income - Subsidiaries		3,972,496	3,138,192	—	—
Current assets		17,678,504	13,965,665	701,171	631,686
Investments in subsidiaries	3.2	10,138,754,803	8,009,413,519	—	—
Non-current assets		10,138,754,803	8,009,413,519	—	—
Total assets		10,156,433,307	8,023,379,184	701,171	631,686

Liabilities and shareholders’ equity
Accounts payable		5,732,298	4,528,401	—	—
Current interest-bearing liabilities - Subsidiaries		44,035,359	34,787,053	—	—
Other current liabilities		1,020,739	806,363	37,243	33,552
Other current liabilities - Subsidiaries		20,821	16,448	18,321	16,505
Current accrued expenses		37,093,166	29,302,859	—	—
Current liabilities		87,902,383	69,441,124	55,564	50,058
Non-current accrued expenses		26,388,711	20,846,554	—	—
Non-current liabilities		26,388,711	20,846,554	—	—
Total liabilities		114,291,094	90,287,678	55,564	50,058

Share capital	3.5	5,668,755	4,478,203	1,000,000	900,901
Legal capital reserves
- from capital contribution (foreign and unconfirmed)		2,163,578,445	1,709,183,700	—	—
- other capital reserves		7,975,151,358	6,300,210,070	—	—
Legal retained earnings		561	443	561	505
Treasury shares	3.7	—	—	—	—
Accumulated losses
- Results carried forward		(354,954)	(280,407)	10,668	9,611
- Net loss of the year		(101,901,952)	(80,500,503)	(365,622)	(329,389)
Total shareholders’ equity		10,042,142,213	7,933,091,506	645,607	581,628
Total liabilities and shareholders’ equity		10,156,433,307	8,023,379,184	701,171	631,686

Notes to the financial statements
1. General information
Amrize Ltd (formerly Evertect Ltd) is a Swiss stock corporation (Aktiengesellschaft) domiciled in Zug, Switzerland. The company emerged from the spin-off of Holcim’s North America business, as effected by a 100% dividend-in-kind distribution, whereby each Holcim shareholder received one Amrize share per Holcim share held.
The spin-off was approved at Holcim’s 14 May 2025 Annual General Meeting, with approximately 99.75% of votes in favor, and was completed on 23 June 2025, when Amrize shares commenced trading on the SIX Swiss Exchange and the New York Stock Exchange.
These statutory financial statements present the financial position and results of operations of Amrize Ltd on a standalone basis and do not represent the consolidated financial position of Amrize Ltd and its subsidiaries.

USD	Share capital	Legal capital reserves		Legal retained earnings	Accumulated losses		Total
		from capital contribution (foreign and unconfirmed)	other capital reserves		Results carried forward	Net loss of the year
1 January 2025	1,000,000	—	—	561	(354,954)	—	645,607
Capital increase	4,668,755	—	—	—	—	—	4,668,755
Contribution in kind - Holcim spin-off	—	2,163,578,445	7,975,151,358	—	—	—	10,138,729,803
Net loss of the year	—	—	—	—	—	(101,901,952)	(101,901,952)
as per 31 December 2025	5,668,755	2,163,578,445	7,975,151,358	561	(354,954)	(101,901,952)	10,042,142,213

CHF	Share capital	Legal capital reserves		Legal retained earnings	Accumulated losses		Total
		from capital contribution (foreign and unconfirmed)	other capital reserves		Results carried forward	Net loss of the year
1 January 2025	900,901	—	—	505	(319,778)	—	581,628
Capital increase	3,688,223	—	—	—	—	—	3,688,223
Contribution in kind - Holcim spin-off	—	1,709,183,700	6,300,210,070	—	—	—	8,009,393,770
Net loss of the year	—	—	—	—	—	(80,500,503)	(80,500,503)
Translation effects	(110,921)	—	—	(62)	39,371	—	(71,612)
as per 31 December 2025	4,478,203	1,709,183,700	6,300,210,070	443	(280,407)	(80,500,503)	7,933,091,506

1.1. Cash flow statement and additional disclosures in the notes
As Amrize Ltd has separately prepared its consolidated financial statements in accordance with a recognized accounting standard (US GAAP), it has decided to avail of the exemption from the requirements of article 961d SCO to present a cash flow statement, a management report, and the additional disclosures in the notes.
2. Significant accounting policies
These financial statements have been prepared in accordance with the provisions of commercial accounting as set out in the Swiss Code of Obligations (articles 957 – 963b SCO).
2.1. Functional and presentation currency
The accounting records and the financial statements are maintained and presented in US dollars (USD), which represents the Company’s functional currency. The share capital is denominated in USD. Balances are translated into Swiss francs (CHF) at the year-end exchange rate for both balance sheet and income statement items.

Notes to the financial statements continued

USD/CHF	2025	2024
Year-end rate	0.79	0.90

2.2 Current assets and liabilities
Current assets and liabilities are recognized at nominal value. Balances in foreign currencies are translated at the closing rate on the balance sheet date.
2.3. Share-based compensation
The Company operates equity-based compensation plans for members of the Board of Directors, executive management and selected employees of Amrize Ltd and its subsidiaries. These arrangements include restricted stock units (RSUs), performance stock units (PSUs), stock options and employee share purchase plans, which are generally settled in shares of Amrize Ltd.
Share-based compensation is recognized as personnel expense over the vesting period, from grant date until the date when the relevant service or performance conditions are fulfilled. A corresponding liability is recorded for awards that will be settled in treasury shares or issuance of new shares of Amrize Ltd. The liability is measured at fair value at each reporting date, considering the terms and conditions of the plans and expected vesting.
2.4. Treasury shares
Treasury shares are recorded at acquisition cost as a deduction from shareholders’ equity. Gains and losses arising from subsequent disposals of treasury shares are recorded in capital reserves.
When share-based compensation awards are settled using treasury shares, the share-based compensation liability is derecognized and the treasury shares are credited at acquisition cost. Any difference between the carrying amount of the liability and the acquisition cost of the treasury shares used to settle the awards is recognized in capital reserves.
2.5. Investments in subsidiaries
Investments in subsidiaries are initially recognized at cost. They are reviewed annually and, if necessary, impaired to the lower of cost and recoverable amount.
3. Information, breakdowns and explanation to the financial statements
3.1. Full-time equivalents
The number of full-time equivalents on average did not exceed 10 during the year.
3.2. Shareholdings
The Company holds the following direct and significant indirect shareholdings:

Entity Name	Entity Type	Country	Registered Office	Capital and voting rights
Amrize Canada Inc.	Corporation	Canada	Mississauga	100%
Geocycle Canada Inc.	Corporation	Canada	Mississauga	100%
Innocon Partnership	Partnership	Canada	Richmond Hill	55%
North America Shared Services S.A.S.	S.A.S.	Colombia	Medellin	100%
Jamaica Aggregates Ltd.	Private Company Limited by Shares	Jamaica	Kingston	95%
Amrize Finance Switzerland LLC	LLC	Switzerland	Zug	100%
Amrize Holdings Switzerland LLC	LLC	Switzerland	Zug	100%
Amrize Holdings II Switzerland LLC	LLC	Switzerland	Zug	100%
Amrize Technology Switzerland LLC	LLC	Switzerland	Zug	100%
Amrize Ventures Switzerland LLC	LLC	Switzerland	Zug	100%
Amrize Northeast Inc.	Corporation	United States	Boston	100%

Notes to the financial statements continued

Entity Name	Entity Type	Country	Registered Office	Capital and voting rights
Amrize Southwest Inc.	Corporation	United States	Carson City	100%
Amrize Mid-America Inc.	Corporation	United States	Chicago	100%
Amrize South Central Inc.	Corporation	United States	Dallas	100%
Amrize West Central Inc.	Corporation	United States	Golden	100%
Amrize Building Envelope LLC	LLC	United States	Indianapolis	100%
Amrize Mid-Atlantic Inc.	Corporation	United States	Lutherville	100%
Geocycle LLC	LLC	United States	Plymouth	100%
Herbert Malarkey Roofing Company	Corporation	United States	Portland	100%
Amrize Midwest Inc.	Corporation	United States	St Paul	100%
Amrize Trading Inc.	Corporation	United States	Tallahassee	100%
Amrize ACM Inc.	Corporation	United States	Wilmington	100%
Amrize Cement Inc.	Corporation	United States	Wilmington	100%
Amrize Finance US LLC	LLC	United States	Wilmington	100%
Amrize Great Lakes Inc.	Corporation	United States	Wilmington	100%
Amrize North America Inc.	Corporation	United States	Wilmington	100%

3.3 Pension liabilities
As of 31 December 2025, liabilities to pension institutions amounted to USD 59,012 (CHF 46,619), and are presented under “Other current liabilities”. Contributions are recognized on an accrual basis. As of 31 December 2024, no pension liabilities existed.
3.4. Contingent liabilities
As of 31 December 2025, Amrize Ltd has provided payment guarantees covering principal, interest and certain additional charges in relation to multiple debt instruments issued by its subsidiary Amrize Finance US LLC. The guarantees are economically compensated through guarantee fees. The underlying instruments and their respective nominal amounts are USD 5,254,174,000 (CHF 4,150,797,460). Amrize Ltd’s maximum exposure is essentially limited to these nominal amounts plus accrued interest and any related contractual charges. Furthermore, Amrize Finance US LLC is obligated to fully indemnify Amrize Ltd for any payments made and any related expenses arising from the guarantees. Based on management’s assessment, there is currently no evidence indicating that a cash outflow is probable. Accordingly, no provision has been recorded. As of 31 December 2024, no guarantees in favor of third parties existed.
Additionally, Amrize Ltd guarantees a Commercial Paper Program for Amrize Finance US LLC to issue short-term promissory notes with a maximum aggregate limit of USD 2,000,000,000 (CHF 1,580,000,000). As of 31 December 2025, no notes were outstanding under this program.
Amrize Ltd is part of a value added tax group and therefore jointly liable to the Swiss Federal Tax Administration for the value added tax liabilities of the other members.
3.5. Share capital
As of 31 December 2025, share capital of Amrize Ltd amounts to USD 5,668,755, divided into 566,875,513 registered shares with a nominal value of USD 0.01, all registered with equal voting and dividend rights.
Share capital is fully paid-in and recorded in US dollars, which represents both the functional and presentation currency of the Company. During the financial year 2025, Evertect AG was renamed Amrize Ltd and became the legal parent company of the Amrize Group following its spin-off from Holcim Ltd.
The Company has no authorized or conditional capital as of 31 December 2025.

	Numbers of shares	Share capital (USD)	Share capital (CHF)
1 January 2025	1,000	1,000,000	900,901
31 December 2025	566,875,513	5,668,755	4,478,203

Notes to the financial statements continued
3.6. Shares held by governing bodies and employees
The following table sets forth a summary of shares (incl. PSUs/RSUs) allocated to members of Amrize Ltd’s Board of Directors and employees (valued at the Proxy remeasurement value as of year-end date for each share) for the year ended 31 December 2025:

	Number granted	Value USD	Value CHF
Board members	225,630	13,845,770	10,937,881
Employees	15,802	985,088	778,200
Total	241,432	14,830,858	11,716,081

In 2024, no shares or options on shares were allocated to members of the board or to employees.
3.7. Treasury shares
In 2024, no treasury shares existed. During fiscal year 2025, additions of Amrize Ltd’s treasury shares from the spin-off and allocations to employees were as follows:

	Number of transactions	Average price USD	Number of shares	Total cost USD	Total cost CHF
1 January 2025	—	—	—	—	—
Treasury shares from spin-off	1	51.35	13,793,444	—	—
Allocation to employees	1	49.57	(456)	—	—
31 December 2025	2		13,792,988	—	—

On the Separation and Distribution Date, Holcim Ltd distributed 553,082,069 Amrize Ltd shares to Holcim Ltd shareholders in connection with the spin-off. The 13,793,444 Amrize Ltd shares, which were not distributed to Holcim Ltd shareholders in connection with the spin-off, were contributed from Holcim Ltd to the Company and subsequently held by the Company as treasury shares. The treasury shares were contributed for no consideration and are recorded on the balance sheet with no cost basis.
3.8. Other operating expenses
In 2025, other operating expenses primarily included group fees for administrative services of USD 28,140,000 (CHF 22,230,600), audit fees of USD 10,673,000 (CHF 8,431,670) and company insurance expenses of USD 9,170,000 (CHF 7,244,398).
In 2024, other operating expenses primarily included marketing expenses of USD 290,600 (CHF 261,540).
3.9. Events after the balance sheet date
Between the balance sheet date and the approval of these financial statements by the Board of Directors on 17 February 2026, no events occurred that require adjustment of the carrying amounts or disclosure in the notes.

Offsetting of accumulated losses for fiscal year 2025
The Board of Directors proposes the following offsetting of accumulated losses:

	31 December 2025	31 December 2025
	USD	CHF
Accumulated losses:
- Results carried forward	(354,954)	(280,407)
- Net loss of the year	(101,901,952)	(80,500,503)
Total	(102,256,906)	(80,780,910)
Offset with legal retained earnings	561	443
Offset with legal capital reserves (other capital reserves)	102,256,345	80,780,467
Balance to be carried forward	—	—

Approval of a special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share
The Board of Directors proposes the following appropriation of reserves:

31 December 2025
USD
Legal reserves from capital contribution (foreign and unconfirmed)	2,163,578,445
Special distribution of legal reserves from capital contribution[1]	(249,425,226)
Regular distribution of legal reserves from capital contribution (see next proposal)	up to (250,657,000)
Balance to be carried forward	1,663,496,219

1	The actual amount of the distribution will be determined based on the number of outstanding shares as of the last trading day with entitlement to receive the dividend.
The Board proposes the approval of a special one-time dividend in the form of a special distribution out of the legal reserves from capital contributions (foreign and unconfirmed) in the amount of USD 0.44 per outstanding share.
No distribution shall be made on shares held by Amrize or any of its direct or indirect subsidiaries.
Approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments
The Board of Directors proposes the following appropriation of reserves:

31 December 2025
USD
Legal reserves from capital contribution (foreign and unconfirmed)	2,163,578,445
Special distribution of legal reserves from capital contribution[2] (see previous proposal)	(249,425,226)
Regular distribution of legal reserves from capital contribution	up to (250,657,000)
Balance to be carried forward	1,663,496,219

2	The actual amount of the distribution will be determined based on the number of outstanding shares as of the last trading day with entitlement to receive the dividend.
The Board proposes the approval of the annual ordinary dividend in the form of a regular distribution out of the legal reserves from capital contributions (foreign and unconfirmed) in the amount of up to USD 0.44 per outstanding share. The regular distribution of the legal reserves from capital contributions (foreign and unconfirmed) will be made in up to four (4) distribution installments until the date of the next Annual General Meeting, in the amount and at payment dates to be determined by the Board in its discretion, and the sum of such distribution installments shall not exceed USD 0.44 per outstanding share. The record date and payment date for each such distribution installment shall be announced in a press release at least ten (10) calendar days prior to the respective record date. Payments of distribution installments will be made with respect to Amrize’s outstanding share capital on the respective record date for the applicable payment of the distribution installment, which will exclude any shares of Amrize held by Amrize or any of its direct or indirect subsidiaries. The reduction to our reserve from capital contributions in our Statutory Financial Statements will be determined based on the aggregate amount of the distribution paid through all distribution installments.
If the proposal is approved, the aggregate USD amount of the regular distribution of legal reserves from capital contributions will be capped at an amount such that the aggregate reduction to our legal reserve from capital contributions will not exceed USD 250,657,000. This includes a 3% margin (compared to the aggregate dividend amount calculated by reference to the 553,082,525 shares outstanding as of 31 December 2025 and assuming a regular distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share) to accommodate new share issuances that may occur between the 2026 Annual General Meeting and the record date for the payment of the fourth (4th) dividend installment.
The number of shares eligible for payments of distribution installments may change due to the repurchase of shares, the sale of treasury shares, or the issuance of new shares, including based on Amrize’s capital band and conditional share capital. Shares issued out of treasury or our capital band will be entitled to payments of distribution installments if issued and outstanding as of the relevant record date for the payment of a distribution installment.
If the aggregate distribution is lower than the cap of USD 250,657,000, any unused amount will be allocated back to Amrize’s legal reserves from capital contributions. To the extent that the payment of a distribution installment would cause the cap of USD 250,657,000 to be exceeded, the USD amount of the current or future distribution will be reduced so that the aggregate amount of all payments of distribution installments does not exceed the cap of USD 250,657,000. If the cap of USD 250,657,000 were reached, no further distribution of legal reserves from capital contributions can be made.

To the General Meeting of Amrize Ltd, Zug	Zurich, 18 February 2026

Report of the statutory auditor
Report on the audit of the financial statements

Opinion
We have audited the financial statements of Amrize Ltd (the Company), which comprise the statement of financial position as at 31 December 2025 and the statement of profit or loss for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements comply with Swiss law and the Company’s articles of incorporation.

Basis for opinion
We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH). Our responsibilities under those provisions and standards are further described in the “Auditor's responsibilities for the audit of the financial statements” section of our report.
We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession that are relevant to audits of the financial statements of public interest entities. We have also fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Key audit matters
Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period. We have determined that there are no key audit matters to communicate in our report.

Other information
The Board of Directors is responsible for the other information. The other information comprises the information included in the annual report, but does not include the consolidated financial statements, the stand-alone financial statements, the sections marked “audited” in the compensation report and our auditor’s reports thereon. The annual report is expected to be made available to us after the date of this auditor's report.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

Board of Directors’ responsibilities for the financial statements
The Board of Directors is responsible for the preparation of the financial statements in accordance with the provisions of Swiss law and the Company's articles of incorporation, and for such internal control asthe Board of Directors determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on EXPERTsuisse’s website at: https://www.expertsuisse.ch/en/audit-report. This description forms an integral part of our report.

Report on other legal and regulatory requirements

In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the financial statements according to the instructions of the Board of Directors.

Based on our audit in accordance with Art. 728a para. 1 item 2 CO, we confirm that the proposals of the Board of Directors comply with Swiss law and the Company’s articles of incorporation. We recommend that the financial statements submitted to you be approved.

Ernst & Young AG

Rico Fehr (Qualified Signature)	Beatrice Bieri (Qualified Signature)
Licensed audit expert (Auditor in charge)	Licensed audit expert

Enclosures • Financial statements (statement of profit or loss, statement of financial position, notes) • Proposals of the Board of Directors

Report on Corporate Governance 2025
This report describes the corporate governance of Amrize Ltd (the Company) in accordance with the requirements of the Swiss Code of Obligations (the Swiss Code) and the Directive on Information relating to Corporate Governance (DCG) of SIX Swiss Exchange (SIX). Unless otherwise indicated, all information is provided as of December 31, 2025 (the Reference Date).
1.	Group Structure and Shareholders
1.1	Group Structure
Amrize Ltd, the parent company of the Amrize group, is a corporation (Aktiengesellschaft) incorporated under the laws of Switzerland with registered office at Grafenauweg 8, 6300 Zug, Switzerland. The Company’s operational headquarters are located in Chicago, Illinois, United States, which serves as the operational center for its North American building materials and solutions business. The Company, directly or indirectly, owns 100% of all the companies in the Amrize Group, through which it carries on its business and operations as set forth on page 5 of the Consolidated Financial Statements.
Amrize Ltd and its subsidiaries (together Amrize) develop, manufacture, and sell advanced building solutions from foundation to rooftop across North America, including cement, aggregates, ready-mix concrete, asphalt, roofing systems, insulation products, sealants, and weatherproofing solutions. The Company operates through two primary business segments: Building Materials, which includes cement, aggregates, ready-mix concrete, and asphalt operations, and Building Envelope, which encompasses roofing systems, insulation, and other weather protection solutions.
The Company conducts its business through a network of subsidiaries and operational entities across North America, serving all U.S. states and Canadian provinces.
1.2	Significant Shareholders
As of the most recent disclosures available, based on notifications received by the Company and published by SIX Swiss Exchange, the following shareholders hold more than 3% of the Company’s share capital and/or voting rights as of the Reference Date:
•	Schweizerische Cement-Industrie-Aktiengesellschaft Cimcap AG: 6.671% (37,818,703 shares)
•	UBS Fund Management (Switzerland) AG – 5.624% (31,880,979 shares)
•	Patinex AG: 3.528% (20,000,000 shares)
•	BlackRock, Inc.: 3.441% (11,107,408 shares, 4,386 shares due to securities lending)
For updated and detailed information on significant shareholders and changes in shareholdings, shareholders are directed to the disclosure notices published on the website of SIX Swiss Exchange at
https://www.ser-ag.com/en/resources/notifications-market-participants/significant-shareholders.html?issuedBy=AMRZ&dateFrom=20250203#/ and the Company’s investor relations website at https://investors.amrize.com.
1.3	Cross-shareholdings
As of the Reference Date, the Company has no cross-shareholdings exceeding 5% of capital or voting rights with any other company. Holcim Ltd, the former parent company from which Amrize was spun off, completed the distribution of all Amrize shares to Holcim shareholders on a pro-rata basis (one Amrize share for every Holcim share held) on June 23, 2025, resulting in no remaining ownership interest by Holcim in Amrize.
2.	Capital Structure
2.1	Capital
As of the Reference Date, the share capital of Amrize Ltd amounts to USD 5,668,755.13, divided into 566,875,513 fully paid registered shares with a nominal value of USD 0.01 each.

2.2	Capital Band and Conditional Capital
In addition to the issued share capital, the Articles of Association of the Company, which are available on the Company’s investor relations website at https://investors.amrize.com/governance/governance-documents (the Articles), as adopted effective June 23, 2025, provide for a conditional capital and a capital band to support the Company’s strategic objectives and employee compensation programs. The board of directors of the Company (the Board) is authorized to increase the share capital within specified limits through the issuance of new shares, subject to the restrictions and procedures set forth in articles 3bis and 3ter of the Articles.
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Conditional share capital: Pursuant to article 3bis of the Articles, the share capital of the Company may be increased by up to USD 1,700,626.53 through the issuance of up to 170,062,653 fully-paid-up registered shares with a nominal value of USD 0.01 each. The purpose of this conditional share capital is to cover exercise of rights or entitlements to acquire shares granted a) to employees, members of the Board of the Company or of consolidated subsidiaries or other entities in which the Company has a direct or indirect stake of at least 50%, b) in connection with bonds, similar instruments or other financing instruments of the Company or of consolidated subsidiaries, c) to shareholders and d) any persons. The conditional share capital increase does not have an expiration date. The existing shareholders do not have the right to subscribe for the newly issued shares, unless such rights or entitlements have been granted prior. Additionally, the Board may limit or withdraw the shareholders’ advance subscription rights to the newly issued shares i) when issuing equity-linked financing instruments and warrants in connection with a) the financing of an acquisition of companies, parts of companies participations or new investment projects or b) the issue of bonds or similar debt instruments and ii) until the conclusion of the annual general meeting 2028 in case of a public tender offer without another resolution of the general meeting being required. Should the Board decide to exclude such advance subscription rights it must adhere to the conditions set forth in article 3bis para 6 of the Articles.

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Capital band: Pursuant to article 3ter of the Articles, the Board is authorized to increase or reduce, once or several times, the share capital of the Company within the upper limit of USD 6,802,506.15, corresponding to 680,250,615 registered shares with a nominal value of USD 0.01 each to be fully paid up, and the lower limit of USD 5,101,879.62, corresponding to 510,187,962 registered shares with a par value of USD 0.01 each to be fully paid up. This authorization expires on May 15, 2030. The Board sets the amount of share capital to be issued, the date of issue, the type of contributions, the conditions governing the exercise of subscription rights and the commencement of dividend entitlement. The Board may restrict or prohibit trading in the subscription rights to the new shares. In the event that subscription rights not being exercised the Board is authorized to allow such rights to expire worthless, or place them or the shares to which they entitle their holders either at market prices or in some other manner. Furthermore, the Board may limit or withdraw the shareholders’ right to subscribe to the newly issued shares by preference for important reasons set forth in article 3ter para. 3 lit. b of the Articles and allocate subscription rights to individual shareholders, third parties, the Company or one of the Companies controlled by it. In case of a capital reduction, the Board shall, to the extent necessary, determine the number of cancelled shares and the use of the reduction amount.

Further details regarding the conditional capital and the capital band, including exercise periods, thresholds, pricing mechanisms and beneficiaries, are set out in the Articles.
2.3	Changes in Capital
Since the first day of trading of the Amrize shares on SIX on June 23, 2025, and Amrize, thus becoming subject to the DCG, no changes in capital have occurred. At incorporation of Amrize in April 2023, the capital of Amrize amounted to USD 1,000,000. In connection with the spin-off from Holcim, Amrize’s share capital was increased to its current capital of USD 5,668,755.13 on May 16, 2025.

2.4	Shares and Participation Certificates
Amrize only has one category of shares – registered shares with a nominal value of USD 0.01 each. Each of the 566,875,513 issued registered shares confers one vote at the general meeting of shareholders and equal rights to participate in dividends and any distribution of assets in the event of liquidation. The Company has not issued non-voting shares (Partizipationsscheine), dividend rights certificates, or other classes of shares with differential voting or economic rights.
Each registered share entitles its owner to dividends declared, even if the owner is not registered in the share register of the Company. Under Swiss law, the Company pays dividends upon approval by its shareholders. This request for shareholder approval typically follows the recommendation of the Board.
Unless this right is restricted in compliance with Swiss law and the Articles, shareholders have the right to subscribe by preference for newly issued shares.
2.5	Limitations on Transferability and Nominee Registrations
No transferability restrictions are imposed on shares. However, the Articles contain provisions addressing restrictions on the registration of shareholders with voting rights in the Company’s share register (for registration restrictions see Section 6.1 on “Voting Rights and Representation” below).
The Company maintains a share register recording the owners of registered shares and the extent of their shareholdings. Pursuant to the Articles, the Board may register so-called “nominees” – persons holding shares on behalf of beneficial owners –in the share register with voting rights provided that (a) the nominee has entered into an agreement with the Company concerning its status, and further provided that the nominee is subject to a recognized bank or financial market supervision, or (b) such person is a central securities depositary of the Company’s shares or such depositary’s nominee.
Only persons registered as shareholders, usufructuaries or nominees with or without voting rights of registered shares in the share register shall be recognized as such by the Company and all shares must be registered in the share register to carry voting and dividend rights.
2.6	Convertible Bonds and Options
As of the Reference Date, Amrize had no convertible bonds outstanding.
The following table provides information regarding outstanding options and other equity awards relating to Amrize’s registered shares outstanding as of December 31, 2025. For further details, please refer to Note 21 to the Consolidated Financial Statements and the heading “Compensation Discussion & Analysis” in the Compensation Report.

Performance Stock Units (PSUs)	Performance Stock Options (PSOs)	Restricted Stock Units (RSUs)
971,039	2,711,801	121,687

Each PSU entitles its holder to receive up to two registered shares of the Company upon vesting. The number of registered shares to be received upon vesting of PSUs will be determined based on the relative achievement of performance metrics over a three-year performance period. The performance metrics for the PSUs consist of an EPS performance metric and a Relative Total Shareholder Return market condition, each with a 50% weight. The PSUs cliff vest over a three-year period as further specified below.

Grant Date	Performance Period End Date	Vest Date
March 1, 2023	December 31, 2025	March 1, 2026
March 1, 2024	December 31, 2026	March 1, 2027
August 11, 2025	December 31, 2027	March 1, 2028

Each PSO entitles its holder to acquire up to one registered share of the Company upon vesting. The PSOs cliff vest over a five-year period as further detailed below. The number of registered shares that can be acquired upon vesting of PSOs will be determined based on relative TSR measured over a five-year performance period against a custom set of international building materials companies. As of December 31, 2025, there were PSOs with three different performance periods outstanding. These were PSOs granted in 2022, 2023 and 2024. In 2025, PSOs were only converted, no new PSOs were granted. Further details of the PSOs are set forth below.

Grant Dates	Expiration Date	Performance period end date	Vest Date	Exercise Price (in USD)
March 1, 2021	March 1, 2031	December 31, 2025	March 1, 2026	30.67
March 1, 2022	March 1, 2032	December 31, 2026	March 1, 2027	27.71
March 1, 2023	March 1, 2033	December 31, 2027	March 1, 2028	34.58
March 1, 2024	March 1, 2034	December 31, 2028	March 1, 2029	42.76

Each RSU entitles the recipient to receive one share of common stock upon vesting. These RSUs cliff vest on specified dates, generally over one year or three years as further specified below.
The RSU activity during 2025 was as follows:

(In millions, except per share data, units in actual)	Number of Units	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2024	—	$—
Awards converted upon Spin-Off	3,055	39.60
Granted	118,632	48.79
Vested Forfeited	—	—
Nonvested as of December 31, 2025	121,687	$ 48.56

Further details on the outstanding options and share based payments are set forth in the Swiss Statutory Remuneration Report contained in the Compensation Report in the Company’s proxy statement for the 2026 annual general meeting of shareholders, available at https://investors.amrize.com (the Proxy Statement).
3.	Board of Directors
The Board is elected by the shareholders and holds the ultimate decision-making authority of the Company, except for those matters reserved by law or by the Articles to its shareholders or for those that are delegated to the Executive Management under the Organizational Regulations. Except for certain resolutions for which no attendance quorum is required, the Board makes resolutions if at least half of the members of the Board (each a Director) are present by any means of communication. Resolutions are passed through a majority of the votes cast. In the event of a tie, the Chairman does not have a casting vote.
3.1	Members of the Board of Directors
The Articles of Incorporation set the minimum number of Directors at three. The Company had ten Directors as of the Reference Date. All Board members, other than Mr. Jenisch, the Chairman and Chief Executive Officer of the Company, are considered independent according to the Company’s Corporate Governance Principles, applicable listing standards of the New York Stock Exchange and SIX Swiss Exchange.
The Board collectively represents extensive experience in the building materials industry, construction markets, finance, legal affairs, human resources, and strategy. Individual Board member biographies including the Director’s nationality, education and professional background and roles, other activities and vested interests are described under the heading “Corporate Governance and Board of Directors Matters” in the Proxy Statement.
3.2	Number of Permitted Activities
Board members of Amrize may hold other positions on the boards of directors or executive bodies of other legal entities, subject to the applicable legal and statutory limitations. At the time of their election to the Amrize Board, Directors completed disclosures of their external board memberships, professional affiliations, and material commitments to ensure that sufficient time and attention can be devoted to their duties as Amrize Directors.

Pursuant to article 28 of the Articles, subject to certain exceptions, no member of the Board may hold more than ten (10) additional mandates of which no more than four (4) mandates in listed companies. For more detailed information on these limitations, see article 28 of the Articles, for which the full text can be consulted at: https://investors.amrize.com/governance/governance-documents.
All members of the Board comply with the provisions set out in article 28 of the Articles. Mandates held in other undertakings with commercial objectives are disclosed in the Swiss Statutory Remuneration Report contained in the Compensation Report in this Proxy Statement.
The Company maintains and enforces a conflict-of-interest policy applicable to all Directors, officers, and employees. Board members are required to disclose any transactions, relationships, or circumstances that could give rise to an actual or potential conflict of interest and to recuse themselves from discussions and decisions involving matters in which they have a material interest. These disclosures and recusals are documented in Board minutes and are subject to regular review by the Nomination and Governance Committee. For more detailed information on the Company’s conflict-of-interest policy, see the Company’s Corporate Governance Documentation available on the Company’s website at: https://investors.amrize.com/governance/governance-documents.
3.3	Elections and Terms of Office
Pursuant to article 8 of the Articles, the general meeting has the inalienable powers to elect the members of the Board, the Chairman of the Board and the members of the Compensation Committee. Board members of Amrize Ltd hold office for a term of one year, as provided in article 14 of the Articles. Board members may be re-elected for successive one-year terms without limitation.
The Articles do not provide for staggered terms or age limits for Board members. The Board may appoint one of its members as Lead Independent Director or Vice-Chairman and may also appoint a Secretary who does not need to be a member of the Board. Directors are elected by a majority of votes represented at the general meeting, see article 10 of the Articles. The Board, through its Nomination and Governance Committee, evaluates the performance and qualifications of sitting Board members and develops recommendations regarding Director candidates for consideration by the general meeting.
3.4	Internal Organizational Structure
The Board has adopted comprehensive Organizational Regulations and Corporate Governance Principles that govern the Board’s internal organization (the full text of these documents is available on the Company’s website at: https://investors.amrize.com/governance/governance-documents), the allocation of responsibilities between the Board and Executive Management, the structure and function of Board committees, and the delegation of authority to the Executive Management. These foundational documents establish the Board’s procedural framework and define the nature and scope of the Board’s oversight and strategic direction functions. The internal organizational structure of the Board is further described under the heading “Corporate Governance and Board of Directors Matters” in the Proxy Statement.
3.5	Information and Control Instruments vis-à-vis the Group Management
The Board is regularly informed about the Company’s operational and financial performance, key risks, compliance matters, and other significant developments through multiple information channels and control mechanisms.
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Periodic financial and operational reports: The Chief Executive Officer and Chief Financial Officer provide regular reports to the Board regarding financial performance, cash flow, liquidity, capital expenditures, and other operational metrics.

•	Reports from Board committees: The chairs of the Audit, Compensation, and Nomination and Governance Committees report on Committee activities, findings, and recommendations at each full Board meeting.

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Internal control and risk management systems: The Company maintains a comprehensive internal control framework designed to provide reasonable assurance regarding the effectiveness and efficiency of operations, the reliability of financial reporting, and compliance with applicable laws and regulations. The Board oversees the Company’s Enterprise Risk Management (ERM) and related monitoring, including sustainability risk. In addition, the Audit Committee supports the Board in its oversight of risk management.

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Reports from internal and external auditors: The internal audit department presents an annual audit plan to the Audit Committee, discusses key audit findings, provides recommendations for strengthening internal controls and provides independent assessments of the adequacy of internal controls and the effectiveness of risk management processes. Additional information and control instruments include the external auditors, Ernst & Young AG, auditors of Amrize Ltd and of the Consolidated Financial Statements of Amrize, who conduct their audit in compliance with Swiss law and in accordance with Swiss Auditing Standards and International Standards on Auditing.

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Management presentations: Members of the Executive Management regularly present to the Board on strategic initiatives, market developments, competitive dynamics, and other matters relevant to the Company’s operations and performance.

4.	Executive Management
4.1	Members of the Executive Management
The Executive Management, led by the Chief Executive Officer, is responsible for the operational management of the Company, the implementation of strategies and policies established by the Board, and the execution of the Company’s business objectives. The Executive Management consists of the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, and such other senior executives as the Board may appoint from time to time.
The members of the Executive Management and their respective roles as of the Reference Date were as follows:
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Jan Jenisch, Chief Executive Officer and Chairman, German citizen. Jan Jenisch serves as our Chairman of the Board of Directors and Chief Executive Officer. Previously, Jan Jenisch served as Chairman of the Holcim Board of Directors from 2023 to 2025, where he was tasked with leading the planned U.S. listing of Holcim’s North American business. Jan Jenisch also served as Chief Executive Officer of Holcim from 2017 to April 2024, where he transformed Holcim into a leader in advanced building solutions and helped Holcim reach new levels of financial performance. Before joining Holcim, Jan Jenisch served as Chief Executive Officer of Sika AG from 2012 to 2017. Under his leadership, Sika AG set new performance standards for sales and profitability, becoming a member of the Swiss Market Index (“SMI”), which is made up of the 20 largest and most liquid stocks listed on SIX.

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Jan Jenisch studied at Stetson University in Florida, United States and in Switzerland, obtaining his MBA from the University of Fribourg in 1993. In 2021, he received a Dr. h.c. for his accomplishments as Chief Executive Officer of two SMI companies.

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Jan Jenisch’s qualifications include his two-time experience as a public company chief executive officer for global companies with significant operations and customer bases in North America, his deep experience leading organic and inorganic growth at the enterprise level and his understanding of the Amrize Business, including the Company’s customers, markets and external stakeholders.

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Ian Johnston: Chief Financial Officer, Canadian citizen. Ian Johnston previously held the role of Chief Financial Officer for Holcim’s North American business from 2018 to 2025. Ian Johnston had 26 years of experience with Holcim, including as Chief Financial Officer, U.S. from 2016 to 2018, Chief Financial Officer, Canada from 2015 to 2016 and Chief Financial Officer, Western Canada from 2012 to 2015. Ian Johnston holds a Bachelor of Commerce degree in Accounting with honors from the University of Ottawa in Ottawa, Canada. Ian Johnston became a Chartered Professional Accountant in 1999.

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Jaime Hill: President, Building Materials, Salvadoran citizen. Jaime Hill, who currently serves as Regional Head of Holcim North America, previously served as Holcim’s Region Head North America, a position he held from 2024 to 2025. Prior to serving as Region Head North America, Jaime Hill served in various other roles at Holcim, including Chief Executive Officer of Holcim Mexico from 2019 to 2024, Chief Executive Officer of Holcim Colombia from 2015 to 2019 and Commercial Director of Holcim Colombia from 2008 to 2014. Jaime Hill holds a Bachelor of Science degree in Business Administration from Georgetown University in Washington, D.C.

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Jake Gosa: President, Building Envelope, US citizen. Jake Gosa previously served as Executive Vice President and Chief Commercial Officer for Beacon Building Products, where he held several executive roles of increasing responsibility from 2007 to 2025. Prior to that, Jake Gosa served in a variety of roles for Elk Corporation and GAF Roofing. Jake Gosa holds a Bachelor of Business degree from Shepherd University in Shepherdstown, West Virginia.

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Nollaig Forrest: Chief Marketing and Corporate Affairs Officer, Swiss citizen. Nollaig Forrest previously served as Holcim’s Chief Sustainability Officer, a position she held from 2023 to 2025, overseeing sustainability, corporate affairs and health and safety. Prior to her role as Chief Sustainability Officer, Nollaig Forrest served as Holcim’s Global Head of Corporate Affairs from 2020 to 2024, overseeing corporate communications, branding and government and public affairs. Prior to joining Holcim, Nollaig Forrest was Vice President, Corporate Communications for Firmenich SA from 2014 to 2020. Nollaig Forrest holds a Master of Arts degree in International Relations from the Graduate Institute of International Studies in Geneva, Switzerland.

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Roald Brouwer: Chief Technology Officer, Dutch citizen. Roald Brouwer previously served as Holcim’s Senior Vice President, Group Head of Decarbonization, a position he held from 2022 to 2025. Prior to joining Holcim, Roald Brouwer held several positions at Shell plc, including as Director Energy Transition Technologies, Global Technology Deployment Consultant, Team Lead Carmon Creek Field Development Project and Reservoir Engineering Advisory Heavy Oil from 2014 to 2022. Roald Brouwer holds a Master of Science degree in Geochemistry from Utrecht University in Utrecht, Netherlands and a PhD in Petroleum Engineering from Delft University of Technology in Delft, Netherlands.

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Samuel J. Poletti: Chief Strategy and M&A Officer, Swiss citizen. Samuel J. Poletti previously served as Holcim’s Global Head of M&A, a position he held from 2018 to 2025. Samuel J. Poletti served in various other roles at Holcim, including as Vice President, Senior M&A Manager from 2014 to 2018 and Assistant Vice President, Head of Strategy and Business Development South Asia from March 2014 to July 2014. Samuel J. Poletti holds a dual Master of Arts degree in Law & Economics from the University of St. Gallen in St. Gallen, Switzerland and a dual Bachelor of Arts degree in Law & Economics from the University of St. Gallen.

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Mario Gross: Chief Supply Chain Officer, German citizen. Mario Gross previously served as Chief Operating Officer of Holcim Building Envelope, a position he held from 2024 to 2025. Prior to serving as Chief Operating Officer, Mario Gross served as Chief Procurement Officer of Holcim from 2020 to 2024, Senior Project Leader, Lafarge Holcim Group from 2019 to 2020 and Chief Executive Officer, Lafarge Malaysia from 2018 to 2019. Prior to joining Holcim, Mario Gross was Head of Global Procurement, Engineering, Quality, and Sustainability at Sika AG from 2013 to 2017. Mario Gross holds an MBA from the University of Strathclyde in Glasgow, United Kingdom, and a Bachelor of Arts degree in Economy & Law from Saarland University in Saarbrucken, Germany.

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Stephen Clark: Chief People Officer, US citizen. Stephen Clark previously held the role as Chief People Officer for Holcim’s North American business from August 2024 to 2025. Prior to joining Holcim, Stephen Clark served as Executive Vice President and Chief Human Resources Officer of Gainwell Technologies LLC from 2022 to July 2024. Prior to that, Stephen Clark held several positions at Lear Corporation, including Chief Administrative Officer, Asia-Pacific and Global Vice President of Leadership & Organizational Development, Total Rewards and Human Resources Shared Services from 2018 to 2022. From 2015 to 2017, Stephen Clark served as Senior Vice President, Chief Human Resources and Corporate

Services Officer for Vista Outdoor, Inc. Stephen Clark holds a Master of Organizational Behavior from the Brigham Young University Marriott School of Business in Provo, Utah, and a Bachelor of Arts degree in French and Psychology from Brigham Young University.
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Denise R. Singleton: Chief Legal Officer and Corporate Secretary, US citizen. Denise R. Singleton previously held the role as Chief Legal Officer and Corporate Secretary for Holcim’s North American business from 2024 to 2025. Denise R. Singleton has served as a member of the board of directors of Phillips 66 Company since 2021. Prior to joining Holcim, Denise R. Singleton served as Executive Vice President, General Counsel and Secretary of WestRock Company from 2022 to 2024. From 2015 to 2022, Denise R. Singleton served as Senior Vice President, General Counsel and Corporate Secretary of IDEX Corporation. From 2011 to 2015, she served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of SunCoke Energy, Inc. Denise R. Singleton holds a Juris Doctor degree from Georgetown University Law Center in Washington, D.C. and a Bachelor of Arts degree in Journalism from Marquette University in Milwaukee, Wisconsin.

The Executive Management collectively represents broad experience across the building materials and construction solutions sectors, with particular depth in North American market operations, strategic acquisitions, and operational improvement initiatives.
4.2	Other Activities and Vested Interests
Members of the Executive Management may hold other positions on the boards of directors or executive bodies of other legal entities in accordance with the Company’s Governance Principles and applicable legal and statutory limitations. Each member of the Executive Management is expected to devote substantially all of his or her professional time and attention to the duties and responsibilities of his or her position with the Company.
Pursuant to article 28 of the Articles, subject to certain exceptions, no member of the Executive Management may hold more than five additional mandates of which no more than one mandate in listed companies. For more detailed information on these limitations, see article 28 of the Articles. All members of the Executive Management comply with the provisions set out in article 28 of the Articles. Mandates held in other undertakings with commercial objectives are disclosed in the Swiss Statutory Remuneration Report contained in the Compensation Report in this Proxy Statement.
Members of the Executive Management are required to disclose any external board memberships, advisory positions, or significant consulting arrangements that could create a conflict of interest or detract from their ability to perform their duties to the Company. All such relationships and positions are subject to review and approval by the Compensation Committee to ensure that they do not impair the executive’s ability to perform his or her duties to Amrize or create material conflicts of interest.
4.3	Management Contracts
The Company has not entered into management contracts with third parties to delegate material management tasks. The Company’s operational management is conducted by the Executive Management appointed by the Board and acting within the scope of authority delegated to the Executive Management through the Board’s Organizational Regulations and policies.
5.	Compensation, Shareholdings and Loans
Detailed information regarding compensation principles, compensation programs, actual compensation payments, shareholdings and loans of members of the Board and the Executive Management as well as information on the related rules in the Articles are set forth in the Swiss Statutory Remuneration Report contained in the Compensation Report in this Proxy Statement as well as under the heading “Compensation Discussion & Analysis” in the Compensation Report contained in this Proxy Statement.

6.	Shareholders’ Participation Rights
6.1	Voting Rights and Representation
Each registered share of Amrize confers one vote at the general meeting. Voting rights may be exercised by shareholders in person, by proxy, or through an independent proxy holder designated for that purpose. A shareholder who is registered in the Company’s share register as of a record date designated by the Board may vote at the general meeting either in person or by authorizing another person to vote on his or her behalf. The record date for any general meeting is announced in the invitation to the meeting.
To facilitate shareholder participation in general meetings, the Company permits shareholders to vote by proxy. Shareholders may grant proxies to any person, including persons who are not shareholders. The Company also designates an independent proxy holder who may be authorized by shareholders to exercise voting rights in accordance with written instructions. Pursuant to the Articles, the independent proxy holder shall be elected by the general meeting. Their term of office shall expire after completion of the next annual general meeting. For further information on the representation of shares or the independent proxy holder regarding its election, term and competences, see article 9 of the Articles.
6.2	Majority Required by the Articles
Consistent with Swiss corporate law, the general meeting of shareholders may conduct business and pass resolutions provided that at least one shareholder or duly authorized representative is present, regardless of the number of shares represented. Resolutions of the general meeting are adopted by an absolute majority of the votes represented at the meeting, except in circumstances where the Articles or law require a higher quorum.
Certain matters require the approval of at least two-thirds of the votes represented and the absolute majority of the par value of shares represented. Please refer to article 704 para. 1 of the Swiss Code of Obligations and article 10 para. 2 of the Articles for matters requiring such higher quorum.
6.3	Convening the General Meeting
The annual general meeting of shareholders shall be held no later than six months after the end of the financial year and is convened by the Board in accordance with Swiss law and the Articles. An invitation to the annual general meeting, setting forth the date, time, place, and agenda, must be published at least 20 days prior to the meeting, or such longer period as may be required by law, at the discretion of the Board through publication in the Swiss Official Gazette of Commerce (SOGC) or in another form that allows proof by text.
An extraordinary general meeting shall be convened upon a resolution of the general meeting, or of the Board, or upon request of the Auditors. Additionally, one or more shareholders who together represent at least 5% of the Company’s share capital (or a lower threshold as may be specified in applicable law) may request that the Board convene an extraordinary general meeting to address specific matters. If the Board does not convene the requested meeting within a reasonable time, shareholders may petition a Swiss court to convene the meeting.
For further information regarding holding of general meetings exclusively by electronic means or simultaneously at different locations, see article 12a of the Articles.
6.4	Agenda Items
One or more registered shareholders who together represent shares corresponding to at least 0.5% of the Company’s share capital may request that specific items be included in the agenda of a general meeting. Such requests must be submitted in writing to the Board at least 90 days prior to the general meeting.
The Board will include properly submitted agenda items in the invitation to the general meeting and will provide shareholders with background information regarding each agenda item. Shareholders shall have the right to submit proposals relating to agenda items and to pose questions to the Board and management regarding matters on the agenda.

6.5	Entries in the Share Register
The Company maintains a share register in which all registered shareholders are recorded, together with the number of shares held and such other information as may be relevant to the administration of shareholder rights.
Entry in the share register of registered shares with voting rights is subject to the approval of the Board and may be refused based on the grounds set out in article 5 of the Articles. Non-recognized acquirers shall be entered into the share register as shareholders without voting rights.
In addition to the registration and voting restrictions set forth in article 5 of the Articles, no person may be registered with the right to vote for 20% or more of the registered share capital recorded in the Commercial Register until the conclusion of the annual general meeting in the year 2028. For more detailed information on the registration and voting restrictions until the general meeting in the year 2028, see article 5bis of the Articles.
Removal of these restrictions requires the shareholder approval of at least two-thirds of the votes represented and the absolute majority of the par value of shares represented at an annual or extraordinary general meeting.
The Company performs periodic reconciliations of the share register with information provided by the Company’s transfer agent to ensure the accuracy of shareholding records and the timely allocation of dividends and other distributions to registered shareholders.
7.	Change of Control and Defense Measures
7.1	Duty to Make an Offer
Swiss law requires that any shareholder who acquires more than 33 1/3% of the voting rights of a Swiss company whose shares are listed in whole or in part in Switzerland is required to make an offer to acquire all listed equity securities of the company at a minimum price. The Articles neither remove this requirement nor do they increase the participation threshold above which an offer must be made. Consequently, any person having acquired more than a third of the Company’s voting rights will be required to make an offer for all outstanding shares of the Company.
7.2	Change of Control Clauses
The Company’s employment agreements with members of the Executive Management do not entitle to termination payments or any change of control benefits, other than the accelerated vesting of equity mentioned in the section on the long-term incentive under the heading “Compensation Discussion & Analysis” in the Compensation Report. Their contract may foresee non-competition provisions where commercially justified, which may not provide for compensation exceeding the average compensation of the last three financial years.
For comprehensive information regarding change of control provisions and their treatment in the Company’s compensation programs, shareholders are directed to consult the Swiss Statutory Remuneration Report contained in the Compensation Report in this Proxy Statement as well as the heading “Compensation Discussion & Analysis” in the Compensation Report contained in this Proxy Statement.
8.	Auditors
8.1	Duration of the Mandate and Term of Office of the Lead Auditor
The statutory auditor of Amrize is Ernst & Young AG, Zurich, Switzerland. Ernst & Young AG has served as statutory auditor since 2024. Under the Articles, the shareholders appoint the Company’s independent auditors each year at the annual general meeting for one-year terms corresponding to the financial year. Re-appointment is permitted.
The lead audit partner is expected to be changed within the time periods mandated by applicable law and regulations (seven years of service as lead partner). Since fiscal year 2025, the lead auditor has been Rico Fehr.

Separately, on February 16, 2026, the Company appointed Ernst & Young LLP, United States (EY US), for a term of one year, as its independent registered accounting firm to conduct the audit activities required by U.S. law and the related NYSE regulations. The appointment of EY U.S. does not require approval of the Company’s shareholders.
8.2	Audit Fees and Additional Fees
The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed in aggregate by Ernst & Young AG, Ernst & Young LLP and any other member firm of Ernst & Young that rendered audit and related services to any member of Amrize for the fiscal year 2025. Of the fee amounts presented in the table, $11,608,000 were paid by Amrize and the remaining amounts were paid by Holcim prior to the spin-off.

(USD millions)	2025
Audit fees	$12,608
Audit related fees
Tax fees
All other fees
Total	$12,608

Audit fees include fees billed for professional services rendered for audits of our annual consolidated and stand-alone financial statements, reviews of consolidated quarterly financial information and statutory audits of the Company (including in particular the Swiss Statutory Remuneration Report) and the Group subsidiaries.
Audit-related fees include fees billed, as applicable, for assurance and related services such as due diligence, accounting, consultations and audits in connection with mergers and acquisitions, employee benefit plan audits, internal control reviews and consultations concerning financial accounting and reporting standards, and other limited assurance services including in connection with sustainability reporting.
Tax fees include fees billed for professional services for tax compliance, tax advice and tax planning.
Other fees include non-audit and accounting research services and readiness assessments.
8.3	Supervisory and Control Instruments vis-à-vis the Auditors
The Audit Committee’s responsibilities in relation to the external auditor include the following:
•	overseeing the Company’s relations with the independent auditor;
•	reviewing and approving the terms of engagement and the remuneration to be paid to the independent auditor in respect of audit services provided;
•
examining the compatibility of the auditing responsibilities with any non-audit services provided to the Company (such as consulting mandates), including reviewing and, in its sole discretion, approving in advance all audit and permitted non-audit engagements, services and relationships between the Company and the independent auditor;

•	discussing with the independent auditor, before the audit commences, the nature and scope of the audit;
•
reviewing with the independent auditors the findings of their work, including any major issues, problems or difficulties that arose during the course of the audit, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; key accounting and audit judgments; levels of errors identified during the audit, obtaining explanations from management and, where necessary, the independent auditors, as to why certain errors might remain unadjusted;

•	reviewing significant issues raised in the audit representation letters before consideration by the Board, giving particular consideration to matters that relate to non-standard issues;

•
at least annually, obtaining and reviewing a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (including a description of each category of services that the independent auditor provided to the Company and a list of the fees billed for each such category);

•
evaluating the independent auditor’s independence by, among other things: (i) obtaining and reviewing from the independent auditor all written statements and communications relating to relationships between the independent auditor and the Company required by applicable auditing standards of the Public Company Accounting Oversight Board (the PCAOB) and rules of the U.S. Securities and Exchange Commission (SEC), and (ii) engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact its objectivity and independence;

•	ensuring that no prohibited duty unrelated to the audit is entrusted to the independent auditor(s) of the Company;
•	reporting to the Board on the measures the Audit Committee has taken, including submission of such measures to the Board for ratification as appropriate; and
•	establishing clear hiring policies by the Company for employees or former employees of the independent auditor.
The Company’s Independent Auditors attend all regular meetings of the Audit Committee. On a quarterly basis, Ernst & Young reports on the findings of its audit and/or review work. On an annual basis, the Audit Committee approves Ernst & Young’s audit plan and evaluates the performance of Ernst & Young and its senior representatives in fulfilling their responsibilities. Moreover, the Audit Committee recommends to the Board the appointment or replacement of the statutory auditor, subject to shareholder approval. Annually, Ernst & Young provides a report as to its independence to the Audit Committee.
9.	Information Policy
The Company reports its financial results quarterly with an earnings press release. In addition, the Company informs its shareholders by means of an annual report and informs the public by means of press releases upon occurrence of significant events within Amrize.
The Company has reporting requirements under Swiss law and the regulations of the SIX, and to the SEC. The reports submitted to the SEC may be downloaded from http://www.sec.gov.
Copies of the quarterly and annual SEC filings as well as press releases are available for download from the Amrize website at www.amrize.com.
9.1	Quiet Periods
The Company observes regular trading blackout periods during which members of the Board, the Executive Management, and certain employees who have access to material non-public information are prohibited from engaging in transactions in Company securities. These blackout periods are designed to ensure that insiders do not trade on the basis of material non-public information and to prevent even the appearance of improper trading.
•
Standard blackout periods: Blackout periods are typically triggered on the 20th day of the last month of each fiscal quarter and remain in effect until the second trading day after the public release of quarterly or annual results. During these periods, covered insiders may not purchase or sell Company shares and may not engage in certain other transactions involving Company securities.

•
Rule 10b5-1 trading plans: In accordance with SEC rules, insiders may establish pre-planned trading arrangements (Rule 10b5-1 trading plans) that permit transactions to occur even during blackout periods, provided that the plan was established at a time when the insider was not in possession of material non-public information. Such plans must meet specified conditions and compliance requirements established by the SEC.

•
Ad hoc blackout periods: The Company may establish additional ad hoc blackout periods in connection with significant corporate events (such as planned mergers or acquisitions) to prevent trading on the basis of non-public information regarding such events.

The Company’s insider trading policy is documented in the Code of Business Conduct and is communicated to all Directors, officers, and employees with access to material non-public information. Violations of the insider trading policy may result in disciplinary action up to and including termination of employment, disgorgement of profits, and civil or criminal liability under applicable securities laws.

Annex B

Annex B

Cover Image: Amazon Bellevue 600, built with Amrize next-generation cement,
Bellevue, WA. See Our Solutions Section. Credits: Kyle Ventler – NorthWest Drone Works

ABOUT THIS REPORT
Amrize’s Non-Financial Matters Report reflects our commitment to sharing information about our environmental and social initiatives with our clients, customers, shareholders, employees, business partners, and the communities where we operate.
As Amrize became a standalone company on June 23, 2025, following our spin-off from Holcim, this report covers the period between January 1, 2025 and December 31, 2025, and includes Amrize businesses both before and after the spin-off.
Amrize is in the process of developing our dedicated non-financial matters strategy reflecting our standalone business operations. To design and implement our strategy, programs, policies, key performance indicators, and related disclosures, Amrize is currently in the process of conducting a standalone double materiality assessment. This process will be completed during fiscal year 2026 as it requires sufficient data over a certain period of operations as a standalone company in order to meaningfully assess Amrize’s impacts, risks, and opportunities across our markets. In the meantime, for the purposes of this Report, Amrize is applying certain Holcim frameworks and concepts where relevant.
This Non-Financial Matters Report has been prepared in accordance with the requirements of Article 964b of the Swiss Code of Obligations. Amrize’s report was developed in alignment with the Task Force on Climate-related Financial Disclosures (TCFD) recommendations, as detailed in Appendix B. Key Performance Indicator (KPI) data are tracked, and information is compiled, in Appendix A.1
To best disclose the effectiveness of its programs across its key material topics Amrize followed industry specific SASB (Sustainability Accounting Standards Board) indicators, key cement industry indicators based on the sector’s 2050 net zero roadmap, and further standard industry social impact indicators.
This Non-Financial Matters Report 2025 has been approved by the Board of Directors of Amrize in accordance with Article 964c of the Swiss Code of Obligations.
Cautionary Note Regarding Forward-Looking Statements
The information provided in this report differs from Amrize’s mandatory reporting under U.S. Securities and Exchange Commission (SEC) rules and regulations, and may consider different and broader definitions of materiality promulgated by other frameworks and reporting guidelines that take into account a wider range of factors. The term significance used in this report should not be read as necessarily rising to the level of materiality used for the purposes of complying with the U.S. federal securities laws and regulations. The statements in this report, which is unaudited, reflect Amrize’s views and estimates based on data and information available as of the date of its publication. Changes in circumstances or new information may have occurred since its publication, which could impact the accuracy of certain details. Certain statements in this report are “forward- looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements, including those regarding Amrize’s initiatives to optimize energy efficiency and water conservation and efficiency, as well as its CO2 goals, are based on management’s current expectations and are subject to known and unknown risks, uncertainties, changes in circumstances, and assumptions (such as management’s estimates and assumptions related to climate-related matters) that are difficult to predict and are often beyond Amrize’s control and inherently uncertain. These statements are not guarantees of future results, occurrences, or performance. Actual results and outcomes may differ materially from those included in this report due to a variety of factors, including the effect of political, economic and market conditions and geopolitical events; the logistical and other challenges inherent in Amrize’s operations; the actions and initiatives of current and potential competitors; the outcome of pending or future litigation; potential green claims and their impact on Amrize’s reputation; climate-related conditions and weather events; energy prices and technological innovations; legislative, regulatory and policy changes; risks related to talent attraction/retention; market acceptance for low-carbon products and solutions; feasibility of new technologies; risks related to natural catastrophes; supply chain disruption; Amrize’s ability to derive the benefits from the investment in its operations; Amrize’s ability to successfully implement its initiatives, such as expanding its LEED-enabling solutions; as well as those factors described in the Cautionary Note Regarding Forward-Looking Statements and Risk Factors section included in Amrize’s Annual Report for the year ended December 31, 2025 filed with the SEC on Form 10-K. In addition, many of the forward-looking statements in this report, including Amrize’s commitments, goals and targets set forth herein, are based on assumptions, standards, metrics, measurements, methodologies, data, and internal frameworks believed to be reasonable at the time of preparation, but that continue to evolve, vary across jurisdictions and regulatory bodies, and are the subject of proposed
[1]	To accelerate the reporting process and align with the financial reporting timeline, some data is based on eleven months of data (as of November 30) and extrapolated to estimate annual values.

regulatory changes in multiple jurisdictions. In particular, we note that standards for accounting for and measuring impact and greenhouse gas (GHG) emissions, as well as measuring GHG emissions reductions or avoidance, and how the use of voluntary carbon offsets may feature in GHG accounting, vary, including due to the underlying emissions factors, assumptions or other methodological features. In addition, certain information and metrics in these disclosures are reliant on methodologies and third-party information, including data provided by clients and suppliers, that we do not independently verify. To the extent that such methodologies or third-party information we use is subsequently determined to be erroneous or otherwise not in keeping with best practices or regulatory requirements, it may affect our disclosures and our reported progress on our emissions-reduction goals. Readers should not regard any of these forward-looking statements as a representation or warranty by Amrize or any other person or place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Amrize does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. While future events discussed in this report may be significant, any significance should not be read as necessarily rising to the level of materiality of the disclosures required under U.S. federal securities laws or other mandatory disclosure requirements.
THIRD PARTY ASSURANCE
SCV Consulting Ltd. provided Limited Assurance Verification in accordance with ISO 14064-3: 2019 on select KPIs. See assurance report in Appendix C.
Amrize provides Environmental Product Declarations (EPD), which are independently verified documents that serve as a means of providing transparent and reliable product information to meet customer needs.
OUR BUSINESS
Amrize Ltd (the “Company”) is a building solutions company focused exclusively on the North American market, offering customers a broad range of advanced building solutions from foundation to rooftop. We earn revenue from the sale of cement, aggregates, ready- mix concrete, asphalt, roofing systems, and other building solutions. Operating across more than 1,000 sites and facilities in the United States (U.S.) and Canada, our 19,000- plus employees serve more than 23,000 customers across the infrastructure, commercial, and residential construction markets. Amrize is listed on the New York Stock Exchange and on the SIX Swiss Exchange under the symbol “AMRZ.”
OUR SOLUTIONS
Amrize’s vision is to be the partner of choice for the professional builders of North America to build their ambition across all construction markets— from commercial and infrastructure to residential, as well as from new build to repair and refurbishment. With our two business segments, Building Materials and Building Envelope, we offer our customers a broad range of advanced building solutions from foundation to rooftop with billion-dollar brands from OneCem to Elevate. Our teams of experts understand the entire building lifecycle, and continuously advance our broad range of solutions, technologies, and open innovation partnerships to meet our customers’ needs with reliability and scale.
Building Materials
Amrize’s Building Materials offerings include cement and aggregates, as well as a variety of downstream products and solutions such as ready-mix concrete, asphalt, and other construction materials. In 2025, our operating footprint included 18 cement plants, 143 terminals, 56 cementitious product operations, 273 ready-mix concrete plants, 467 aggregates operations, 37 concrete product sites, and 50 asphalt operations.
•	Cement: Amrize provides high-quality cement products developed through our professional knowledge and experience. These products are customized to satisfy our clients’ specific requirements.
•
Aggregates: Amrize is strategically located to supply crushed stone, sand, and gravel to the construction market. Solutions within the primary natural aggregates division consist of extracted hard rock from quarries, as well as deposits of sand and gravel. Our alternative aggregates consist of recycled concrete and secondary aggregates from other industrial waste, such as slag. These products are engineered for use in ready-mix concrete, asphalt, and as a base material for street and road construction.

•
Ready-Mix Concrete: Ready-mix concrete is a combination of cement, fine and coarse aggregates, admixtures, and water. We tailor our ready-mix concrete to fit our customers’ specific needs. By changing the proportion of cement, aggregates, admixtures, and water, we modify our concrete’s resistance, manageability, and finish, among other properties. From our low-carbon concrete to our innovative ultra-high performance line, we produce a broad variety of specially designed concrete to meet the many challenges of modern construction.
Building Envelope
Our Building Envelope segment offers advanced roofing and wall systems, including single-ply membranes, insulation, shingles, sheathing, waterproofing and protective coatings, along with adhesives, tapes, and sealants that are critical to the application of roofing and wall systems. Products are sold individually or in warrantied systems for new construction or for repair and refurbishment in commercial and residential projects. Products for commercial projects are primarily sold under the Elevate and Duro-Last brands, while products for residential projects are primarily sold under the Malarkey brand. These products are sold either directly to contractors, through authorized distributors, or through a network of sales representatives in North America.
We offer wide-ranging roofing expertise and solutions that are fully customizable to meet commercial and residential building requirements.
•
Elevate: Elevate offers a broad range of advanced roofing systems for commercial buildings, including industry-leading energy-efficient insulation boards. Elevate offers solutions for every system, building, and budget with innovative and sustainable products including RubberGard™ EPDM membrane, UltraPly™ TPO SA with SecureBond technology, Max PVC membrane, and ISOGARD™ polyiso insulation.

•
Duro-Last: Duro-Last is a full system roofing provider, offering a wide range of thermoplastic single-ply solutions, from Edge-to-Edge to Deck-to-Sky™. As the largest manufacturer of custom-fabricated single-ply roofing systems in the United States, Duro-Last custom-fabricates high-quality PVC roofing membranes, accessories, edge metal, and fasteners in-house, providing superior waterproofing and long-term leak protection.

•
Malarkey: For steep-slope roofing, our Malarkey brand provides a complete residential roofing solution, from premium roofing shingles to ice and water barriers. Malarkey’s polymer-modified asphalt shingles are aligned with our commitment to driving high performance roofing systems. Malarkey has always prioritized innovation, launching the first SBS polymer-modified asphalt shingle, the first shingle with a larger nailing area for easier installation, and the first shingle using upcycled rubber and plastics to reduce landfill waste.

•
OX Engineered Products: OX develops and manufactures a range of wall insulation and sheathing solutions, with proprietary technologies ranging from house wraps and structural sheathing to integrated wall systems.

•
Enverge: Enverge, our spray foam insulation brand, includes both open-cell and closed-cell spray foam products. The product portfolio includes our OnePass superior yield insulation and our SucraSeal™ open-cell insulation made from up to 17% sucrose content.

•
Gaco: Our Gaco brand offers a portfolio of proven liquid-applied coating systems for roof restoration, decking and waterproofing, and anti-slip protection. We also offer adhesives, tapes, and sealants critical to weatherproofing the building envelope.

LEED-Enabling Solutions for High-Performance Buildings
Amrize offers our customers a broad range of solutions that enable Leadership in Energy and Environmental Design (LEED) certification, from our innovative materials to our advanced envelope systems to optimize a building’s energy efficiency, water conservation, material use and recovery, resiliency, and occupant experience.
The LEED building rating system is the most widely recognized framework for best-in- class building strategies and practices in the U.S. and Canada. It is used to design, construct, and operate efficient, healthy, and sustainable building structures that excel in energy, water, materials and indoor environmental quality, offering significant operational savings and benefits for people and planet.

Amrize empowers our customers with our sector’s broadest range of LEED-enabling solutions and product transparency for high performance buildings. Our advanced solutions include:
•
Low-Carbon Materials: Amrize provides innovative cement and concrete ranges, which have a lower CO2 footprint. Mechanisms include the addition of supplementary cementitious materials like ground granulated blast furnace slag, fly ash, and silica fume, as well as optimized design for efficient material use.

•
Operational Energy Performance and Resiliency: Elevate MAX PVC membranes for roofing systems offer long-term reliability with high resistance to punctures, tearing, and breaking, in addition to being resistant to fire and harsh chemicals. Elevate ISOGARD™ polyiso insulation offers the highest R-value per inch at colder temperatures for optimized energy-efficiency.

•	Water Use and Occupant Experience: Green roofs enabled by Elevate support rainwater recovery and reuse, reduce heat island effects, and provide access to nature, particularly in city environments.
•
Material Efficiency: Malarkey pioneered the use of upcycled rubber and upcycled plastic in shingles—diverting approximately 935,000 rubber tires and 600 million plastic bags from landfills in 2025. By integrating smog-reducing granules in our shingles, Malarkey helps clean the air of emission-based pollutants. In 2025, Malarkey installed roofs have helped clean the air equivalent to the smog- mitigating potential of approximately 320,000 trees.

•	Product Transparency: Amrize LEED-enabling solutions are supported by third- party validated Environmental Product Declarations, providing customers with product impact transparency.
AI-Optimized Advanced Concrete Mix for Meta Data Center
Amrize partnered with Meta to create a first-of-its-kind AI-optimized concrete mix that was 43% faster in early strength and 35% less carbon intensive—while delivering 100% performance. Winner of the “Most Innovative Partnership” award at the 2025 Building Innovation Awards, the mix was tailored to meet the specific needs of Meta’s data center in Rosemount, Minnesota. This customized solution was designed to deliver high strength, maintain set-time, and reduce embodied carbon, helping Meta meet its performance, speed, and sustainability targets. The solution harnesses Amrize’s material engineering expertise and Meta-developed open-source artificial intelligence (AI) models. It was created in partnership with The Grainger College of Engineering at the University of Illinois Urbana-Champaign to create the data for the AI model.
Next-Generation Cement Formulation at Amazon’s New Bellevue Tower
Amrize collaborated with Amazon to introduce its next-generation cement formulation at Amazon’s Bellevue 600 office tower. The solution uses advanced chemistry to replace 99% of traditional materials with low-emission raw materials, while meeting and exceeding strength, durability, and finishing expectations. The concrete placements made with Amrize’s advanced formulation achieve a 60% lower embodied carbon footprint. This marks the first large-scale application of Amrize’s proprietary formulation technology, developed by the Company’s research and development experts. The project also provides valuable insights for the potential use of this advanced material solution in other future applications. See cover page photo.
State-of-the-Art Manufacturing
With over 1,000 sites and a highly efficient distribution network, Amrize delivers for our customers in every U.S. state and Canadian province with speed and scale.
We launched our ‘Made in America’ label, starting with our cement range, to offer builders the guarantee of American manufacturing and quality—supporting American jobs and local communities. This ‘Made in America’ label signifies that all aspects of the cement are made in the U.S. from our raw materials and processing to manufacturing, meeting rigorous U.S. performance standards. The label started to be rolled out across Amrize’s U.S. cement operations in 2025 at our flagship sites of Ste. Genevieve, Missouri; Midlothian, Texas; Devil’s Slide, Utah; Holly Hill, South Carolina; and Portland, Colorado. We are planning to bring the ‘Product of Canada’ label to Canada in 2026.

In 2025, Amrize invested $700 million in our manufacturing footprint to better serve our customers, employees, and communities with state-of-the-art operations. These investments were used to increase production capacity and improve operational efficiency at our major cement plants, ranging from Ste. Genevieve, Missouri, to Midlothian, Texas, while expanding our footprint in residential roofing with Malarkey’s new plant in Franklin, Indiana.

FRANKLIN, IN	MIDLOTHIAN, TX	STE. GENEVIEVE, MO

Amrize is constructing a new shingles plant, slated to open in 2026. This new Malarkey facility will expand our customer reach in the Midwest and Eastern markets.	Amrize is investing $50M to expand cement production by 100,000 short tons and modernize plant logistics. This increase in operational efficiency will better serve customers.	Amrize expanded production capacity by 660,000 short tons at North America’s largest and market-leading cement plant, while improving operational and material efficiency.

INNOVATION
Amrize’s Technology & Innovation Hub is driven from our core Research and Development (R&D) Center with a range of experts working across the following disciplines:
•	Material Science: From product formulation to nanotechnologies
•	Engineering Technologies: From industrial development to automation
•	Digital & AI: From predictive maintenance to computational design
•	Construction: From masonry to roof assembly
Amrize operates 10 innovation labs across the U.S. and Canada to support specific market application needs across our range of solutions. The Technology & Innovation Hub is supplemented by strategic partnerships with leading start-ups and academic institutions to scale up our impact.

As a leading partner and Industry Leadership Council member of North America’s largest climate-tech incubator, Amrize and Greentown Labs collaborate to accelerate the development of startups in the built environment. This work spans new material development, building resiliency, and efficiency in energy, raw materials, circularity, and operational technology.

MIT Climate and Sustainability Consortium (MCSC)
Amrize, a founding member of the MCSC, partners with like-minded organizations from Amazon to Prologis to advance the built environment with a focus on linking value chains across industry, implementing disruptive technology, and educating workforces.
MIT Concrete Sustainability Hub (CSHub)
Bringing together leaders from academia, industry, and government, MIT CSHub uses a holistic approach to develop breakthroughs in durable and sustainable homes, buildings, and infrastructure in increasingly demanding environments.

Plantd manufactures next-generation building materials from perennial grass. Their carbon-negative structural sheathing product is higher performing and more efficient to produce than traditional oriented strand board (OSB). Amrize has been a strategic investor and partner to Plantd since 2025.

Amrize is a founding investor in this startup, which is developing an ultra-low-carbon cement based on an electrochemical process using renewable electricity, basaltic rock (a carbon-free raw material), and industrial waste.

Amrize is an investor in this startup, which is repurposing phosphate gypsum waste as a low-emission raw material for low-carbon cement manufacturing. Travertine’s process addresses industrial environmental footprints, upcycles rare and scarce metals, and captures CO2.
OUR APPROACH
Amrize’s vision is to be the partner of choice for the professional builders of North America with the most advanced building solutions from foundation to rooftop. With our research and development network, Amrize’s experts are constantly innovating to advance construction in the U.S. and Canada, offering a broad range of LEED-enabling solutions for high-performance building.
Our unmatched operational footprint, including over 1,000 facilities, and highly efficient distribution network serve Amrize’s customers in every U.S. state and Canadian province with speed and scale. As a responsible corporate citizen, Amrize invests in our manufacturing footprint to operate state-of-the art facilities to best meet the needs of our customers, people, and communities.
Amrize holds health and safety as a core value and cultivates a culture of high performance and engagement across our 19,000-plus employees to be an employer of choice. We invest in our teams’ training and development, championing continuous learning and a growth mindset.

GOVERNANCE
BOARD OVERSIGHT
As a standalone public company, Amrize operates with a Board of Directors (the “Board”) and committees thereof, which comply with U.S. federal securities laws and rules, New York Stock Exchange and SIX Swiss Exchange requirements, as well as Swiss corporate law.
The Organizational Regulations contain rules governing the Board’s decision-making and delegation process. These are based on Article 716b of the Swiss Code of Obligations and Article 18, section (2) of the Articles of Association of the Company.
The Board is responsible for the ultimate direction of the Company and oversight of its management. This responsibility includes the determination of our strategy and selection, instruction, and strategic oversight of the Chief Executive Officer and the other members of Executive Management.
Our Board takes an active role in risk oversight, both as a full board and through our committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. The Board oversees the Company’s Enterprise Risk Management (ERM) and monitoring, including non- financial risk. In addition, the Audit Committee of our Board (the “Audit Committee”) supports the Board in its oversight of risk management.
Our Chairman and Chief Executive Officer collaborates with the Presidents of Amrize’s Building Materials and Building Envelope segments, as well as the Chief Marketing and Corporate Affairs Officer, to define the Company’s non-financial strategy, including the selection of priority projects, provision of sponsorship and funding, and to ensure execution of such strategy in cooperation with other executive business leaders. Our executive leadership is responsible for the day-to-day management of the various risks facing Amrize’s operations. The Chief Marketing and Corporate Affairs Officer presents progress on non-financial matters to the Board at least annually.
MANAGEMENT REVIEW
Our Chief Marketing and Corporate Affairs Officer, in collaboration with the broader executive leadership team, is responsible for assessing and managing Amrize’s non- financial matters and identifies further opportunities for growth and program evolution in the forthcoming year. We perform this review within the context of the external landscape and incorporate our understanding of how mega-trends and macro-developments may impact our sector and activities.
Amrize’s operations are subject to and affected by federal, state, provincial, and local laws and regulations relating to, among other things, environmental matters (including climate and greenhouse gas emissions), health and safety matters, and other regulatory matters. Environmental operating permits, which are subject to modification, renewal and revocation, may be required for Amrize’s operations. Amrize regularly monitors and reviews our operations, procedures, and policies for compliance with these laws and regulations.
ENTERPRISE RISK MANAGEMENT
Amrize’s Enterprise Risk Management process provides the Board, including its Audit Committee, with a comprehensive view of the business risks in support of its oversight obligations. Our ERM process seeks to identify and control risks in order to ensure business growth, effective risk reporting, and compliance with legal requirements. Risks are assessed based on their likelihood of occurrence and potential impact on our non- financial matters, including their potential for negative impact on our reputation, financial performance, or our capacity to meet commitments. Risk mitigation measures are planned, implemented, and monitored on an ongoing basis.
Our comprehensive ERM process is supported by governance and tools that identify, assess, mitigate, and monitor risk exposure in our strategy and decision-making processes. Key components of our ERM process include:
•	Risk identification and assessment
•	Risk response and mitigation, including existing control identification
•	Monitoring and reporting
Amrize includes climate and sustainability-related matters in our multidisciplinary Company-wide ERM process. We have customized our approach to align with the best practices and recommendations of TCFD, allowing for a bottom-up assessment of climate-related risks and opportunities. The bottom-up assessment included a survey of leadership and evaluation by our ERM team.

Management must make estimates and assumptions concerning the future, including those related to climate matters. These assumptions are consistently evaluated to align with the Company’s risk management strategy and commitments made to stakeholders.
Management periodically re-evaluates assumptions on non-financial matters and their potential impacts on operations and cash-flow projections. This re-evaluation is consistent with the assessment of climate-related matters, commitments to investors and other stakeholders, and existing climate-related regulations.
Management must also consider the potential material adverse effects on business, financial condition, liquidity, and results of operations caused by adverse weather conditions and natural disasters. For example, severe weather conditions could increase operational costs if they occur with unusual intensity, during atypical periods, or persist longer than normal, especially during the peak of construction seasons.
The ERM team conducts a risk assessment process, covering all operating segments and functions, with participation from senior leaders and their management teams. In accordance with Amrize’s ERM methodologies, we analyze both the inherent risk level (before mitigation) and the residual risk level (after mitigation). Remaining residual risk that is not covered by existing mitigations requires documented action plans.
Management is responsible for establishing and maintaining adequate processes, internal controls, and compliance with applicable laws and regulations. Our system of internal control supports our ERM process and provides assurance to our Board, senior leaders, and their management teams regarding reliable financial reporting and regulatory compliance.
Every Amrize employee is crucial in maintaining our system of internal control, ensuring its proper implementation and continued effectiveness. Amrize is committed to fostering a strong internal control and risk management culture at all levels, actively supported by the Board and executive leadership.
STAKEHOLDER ENGAGEMENT
At Amrize, we engage with a wide range of stakeholders, including community members, employees, non-governmental organizations, and government representatives. Through this engagement, we share our business priorities, build trust, understand expectations, and listen to grievances and opportunities for improvement. We use a broad range of methods, including surveys, town halls, open houses, workshops, formal consultations, and bilateral meetings, to reach each of our stakeholder groups with the aim of building and sustaining constructive relationships with those who could influence our business activities or be impacted by them. Additional details can be found in the People and Culture section of this report.
To support transparency in our conduct and business integrity, Amrize is committed to a culture of speaking up. The Integrity Line is a tool established to provide an anonymous and confidential environment in which anyone (internal employees or external parties) can raise concerns regarding Amrize’s business practices. The Integrity Line is accessible at www.amrize.com. Guided by our SpeakUp & Investigations Policy, we encourage employees and stakeholders to raise concerns regarding any misconduct or breaches of our Code of Business Conduct, applicable laws, and internal policies.
DOUBLE MATERIALITY ASSESSMENT
During the reporting period, Amrize’s double materiality assessment was based on Holcim’s 2024 double materiality assessment, adjusted to ensure that only those topics relevant to Amrize’s specific business model, asset base, and operations were taken into account. As outlined at the beginning of this report, we anticipate completing our first standalone double materiality assessment in 2026, once sufficient data over a certain period of operations is available to meaningfully assess Amrize’s impacts, risks, and opportunities—to ensure a robust and complete evaluation of our non-financial impacts. Our evaluation is described in the following table.

ENVIRONMENTAL MATTERS
Subtopic	Risk/Opportunity	Amrize Response
CLIMATE
New or changes to existing greenhouse gas laws and regulations, including carbon market mechanisms and mandatory disclosure obligations may have an adverse effect on our business, finances, reputation, and ability to achieve targets.
Greenhouse gas management practices that address laws and regulations, inclusive of carbon market mechanisms and mandatory disclosure obligations.
In the course of our operations, we generate greenhouse gas emissions.
Adverse weather conditions and natural disasters may have an adverse effect on our business, finances, reputation, and ability to achieve targets.
We anticipate completing our standalone climate analysis in 2026 as it requires sufficient data over a certain period of operations for the assessment. We will conduct our climate analysis aligned with the TCFD recommendations which will allow us to complete our disclosures based on said recommendations. We will use this analysis to evaluate the establishment of additional KPIs to track our progress.

As demand for energy increases so will the market demand for innovative, energy-efficient products.
NATURE (BIODIVERSITY AND WATER)
New or changes to laws and regulations may have an adverse effect on our business, finances, reputation, and ability to achieve targets. Amrize manufacturing processes rely on water which could limit access to water in water scarce areas.
Water management practices that address laws and regulations and potential impacts to the environment.
	We consume water and extract raw materials in the course of our business operations.	Management of sites to ensure correct procedures concerning environmental and biodiversity management regulations.

SOCIAL AND EMPLOYEE RELATED ISSUES AND RESPECT FOR HUMAN RIGHTS
Subtopic	Risk/Opportunity	Amrize Response
PEOPLE AND CULTURE
Inadequate efforts to support employee engagement and development may negatively impact our ability to attract, retain, and motivate skilled employees which can result in high turnover, reduced innovation and lower productivity.
An inclusive and fair workplace for employees and contractors, which does not discriminate on the basis of gender, religion, sexual orientation, or race.
TALENT ATTRACTION AND RETENTION
The talent attraction, development, and retention strategies aim to build a high- performance culture. Through our employee engagement survey, we assess what matters most to employees to make Amrize an employer of choice. The early career, leadership, and technical training programs drive employee development and retention.
The Employee Stock Purchase Plan further promotes employee engagement and ownership, all contributing to long- term company performance.

SOCIAL AND EMPLOYEE RELATED ISSUES AND RESPECT FOR HUMAN RIGHTS
Subtopic	Risk/Opportunity	Amrize Response
HEALTH AND SAFETY
Lack of a comprehensive health and safety program that is consistently implemented across our operations could result in increased incident rates, serious accidents, and even fatalities for employees and contractors.
A business environment that promotes and protects the safety, health, and well- being of employees and contractors.
COMMUNITIES
Communities may develop adverse or negative interests or objectives that could result in legal or administrative proceedings, protests, negative media coverage, direct action or campaigns, potentially resulting in operational business disruptions.
A stakeholder engagement program that enhances Amrize values as a good corporate citizen and advances our community engagement at the local, state, provincial, and national level.
Strong, sustained economic performance that allows investment and long-lasting partnerships in our local communities.
HUMAN RIGHTS AND LABOR	Supplier violations of employment and human rights laws could compromise the well-being, safety, freedom, and dignity of workers in our value chain.	Amrize supplier policies and procedures requiring adherence to employment and human rights laws.

COMBATING CORRUPTION
Subtopic	Risk/Opportunity	Amrize Response
BUSINESS CONDUCT (INCLUDING ANTI- CORRUPTION)
If we fail to comply with applicable laws and regulations, the relevant government authorities have the power and authority to investigate us and, if necessary, impose fines, penalties and remedies, which could cause negative financial impacts and could cause us to lose customers, suppliers and access to debt and capital markets.

A responsible corporate culture with respect to business conduct matters, including anti-bribery and anti-corruption policies, whistleblower protection, compliance with legislation, transparency, and business ethics.

ENVIRONMENT
At Amrize, our employees, contractors, customers, and neighbors are at the heart of how we operate and our most important asset. Our Company takes distinct responsibility to ensure the well-being of our people and the protection of the environment at all our operations. We comply with applicable legal, regulatory, industry, and corporate requirements. We have a dedicated Environmental Team that directly supports our operations across North America. The team maintains a robust Environmental Management System, consistent with ISO 14000, designed to effectively manage environmental risks. See Key Performance Indicators in Appendix A.
CLIMATE
Under our Environmental Stewardship Policy, Amrize is pursuing a 2050 net-zero ambition in alignment with the American Cement Association’s Roadmap to Carbon Neutrality and the Cement Association of Canada’s Action Plan to Net Zero, which Amrize is adopting as its transition roadmap. Examples of the roadmap levers include investment in innovation, production of low-carbon cement blends, increased use of alternative raw materials and fuels, and increased use of renewable energy. Amrize’s interim climate commitments will be evaluated following the completion of our standalone double materiality assessment and climate analysis which requires sufficient data over a certain period of operations.
We advance the built environment through our investments and partnerships in innovation, LEED-enabling advanced building solutions, and product transparency via Environmental Product Declarations. We comply with local, state, provincial, and federal regulations in all our operations and we advocate for collective actions with relevant stakeholders.

Our measures include:
•	Reducing Emissions: Establishing plant-level plans related to direct and indirect emissions.
•
Accounting: Ensuring rigorous emissions accounting for both our direct and indirect CO2 emissions based on the latest emissions accounting protocols. We follow the Global Cement and Concrete Association (GCCA) Cement CO2 and Energy Protocol version 3.1 for the monitoring and reporting of CO2 emissions from cement manufacturing.

•	Target-Setting: Continuously ensuring our targets remain aligned with industry developments.
•	Disclosures: Pursuing transparency with regard to climate-related financial disclosures aligned with relevant frameworks such as TCFD.
•	Innovation: Continuing to develop, manufacture, and promote LEED-enabling advanced building products and solutions. See the Our Solutions section for details on LEED-enabling products.
•
Collaboration: We engage with a range of key stakeholders, from policy-makers to real estate and infrastructure developers to architects and engineers, to promote advanced building solutions to scale their specification and adoption together.

We are tracking the effectiveness of our measures through KPIs. For our progress in the last year, see Appendix A.
Climate Risks and Opportunities
We anticipate completing our standalone climate analysis in 2026 as it requires sufficient data over a certain period of operations for the assessment. We will conduct our climate analysis aligned with the TCFD recommendations which will allow us to complete our disclosures based on said recommendations. We will use this analysis to evaluate the establishment of additional KPIs to track our progress. Refer to the Enterprise Risk Management section and Double Materiality Assessment section of this report for information regarding our current climate matters and the Innovation section regarding opportunities.
NATURE
Consistent with our Environmental Stewardship Policy, Amrize strives to minimize our impact on nature—including water and biodiversity—implement actions, and develop products and solutions. We comply with local, state, provincial, and federal regulations in all our operations.
Water Conservation
Amrize promotes efficient water use practices at all our sites. We implement water stewardship in our own operations and beyond, working in partnership with relevant stakeholders, to the benefit of communities and nature.
Water is essential for our operations, and its availability is affected by local conditions. Amrize’s water conservation measures are focused on two main areas:
•
Consumptive Water Use Reduction: We improve our water usage efficiency by optimizing our on-site water processes, maximizing rainwater harvested, and shifting our water usage from freshwater to non-freshwater where possible. We aspire to increase our water use efficiency at all sites located in high water risk areas.

•	High Water Quality Standard: We require all our sites to implement strict standards to ensure the discharge of high-quality water in accordance with federal, state, provincial, and local regulations.
Production sites monitor and report the volumes of water withdrawal, discharge, consumption, and the water quality of discharge.
We are tracking the effectiveness of our measures through KPIs. For our progress in the last year, see Appendix A.
Biodiversity Conservation
Our biodiversity measures are focused on four main areas:
•	Prioritization: We assess the biodiversity importance of each of our extraction sites in order to prioritize actions and develop tailored solutions.

•	Rehabilitation: We perform progressive rehabilitation alongside extraction activities whenever possible. We have rehabilitation plans in place where required by local regulations.
•	Increasing Recovered Resources: We build more with less, preserving our ecosystems.
•	Stakeholder Approach: We participate in and lead multi-stakeholder collaboration with all relevant parties.
Every quarry reports the extent of areas disturbed, rehabilitated, and undisturbed. Upon completion of our standalone double materiality assessment, we will evaluate establishing relevant KPIs.
SOCIAL
PEOPLE AND CULTURE
Consistent with our Code of Business Conduct, we recognize our responsibility to treat each other with dignity, which means appreciating diversity, whether that diversity exists because of race, religion, gender, sexual orientation, or any other difference. We value and promote a workplace that is inclusive and fair, and which fosters respect for all our employees, customers, and business partners.
We all strive to create an environment in which personal dignity, privacy, freedom of association and collective bargaining, and the personal rights and safety of every individual are part of our everyday work experience. We believe respect in the workplace is fundamental to performance and engagement.
All employees, without regard to job title or level, will be treated fairly in matters affecting promotion, training, hiring, compensation, and termination.
As Amrize has only been a standalone company since June 23, 2025, we do not have 2024 comparable data. The combined Holcim data available for periods prior to the spin- off does not allow for a meaningful or reliable comparison to Amrize as a standalone company. In particular, the total number of employees for 2024 does not include personnel which supported both Holcim and Amrize. Upon completion of our standalone double materiality assessment, we will evaluate establishing additional KPIs. In the meantime, refer to the KPIs in Appendix A.
TALENT ATTRACTION AND RETENTION
Amrize’s success and resilience is tied to the growth and development of our people. We aim to build a high-performance, engaged and learning culture with a growth mindset, where all employees feel empowered to contribute and make meaningful impact.
Engagement Survey
In 2025, Amrize conducted a Gallup survey of employee engagement as we seek to be an employer of choice. Our employee engagement survey serves as a tool to help us listen, learn, and grow together as we build our performance-driven culture. The objective of the survey is to understand what matters most across our employee populations so we can make Amrize the best place to work and the highest performing company in our industry.
Learning and Development
Amrize is committed to attracting and retaining the best talent through leadership development, early career programs, learning opportunities, and fostering a performance- driven culture. Examples of these initiatives include the Build for Growth program, which provides early-career employees with exposure to the technical elements of the business while developing future leadership capabilities; sales training programs designed to strengthen commercial acumen and drive performance; and leadership development programs focused on enhancing the skills and effectiveness of managerial staff to support long-term organizational success.
Recruiting, developing, and retaining diverse and qualified employees is essential to implementing our strategy and maintaining our competitive position. We are a people-first company, and we believe that investing in training supports skill development, employee retention, and long-term business continuity. We take care of our team by providing them with the tools, training, and time to perform their work safely and successfully. This welcoming and productive workplace is achieved by providing competitive wages and benefits, and by ensuring a safe and respectful work environment. We embrace the diverse backgrounds and viewpoints of our team members so that we may learn from one another and continue to improve our culture.

As previously described, because Amrize has only been a standalone company since June 23, 2025, we do not have 2024 comparable data. The combined Holcim data available for periods prior to the spin-off does not allow for a meaningful or reliable comparison to Amrize as a standalone company. Upon completion of our standalone double materiality assessment, we will evaluate establishing additional KPIs. In the meantime, refer to the KPIs in Appendix A.
HEALTH AND SAFETY
As set out in our Code of Business Conduct and Health, Safety, and Environmental Policy, at Amrize we strive to create a healthy and safe environment for our employees, contractors, customers, and neighbors. Our Health, Safety, and Environmental Policy describes our approach to manage critical risks, strengthen stewardship and accountability, engage our stakeholders, and continuously improve. We take the utmost care to ensure the well-being of our people at all our operations.
Health and Safety (H&S) is a core value for Amrize, which means that every single employee and contractor who comes into contact with Amrize must know what to do to prevent a serious injury or fatality. Through our performance management system, we ensure that every employee understands what they are accountable for and what support they can rely on to achieve success. We are committed to providing a safe and healthy work environment. To achieve this, we work closely with our employees and contractors to foster a culture that encourages both personal and collective responsibility for H&S.
We integrate H&S into all business processes and encourage a culture where concerns are raised. This includes threatening behavior, unsafe practices, or potential acts of violence.
Our Health and Safety Rules:
•	Rule 1: I abide by applicable safety policies and programs, and assess and control risks before starting any task.
•	Rule 2: I only perform activities for which I am authorized.
•	Rule 3: I never override or misuse health and safety devices, and I always use the required personal protective equipment.
•	Rule 4: I do not work under the influence of alcohol or drugs.
•	Rule 5: I report all incidents.
Living by these rules is a condition of employment.
We are tracking the effectiveness of our measures through KPIs. For our progress in the last year, see Appendix A.
COMMUNITY
As set out in our Code of Business Conduct, Amrize strives to be a trusted corporate citizen and to fulfill our responsibilities to the communities in which we operate. We seek to do this by contributing through investment and engagement, and building relationships based on mutual respect and trust with all stakeholders in the community. As community members ourselves, Amrize employees seek engagement in local schools, community groups, and organizations.
Community Investments
Our manufacturing plants serve as the cornerstone of their communities. Amrize provides high-paying jobs and enduring partnerships with local businesses, community organizations, and suppliers. Amrize operates over 450 sites in Canada and 600 sites in the U.S., supporting customers in all 50 states. With 18 cement plants and a highly efficient distribution network, we offer the greatest capacity to serve our customers from coast to coast. Our unparalleled distribution and logistics network and trusted relationships with Indigenous communities—including a 50-plus year partnership with the Whitefish River First Nation in Ontario—allows us to work in remote areas across our markets with speed and scale.
With our ‘Made in America’ label, we offer builders the guarantee of American manufacturing and quality, and support American jobs and local communities. Learn more under the Our Solutions section. We are planning to roll out the ‘Product of Canada’ label in Canada in 2026.

Community Engagement
We support our local communities through charitable donations, both cash and in-kind, and employee volunteerism with a focus on affordable housing and infrastructure, disaster relief, education, and health.
Examples of our 2025 measures:
•	Amrize employees volunteered over 14,000 hours across 500 events in support of local charities.
•	Malarkey donated its 500th roof to the Central Oklahoma Habitat for Humanity, enabling access to affordable housing.
•
As a leading sponsor of the National Roofing Contractors Association’s efforts with SkillsUSA, Elevate is committed to investing in programs that advance trade education and promote careers in roofing.

RESPONSIBLE OPERATIONS
Supply Chain Management
At Amrize, we recognize the critical role that supply chain management plays in our sustainability performance. We rigorously follow our Supplier Code of Conduct to set our supplier expectations to ensure they meet our standards, from sourcing raw materials responsibly to minimizing transportation emissions. Furthermore, we look for ways to use new technology to create more productive and effective solutions.
Our Supplier Code of Conduct is consistent with our Code of Business Conduct which ensures we carry out our business with integrity and to our highest standard. Amrize expects its suppliers to adhere to environmental, social and other regulatory requirements, including decent working conditions, environmental protection, and human rights standards.
They are required to demonstrate compliance with the standards described in the Supplier Code of Conduct by taking part in the supplier qualification process. The supplier qualification process consists of risk and performance evaluations, including third-party due diligence, self-assessments, fact-finding, or audits. These evaluations are conducted in accordance with Amrize standards and as determined by procurement processes.
We include our Supplier Code of Conduct in our supplier agreements and expect full compliance. Amrize provides guidelines to suppliers on how to meet our expectations, on how suppliers will be evaluated and what the Zero Tolerance Breaches of the requirements are. Amrize reserves the right to exclude suppliers that are not compliant with local, national, or international laws and regulations, or who do not fulfill the expected requirements of the Supplier Code of Conduct.
Human Rights and Labor
As Amrize, we aim to maintain good long-term relationships and continuous communication with the cities and communities in which we operate. As set out in our Supplier Code of Conduct, we utilize internationally recognized standards, including the United Nations Guiding Principles on Business and Human Rights (UNGPs), the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work (ILO Declaration), and the OECD Guidelines for Multinational Enterprises on Responsible Business Conduct.
We demonstrate respect for people and the planet and ask all our employees to consider, when making business decisions, the short- and long-term impacts on both. As responsible citizens, we are aware of our continuing obligations towards the environment and the need for active engagement to protect and enhance our natural resources.
Amrize’s business involves numerous production facilities, requiring the transport of raw materials and delivery of finished products. We practice sustainable sourcing and require, from all our suppliers, respect for human rights. Amrize prioritizes contractors who respect decent working conditions, environmental protection, and human rights standards.
In all areas where we do business, we are committed to competing vigorously but fairly for suppliers and customers. Violations of antitrust and competition laws are never in Amrize’s interest and are not tolerated. Amrize prohibits the following practices and will not knowingly do business with any individual or company that participates in such practices:
•	Exploitation of children, including child labor
•	Physical punishment
•	Violence towards employees

•	Forced or compulsory labor
•	Unlawful discrimination in employment and hiring practices
•	Provision of unsafe working conditions
•	Salary payments (or deductions) that illegally result in wages below minimum wage
•	Illegal overtime regulations
Compliance with the requirements, as set out in our Supplier Code of Conduct, is bonded through the implementation of contractual terms and conditions aligned with Amrize’s internal standards and applicable legal and ethical principles, including internationally recognized human rights and labor standards.
The supplier qualification process consists of risk and performance evaluations in the form of third-party due diligence, self-assessments, fact-finding, or audits. Amrize may immediately terminate the relationship with suppliers who have committed a Zero Tolerance Breach, and/or suppliers who repeatedly and knowingly violate the Supplier Code of Conduct and refuse to implement improvement plans. During the tendering process, Amrize reserves the right to exclude suppliers that are not compliant with local, national, or international laws and regulations, or who do not fulfill the expected requirements.
See our Supplier Code of Conduct for more information. Upon completion of our standalone double materiality assessment, we will evaluate establishing relevant KPIs.
BUSINESS CONDUCT
Amrize strives to create an environment where honesty and accountability flourish and compliance is a central focus. Our Code of Business Conduct is designed to promote honest and ethical conduct. It contains references to Amrize policies, relevant laws, and regulations which provide background for acting with integrity in the workplace, in business practices, and in the community.
ANTI-CORRUPTION
Amrize considers high performance with high integrity key to sustainable success. We commit to putting our integrity into action by abiding by the rule of law and setting an example on how to conduct ethical business. We know that paying bribes—even small ones—causes tremendous harm to communities. It is never good business, nor is it sustainable. Bribery in any form does not fit with the Amrize culture of integrity.
International anti-corruption laws apply to all of our operations. It is never acceptable to offer, give, authorize, or receive any form of bribe or kickback, including to or from any public official or private person. We also do not hire third parties to engage in activities we are not allowed to do ourselves, such as paying bribes.
We are subject to anti-corruption, anti-bribery, anti-money laundering, antitrust, anti- boycott, economic sanctions, trade embargoes, and export control laws and regulations in the areas in which we do business. Any violation of any such laws or regulations could have a material adverse impact on our business, financial condition, liquidity, and results of operations, as well as harm our reputation.
Our Anti-Bribery and Anti-Corruption Policy, which is further described in the “Integrity in Business Practices” section of our Code of Business Conduct contains guidance and rules about how employees are to conduct ethical business, such as interactions with public officials, gifts, and payments.
All employees are required to comply with the Code of Business Conduct and receive introductory and regular ethics and compliance training. The Amrize Integrity Line is a tool to provide an anonymous and confidential resource for employees or external parties to raise concerns regarding our business practices. The Company maintains a zero- tolerance policy for retaliation against anyone who makes a good-faith report of suspected violations.
In 2025, more than 12,900 employees were trained on the Code of Business Conduct, including anti-corruption concepts. Because Amrize has only been a standalone company since June 23, 2025, we do not have 2024 comparable data. The combined Holcim data available for periods prior to the spin-off does not allow for a meaningful or reliable comparison to Amrize as a standalone company. In particular, the total number of employees for 2024 does not include personnel which supported both Holcim and Amrize. Upon completion of our standalone double materiality assessment, we will evaluate establishing relevant KPIs.

APPENDIX A. KEY PERFORMANCE INDICATORS

TABLE 1. CLIMATE - ENERGY[2]	2025	2024	UNITS
TOTAL ENERGY CONSUMPTION	93,705,714	96,311,432	GJ
THERMAL ENERGY CONSUMPTION	78,237,674	80,489,171	GJ
ELECTRICAL ENERGY CONSUMPTION	15,468,040	15,822,260	GJ
ELECTRICAL ENERGY - RENEWABLES[3]	1,111,052	955,381	GJ
THERMAL SUBSTITUTION RATE (TSR) - ALTERNATIVE FUELS PLUS BIOMASS	22	20%

TABLE 2. CLIMATE - SCOPE 1 & 2 GREENHOUSE GAS EMISSIONS	2025	2024	UNITS
SCOPE 1 TOTAL GROSS CO2 EMISSIONS[4]	14,637,414	15,252,329	t CO2
SCOPE 1 SPECIFIC NET CO2 EMISSION PER TON CEMENTITIOUS MATERIALS	613	614	kg CO2/t
TOTAL SCOPE 2 GHG EMISSIONS (LOCATION- BASED)	1,060,619	1,218,431	t CO2
TOTAL SCOPE 2 GHG EMISSIONS (MARKET-BASED)	970,281	1,148,784	t CO2

TABLE 3. NATURE	2025	2024	UNITS
TOTAL FRESHWATER WITHDRAWAL - MANUFACTURING[5]	46,889	47,452	1,000 m³

TABLE 4. PEOPLE AND CULTURE - SOCIAL INITIATIVES	2025	2024	UNITS
TOTAL DONATIONS (CASH AND IN-KIND)[6]	1,599,500	1,573,500	$USD

TABLE 5. TALENT ATTRACTION AND RETENTION - GENDER AND EMPLOYMENT TYPE	2025	UNIT
TOTAL NUMBER OF EMPLOYEES	19,544	#
PERCENTAGE OF EMPLOYEES WHO ARE FEMALE	15.9%
PERCENTAGE OF EMPLOYEES WHO ARE MALE	84.0%

TABLE 6. HEALTH AND SAFETY	2025	2024	UNIT
LOST TIME INJURY FREQUENCY RATE - EMPLOYEES[7]	0.29	0.44	RATE
LOST TIME INJURY FREQUENCY RATE - CONTRACTORS	0.00	0.35	RATE
LOST TIME INJURY FREQUENCY RATE - EMPLOYEES AND CONTRACTORS ON-SITE	0.25	0.43	RATE
TOTAL INJURY FREQUENCY RATE - EMPLOYEES	4.29	4.77	RATE
TOTAL INJURY FREQUENCY RATE - CONTRACTORS	1.82	4.49	RATE
TOTAL INJURY FREQUENCY RATE - EMPLOYEES AND CONTRACTORS ON-SITE	3.92	4.43	RATE

2
Energy and Greenhouse Gas Emissions, Water, and Health and Safety Reporting Methodology: Construction Materials Sustainability Accounting Standard, Sustainability Accounting Standards Board (SASB), 2023

Greenhouse Gas Accounting Methodology: The Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard, Global Cement and Concrete Association (GCCA) Cement CO2 and Energy Protocol version 3.1
3	Electrical Energy- Renewables include electrical energy from renewable Power Purchase Agreements (PPA) and our own renewable generation but does not include renewables from the grid.
4
Gross CO2 emissions are the total emissions resulting from the calcination of limestone and the emissions resulting from the burning of fossil-based fuels and pre-treated waste-derived fuels. Compared with gross CO2 emissions, net CO2 emissions do not include CO2 from alternative fuels. Units of “t” refers to metric tons.

5
Total Freshwater Withdrawal includes water from all business segments except captive power plants. In 2025 Captive Power Plant Total Freshwater Withdrawal was 114 million m3 compared to 111 million m3 in 2024 due to increased electricity generation.

6	For 2025, the total includes a $250K donation to MIT Concrete Sustainability Hub effectively made via the American Cement Association, following Amrize direction.
7	Frequency Rate data is per 200,000 hours.

APPENDIX B. DISCLOSURES

TCFD DISCLOSURE TABLE
GOVERNANCE	SOURCE
A) DESCRIBE THE BOARD’S OVERSIGHT OF CLIMATE-RELATED RISKS AND OPPORTUNITIES.	PAGE 12 & CODE OF BUSINESS CONDUCT
B) DESCRIBE MANAGEMENT’S ROLE IN ASSESSING AND MANAGING CLIMATE-RELATED RISKS AND OPPORTUNITIES.	PAGE 13
STRATEGY
A) DESCRIBE THE CLIMATE-RELATED RISKS AND OPPORTUNITIES THE ORGANIZATION HAS IDENTIFIED OVER THE SHORT, MEDIUM AND LONG TERM.	PAGES 13-19
B) DESCRIBE THE IMPACT OF CLIMATE-RELATED RISKS AND OPPORTUNITIES ON THE ORGANIZATION’S BUSINESSES, STRATEGY, AND FINANCIAL PLANNING.	PAGES 13-19
C) DESCRIBE THE RESILIENCE OF THE ORGANIZATION’S STRATEGY, TAKING INTO CONSIDERATION DIFFERENT CLIMATE-RELATED SCENARIOS.	PAGES 13-14 & 18-19
RISK
A) DESCRIBE THE ORGANIZATION’S PROCESSES FOR IDENTIFYING AND ASSESSING CLIMATE-RELATED RISKS.	PAGES 15-18
B) DESCRIBE THE ORGANIZATION’S PROCESSES FOR MANAGING CLIMATE-RELATED RISKS.	PAGES 13-14 & 18-19
C) DESCRIBE HOW PROCESSES FOR IDENTIFYING, ASSESSING, AND MANAGING CLIMATE-RELATED RISKS ARE INTEGRATED INTO THE ORGANIZATION’S OVERALL RISK MANAGEMENT.	PAGES 18-19
METRICS AND TARGETS
A) DISCLOSE THE METRICS USED BY THE ORGANIZATION TO ASSESS CLIMATE-RELATED RISKS AND OPPORTUNITIES IN LINE WITH ITS STRATEGY AND RISK MANAGEMENT PROCESS.	PAGES 18-19 & 30
B) DISCLOSE SCOPE 1, SCOPE 2 AND, IF APPROPRIATE, SCOPE 3 GREENHOUSE GAS (GHG) EMISSIONS AND THE RELATED RISKS.	PAGE 30
C) DESCRIBE THE TARGETS USED BY THE ORGANIZATION TO MANAGE CLIMATE-RELATED RISKS AND OPPORTUNITIES AND PERFORMANCE AGAINST TARGETS.	PAGES 18-19

APPENDIX C. THIRD PARTY LIMITED ASSURANCE

GHG Verification Services
Amrize Ltd. | Confidential

Independent Assurance Statement

SCV Consulting Ltd. (SCV) has been engaged by Amrize Ltd. (Amrize) to independently verify its Scope 1 and Scope 2 greenhouse gas (GHG) emissions for the 2025 calendar year.

Amrize is solely responsible for the preparation of the data and any external reports. While SCV is accountable to Amrize's management in the conduct of our verification work, our assurance statement is an independent opinion designed to provide information to all stakeholders, including Amrize.

Verification Objective

The objective is to independently verify its Scope 1 and Scope 2 GHG emissions, limited to CO_2 emissions, and to confirm alignment with relevant verification standards. This includes reviewing the organization's GHG emissions inventory, assessing any significant changes to the GHG inventory since the previous reporting period, and evaluating the organization's GHG-related controls within the scope of the verification.

Verification Scope

The verification encompassed all of Amrize's North American activities and operations, following an operational control boundary, including all relevant physical infrastructure, processes, operations, production, activities, and technologies. The scope of the verification included an assessment of all potential GHG emission sources, sinks, and reservoirs (SSRs), and the quantified GHG emissions.

Verification conclusions and assurance are limited to reported CO_2 emissions only and do not extend to other greenhouse gases.

Verification Level of Assurance

The verification was conducted by SCV to a limited level of assurance.

Materiality Level

Errors / omissions that represent, single or aggregated, 5% of the total emissions are considered material.

Verification Criteria

Amrize's GHG statements were assessed in alignment with the World Resources Institute (WRI) / World Business Council for Sustainable Development (WBCSD) Greenhouse Gas Protocol, Corporate Accounting and Reporting Standard (Scope 1 and 2).

Verification Protocols

ISO 14064-3:2019 Greenhouse gases - Part 3: Specification with guidance for the verification and validation of greenhouse gas statements.

File: 25 - 1119 | February 09, 2026
Page 1 of 2

GHG Verification Services
Amrize Ltd. | Confidential

Inventory Boundary

Operational control; including North American sites and operations, Scope 1 and Scope 2 CO_2 emissions.

Reporting Period: 1st January 2025 to 31st December 2025.

Data Verified

Greenhouse Gas Emissions

Scope 1: Total CO_2 Emissions	14,637,414 tCO_2
Scope 2: Total Location-based CO_2 Emissions	1,060,619 tCO_2
Scope 2: Total Market-based CO_2 Emissions	970,281 tCO_2

Assurance Opinion

Based on the limited level assurance verification completed, SCV is able to issue a positive outcome, and **did not identify** any evidence that the assertions made by Amrize:

- were not materially correct;
- were not a fair representation of the GHG emissions information; and
- were not prepared in alignment with the Reporting Criteria.
- that the Reporting Criteria were not applied appropriately for material emissions, removals or storage; and
- that the effectiveness of controls were not sufficient.

Independence

SCV was not involved in the preparation of any part of Amrize's GHG emissions data or any subsequent reporting. SCV maintains a balanced approach to all stakeholders when performing our verifications. SCV's assurance engagements assume that all data and information provided by the client, including sales and acquisitions, square footage, data coverage, and operational control, are furnished in good faith. SCV explicitly disclaims any liability or shared responsibility for decisions made based on this Independent Assurance Statement by any individual or entity.

SCV Consulting Ltd.

09 February 2026

Lead Verifier	**Technical Reviewer**
Mark Scaplen	Kevin Poirier

File: 25 - 1119 | February 09, 2026

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© 2026 Amrize Ltd

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AMRIZE

AMRIZE LTD
8700 W BRYN MAWR AVE
CHICAGO, IL 60631
UNITED STATES OF AMERICA

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AMRIZE LTD

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Annual General Meeting of Shareholders of Amrize – Agenda Items

The Board of Directors recommends you vote FOR the following proposals 1 and 2:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 Year	2 Years	3 Years	Abstain
3	Advisory vote on the frequency of “Say on Pay Vote”	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 4 through 16:

	Yes	No
I/we will personally attend the 2026 Annual General Meeting.	☐	☐
I/we authorize the **Independent Voting Representative**, Advoro Zurich Ltd, Zollikerstrasse 226, 8008 Zurich, Switzerland to represent me/us at the 2026 Annual General Meeting.	☐	☐

	As recommended by the Board of Directors	Against	Abstain
If any modifications to agenda items or proposals identified in the invitation to the 2026 Annual General Meeting or other matters on which voting is permissible under Swiss law are properly presented at the 2026 Annual General Meeting for consideration, you hereby instruct the Independent Voting Representative, in the absence of other specific instructions, to vote the shares in accordance with the recommendations of the Board.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The 2026 Invitation, Proxy Statement and Annual Report are available at www.proxyvote.com.

V88899-P48229-P50240

This Proxy Is Solicited on Behalf of the Board of Directors.

Invitation to the Annual General Meeting of AMRIZE LTD
Tuesday, April 21, 2026 9:00 AM CEST (Central European Summer Time)

If you do not otherwise appoint a proxy or make arrangements to attend and vote the shares at the Annual General Meeting, the Independent Voting Representative will vote the shares as you instruct. Please provide your voting instructions by marking the applicable boxes on the reverse side. **If you sign and return this Proxy Card without giving specific voting instructions for some or all agenda items, the Independent Voting Representative will vote the shares: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side, and (c) in accordance with the recommendations of the Board of Directors upon such other matters as may properly come before the Annual General Meeting.**